     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          NEWFIELD EXPLORATION COMPANY

                         TREASURE ISLAND ROYALTY TRUST
          (Exact name of each registrant as specified in its charter)

  NEWFIELD EXPLORATION COMPANY                DELAWARE                            1311
  TREASURE ISLAND ROYALTY TRUST                 TEXAS                             6792
(Exact name of each registrant as      (State of Organization)        (Primary Standard Industrial
    specified in its charter)                                          Classification Code Number)

  NEWFIELD EXPLORATION COMPANY                72-1133047
  TREASURE ISLAND ROYALTY TRUST               02-6148888
(Exact name of each registrant as   (I.R.S. Employer Identification
    specified in its charter)                   Number)

                             ---------------------

                                                                                   TERRY W. RATHERT
                                                                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                                                             NEWFIELD EXPLORATION COMPANY
          363 N. SAM HOUSTON PKWY. E., SUITE 2020                      363 N. SAM HOUSTON PKWY. E., SUITE 2020
                    HOUSTON, TEXAS 77060                                         HOUSTON, TEXAS 77060
                       (281) 847-6000                                               (281) 847-6000
     (Address, including zip code, and telephone number           (Name, address, including zip code, and telephone
              of principal executive offices)                                number of agent for service)

                             ---------------------

                                   COPIES TO:

                      James H. Wilson                                          Michael E. Dillard, P.C.
                   Vinson & Elkins L.L.P.                             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
             2300 First City Tower, 1001 Fannin                            1900 Pennzoil Place, South Tower
                 Houston, Texas 77002-6760                                       711 Louisiana Street
                       (713) 758-2222                                            Houston, Texas 77002
                                                                                    (713) 220-5800

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the effective date of the proposed merger of Newfield Operating Company, a wholly owned subsidiary of Newfield Exploration Company, with and into EEX Corporation described herein.
                             ---------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, checking the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED           PER SHARE        OFFERING PRICE(4)          FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
  (including associated preferred stock
  purchase rights)...........................    7,259,571(1)(2)           N/A                  N/A
Trust Units..................................   42,574,298(3)              N/A                  N/A
    Total....................................         N/A                  N/A              $244,645,459           $22,508
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Newfield common stock that could be issued pursuant to the transactions described herein. That number is the sum of (a) 2,559,571 (the maximum number of shares of Newfield common stock that could be issued (assuming no elections to receive trust units) to the holders of EEX common stock, such number being the product of (i) 44,881,135 (which is the sum of (A) the aggregate number of shares of EEX common stock outstanding on June 20, 2002 and (B) the aggregate number of shares of EEX common stock issuable pursuant to all outstanding employee and director stock options) multiplied by (ii) the exchange ratio of 0.05703 of one share of Newfield common stock for each share of EEX common stock and (b) an aggregate of 4,700,000 shares of Newfield common stock issuable to the holders of EEX preferred stock.
(2) Includes shares of Newfield common stock to be sold into the market by the exchange agent to provide cash amounts to be paid in lieu of fractional shares in the merger.
(3) Represents the maximum number of trust units of the Treasure Island Royalty Trust that could be issued pursuant to the transactions described herein.
(4) Pursuant to Rule 457(f)(1) and (2) and Rule 457(c) under the Securities Act, the proposed maximum aggregate offering price and the registration fee have been calculated based on the sum of (a) a price of $1.99 per share of EEX common stock (the average of the high and low prices per share of EEX common stock as reported on the New York Stock Exchange on June 19, 2002) multiplied by an aggregate of 44,881,135 shares of EEX common stock (which is the maximum number of shares of EEX common stock that may be exchanged in the merger), yielding a maximum aggregate offering price related to the EEX common stock of $89,313,459, and (b) the aggregate book value as of March 31, 2002 of the outstanding shares of EEX preferred stock of $155,332,000, yielding a maximum aggregate offering price related to the EEX preferred stock of $155,332,000.
                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

     Newfield Exploration Company and EEX Corporation have agreed on a transaction in which Newfield will acquire EEX through the merger of a subsidiary of Newfield into EEX (the "merger"). Following the merger, EEX will be a subsidiary of Newfield.

     We will hold a special meeting of EEX shareholders on           , 2002. The
official notice of the meeting follows this letter. At the special meeting, we will ask you to approve the Amended and Restated Agreement and Plan of Merger, dated as of May 29, 2002, among Newfield Exploration Company, Newfield Operating Company, a wholly owned subsidiary of Newfield, and EEX Corporation, pursuant to which:

     - Newfield will acquire EEX through the merger of Newfield Operating Company into EEX;

     - the holders of EEX common stock will receive an aggregate of approximately 2,400,000 shares of Newfield common stock and, at their election, trust units in a newly created royalty trust in exchange for their shares of EEX common stock; and

     - the holders of EEX preferred stock will receive an aggregate of 4,700,000 shares of Newfield common stock in exchange for their shares of EEX preferred stock.

     We describe the merger in detail in the attached proxy statement/prospectus. Approval of the merger agreement is a condition to the consummation of the merger. The EEX Board of Directors has approved the merger and approved and adopted the merger agreement and recommends that you vote "FOR" the approval of the merger agreement.

     The Newfield common stock trades on the New York Stock Exchange under the symbol "NFX."

     The date, time and place of the special meeting of EEX shareholders is as follows:

                                          , 2002
                               :00 a.m., local time
                            2500 CityWest Boulevard
                                 Houston, Texas

     THIS DOCUMENT IS A PROSPECTUS OF NEWFIELD AND TREASURE ISLAND ROYALTY TRUST RELATING TO THE ISSUANCE OF NEWFIELD COMMON STOCK AND OF TRUST UNITS IN CONNECTION WITH THE MERGER AND A PROXY STATEMENT OF EEX TO USE IN SOLICITING PROXIES FOR THE SPECIAL MEETING OF EEX SHAREHOLDERS. IT CONTAINS ANSWERS TO FREQUENTLY ASKED QUESTIONS AND A SUMMARY DESCRIPTION OF THE MERGER, FOLLOWED BY A MORE DETAILED DISCUSSION OF THE MERGER AND RELATED MATTERS. PLEASE REVIEW CAREFULLY THE ATTACHED MATERIALS, INCLUDING THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 22.

     Whether or not you plan to attend the special meeting of EEX shareholders, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger agreement. If you fail to return your card, the effect will be a vote against the merger agreement. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held at a brokerage firm or bank, you are entitled to provide them with instructions on how to vote your shares, but you must do so by the deadline the brokerage firm or bank will establish. TO CAST YOUR VOTE AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.
                                          Sincerely,

                                          Thomas M Hamilton
                                          Chairman and President,
                                            Chief Executive Officer
                                          EEX Corporation

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NEWFIELD COMMON STOCK OR TRUST UNITS TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated           , 2002 and is being
first mailed to shareholders on or about           , 2002.

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates by reference important business and financial information about Newfield and EEX that is not included in and is not delivered with this proxy statement/prospectus. This information is available to you without charge upon written or oral request. Copies of the documents incorporated by reference in this proxy statement/prospectus can be obtained through the SEC's website at http://www.sec.gov or by requesting them in writing or by telephone from either company at the following addresses and telephone numbers:

        Newfield Exploration Company                           EEX Corporation
   363 N. Sam Houston Pkwy. E., Suite 2020           2500 CityWest Boulevard, Suite 1400
            Houston, Texas 77060                            Houston, Texas 77042
          Attention: Steve Campbell               Attention: Liz Bishop, Investor Relations
               (281) 847-6000                                  (713) 243-3111

     If you would like to request documents, please do so at least five business
days before           , 2002, the date by which you must make your investment
decision, in order to obtain them timely.

     For additional information, please see "Where You Can Find More
Information."

                                EEX CORPORATION
                            2500 CITYWEST BOULEVARD
                                   SUITE 1400
                              HOUSTON, TEXAS 77042

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON           , 2002

To the Shareholders of EEX Corporation:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of EEX Corporation, a Texas corporation ("EEX"), will be held at the
offices of EEX at 2500 CityWest Boulevard, Houston, Texas on                ,
          , 2002 at                a.m., local time, for the following purposes:

     1. to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of May 29, 2002 (the "Merger Agreement"), among Newfield Exploration Company, a Delaware corporation ("Newfield"), Newfield Operating Company, a Texas corporation and a wholly owned subsidiary of Newfield ("Merger Sub"), and EEX, pursuant to which EEX would become a wholly owned subsidiary of Newfield; and

     2. to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, including adjournments or postponements of the Special Meeting for the purpose of soliciting additional proxies to approve the Merger Agreement and the Merger.

     The Board of Directors of EEX has fixed the close of business on
          , 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of EEX common stock and EEX preferred stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. A complete list of such holders will be available for examination at the offices of EEX in Houston, Texas during normal business hours by any EEX shareholder, for any purpose germane to the Special Meeting, for a period of 10 days prior to the meeting. All of the holders of EEX preferred stock and certain executive officers of EEX who own shares of EEX common stock have executed a voting agreement and irrevocable proxy pursuant to which they have agreed to approve the Merger Agreement. Holders of EEX common stock are not entitled to any appraisal or dissenters' rights under the Texas Business Corporation Act in respect of the Merger.

     The EEX Board of Directors has determined that the Merger, the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of EEX and its shareholders. Accordingly, the members of the EEX Board of Directors present at the May 29, 2002 meeting of the EEX Board of Directors unanimously approved and adopted the Merger Agreement and approved the Merger and recommend that EEX shareholders vote at the Special Meeting to approve the proposal described above.

                                          By Order of the Board of Directors,

                                          Thomas M Hamilton
                                          Chairman and President, Chief
                                          Executive
                                          Officer
Houston, Texas
          , 2002

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........    6
SUMMARY.....................................................    7
  The Companies.............................................    7
  The Merger................................................    7
  EEX's Reasons for the Merger..............................    8
  Newfield's Reasons for the Merger.........................    8
  The EEX Special Meeting...................................    9
  Recommendation of the EEX Board of Directors..............    8
  Record Date and Outstanding Shares........................    9
  Vote Required.............................................    9
  Voting Agreement and Irrevocable Proxy....................    9
  Share Ownership of Management.............................    9
  Opinions of Financial Advisors............................   10
  What Holders of EEX Common Stock Will Receive in the
    Merger..................................................   10
  What Holders of EEX Preferred Stock Will Receive in the
    Merger..................................................   10
  Elections of Trust Units..................................   10
  Allocation of Trust Units.................................   11
  Ownership of Newfield Following the Merger................   11
  Board of Directors and Management Following the Merger....   11
  Other Interests of Officers and Directors in the Merger...   11
  Conditions to the Merger..................................   12
  Governmental and Regulatory Approvals.....................   12
  No Solicitation...........................................   12
  Termination of the Merger Agreement.......................   12
  Termination Fee...........................................   12
  Certain Material U.S. Federal Income Tax Consequences.....   12
  Accounting Treatment......................................   13
  No Dissenters' or Appraisal Rights........................   12
  Comparative Rights of Newfield Stockholders and EEX
    Shareholders............................................   12
  Market Price Data.........................................   13
  Summary Historical Consolidated Financial and Reserve
    Data....................................................   14
  Summary Unaudited Pro Forma Combined Condensed Financial
    Information.............................................   19
  Summary Unaudited Pro Forma Combined Oil and Gas Reserve
    Information.............................................   20
  Comparative Per Share Data................................   21
RISK FACTORS................................................   22
  Risks Relating to the Merger..............................   22
  Risks Relating to Newfield's Business, Strategy and
    Operations..............................................   22
  Risks Relating to the Trust and the Trust Units...........   28
THE EEX SPECIAL MEETING.....................................   31
  Date, Time and Place of the Special Meeting; Purposes of
    the Special Meeting.....................................   31
  Record Date and Outstanding Shares........................   31
  Voting and Revocation of Proxies..........................   31
  Vote Required.............................................   31
  Solicitation of Proxies...................................   32
  Other Matters.............................................   32
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  INFORMATION...............................................   33

THE MERGER..................................................   42
  General Description of the Merger.........................   42
  Background of the Merger..................................   42
  Newfield's Reasons for the Merger.........................   49
  EEX's Reasons for the Merger; Recommendation of the EEX
    Board of Directors......................................   49
  Opinions of Financial Advisors to EEX.....................   51
  Interests of Certain Persons in the Merger................   61
  Accounting Treatment......................................   64
  Governmental and Regulatory Approvals.....................   65
  Rights of Dissenting Shareholders.........................   65
THE MERGER AGREEMENT........................................   66
  The Merger................................................   66
  Treatment of EEX Common Stock and Fractional Shares.......   66
  Treatment of EEX Preferred Stock and Fractional Shares....   66
  Treatment of EEX Options, Restricted Stock and Warrants...   67
  Treasure Island Royalty Trust.............................   67
  Election and Allocation of Trust Units....................   68
  Joint Closing Conditions of Newfield and EEX..............   68
  Closing Conditions of Newfield and the Merger
    Subsidiary..............................................   68
  Closing Conditions of EEX.................................   69
  Covenants and Other Agreements............................   70
  Termination...............................................   74
  Effect of Termination.....................................   75
  Representations and Warranties............................   76
  Expenses..................................................   76
  Amendment.................................................   76
  Waiver....................................................   77
VOTING AGREEMENT AND IRREVOCABLE PROXY......................   78
TREASURE ISLAND ROYALTY TRUST...............................   80
  Overview..................................................   80
  Royalty Interests and Subject Interests...................   80
  Trust Agreement...........................................   81
  Description of the Trust Units............................   85
REPORT OF INDEPENDENT ACCOUNTANTS...........................   88
TREASURE ISLAND ROYALTY TRUST BALANCE SHEET.................   89
TREASURE ISLAND ROYALTY TRUST NOTE TO BALANCE SHEET.........   89
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...............   90
  The Merger................................................   90
  Ownership of Trust Units..................................   91
COMPARISON OF STOCKHOLDER RIGHTS............................   94
EXPERTS.....................................................  104
LEGAL MATTERS...............................................  104
STOCKHOLDER PROPOSALS.......................................  104
WHERE YOU CAN FIND MORE INFORMATION.........................  104
CERTAIN OIL AND GAS TERMS...................................  107
Annex A -- Amended and Restated Agreement and Plan of Merger
Annex B -- Voting Agreement and Irrevocable Proxy
Annex C -- Opinion of Morgan Stanley & Co. Incorporated
Annex D -- Opinion of J.P. Morgan Securities Inc.

                          QUESTIONS AND ANSWERS ABOUT
                                   THE MERGER

Q:  HOW WILL THE MERGER WORK?

A: Newfield Operating Company, a wholly owned subsidiary of Newfield, will merge with and into EEX, making EEX a wholly owned subsidiary of Newfield.

Q:  WHY DID EEX AGREE TO THE MERGER?

A: In reaching its decision to agree to the merger, the EEX Board of Directors considered the company's financial situation and future prospects. In particular, the EEX Board of Directors considered the following material factors:

        - the increased liquidity and long-term financial stability the merger would provide;

        - Newfield's size and financial strength would permit the realization of the value of EEX's exploration opportunities;

        - the attractiveness of Newfield common stock as merger consideration;

        - the opportunity for EEX's common shareholders to receive units in a new overriding royalty trust;

        - the fact that approximately 83% of Newfield's production after the merger would consist of natural gas from North America, allowing its stockholders greater upside potential if natural gas prices increase in the future;

        - the additional capital Newfield would be able to invest in additional exploration and development activities on EEX's onshore properties; and

        - the Newfield offer provided EEX's common shareholders more value than the other offers presented to the EEX Board of Directors.

Q:  WHY IS NEWFIELD ACQUIRING EEX IN THE MERGER?

A: Newfield is acquiring EEX because the assets and operations of EEX are complementary to those of Newfield. EEX's onshore properties are located in Newfield's core South Texas focus area, and the merger will make Newfield one of the largest independent producers in this area. In addition, during the past year, Newfield has been seeking to establish offshore operations in the deepwater of the Gulf of Mexico. EEX's acreage position in the Gulf of Mexico will help Newfield accomplish this objective.

Q:  WHAT WILL HOLDERS OF EEX COMMON STOCK RECEIVE FOR THEIR SHARES?

A: Holders of EEX common stock will receive .05703 of a share of Newfield common stock in exchange for each of their shares of EEX common stock. This exchange ratio will not change, even if the market price of Newfield common stock or EEX common stock increases or decreases between now and the date that the merger is completed. Holders of EEX common stock have the option to elect to receive units in a newly formed royalty trust in lieu of all or a portion of the shares of Newfield common stock they would otherwise receive. For each trust unit that a holder of EEX common stock elects to receive, the number of shares of Newfield common stock that the shareholder would otherwise receive will be reduced by .00054.

Q:  WHAT WILL HOLDERS OF EEX PREFERRED STOCK RECEIVE FOR THEIR SHARES?

A: Each holder of EEX Series B 8% Cumulative Perpetual Preferred Stock ("EEX preferred stock") will receive a pro rata portion, based on the holder's ownership of EEX preferred stock, of an aggregate of 4,700,000 shares of Newfield common stock. Holders of EEX preferred stock will not have the option to elect to receive trust units.

Q:  WHAT WILL HAPPEN AT THE SPECIAL MEETING OF EEX SHAREHOLDERS?

A:  At the EEX special meeting to be held on           , 2002, EEX shareholders
    will vote on the approval of the merger agreement. The merger will not take place unless, among other things, the merger agreement receives the required affirmative vote of the EEX shareholders.

Q:  WHAT VOTE IS REQUIRED?

A: The transaction of business at the special meeting requires the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of EEX capital stock entitled to vote at the special meeting. Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the votes entitled to be cast at the special meeting by the holders of record of the outstanding shares of EEX common stock. In addition, approval of the merger agreement requires the affirmative vote of the holders of (a) two-thirds of the votes entitled to be cast at the special meeting by the holders of record of the outstanding shares of EEX common stock and EEX preferred stock (voting together as a single class) and (b) a majority of the votes entitled to be cast at the special meeting by the holders of record of the outstanding shares of EEX preferred stock. The holders of all of the outstanding shares of EEX preferred stock have executed a voting agreement and irrevocable proxy pursuant to which they have agreed, among other things, to vote their shares in favor of the merger agreement. Consequently, if the holders of the requisite number of shares of EEX common stock vote in favor of the merger agreement, the approval of the merger agreement is assured. Abstentions and broker non-votes will count in determining whether a quorum is present at the special meeting but will be the equivalent of a vote "AGAINST" the proposal to approve the merger agreement.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading this document and the accompanying annexes, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of EEX shareholders. In addition, if you are a holder of EEX common stock, you should decide whether to elect to receive trust units in lieu of all or a portion of the shares of Newfield common stock that you will otherwise receive.

Q:  WHAT DO THE TRUST UNITS REPRESENT?

A: The trust units represent beneficial ownership interests in a newly formed royalty trust. The trust will own non-expense bearing overriding royalty interests in any future production that may be achieved from intervals at depths typically below 18,000 to 21,000 feet from EEX's Treasure Island project. The Treasure Island project is an exploration concept covering 116 Gulf of Mexico lease blocks located on the federal Outer Continental Shelf in which EEX currently holds 27 leases and may acquire additional leases in the future. There is no production, and there are no proved reserves, currently associated with the royalty interests. More detailed descriptions of the trust, the overriding royalty interests, the offshore lease blocks, the trust units and the risks associated with an election to invest in trust units appear later in this proxy statement/prospectus.

Q:  HOW DOES THE TRUST UNIT ELECTION WORK?

A: If you are holder of EEX common stock, you may elect to receive anywhere from no trust units to a maximum number of trust units equal to 105.611 multiplied by the number of shares of EEX common stock that you own, rounded down to the nearest whole trust unit. However, if all of the electing shareholders elect to receive more than 42,574,298 trust units (which is the total number of trust units available in the merger), then you will be allocated trust units in the following manner.

    First, you will be allocated a number of trust units equal to the lesser of the number of shares of EEX common stock that you own and the number of trust units that you elected to receive. Second, if you elected to receive a number of trust units greater than the number of shares of EEX common stock that you own, you will be allocated a pro rata portion of the trust units remaining after the initial allocation, if any. For each trust unit that you elect to receive, the number of shares of Newfield common stock that you would otherwise receive will be reduced by .00054.

Q:  HOW DO I ELECT TO RECEIVE TRUST UNITS?

A: If you are a holder of EEX common stock, fill out and mail the enclosed election form and your EEX stock certificates or an appropriate guarantee of delivery (as described in the election form) to Newfield's exchange agent. We have enclosed a separate envelope for this purpose. To be effective, your election form and any other documents required by the form must be received
    by Newfield's exchange agent no later than           , 2002. If you do not
    want to elect to receive trust units, do not complete an election form. If your shares are held in "street name" through your broker, your broker will mail an election form to you under separate cover, together with a letter of instructions for making an election to receive trust units. Holders of EEX common stock who fail to fill out and return the enclosed election form will be deemed to have elected to receive no trust units and will therefore receive only shares of Newfield common stock (and cash in lieu of fractional shares) in exchange for their shares of EEX common stock.

Q:  WHAT HAPPENS IF I DON'T MAKE OR DON'T WANT TO MAKE AN ELECTION?

A: To receive trust units in lieu of all or a portion of the Newfield common stock that you would otherwise receive for your EEX common stock, you must make an election. If you do not want to receive trust units, do not complete an election form. If Newfield's exchange agent has not received a completed election form and any other documents required by the form from you by
              , 2002, you will receive only shares of Newfield common stock (and cash in lieu of fractional shares) in exchange for your shares of EEX common stock.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy card is voted at the EEX special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the EEX special meeting and vote in person. Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions provided by your broker to change those instructions.

Q:  CAN I CHANGE MY TRUST UNITS ELECTION AFTER I HAVE MAILED MY ELECTION FORM?

A: Yes. You can change your election by sending a written notice to Newfield's exchange agent prior to the election deadline stating that you would like to revoke or change your election, as described more fully in the election form.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: If you do not elect to receive trust units, please do not send in your stock certificates until after the merger is completed. At that time, you will receive written instructions for exchanging your EEX stock certificates for Newfield stock certificates and cash for any fractional shares. If you elect to receive trust units, you must send in with your election form your EEX stock certificates or an appropriate guarantee of delivery as described in the election form.

Q: WHAT WILL HAPPEN TO OUTSTANDING SHARES OF EEX RESTRICTED STOCK AND OPTIONS AND WARRANTS TO PURCHASE EEX COMMON STOCK?

A: All restrictions on unvested shares of EEX restricted stock will terminate immediately prior to the effective time of the merger. In connection with the execution of the merger agreement, all outstanding stock options granted under any EEX stock option plan became fully vested and exercisable. All unexercised options will terminate at the effective time of the merger and the holders of the options will receive, with respect to each share of EEX common stock underlying such unexercised options, a cash payment equal to the amount, if any, by which the closing price of Newfield common stock on the last trading day before the effective date of the merger multiplied by the exchange ratio of .05703 exceeds the exercise price for such share. Because the per share exercise price for each outstanding option is, in most cases, significantly in excess of both the current trading price of EEX's common stock and the current market value of the per share merger consideration (based on the current trading price of Newfield's common stock), we do not expect any holders of outstanding options to exercise their options or to be entitled to any payment upon termination of their options at the effective time of the merger. Pursuant to a voting agreement and irrevocable proxy executed by the holders of all of the outstanding shares of EEX preferred stock, at the effective time of the merger, Newfield will purchase from such holders all outstanding warrants to purchase shares of EEX common stock.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS?

A: Your exchange of shares of EEX capital stock for shares of Newfield common stock in the merger will be tax-free for federal income tax purposes. You will, however, have to pay taxes with respect to any trust units you elect to receive and any cash you receive for fractional shares. Your tax basis in the shares of Newfield common stock that you will receive in the merger will equal your current tax basis in your EEX common stock (reduced by any amount attributable to trust units you elect to receive and to a fractional share interest for which cash is received).

Q:  ARE ANY REGULATORY APPROVALS NEEDED TO COMPLETE THE MERGER?

A: Newfield is in the process of determining whether it is required to make a pre-merger notification filing with the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act. If a filing is required, the merger cannot be completed until the expiration or early termination of the waiting period required by that act.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: Subject to EEX shareholder and regulatory approvals, we expect to complete the merger promptly following the EEX special meeting of shareholders.

Q:  WILL I BE ABLE TO TRADE THE NEWFIELD COMMON STOCK THAT I RECEIVE IN THE
MERGER?

A: Yes. Except for Newfield common stock to be received by certain affiliates of EEX, the Newfield common stock received in the merger will be freely tradable.

Q: WILL EEX SHAREHOLDERS BE ABLE TO TRADE THE TRUST UNITS THAT THEY RECEIVE IN THE MERGER?

A: The trust units will not be listed or quoted on any national securities exchange or market, and there will be no public trading market for the trust units. There can be no assurance that a market will develop for the trust units or that you will be able to sell your trust units.

Q:  AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A: No. Holders of EEX stock are not entitled to dissenters' or appraisal rights in connection with the merger.

Q: ARE THERE RISKS ASSOCIATED WITH THE MERGER THAT I SHOULD CONSIDER IN DECIDING HOW TO VOTE?

A: Yes. You should carefully read the description of the risks associated with the merger and with investing in Newfield common stock and trust units
    beginning on page   .

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: Both Newfield and EEX file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facility. Please call the SEC at 1-800-SEC-0330 for information about this facility. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov and at the offices of the New York Stock Exchange. In addition, you may obtain some of this information directly from the companies. For a more detailed description of the information available, please see "Where You Can Find More Information."

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A:  If you have more questions about the merger, you should contact:

                                EEX Corporation
                            2500 CityWest Boulevard
                                   Suite 1400
                              Houston, Texas 77042
                   Attention: Liz Bishop, Investor Relations
                                 (713) 243-3111
                                       or
                Innisfree M&A Incorporated (the proxy solicitor)
                          501 Madison Ave., 20th Floor
                            New York, New York 10022
                  Shareholders call toll-free: (888) 750-5835
                 Banks and brokers call collect: (212) 750-5833

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing plans and objectives of management, markets for stock of Newfield and EEX and other matters. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Newfield and EEX, wherever they occur in this document, are necessarily estimates reflecting the best judgment of the senior management of Newfield or EEX, as the case may be, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in "Risk Factors" and elsewhere in this document.

     Words such as "estimate," "project," "plan," "intend," "expect," "believe," "anticipate" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2001 of Newfield, including any amendments, and the Annual Report on Form 10-K for the year ended December 31, 2001 of EEX, including any amendments. Forward-looking statements speak only as of the date of this proxy statement/prospectus. You should not rely too heavily on any forward-looking statement. There is no assurance that any of the forward-looking statements will be correct. Neither Newfield nor EEX undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal and other terms of the merger, you should read carefully this entire proxy statement/prospectus and the other available information referred to in "Where You Can Find More Information." We encourage you to read the amended and restated merger agreement, which is attached as Annex A to this proxy statement/prospectus. It is the legal document that governs the merger. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary. In addition, a glossary of certain oil and gas industry terms is included in "Certain Oil and Gas Terms."

THE COMPANIES

    NEWFIELD EXPLORATION COMPANY
    363 N. Sam Houston Pkwy. E., Suite 2020
    Houston, Texas 77060
    (281) 847-6000

     Newfield is an independent oil and gas company engaged in the exploration, development and acquisition of crude oil and natural gas properties. Newfield was founded in 1989 and acquired its first oil and gas reserves in 1990. Since that time, Newfield has grown rapidly. Newfield has a solid asset base of producing properties and exploration and development drilling opportunities in the Gulf of Mexico, and, over the last several years, Newfield has expanded its areas of operation to include the U.S. onshore Gulf Coast, the Anadarko Basin of Oklahoma, Offshore Australia and China's Bohai Bay.

    EEX CORPORATION
    2500 CityWest Boulevard, Suite 1400
    Houston, Texas 77042
    (713) 243-3100

     EEX and its predecessors have been engaged in the exploration for and the development, production and sale of natural gas and crude oil since 1918. Currently, EEX's primary activities are concentrated in Texas, Louisiana and the Gulf of Mexico.

    TREASURE ISLAND ROYALTY TRUST (PAGE 80)
    c/o Newfield Exploration Company
    363 N. Sam Houston Pkwy. E., Suite 2020
    Houston, Texas 77060
    (281) 847-6000

     Treasure Island Royalty Trust is an express trust created under the laws of the state of Texas pursuant to a trust agreement entered into on June 17, 2002 between Newfield, as grantor, and certain individuals, as trustees. The trust was created by Newfield to hold certain non-expense bearing overriding royalty interests in any future production that may be achieved from stratigraphic intervals at depths typically below 18,000 to 21,000 feet from EEX's Treasure Island project. The Treasure Island project is an exploration concept covering 116 Gulf of Mexico lease blocks located on the federal Outer Continental Shelf in which EEX currently holds 27 leases and may acquire additional leases in the future. There is no production, and there are no proved reserves, currently associated with the royalty interests.

THE MERGER

     Pursuant to the merger agreement, Newfield Operating Company, a wholly owned subsidiary of Newfield, will be merged with and into EEX. EEX will be the surviving entity in the merger and will, as a result of the merger, become a wholly owned subsidiary of Newfield.

EEX'S REASONS FOR THE MERGER (PAGE 49)

     In reaching its decision to agree to the merger, the EEX Board of Directors considered the company's financial situation and future prospects. In particular, the EEX Board of Directors considered the following material factors:

     - INCREASED LIQUIDITY AND LONG-TERM FINANCIAL STABILITY. EEX's default under its old credit agreement and liquidity issues (in particular, the limited available credit under its new credit facility and EEX's potential inability to meet payment obligations on its senior notes in early 2003) would require EEX to raise additional equity and successfully place a high-yield debt offering in order to meet its financing needs. A merger with Newfield would remove the risk that necessary financing could not be obtained.

     - INCREASED FINANCIAL STRENGTH TO EXPLOIT ASSETS. EEX could not fully realize the value of its exploration opportunities, particularly its deepwater Gulf of Mexico assets and the Treasure Island acreage position, absent a merger with an entity of sufficient size and a strong balance sheet.

     - RECEIPT OF AN ATTRACTIVE CURRENCY. The merger would provide EEX common shareholders, if they so choose, with an attractive currency in Newfield common stock.

     - SIGNIFICANT NON-COST BEARING EXPOSURE TO THE TREASURE ISLAND
       PROJECT. The merger would give EEX's common shareholders the option to elect to receive units in a new royalty trust formed to hold overriding royalty interests in EEX's Treasure Island acreage position in lieu of Newfield common stock.

     - GREATER EXPOSURE TO ATTRACTIVE NORTH AMERICA NATURAL GAS
       FUNDAMENTALS. Upon completion of the merger, approximately 83% of Newfield's production would consist of natural gas from North America, allowing its stockholders greater upside potential if natural gas prices increase in the future.

     - ADDITIONAL CAPITAL. Newfield's strong balance sheet would enable it to invest capital to fund additional exploration and development activities on EEX's onshore properties.

     - FAVORABLE TERMS COMPARED TO OTHER PROPOSALS. The terms of the Newfield merger provided EEX's common shareholders more value than the other offers presented to the EEX Board of Directors. Other offers were subject to financing contingencies and were generally from companies which were smaller than Newfield and thus less capable of addressing EEX's liquidity issues. The EEX Board of Directors chose a merger transaction with Newfield as opposed to a recapitalization of EEX because of the execution risks associated with completing a multi-step recapitalization subject to market risks.

NEWFIELD'S REASONS FOR THE MERGER (PAGE 49)

     Newfield is acquiring EEX because the assets and operations of EEX are complementary to those of Newfield. EEX's onshore properties are located in Newfield's core South Texas focus area, and the merger will make Newfield one of the largest independent producers in this area. In addition, during the past year, Newfield has been seeking to establish its offshore operations in the deepwater of the Gulf of Mexico. EEX's acreage position in the Gulf of Mexico will help Newfield accomplish this objective.

THE EEX SPECIAL MEETING (PAGE 31)

     A special meeting of the shareholders of EEX will be held on           ,
2002, at the offices of EEX at 2500 CityWest Boulevard, Houston, Texas at   :00
a.m. local time. At the meeting, EEX shareholders will be asked to approve the merger agreement.

RECOMMENDATION OF THE EEX BOARD OF DIRECTORS (PAGE 49)

     The Board of Directors of EEX has adopted the merger agreement and approved the merger by the unanimous vote of its members who were present at its May 29, 2002 meeting, during which the merger agreement and the merger were considered and voted upon. The EEX Board of Directors believes that the merger, the merger agreement and the transactions contemplated thereby are in the best interest of EEX and its shareholders and recommends that you vote "FOR" approval of the merger agreement.

RECORD DATE AND OUTSTANDING SHARES (PAGE 31)

     You are entitled to vote at the EEX special meeting if you owned shares of EEX common stock or shares of EEX Series B 8% Cumulative Perpetual Preferred
Stock ("EEX preferred stock") at the close of business on           , 2002, the
record date for the meeting. There are        shares of EEX common stock
entitled to be voted at the special meeting, each of which will have one vote for each of the matters to be considered at the special meeting. There are shares of EEX preferred stock entitled to be voted at the special meeting, which will have an aggregate of 8,000,000 votes for each of the matters to be considered at the special meeting.

VOTE REQUIRED (PAGE 31)

     The transaction of business at the special meeting requires the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of EEX capital stock entitled to vote at the special meeting. Approval of the merger agreement requires the affirmative vote by the holders of two-thirds of the votes entitled to be cast at the special meeting by the holders of record of the outstanding shares of EEX common stock. In addition, approval of the merger agreement requires the affirmative vote of the holders of (a) two-thirds of the votes entitled to be cast at the special meeting by the holders of record of the outstanding shares of EEX common stock and EEX preferred stock (voting together as a single class) and (b) a majority of the votes entitled to be cast at the special meeting by the holders of record of the outstanding shares of EEX preferred stock. The holders of all of the outstanding shares of EEX preferred stock have executed a voting agreement and irrevocable proxy pursuant to which they have agreed, among other things, to vote their shares in favor of the merger agreement. Consequently, if the holders of the requisite number of shares of EEX common stock vote in favor of the merger agreement, the approval of the merger agreement is assured.

     Abstentions and broker non-votes will count in determining whether a quorum is present at the special meeting but will be the equivalent of a vote "AGAINST" the proposal to approve the merger agreement.

VOTING AGREEMENT AND IRREVOCABLE PROXY (PAGE 78)

     All of the holders of EEX preferred stock and certain executive officers of EEX who own shares of EEX common stock have entered into a voting agreement and irrevocable proxy pursuant to which they have agreed, among other things, to vote their shares in favor of the merger agreement and against any other proposal by a third party seeking to acquire EEX and against any action which could reasonably be expected to interfere with, delay, impede, postpone or materially affect the transactions contemplated by the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT

     As of the record date for the EEX special meeting, the directors and executive officers of EEX owned approximately 2.0% of the issued and outstanding shares of EEX common stock and none of the shares of EEX preferred stock entitled to vote at the EEX special meeting. Each of them has advised EEX that he plans to vote all such shares in favor of the merger agreement. Thomas M Hamilton, Chairman and President, Chief Executive Officer and a director of EEX, David R. Henderson, Executive Vice President and Chief Operating Officer of EEX, and Richard S. Langdon, Executive Vice President, Finance and Administration and Chief Financial Officer of EEX, have entered into a voting agreement and irrevocable proxy pursuant to which they have agreed to vote their shares of EEX common stock in favor of the merger agreement.

     In addition, Howard H. Newman, a director of both EEX and Newfield, is a general partner of Warburg, Pincus & Co., the sole general partner of four private equity funds that together hold all of the EEX preferred stock. Warburg, Pincus & Co. and its affiliates are collectively referred to in this proxy statement/prospectus as "Warburg."

OPINIONS OF FINANCIAL ADVISORS TO EEX (PAGE 51)

     In deciding to approve the merger, one of the factors that the EEX Board of Directors considered was the opinions of its financial advisors, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., that, as of May 29, 2002, subject to and based on certain considerations set forth in such opinions, the aggregate consideration to be received by the holders, as a group, of EEX common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the opinions of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. describes the basis on which they rendered their opinions. The opinions are attached as Annexes C and D to this proxy statement/ prospectus. YOU ARE URGED TO READ THE ENTIRE OPINIONS CAREFULLY.

WHAT HOLDERS OF EEX COMMON STOCK WILL RECEIVE IN THE MERGER (PAGE 66)

     In the merger, holders of EEX common stock will receive .05703 of a share of Newfield common stock in exchange for each share of EEX common stock they own. This exchange ratio will not change, even if the market price of Newfield common stock or EEX common stock increases or decreases between now and the date that the merger is completed. No fractional shares will be issued. As a result, the total number of shares of Newfield common stock to be received by EEX shareholders will be rounded down to the nearest whole number and such holders will receive a cash payment for the value of the remaining fraction of a share that they would otherwise receive. Holders of EEX common stock will have the option to elect to receive units in a newly formed royalty trust in lieu of all or a portion of the shares of Newfield common stock they would otherwise receive. For each trust unit in the Treasure Island Royalty Trust that a holder of EEX common stock elects to receive, the number of shares of Newfield common stock that the shareholder would otherwise receive will be reduced by .00054.

WHAT HOLDERS OF EEX PREFERRED STOCK WILL RECEIVE IN THE MERGER (PAGE 66)

     In the merger, each holder of EEX preferred stock will receive a pro rata portion of an aggregate of 4,700,000 shares of Newfield common stock, to be allocated according to the shareholder's ownership of EEX preferred stock. Holders of EEX preferred stock will not have the option to elect to receive trust units.

ELECTION OF TRUST UNITS (PAGE 68)

     Holders of EEX common stock may elect to receive trust units by filling out and mailing the enclosed election form and their EEX stock certificates or an appropriate guarantee of delivery (as described in the election form) to Newfield's exchange agent. To be effective, election forms and any other documents required by the form must be received by Newfield's exchange agent no
later than           , 2002. Holders who do not want to receive trust units in
the merger should not complete an election form. Holders of EEX common stock whose shares are held in "street name" through a broker will receive an election form under separate cover, together with a letter of instructions for making an election to receive trust units, from the broker. Holders of EEX common stock who fail to fill out and return the enclosed election form will be deemed to have elected to receive no trust units and will therefore receive only shares of Newfield common stock (and cash in lieu of fractional shares) in exchange for their shares of EEX common stock. The holders of EEX common stock may elect to receive anywhere from no trust units to a maximum number of trust units equal to
105.611 multiplied by the number of shares of EEX common stock that they own, rounded down to the nearest whole trust unit.

ALLOCATION OF TRUST UNITS (PAGE 68)

     If the holders of EEX common stock elect to receive in the aggregate no more than 42,574,298 trust units (which is the maximum number of trust units available in the merger), then each electing shareholder will be allocated the full number of trust units elected to be received by such electing shareholder. If the holders of EEX common stock elect to receive in the aggregate more than 42,574,298 trust units, then each electing holder will be allocated trust units in the following manner. First, each holder of EEX common stock who elects to receive trust units will be allocated a number of trust units equal to the lesser of the number of shares of EEX common stock such holder owns and the number of trust units such holder elected to receive. Second, each holder of EEX common stock who elected to receive a number of trust units greater than the number of shares of common stock that such holder owns will be allocated a pro rata portion of the trust units remaining after this initial allocation, if any.

OWNERSHIP OF NEWFIELD FOLLOWING THE MERGER (PAGE 42)

     Approximately 7.1 million shares of Newfield common stock will be issued to EEX shareholders in the merger. Such shares will constitute approximately 12.4% of the outstanding shares of Newfield common stock (on a fully diluted basis) after the merger.

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER (PAGES 62 AND 66)

     None of the directors of EEX will continue as a director of EEX or be appointed as a director of Newfield following the merger. Howard H. Newman, who is a director of both EEX and Newfield, will continue as a director of Newfield following the merger. Newfield does not expect to retain any of the executive officers of EEX as executive officers of EEX or Newfield following the merger. However, Newfield may retain certain officers of EEX or other EEX personnel as employees of EEX or Newfield following the merger.

OTHER INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (PAGE 61)

     Some of EEX's officers and directors have interests in the merger that differ from, or are in addition to, your interests as a shareholder of EEX. Certain officers and directors of EEX hold stock options and restricted shares that will become fully vested and exercisable as a result of the merger, and some officers have employment contracts, change of control agreements or similar arrangements with EEX that, among other things, provide for certain payments and other benefits in the event their employment is terminated in connection with a change in control of EEX. Certain executive officers of EEX will receive severance payments in connection with their termination from EEX following the consummation of the merger in accordance with change in control agreements and other plans and arrangements for the benefit of such executive officers. In addition, Howard H. Newman, a director of both EEX and Newfield, is a general partner of Warburg, Pincus & Co., the sole general partner of four private equity funds that together hold all of the EEX preferred stock. Warburg, Pincus & Co. is also the sole general partner of another private equity fund that owns less than 5% of Newfield's common stock. EEX's Board of Directors was aware of these interests and considered them in approving the merger agreement and the merger. Mr. Newman recused himself from the May 29, 2002 meeting of the EEX Board of Directors, at which the merger agreement and the merger were considered and approved, and certain other meetings of the EEX Board of Directors at which the merger was discussed. In addition, Mr. Newman recused himself from all meetings of the Newfield Board of Directors at which the merger was discussed. See "The Merger -- Background of the Merger."

CONDITIONS TO THE MERGER (PAGE 68)

     Newfield and EEX will not complete the merger unless a number of conditions are satisfied or, if permitted, waived by them. These include:

     - the approval and adoption of the merger agreement by the shareholders of EEX;

     - the absence of any law, regulation or order making the merger illegal or prohibiting the merger;

     - the receipt of necessary approvals from U.S. and foreign governmental authorities;

     - the receipt of opinions of counsel to EEX and Newfield regarding the tax effects of the merger; and

     - other customary closing conditions.

GOVERNMENTAL AND REGULATORY APPROVALS (PAGE 65)

     Newfield is in the process of determining whether it is required to make a pre-merger notification filing with the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act. If a filing is required, the merger cannot be completed until the expiration or early termination of the waiting period required by that act.

NO SOLICITATION (PAGE 72)

     EEX has agreed, subject to certain exceptions, not to, and not to authorize its directors, officers, employees and representatives to, initiate or engage in any discussions with another party regarding a business combination with such other party while the merger is pending.

TERMINATION OF THE MERGER AGREEMENT (PAGE 74)

     Newfield and EEX mutually can agree to terminate the merger agreement at any time, whether before or after the receipt of shareholder approval, without completing the merger. Either company can terminate the merger agreement if:

     - the merger is not completed before November 30, 2002, unless the incompletion of the merger is due to that company's failure to perform its obligations under the merger agreement;

     - a governmental authority prohibits the merger;

     - the shareholders of EEX do not approve the merger agreement and the merger; or

     - the other party materially breaches or fails to comply with any of its representations, warranties, covenants or agreements set forth in the merger agreement.

     Newfield may terminate the merger agreement if the Board of Directors of EEX withdraws or modifies its recommendation of the merger to the shareholders of EEX or approves an acquisition proposal by a third party relating to EEX. EEX may terminate the merger agreement if the Board of Directors of EEX receives a superior acquisition proposal from a third party relating to EEX and the EEX Board of Directors has determined, after consultation with outside legal counsel, that termination of the merger agreement is necessary for it to comply with its fiduciary duties under applicable law.

TERMINATION FEE (PAGE 75)

     If the merger agreement is terminated, EEX will be required to pay a termination fee of $13.5 million to Newfield in certain circumstances.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 90)

     The merger has been structured so that none of Newfield, EEX, Newfield stockholders or EEX shareholders will recognize any gain or loss for federal income tax purposes in connection with the merger (except for gain recognized with respect to any trust units elected to be received by EEX common shareholders and cash received in lieu of fractional shares of Newfield common stock by EEX shareholders). Completion of the merger is conditioned upon the receipt of legal opinions to that effect.

     TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN YOUR PARTICULAR CIRCUMSTANCES.

ACCOUNTING TREATMENT (PAGE 64)

     The merger will be treated as a purchase under generally accepted accounting principles.

NO DISSENTERS' OR APPRAISAL RIGHTS (PAGE 65)

     EEX shareholders are not entitled to any dissenters' or appraisal rights in connection with the merger under the Texas Business Corporation Act.

COMPARATIVE RIGHTS OF NEWFIELD STOCKHOLDERS AND EEX SHAREHOLDERS (PAGE 94)

     In the merger, EEX shareholders will receive shares of Newfield common stock and become Newfield stockholders. Upon completion of the merger, your rights as stockholders of Newfield will be governed by Delaware law and Newfield's certificate of incorporation and bylaws. There are various differences between the rights of EEX shareholders and the rights of Newfield stockholders under EEX's and Newfield's respective charter provisions and bylaws and under Texas and Delaware law.

MARKET PRICE DATA

     Newfield common stock is listed for trading on the New York Stock Exchange under the symbol "NFX." EEX common stock is listed for trading on the New York Stock Exchange under the symbol "EEX." The following table sets forth, for the periods indicated, the range of high and low per share sales prices for Newfield common stock and EEX common stock, as reported by the New York Stock Exchange.

                                                         NEWFIELD(1)        EEX(1)
                                                       ---------------   -------------
                                                        HIGH     LOW     HIGH     LOW
                                                       ------   ------   -----   -----
2000
  First Quarter......................................  $38.31   $24.50   $4.31   $2.25
  Second Quarter.....................................   45.38    32.88    6.25    2.13
  Third Quarter......................................   50.25    31.81    6.88    4.50
  Fourth Quarter.....................................   49.50    36.25    5.81    3.00
2001
  First Quarter......................................   47.75    32.50    5.06    3.37
  Second Quarter.....................................   37.80    31.00    5.00    2.70
  Third Quarter......................................   36.11    26.25    3.35    1.10
  Fourth Quarter.....................................   37.30    27.00    2.00    1.12
2002
  First Quarter......................................   38.20    30.34    2.54    1.58
  Second Quarter (through June 21)...................   39.15    34.10    2.40    1.57

---------------

(1) Share prices are those for the calendar quarters of both Newfield and EEX. Both Newfield's and EEX's fiscal years end on December 31.

     On May 29, 2002, the last trading day before the public announcement of the proposed merger, the closing per share sales prices of Newfield common stock and EEX common stock, as reported by the New York Stock Exchange, were $36.55 and
$1.90, respectively. On           , 2002, the last trading day before the date
of this proxy statement/prospectus, the closing per share sales prices of Newfield common stock and EEX common stock, as reported by the New York Stock
Exchange, were $          and $          , respectively. You are urged to obtain
current market quotations.

     Following the merger, the Newfield common stock will continue to be traded on the New York Stock Exchange, and the EEX common stock will cease to be traded on the New York Stock Exchange. There will be no further market for the EEX common stock.

     Newfield has not paid any cash dividends in the past on its common stock and does not intend to pay cash dividends in the future. Any future cash dividends to holders of Newfield common stock would depend on future earnings, capital requirements, Newfield's financial condition and other factors determined by Newfield's Board of Directors. In addition, Newfield's credit facility contains restrictions on its ability to pay cash dividends.

     EEX did not declare any dividends on its common stock in 2001 or 2000. The merger agreement prohibits EEX from declaring or paying any dividends on shares of EEX common stock or EEX preferred stock, except for cumulative dividends on EEX preferred stock and intercompany dividends from direct or indirect wholly owned subsidiaries. If the merger is not consummated, the declaration and payment of any future dividends on EEX common stock will be at the discretion of the Board of Directors of EEX and will depend upon, among other things, future earnings of EEX, its general financial condition, the success of its business activities, its capital requirements and general business conditions. In addition, EEX's new credit facility prohibits the payment of dividends on its common stock.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND RESERVE DATA

  NEWFIELD

     The following selected historical financial and reserve data as of and for the five years ended December 31, 2001 has been derived from Newfield's audited consolidated financial statements. The selected historical financial data as of March 31, 2002 and for the three months ended March 31, 2002 and 2001 are derived from Newfield's unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments which Newfield considers necessary for a fair presentation of the financial position and results of operations for those periods. You should not expect the results for any prior or interim periods to be indicative of the results that may be achieved in any future periods. You should read the following information together with Newfield's historical financial statements and related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Newfield's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this proxy statement/prospectus.

                                THREE MONTHS ENDED
                                     MARCH 31,                      YEAR ENDED DECEMBER 31,
                                -------------------   ----------------------------------------------------
                                  2002       2001       2001       2000       1999       1998       1997
                                --------   --------   --------   --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Oil and gas revenues..........  $148,039   $209,326   $749,405   $526,642   $287,889   $199,474   $201,755
                                --------   --------   --------   --------   --------   --------   --------
Operating expenses:
  Lease operating.............    23,053     20,824    102,922     65,372     45,561     35,345     24,308
  Production and other
    taxes.....................     3,410      7,118     17,523     10,288      2,215         --         --
  Transportation..............     1,331      1,262      5,569      5,984      5,922      3,789      2,356
  Depreciation, depletion and
    amortization..............    71,207     61,146    282,567    191,182    152,644    123,147     94,000
  Ceiling test writedown......        --         --    106,011        503         --    104,955      4,254
  General and
    administrative(1).........    12,345     11,285     43,955     32,084     16,404     12,070     12,270
                                --------   --------   --------   --------   --------   --------   --------
      Total operating
         expenses.............   111,346    101,635    558,547    305,413    222,746    279,306    137,188
                                --------   --------   --------   --------   --------   --------   --------
Income (loss) from
  operations..................    36,693    107,691    190,858    221,229     65,143    (79,832)    64,567
Other income (expense), net...    (3,255)    (5,039)   (14,975)    (7,196)    (9,572)    (8,544)    (2,146)
Dividends on preferred
  securities of Newfield
  Financial Trust I...........    (2,336)    (2,336)    (9,344)    (9,344)    (3,556)        --         --
Unrealized commodity
  derivative income
  (expense)...................    (5,645)    (1,558)    24,821         --         --         --         --
                                --------   --------   --------   --------   --------   --------   --------
Income (loss) before income
  taxes.......................    25,457     98,758    191,360    204,689     52,015    (88,376)    62,421
Income tax provision
  (benefit)...................     9,131     35,613     67,612     69,980     18,811    (30,677)    21,818
                                --------   --------   --------   --------   --------   --------   --------
Income (loss) before
  cumulative effect of change
  in accounting principle.....  $ 16,326   $ 63,145   $123,748   $134,709   $ 33,204   $(57,699)  $ 40,603
Cumulative effect of change in
  accounting
  principle(2)(3).............        --     (4,794)    (4,794)    (2,360)        --         --         --
                                --------   --------   --------   --------   --------   --------   --------
Net income (loss).............  $ 16,326   $ 58,351   $118,954   $132,349   $ 33,204   $(57,699)  $ 40,603
                                ========   ========   ========   ========   ========   ========   ========
Earnings per share:
  Basic --
    Income (loss) before
      cumulative effect of
      change in accounting
      principle...............  $   0.37   $   1.43   $   2.80   $   3.18   $   0.81   $  (1.55)  $   1.14
    Cumulative effect of
      change in accounting
      principle(2)(3).........        --      (0.11)     (0.11)     (0.05)        --         --         --
                                --------   --------   --------   --------   --------   --------   --------
  Net income (loss)...........  $   0.37   $   1.32   $   2.69   $   3.13   $   0.81   $  (1.55)  $   1.14
                                ========   ========   ========   ========   ========   ========   ========
Diluted --
  Income (loss) before
    cumulative effect of
    change in accounting
    principle.................  $   0.37   $   1.32   $   2.66   $   2.98   $   0.79   $  (1.55)  $   1.07
  Cumulative effect of change
    in accounting
    principle(2)(3)...........        --      (0.10)     (0.10)     (0.05)        --         --         --
                                --------   --------   --------   --------   --------   --------   --------
  Net income (loss)...........  $   0.37   $   1.22   $   2.56   $   2.93   $   0.79   $  (1.55)  $   1.07
                                ========   ========   ========   ========   ========   ========   ========
Weighted average number of
  shares outstanding for basic
  earnings per share..........    44,212     44,125     44,258     42,333     41,194     37,312     35,612
Weighted average number of
  shares outstanding for
  diluted earnings per
  share.......................    48,745     48,882     48,894     47,228     42,294     37,312     38,017

                                THREE MONTHS ENDED
                                     MARCH 31,                      YEAR ENDED DECEMBER 31,
                                -------------------   ----------------------------------------------------
                                  2002       2001       2001       2000       1999       1998       1997
                                --------   --------   --------   --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
CASH FLOW DATA:
  Net cash provided by
    operating activities
    before changes in
    operating assets and
    liabilities...............  $ 96,660   $140,968   $526,761   $383,524   $205,553   $141,948   $161,852
  Net cash provided by
    operating activities......    98,649    201,531    502,372    316,444    184,903    146,575    160,338
  Net cash (used in) investing
    activities................   (85,315)  (373,047)  (765,822)  (355,547)  (210,817)  (318,991)  (242,962)
  Net cash provided by (used
    in) financing
    activities................   (14,822)   215,834    273,127     15,933     67,758    164,291     77,551

                                                                         AS OF DECEMBER 31,
                                     AS OF MARCH 31,   ------------------------------------------------------
                                          2002            2001         2000       1999      1998       1997
                                     ---------------   ----------   ----------   -------   -------   --------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital surplus
  (deficit)........................    $   22,176      $   65,573   $   38,497   $35,202   $(8,806)  $    372
Oil and gas properties, net........     1,417,755       1,408,579      832,907   644,434   578,002    483,823
Total assets.......................     1,608,022       1,663,371    1,023,250   781,561   629,311    553,621
Long-term debt.....................       410,642         428,631      133,711   124,679   208,650    129,623
Convertible preferred securities...       143,750         143,750      143,750   143,750        --         --
Stockholders' equity...............       688,276         709,978      519,455   375,018   323,948    292,048
RESERVE DATA:
Proved reserves:
  Oil and condensate (MMBbls)......                          36.3         27.9      25.8      15.2       16.3
  Gas (Bcf)........................                         718.3        519.7     440.2     422.3      337.5
  Total (Bcfe).....................                         936.4        687.3     594.8     513.3      435.3
Standardized measure of estimated
  future after-tax net cash flows
  before 10% annual discount (in
  millions)........................                    $  1,324.4   $  3,494.3   $ 913.3   $ 559.3   $  629.9
Present value of future after-tax
  net cash flows (in millions).....                    $    971.5   $  2,670.3   $ 732.5   $ 451.2   $  502.9

---------------

(1) General and administrative expense includes non-cash stock compensation charges of $2,751, $3,047, $1,999, $2,222 and $1,177 for 2001, 2000, 1999,
    1998 and 1997, respectively, and $578 and $595 for the three month periods ended March 31, 2002 and 2001, respectively.

(2) Newfield adopted SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," effective January 1, 2000. The adoption of SAB No. 101 requires Newfield to report crude oil inventory associated with its Australian offshore operations at the lower of cost or market, which was a change from its historical policy of recording such inventory at market value on the balance sheet date, net of estimated costs to sell. The cumulative effect of the change from the acquisition date of Newfield's Australian operations in July 1999 through December 31, 1999 is a reduction in net income of $2.36 million, or $0.05 per diluted share, and is shown as the cumulative effect of change in accounting principle on the consolidated statement of income for the year ended December 31, 2000. The pro forma effect had SAB No. 101 been applied retroactively to 1999 would have reduced net income by $2.36 million, or $0.06 per diluted share. SAB No. 101 would not have effected periods prior to the acquisition of Newfield's Australian operations in July 1999.

(3) Newfield adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" on January 1, 2001. SFAS No. 133 requires Newfield to record all derivative instruments as either assets or liabilities on the balance sheet and measure those instruments at fair value. For all periods prior to January 1, 2001, Newfield accounted for commodity price hedging instruments in accordance with SFAS No. 80. The cumulative effective of the adoption is a reduction in net income of $4.8 million, or $0.10 per diluted share, and is shown as the cumulative effect of change in accounting principle on the consolidated statement of income for the year ended December 31, 2001 and the three months ended March 31, 2001.

  EEX

     The following selected historical financial and reserve data as of and for the five years ended December 31, 2001 has been derived from EEX's audited consolidated financial statements. The selected historical financial data as of March 31, 2002 and for the three months ended March 31, 2002 and 2001 are derived from EEX's unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments which EEX considers necessary for a fair presentation of the financial position and results of operations for those periods. You should not expect the results for any prior or interim periods to be indicative of the results that may be achieved in any future periods. You should read the following information together with EEX's historical financial statements and related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in EEX's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this proxy statement/prospectus.

                                    THREE MONTHS ENDED
                                         MARCH 31,                       YEAR ENDED DECEMBER 31,
                                    -------------------   ------------------------------------------------------
                                      2002       2001       2001        2000       1999       1998       1997
                                    --------   --------   ---------   --------   --------   --------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues........................  $40,511    $45,600    $ 206,884   $262,412   $177,374   $219,052   $ 314,213
                                    =======    =======    =========   ========   ========   ========   =========
  Costs and expenses:
    Production and operating......    7,039      6,817       41,951     46,172     47,381     57,425      59,341
    Exploration...................    5,724     19,711       49,373     33,780     86,369     45,144      70,599
    Taxes, other than income......    1,857      5,545       14,731     10,906      4,744     11,017      17,356
    Depreciation, depletion and
      amortization................   12,130     11,440       68,313     93,965     68,978    101,051     144,485
    Impairment of long-lived
      assets......................       --         --      127,030     12,200     26,424     10,439     260,112
    General, administrative and
      other.......................    4,383      3,313       18,739     19,538     28,355     24,058      55,590
    (Gain) loss on sales of
      property, plant and
      equipment...................      (17)       302      (12,263)     7,230    (15,483)    (9,085)    (52,917)
                                    -------    -------    ---------   --------   --------   --------   ---------
      Total costs and expenses....   31,116     47,128      307,874    223,791    246,768    240,049     554,566
                                    -------    -------    ---------   --------   --------   --------   ---------
  Operating income (loss) from
    continuing operations.........    9,395     (1,528)    (100,990)    38,621    (69,394)   (20,997)   (240,353)
  Other expense, net..............   (5,605)    (7,414)     (28,466)   (32,139)   (11,462)   (18,394)    (29,770)
                                    -------    -------    ---------   --------   --------   --------   ---------
  Income (loss) from continuing
    operations before income
    taxes.........................    3,790     (8,942)    (129,456)     6,482    (80,856)   (39,391)   (270,123)
  Income taxes (benefit)..........       --         --       20,118      1,586      6,891     (4,997)    (58,945)
                                    -------    -------    ---------   --------   --------   --------   ---------
  Income (loss) from continuing
    operations....................    3,790     (8,942)    (149,574)     4,896    (87,747)   (34,394)   (211,178)
  Minority interest third party...       --         --           --      1,950         50      6,532       4,925
  Income from discontinued
    operations, net of income
    taxes.........................    2,701      4,693           --         --         --         --          --
  Extraordinary item -- debt
    extinguishment gain, net of
    tax...........................       --         --       (3,593)        --         --         --          --
                                    -------    -------    ---------   --------   --------   --------   ---------
  Net income (loss)...............    6,491     (4,249)    (145,981)     2,946    (87,797)   (40,926)   (216,103)
  Preferred stock dividends.......    3,799      3,510       14,465     13,364     12,117         --          --
                                    -------    -------    ---------   --------   --------   --------   ---------
  Net income (loss) applicable to
    common shareholders...........  $ 2,692    $(7,759)   $(160,446)  $(10,418)  $(99,914)  $(40,926)  $(216,103)
                                    =======    =======    =========   ========   ========   ========   =========
  Net income (loss) per common
    share, basic and diluted(1)
  Before extraordinary item.......  $  0.06    $ (0.19)   $   (3.94)  $  (0.25)  $  (2.37)  $  (0.97)  $   (5.12)
    Extraordinary item -- debt
      extinguishment gain, net of
      tax.........................       --         --         0.09         --         --         --          --
                                    -------    -------    ---------   --------   --------   --------   ---------
  Per common share................  $  0.06    $ (0.19)   $   (3.85)  $  (0.25)  $  (2.37)  $  (0.97)  $   (5.12)
                                    =======    =======    =========   ========   ========   ========   =========
Weighted average number of shares
  outstanding for basic and
  diluted earnings (loss) per
  share...........................   41,860     41,648       41,724     41,949     42,200     42,208      42,214

                               THREE MONTHS ENDED
                                    MARCH 31,                         YEAR ENDED DECEMBER 31,
                               -------------------   ---------------------------------------------------------
                                 2002       2001       2001        2000        1999        1998        1997
                               --------   --------   ---------   ---------   ---------   ---------   ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
CASH FLOW DATA:
  Net cash provided by (used
    in) operating activities
    before changes in
    operating assets and
    liabilities..............  $ 16,360   $ (5,561)  $  72,755   $ 116,404   $  69,300   $  72,891   $ 139,538
  Net cash provided by
    operating activities.....     6,490      2,929      74,172      85,391      94,741      23,563     187,389
  Net cash provided by (used
    in) investing
    activities...............   (12,353)   (44,805)   (105,559)   (115,548)   (342,452)    126,652     (54,580)
  Net cash provided by (used
    in) financing
    activities...............   (21,053)    35,072     148,234      34,895     247,176    (138,417)   (130,377)

                                                                        AS OF DECEMBER 31,
                                     AS OF MARCH 31,   -----------------------------------------------------
                                          2002           2001        2000       1999       1998       1997
                                     ---------------   ---------   --------   --------   --------   --------
BALANCE SHEET DATA:
  Working capital surplus
    (deficit).....................      $(231,294)     $(189,755)  $  3,465   $(30,870)  $ 10,766   $(58,805)
  Oil and gas properties and
    other, net....................        522,560(4)     537,655    639,548    690,497    451,385    708,987
  Total assets....................        686,992        750,118    764,068    780,784    565,070    807,789
CAPITAL STRUCTURE:
  Short-term borrowings...........      $      --      $      --   $     --   $     --   $     --   $  5,000
  Capital lease obligations.......             --             --    205,634    222,444    233,318    241,735
  Secured notes payable...........        100,764        114,343         --         --         --         --
  Bank revolving credit
    agreement.....................        325,000(2)     325,000     75,000         --         --     25,000
  Gas sales obligation............         52,463         59,937     83,490    105,000         --         --
  Minority interest in preferred
    securities of subsidiary......             --             --         --         --         --    100,000
  Minority interest third party...          5,000          5,000      5,000      3,050         --         --
  Shareholders' equity............        155,332        180,788    289,601    294,863    234,300    274,663
                                        ---------      ---------   --------   --------   --------   --------
    Total.........................      $ 638,559      $ 685,068   $658,725   $625,357   $467,618   $646,398
                                        =========      =========   ========   ========   ========   ========
PROVED RESERVE DATA:(3)
  Natural gas (Bcf)...............                         395.0      382.6      362.8      203.6      460.2
  Oil, condensate and natural gas
    liquids (MMBbls)..............                          14.6       25.1       17.5       26.2       23.8
    Total (Bcfe)..................                         482.3      533.3      468.1      360.5      603.2
  Standardized measure of
    discounted future net cash
    flows (in millions)...........                     $   389.2   $1,283.3   $  436.3   $  275.9   $  619.1

---------------

(1) The per share amounts for periods prior to 1998 have been restated to reflect the reduction in weighted average shares outstanding due to the one-for-three reverse stock split effective on December 8, 1998.

(2) Represents borrowings under EEX's old credit facility which would have matured in June 2002. EEX entered into a new credit facility on May 29, 2002.

(3) Newfield's estimates of EEX's proved reserves at December 31, 2001 are set forth in the unaudited pro forma combined supplementary oil and gas disclosures appearing later in this proxy statement/prospectus. Newfield's estimates differ from those of EEX as set forth above. Such pro forma disclosures also reflect the disposition of EEX's international operations in the second quarter of 2002. EEX disagrees with Newfield's estimates of EEX's proved reserves and believes that no adjustment is required with respect to its reported estimates of such reserves at December 31, 2001. EEX has received confirmation from their independent petroleum engineers, as of a recent date, that a reexamination of the basis and documentation used to prepare such estimates revealed no information that would cause EEX or its independent petroleum engineers to materially revise such estimates.

(4) Oil and gas properties and other, net as of March 31, 2002 are shown net of assets held for sale.

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following summary unaudited pro forma combined condensed financial information combines the historical consolidated balance sheets and income statements of Newfield and EEX and gives effect to the merger using the purchase method of accounting. The following information is provided to assist you in your analysis of the financial aspects of the merger.

     The unaudited pro forma combined condensed financial information is based on the following assumptions and adjustments:

     - EEX's income statement for the year ended December 31, 2001 has been adjusted to reflect the disposition and discontinuance of its international operations, as if these transactions had occurred on January 1, 2001;

     - the income statement data assume the merger was effective on January 1, 2001;

     - the balance sheet data assume that the merger was effective on March 31, 2002;

     - the balance sheet data does not reflect Newfield's anticipated refinancing of the EEX debt assumed; and

     - the historical financial statements of EEX have been adjusted to conform to the accounting policies of Newfield.

     The historical income statement information for the year ended December 31, 2001 is derived from the audited financial statements of EEX and Newfield. The historical income statement information for the three-month period ended March 31, 2002 and the historical balance sheet information as of March 31, 2002 are derived from the unaudited financial statements of EEX and Newfield. EEX has provided all the historical information set forth herein regarding EEX and its subsidiaries, and Newfield has provided all the historical information set forth herein regarding Newfield and its subsidiaries and the assumptions and adjustments for the pro forma information. Neither EEX nor Newfield assumes any responsibility for the accuracy or completeness of the information provided by the other party.

     The unaudited pro forma combined condensed financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined condensed financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Newfield will experience. Further, the unaudited pro forma combined condensed financial information does not reflect the effect of restructuring charges that will be incurred to fully integrate and operate the combined organization more efficiently or anticipated synergies resulting from the merger. The restructuring activities to integrate the companies may result in head count reduction, asset rationalization and other activities. Because the plans for these activities have not yet been finalized, Newfield is not able to reasonably quantify the cost for such activities.

     The following information should be read together with "Unaudited Pro Forma Combined Condensed Financial Information" and the historical financial statements and related notes of EEX and Newfield incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

                                                               QUARTER         YEAR
                                                                ENDED         ENDED
                                                              MARCH 31,    DECEMBER 31,
                                                                 2002          2001
                                                              ----------   ------------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
INCOME STATEMENT DATA:
Revenues....................................................  $  188,550     $906,929
Operating expenses:
  Operating.................................................      31,423      136,548
  Exploration...............................................          --           --
  Production and other taxes................................       5,267       32,254
  Depreciation, depletion and amortization..................      90,473      361,655
  Ceiling test write-down...................................          --      106,011
  Impairment of long-lived assets...........................          --       82,286
  General and administrative................................      16,728       62,467
Other income (expenses):
  Interest and other income (expense).......................      (3,272)      30,046
  Interest expense..........................................      (9,621)     (42,105)
  Dividends on preferred securities of Newfield Financial
    Trust I.................................................      (2,336)      (9,344)
                                                              ----------     --------
Income before income taxes, discontinued operations,
  extraordinary items and cumulative effect of change in
  accounting principles.....................................      29,430      104,305
                                                              ----------     --------
Income tax provision........................................      10,522       37,143
                                                              ----------     --------
Income before discontinued operations, extraordinary items,
  cumulative effect of change in accounting principles and
  preferred stock dividends.................................  $   18,908     $ 67,162
                                                              ==========     ========
Basic earnings per common share.............................  $     0.37     $   1.31
                                                              ==========     ========
Diluted earnings per common share...........................  $     0.37     $   1.31
                                                              ==========     ========

                                                              AS OF MARCH 31,
                                                                   2002
                                                              ---------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Oil and gas properties, net.................................    $1,976,856
Total assets................................................     2,247,271
Long-term debt..............................................       549,227
Stockholders' equity........................................       946,347

SUMMARY UNAUDITED PRO FORMA COMBINED OIL AND GAS RESERVE INFORMATION

     The following table sets forth pro forma summary information with respect to Newfield's and EEX's combined proved oil and gas reserves as of December 31, 2001.

                                                              PRO FORMA
                                                              COMBINED
                                                              ---------
Proved:
  Oil and condensate (MBbls)................................     38,371
  Gas (MMcf)................................................  1,026,153
  Total (MMcfe).............................................  1,256,379
Proved developed:
  Oil and condensate (MBbls)................................     36,405
  Gas (MMcf)................................................    922,869
  Total (MMcfe).............................................  1,141,299

COMPARATIVE PER SHARE DATA

     Set forth below are the income from continuing operations, cash dividends and book value per common share data for Newfield and EEX on an historical basis and for the combined company on a pro forma basis. The pro forma data was derived by combining historical consolidated financial information of Newfield and EEX treating the merger as a purchase for accounting purposes, all on the basis described under " -- Summary Unaudited Pro Forma Combined Condensed Financial Information."

     The information set forth below should be read in conjunction with the respective audited consolidated financial statements and related notes of Newfield and EEX incorporated by reference into this proxy statement/prospectus. The unaudited pro forma data set forth below may not be indicative of the actual financial condition or results of operations that would have resulted had the merger occurred as of the date assumed for purposes of determining such data or of the results for any future period.

                                                             THREE
                                                          MONTHS ENDED       YEAR ENDED
                                                         MARCH 31, 2002   DECEMBER 31, 2001
                                                         --------------   -----------------
Newfield Historical Per Common Share Data:
  Income from continuing operations (basic)............      $ 0.37            $ 2.80
  Income from continuing operations (diluted)..........      $ 0.37            $ 2.66
  Cash dividends.......................................          --                --
  Book value...........................................      $15.22            $15.79
EEX Historical Per Common Share Data:
  Income from continuing operations (basic)............      $ 0.00            $(3.85)
  Income from continuing operations (diluted)..........      $ 0.00            $(3.85)
  Cash dividends.......................................          --                --
  Book value...........................................      $(0.92)           $(0.22)
Pro Forma Combined Per Common Share Data:
  Income from continuing operations (basic)............      $ 0.37            $ 1.31
  Income from continuing operations (diluted)..........      $ 0.37            $ 1.31
  Cash dividends.......................................          --                --
  Book value...........................................      $18.09                --

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this proxy statement/ prospectus, you should consider carefully the matters described below in determining whether to approve the merger agreement.

RISKS RELATING TO THE MERGER

     NEWFIELD MAY FACE DIFFICULTIES IN INTEGRATING EEX'S BUSINESS INTO ITS BUSINESS. Newfield and EEX entered into the merger agreement with the expectation that their combined operations will make Newfield one of the largest independent natural gas producers in the South Texas area and help Newfield to establish a significant position in the deepwater areas of the Gulf of Mexico. In integrating EEX's business into Newfield's, however, Newfield may encounter difficulties that could adversely affect its financial position, such as difficulties in combining operations, retention and integration of key management personnel and other important employees of EEX, the potential disruption of operations and the incurrence of substantial transaction costs and other expenses to accomplish the merger. Neither Newfield nor EEX can assure you that the integration of EEX's business will be accomplished in an efficient and effective manner, if at all.

     THE CONSIDERATION TO BE PAID FOR EEX COMMON STOCK IN THE MERGER IS A FIXED NUMBER OF SHARES OF NEWFIELD COMMON STOCK (OR, IF YOU SO ELECT, TRUST UNITS) AND WILL NOT BE ADJUSTED FOR CHANGES IN THE STOCK PRICE OF EITHER NEWFIELD OR
EEX. Under the merger agreement, each share of EEX common stock will be converted into .05703 of one share of Newfield common stock (or, if you so elect, into trust units or into trust units and Newfield common stock). This exchange ratio is fixed and will not be adjusted if there is any increase or decrease in the price of Newfield common stock or EEX common stock. The prices of Newfield common stock and EEX common stock at the closing of the merger may vary from their respective prices on the date of this proxy statement/prospectus and on the date of the EEX special meeting. These prices may vary because of changes in Newfield's business, operations, or prospects or those of EEX, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, regulatory considerations, general market and economic conditions and other factors. Although Newfield expects the merger to be completed in the third quarter of 2002, it may be completed on a later date. Neither Newfield nor EEX has a right to terminate the merger agreement solely because of adverse changes in the oil and gas industry prior to the effective date of the merger.

     NEWFIELD WILL INCUR SIGNIFICANT EXPENSES IN CONNECTION WITH THE
MERGER. Newfield expects to incur approximately $25 million of expenses related to the merger. These expenses will include severance and related payments to be made to certain executive officers of EEX upon completion of the merger, investment banking expenses, legal and accounting fees, printing expenses, third party engineering expenses, transition and integration costs and other related charges. Newfield may also incur additional unanticipated expenses in connection with the merger.

     SOME OF EEX'S DIRECTORS AND EXECUTIVE OFFICERS HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS. Some of the directors and executive officers of EEX are parties to agreements, or participate in other arrangements, that entitle them to severance and related payments upon their termination following the completion of the merger. For a discussion of these arrangements, see "The Merger -- Interests of Certain Persons in the Merger." You should consider these interests in connection with your vote on the merger agreement, including whether these interests may have influenced those directors and executive officers to recommend or support the merger agreement.

RISKS RELATING TO NEWFIELD'S BUSINESS, STRATEGY AND OPERATIONS

     OIL AND GAS PRICES FLUCTUATE WIDELY, AND LOW PRICES FOR AN EXTENDED PERIOD OF TIME ARE LIKELY TO HAVE A MATERIAL ADVERSE IMPACT ON NEWFIELD'S
BUSINESS. Newfield's revenues, profitability and future growth depend substantially on prevailing prices for oil and gas. Historically, prices for oil and gas have been volatile and are likely to continue to be volatile in the future. These prices also affect the amount of cash flow available for capital expenditures and Newfield's ability to borrow and raise additional capital. The amount Newfield can borrow under its credit facility is subject to periodic redeterminations based in part on changing expectations of future prices. Lower prices may also reduce the amount of oil and gas that Newfield can economically produce.

     Prices for oil and gas fluctuate widely. Among the factors that can cause fluctuations are:

     - the domestic and foreign supply of oil and natural gas;

     - the price and availability of alternative fuels;

     - weather conditions;

     - the level of consumer demand;

     - the price of foreign imports;

     - worldwide economic conditions;

     - political conditions in oil and gas producing regions; and

     - domestic and foreign governmental regulations.

     NEWFIELD'S USE OF OIL AND GAS PRICE HEDGING CONTRACTS INVOLVES CREDIT RISK AND MAY LIMIT FUTURE REVENUES FROM PRICE INCREASES AND RESULT IN SIGNIFICANT FLUCTUATIONS IN NEWFIELD'S NET INCOME AND STOCKHOLDERS' EQUITY. Newfield uses hedging transactions with respect to a portion of its oil and gas production to achieve more predictable cash flow and to reduce its exposure to price fluctuations. While the use of hedging transactions limits the down-side risk of price declines, their use may also limit future revenues from price increases. Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

     Newfield adopted Statement of Financial Accounting Standards (SFAS) No. 133 on January 1, 2001. SFAS No. 133 generally requires it to record each hedging transaction as an asset or liability measured at its fair value. Each quarter Newfield must record changes in the value of its hedges, which could result in significant fluctuations in net income and stockholders' equity from period to period. Please read Newfield's annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q filed for the quarter ended March 31, 2002 for a more detailed discussion of Newfield's hedging program.

     NEWFIELD'S FUTURE SUCCESS DEPENDS ON ITS ABILITY TO REPLACE THE RESERVES THAT IT PRODUCES. Newfield's future success depends on its ability to find, develop and acquire oil and gas reserves that are economically recoverable. As is generally the case, Newfield's producing properties in the Gulf of Mexico and the onshore Gulf Coast often have high initial production rates, followed by steep declines. As a result, Newfield must locate and develop or acquire new oil and gas reserves to replace those depleted by production. Newfield must do this even during periods of low oil and gas prices when it may be difficult to raise the capital necessary to finance these activities. Without successful exploration, development or acquisition activities, Newfield's reserves, production and revenues will decline rapidly. Newfield cannot assure you that it will be able to find and develop or acquire additional reserves at an acceptable cost.

     SUBSTANTIAL CAPITAL IS REQUIRED TO REPLACE AND GROW RESERVES. Newfield makes, and will continue to make, substantial expenditures to find, develop, acquire and produce oil and gas reserves. Newfield believes that it will have sufficient cash provided by operating activities and available borrowings under its credit arrangements to fund planned capital expenditures in 2002. If, however, lower oil and gas prices or operating difficulties result in Newfield's cash flow from operations being less than expected or limit Newfield's ability to borrow under its credit facility, Newfield may be unable to expend the capital necessary to undertake or complete its drilling program unless it raises additional funds through debt or equity financings. Newfield cannot assure you that debt or equity financing, cash generated by operations or borrowing capacity under its credit arrangements will be available or sufficient to meet these requirements.

     RESERVE ESTIMATES ARE INHERENTLY UNCERTAIN AND DEPEND ON MANY ASSUMPTIONS THAT MAY TURN OUT TO BE INACCURATE. Estimating accumulations of oil and gas is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geologic, geophysical, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

     - the quality and quantity of available data;

     - the interpretation of that data;

     - the accuracy of various mandated economic assumptions; and

     - the judgment of the persons preparing the estimate.

     The proved reserve information with respect to Newfield included and incorporated by reference in this proxy statement/prospectus is based on estimates Newfield prepared. This proxy statement/prospectus also contains Newfield's estimates of certain proved reserve information with respect to EEX. Estimates prepared by others might differ materially from Newfield's estimates. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from Newfield's estimates. Any significant variance could materially affect the quantities and present value of Newfield's and EEX's reserves. In addition, Newfield may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and gas prices. Newfield's reserves may also be susceptible to drainage by operators on adjacent properties.

     You should not assume that the present value of future net cash flows with respect to Newfield's proved reserves incorporated by reference in this proxy statement/prospectus is the current market value of Newfield's estimated proved oil and gas reserves. In accordance with SEC requirements, Newfield generally bases the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     IF OIL AND GAS PRICES DECREASE, NEWFIELD MAY BE REQUIRED TO TAKE WRITEDOWNS. Newfield may be required to writedown the carrying value of its oil and gas properties when oil and gas prices are low or if Newfield has substantial downward adjustments to its estimated proved reserves, increases in its estimates of development costs or deterioration in its exploration results.

     Newfield capitalizes the costs to acquire, find and develop its oil and gas properties under the full cost accounting method. The net capitalized costs of its oil and gas properties may not exceed the present value of estimated future net cash flows from proved reserves, using constant oil and gas prices and a 10% discount factor, plus the lower of cost or fair market value of unproved properties. With the concurrence of the SEC, Newfield's impairment calculation uses a hedge adjusted price (net realized price after considering cash flow hedges) applied to the quantity of proved reserves covered by its hedges. If net capitalized costs of Newfield's oil and gas properties exceed this limit, Newfield must charge the amount of the excess to earnings. Newfield reviews the carrying value of its properties quarterly, based on prices in effect as of the end of each quarter or as of the time of reporting its results. The carrying value of oil and gas properties is computed on a country-by-country basis. Therefore, while its properties in one country may be subject to a writedown, its properties in other countries could be unaffected. Once incurred, a writedown of oil and gas properties is not reversible at a later date even if oil or gas prices increase.

     NEWFIELD MAY BE SUBJECT TO RISKS IN CONNECTION WITH FUTURE
ACQUISITIONS. The successful acquisition of producing properties requires an assessment of several factors, including:

     - recoverable reserves;

     - future oil and gas prices;

     - operating costs; and

     - potential environmental and other liabilities.

     The accuracy of these assessments is inherently uncertain. In connection with these assessments, Newfield performs a review of the subject properties that it believes to be generally consistent with industry practices. Newfield's review will not reveal all existing or potential problems nor will it permit Newfield to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every platform or well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. Newfield is often not entitled to contractual indemnification for environmental liabilities and acquires properties on an "as is" basis.

     COMPETITIVE INDUSTRY CONDITIONS MAY NEGATIVELY AFFECT NEWFIELD'S ABILITY TO CONDUCT OPERATIONS. Competition in the oil and gas industry is intense, particularly with respect to the acquisition of producing properties and undeveloped acreage. Major and independent oil and gas companies actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop their properties. Many of Newfield's competitors have financial resources that are substantially greater than those of Newfield, which may adversely affect Newfield's ability to compete with these companies.

     DRILLING IS A HIGH-RISK ACTIVITY. Newfield's future success will depend, in part, on the success of its drilling programs. In addition to the numerous operating risks described in more detail below, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, Newfield often is uncertain as to the future cost or timing of drilling, completing and producing wells. Further, Newfield's drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     - unexpected drilling conditions;

     - pressure or irregularities in formations;

     - equipment failures or accidents;

     - adverse weather conditions;

     - compliance with governmental requirements; and

     - shortages or delays in the availability of drilling rigs and the delivery of equipment.

     THE OIL AND GAS BUSINESS INVOLVES MANY OPERATING RISKS THAT CAN CAUSE SUBSTANTIAL LOSSES, AND NEWFIELD'S INSURANCE MAY NOT PROTECT IT AGAINST ALL THESE RISKS. These risks include:

     - fires;

     - explosions;

     - blow-outs;

     - uncontrollable flows of oil, gas, formation water or drilling fluids;

     - natural disasters;

     - pipe or cement failures;

     - casing collapses;

     - embedded oilfield drilling and service tools;

     - abnormally pressured formations; and

     - environmental hazards such as oil spills, natural gas leaks, pipeline ruptures and discharges of toxic gases.

     If any of these events occur, Newfield could incur substantial losses as a result of:

     - injury or loss of life;

     - severe damage to or destruction of property, natural resources and equipment;

     - pollution and other environmental damage;

     - clean-up responsibilities;

     - regulatory investigation and penalties;

     - suspension of its operations; and

     - repairs to resume operations.

     If Newfield experiences any of these problems, its ability to conduct operations could be adversely affected.

     Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, Newfield could incur substantial liabilities that could reduce or eliminate the funds available for exploration, development and acquisitions, or result in loss of properties.

     Newfield maintains insurance against some, but not all, of these potential risks and losses. Newfield may elect not to obtain insurance if it believes that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect Newfield.

     NEWFIELD HAS RISKS ASSOCIATED WITH ITS FOREIGN OPERATIONS. Newfield continues to evaluate and pursue new opportunities for international expansion in areas where it can use its core competencies. To date, Newfield has expanded its operations to Australia and China.

     Ownership of property interests and production operations in areas outside the United States is subject to the various risks inherent in foreign operations. These risks may include:

     - currency restrictions and exchange rate fluctuations;

     - loss of revenue, property and equipment as a result of expropriation, nationalization, war or insurrection;

     - increases in taxes and governmental royalties;

     - renegotiation of contracts with governmental entities and quasi-governmental agencies;

     - changes in laws and policies governing operations of foreign-based companies;

     - labor problems; and

     - other uncertainties arising out of foreign government sovereignty over Newfield's international operations.

     Newfield's international operations may also be adversely affected by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, if a dispute arises with respect to Newfield's foreign operations, Newfield may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States.

     EXPLORATION IN DEEPWATER INVOLVES GREATER OPERATING AND FINANCIAL RISKS THAN EXPLORATION AT SHALLOWER DEPTHS. THESE RISKS COULD RESULT IN SUBSTANTIAL LOSSES. Deepwater drilling and operations require the application of recently developed technologies and involve a higher risk of mechanical failure. Newfield will likely experience significantly higher drilling costs for any deepwater wells it may drill. In addition, much of the deepwater play lacks the physical and oilfield service infrastructure present in shallower waters. As a result, development of a deepwater discovery may be a lengthy process and require substantial capital investment, resulting in significant financial and operating risks.

     In addition, as Newfield carries out its drilling program in deepwater, it is likely that it will not initially serve as operator of the wells. As a result, Newfield may have limited ability to exercise influence over operations for these properties or their associated costs. Newfield's dependence on the operator and other working interest owners for these deepwater projects and its limited ability to influence operations and associated costs could prevent the realization of its targeted returns on capital in drilling or acquisition activities in the deepwater of the Gulf of Mexico. The success and timing of drilling and exploitation activities on properties operated by others therefore depend upon a number of factors that will be largely outside of Newfield's control, including:

     - the timing and amount of capital expenditures;

     - the availability of suitable offshore drilling rigs, drilling equipment, support vessels, production and transportation infrastructure and qualified operating personnel;

     - the operator's expertise and financial resources;

     - approval of other participants in drilling wells; and

     - selection of technology.

     OTHER INDEPENDENT OIL AND GAS COMPANIES' LIMITED ACCESS TO CAPITAL MAY CHANGE NEWFIELD'S EXPLORATION AND DEVELOPMENT PLANS. Many independent oil and gas companies have limited access to the capital necessary to finance their activities. As a result, some of the other working interest owners of Newfield's wells may be unwilling or unable to pay their share of the costs of projects as they become due. These problems could cause Newfield to change, suspend or terminate its drilling and development plans with respect to the affected project.

     NEWFIELD IS SUBJECT TO COMPLEX LAWS THAT CAN AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS. Exploration, development, production and sale of oil and gas are subject to extensive federal, state, local and international regulation. Newfield may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

     - discharge permits for drilling operations;

     - drilling bonds;

     - reports concerning operations;

     - the spacing of wells;

     - unitization and pooling of properties; and

     - taxation.

     Under these laws, Newfield could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws also may result in the suspension or termination of Newfield's operations and subject it to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase Newfield's costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect Newfield's financial condition and results of operations.

     NEWFIELD'S CERTIFICATE OF INCORPORATION, STOCKHOLDERS RIGHTS PLAN AND BYLAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF NEWFIELD. Newfield's stockholders rights plan, together with certain provisions of its certificate of incorporation and bylaws, may make it more difficult to effect a change in control of Newfield, to acquire Newfield or to replace incumbent management. These provisions could potentially deprive Newfield's stockholders of opportunities to sell shares of Newfield common stock at above-market prices.

     NEWFIELD DOES NOT INTEND TO PAY DIVIDENDS ON NEWFIELD COMMON
STOCK. Newfield has not paid cash dividends in the past and does not intend to pay dividends in the foreseeable future on Newfield common stock. Newfield currently intends to retain any earnings for the future operation and development of its business. Newfield's ability to make dividend payments in the future will be dependent on its future performance and liquidity. In addition, Newfield's credit facility contains restrictions on its ability to pay cash dividends.

RISKS RELATING TO THE TRUST AND THE TRUST UNITS

     THERE WILL BE NO PUBLIC MARKET FOR THE TRUST UNITS, WHICH WILL LIMIT THEIR MARKET PRICE AND YOUR ABILITY TO SELL THEM FOR THEIR INHERENT VALUE. The trust units are a new issue of securities for which there is currently no trading market. As a result, there can be no assurance that a market will develop for the trust units or that you will be able to sell your trust units. The trust units will not be listed or quoted on any national securities exchange or market.

     THE TRUST MAY NOT RECEIVE ANY ROYALTIES RELATED TO THE PRODUCTION OF OIL AND NATURAL GAS FROM THE UNDERLYING PROPERTIES. The only assets and sources of income to the trust are the royalty interests, which generally entitle the trust to receive a share of the oil and gas production from the underlying properties if production is achieved. There is no production and there are no proved reserves currently associated with the royalty interests, and there can be no assurance that there will be production associated with the royalty interests in the future. The underlying properties are at present exploration prospects. As a result, ultimate commercialization of any one or more of these prospects may never be realized, either because oil or gas may not be discovered or, if discovered, because the costs of development may be prohibitive. The prospects target geological formations that are deeper than conventional Gulf of Mexico prospects and therefore have greater risks and costs associated with their exploration and development.

     PRODUCTION RISKS CAN ADVERSELY AFFECT TRUST DISTRIBUTIONS. The occurrence of drilling, production or transportation accidents at any of the underlying properties may reduce trust distributions. While the trust, as the owner of overriding royalty interests, should not be responsible for the costs associated with these accidents, any such accidents may result in the loss of a productive well and associated reserves or interruption of production. Generally, Newfield would be obligated to the trust to undertake (or if Newfield is not the operator, to use its commercially reasonable efforts to cause the operator to undertake) remedial operations only to the extent that such actions would be undertaken by a prudent operator under similar circumstances in accordance with good oilfield practices but without giving effect to the existence of the royalty interests.

     ANY FUTURE DISTRIBUTIONS FROM THE TRUST WILL BE SUBJECT TO FLUCTUATING PRICES FOR THE SALE OF OIL AND NATURAL GAS. Oil and gas prices fluctuate widely in response to relatively minor changes in supply, market uncertainty and a variety of additional factors that are beyond the control of the trust. These factors include, among other things, those set forth in the risk factors above.

     To the extent there is production of oil and gas associated with the royalty interests, the royalties that the trust may receive from its share of production will be affected by changes in the prices of oil and natural gas. As a result, future distributions from the trust to the holders of the trust units could be reduced or discontinued. In addition, lower oil and gas prices may reduce the likelihood that the underlying properties will be developed or that any oil and gas discovered will be economic to produce. The volatility of energy prices reduces the accuracy of estimates of future cash distributions to trust unitholders and the value of the trust units.

     Any future distributions from the trust will be reduced by the trust's current administrative expenses and obligation to repay amounts previously borrowed from Newfield to fund these expenses. The trustee is entitled to reimburse itself from the quarterly revenues of the trust to pay all expenses relating to the administration of the royalty interests and the trust incurred during such quarter, and to repay amounts previously borrowed from Newfield to fund these expenses prior to the date that royalty interests produce any revenues for the trust, in the latter case up to an aggregate maximum of 8% of the trust's revenues during such quarter. In addition, if the trust borrows funds to cover any other expenses or liabilities, no distributions will be made to trust unitholders until that indebtedness is paid in full.

     THE TRUST WILL BE DEPENDENT ON NEWFIELD FOR FUNDING UNTIL IT HAS
REVENUE. Because none of the underlying properties are at present producing any oil or gas, the trust has, and upon completion of the merger will have, no source of income. Therefore, it must rely on Newfield for funding of its administrative expenses. Any material adverse change affecting Newfield and its financial condition or results of operations could materially and adversely affect the trust and the trust unitholders. Newfield has agreed to make loans as may be requested by the trustee in amounts estimated by the trustee to be required to cover administrative expenses expected to be incurred within the 90-day period following the date each such loan is made. Loans from Newfield will bear interest at an annual rate of 8% and will be senior unsecured obligations of the trust. Such loans will be repaid in quarterly installments only from the excess, if any, of an amount equal to 8% of the cash received by the trustee in a given quarter from proceeds of the royalty interests over all compensation, reimbursements and other charges otherwise owing and paid to the trustee for its performance of its obligations under the trust agreement for that quarter.

     NO DISTRIBUTIONS WILL BE MADE TO TRUST UNITHOLDERS IF THE TRUST BORROWS FUNDS TO COVER EXTRAORDINARY EXPENSES OR LIABILITIES UNTIL THAT INDEBTEDNESS IS PAID IN FULL. No distributions will be made to trust unitholders if the trust borrows funds to pay any extraordinary expenses or liabilities of the trust until that indebtedness is paid in full. In addition to the trustee's authority to borrow funds from Newfield to cover administrative expenses, if at any time the cash on hand and to be received by the trust and available to pay trust liabilities is not or will not be in the judgment of the trustee sufficient to pay other expenses or liabilities of the trust as they become due, the trustee is authorized to borrow the funds required to pay such liabilities from a third party, from Newfield or from the trustee. In such event, no further distributions will be made to trust unitholders until the indebtedness created by any such borrowing has been paid in full. To secure payment of such indebtedness, the trustee is authorized to mortgage, pledge, grant security interests in or otherwise encumber the royalty interests.

     THE TRUST UNITHOLDERS WILL HAVE LIMITED VOTING RIGHTS AND NO INFLUENCE OR CONTROL OVER THE OPERATION OR FUTURE DEVELOPMENT OF THE UNDERLYING
PROPERTIES. The voting rights of trust unitholders are more limited than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of trust unitholders or for an annual or other periodic re-election of the trustee. Neither the trustee nor the trust unitholders will be able to influence or control the operation or future development of the underlying properties. Among other things, Newfield will have the right to elect not to participate in drilling or other operations conducted by other working interest owners under an operating agreement or similar arrangement, which could result in forfeiture of the affected property or subject Newfield (and, therefore, the trust) to non-consent recoupment penalties, if a reasonable, prudent operator acting in conformity with sound oilfield practices without giving effect to the existence of the royalty interests would make that election.

     NEWFIELD'S INTERESTS AND THE INTERESTS OF THE TRUST UNITHOLDERS MAY NOT ALWAYS BE ALIGNED. Because Newfield has interests in oil and gas properties not included in the trust, following completion of the merger Newfield's interests and the interests of the trust unitholders may not always be aligned. For example, in setting budgets for development and production expenditures for Newfield's properties, including the underlying properties, Newfield may make decisions that could adversely affect future production from the underlying properties. Moreover, Newfield could decide to sell or abandon some or all of the underlying properties, and that decision may not be in the best interests of the trust unitholders. Except for specified matters that require approval of the trust unitholders (as described in "Treasure Island Royalty Trust -- Trust Agreement"), the documents governing the trust do not provide a mechanism for resolving these conflicting interests.

     NEWFIELD MAY TRANSFER OR ABANDON UNDERLYING PROPERTIES. Newfield may at any time transfer all or part of the underlying properties. Trust unitholders will not be entitled to vote on any transfer, and the trust will not receive any proceeds of the transfer. Following any such transfer, the underlying properties will continue to be subject to the overriding royalty interests of the trust, but the net proceeds from the transferred property would be calculated separately and paid by the transferee. The transferee would be responsible for all of Newfield's obligations relating to the overriding royalty interests on the portion of the underlying properties transferred, and Newfield would have no continuing obligation to the trust for those properties. In addition, at the request of Newfield the trustee must sell royalty interests that burden subject interests then in commercial production and which Newfield proposes to sell to an unaffiliated third party. However, the trustee will not be required to sell during any calendar year any royalty interest the value of which exceeds 10% of the value of all royalty interests held by the trust and then attributed with proved reserves or which would cause the cumulative value of all royalty interests sold pursuant to such requests to exceed 25% of the value of all royalty interests held by the trust and then attributed with proved reserves.

     ROYALTY INTERESTS MUST BE SOLD IN CERTAIN CIRCUMSTANCES, WHICH COULD CAUSE THE TRUST TO BE TERMINATED. The trustee must sell all or substantially all of the royalty interests comprising the trust estate if the holders of 80% or more of the trust units approve the sale or vote to terminate the trust. The trustee also must sell royalty interests not comprising all or substantially all of the trust estate if the holders of 60% or more of the trust units approve the sale. The trustee must also sell all of the royalty interests if the aggregate cash proceeds received by the trustee with respect to the royalty interests for each of the two successive years after the first full year during which any of the underlying properties produce oil and/or gas in commercial quantities is less than $1,000,000 per year. Sale of all the royalty interests will terminate the trust. The net proceeds of any sale will be distributed to the trust unitholders.

     TRUST UNITHOLDERS WILL HAVE LIMITED ABILITY TO ENFORCE RIGHTS. The trust agreement and Texas trust law permit the trustee and the trust to sue Newfield or any other future owner of the underlying properties to honor the royalty interests. If the trustee does not take appropriate action to enforce the royalty interests, the trust unitholders' recourse would likely be limited to bringing a lawsuit against the trustee to compel the trustee to take specified actions. Trust unitholders probably would not be able to sue Newfield or any future owner of the underlying properties directly to enforce the trust's rights.

     LIMITED LIABILITY OF TRUST UNITHOLDERS IS UNCERTAIN. It is unclear under Texas law whether a trust unitholder could be held personally liable for the trust's liabilities if those liabilities exceeded the value of the trust's assets. While Newfield believes it is highly unlikely the trust could incur such excess liabilities, there can be no assurance that the trust unitholders will not be held liable for the respective pro rata portions of any of such excess liabilities. The trust's royalty interests are generally not subject to operational and environmental liabilities and obligations. The trust conducts no active business that would give rise to other business liabilities. The trustee has limited ability to incur obligations on behalf of the trust. The trustee has no authority to incur any contractual liabilities on behalf of the trust that are not limited solely to claims against the assets of the trust.

                            THE EEX SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING; PURPOSES OF THE SPECIAL MEETING

     The special meeting of shareholders of EEX will be held on                ,
          , 2002, at the offices of EEX at 2500 CityWest Boulevard, Houston,
Texas commencing at                :00 a.m. local time. At the meeting, the
holders of EEX common stock and EEX preferred stock will be asked to approve the merger agreement and to consider such other matters as may properly be brought before the meeting.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of EEX common stock and EEX preferred stock at the
close of business on           , 2002 are entitled to notice of, and to vote at,
the EEX special meeting. On the record date, there were approximately
               holders of record of the           shares of EEX common stock
then issued and outstanding. Each share of EEX common stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. The holders of EEX preferred stock are entitled to an aggregate of 8,000,000 votes on each matter submitted for shareholder approval.

VOTING AND REVOCATION OF PROXIES

     All properly executed proxies that are not revoked will be voted at the EEX special meeting in accordance with the instructions contained therein.

     If a holder of EEX common stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval of the merger agreement in accordance with the recommendation of the Board of Directors of EEX.

     All of the holders of EEX preferred stock and certain of the executive officers of EEX who own shares of EEX common stock have executed a voting agreement and irrevocable proxy pursuant to which they have agreed to vote their shares in favor of approval of the merger agreement. See "Voting Agreement and Irrevocable Proxy."

     THE EEX BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF EEX COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     A shareholder of EEX who has executed and returned a proxy may revoke it at any time before it is voted at the EEX special meeting by:

     - executing and returning a proxy bearing a later date;

     - filing written notice of such revocation with the Secretary of EEX, stating that the proxy is revoked; or

     - attending the EEX special meeting and voting in person.

VOTE REQUIRED

     The transaction of business at the special meeting requires the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of EEX capital stock entitled to vote at the EEX special meeting. Approval of the merger agreement requires the affirmative vote of two-thirds of the votes entitled to be cast at the EEX special meeting by the holders of record of the outstanding shares of EEX common stock. In addition, approval of the merger agreement requires the affirmative vote of the holders of (a) two-thirds of the votes entitled to be cast at the special meeting by the holders of record of the outstanding shares of EEX common stock and EEX preferred stock (voting together as a single class) and (b) a majority of votes entitled to be cast at the EEX special meeting by the holders of record of the outstanding shares of EEX preferred stock. The holders of all of the outstanding shares of EEX preferred stock have executed a voting agreement and irrevocable proxy pursuant to which they have agreed, among other things, to vote their shares in favor of the merger agreement. Consequently, if the holders of the requisite number of shares of EEX common stock vote in favor of the merger agreement, the approval of the merger agreement is assured.

     On the record date, there were           shares of EEX common stock and
          shares of EEX preferred stock outstanding and entitled to vote at the EEX special meeting.

     In determining whether the merger agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote AGAINST the merger agreement.

     Votes cast by proxy or in person at the EEX special meeting will be counted by the persons appointed by EEX to act as election inspectors for the meeting. The election inspectors will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated in writing on the proxy that it does not have discretionary authority to vote, such shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of EEX may solicit proxies from holders of EEX common stock by personal interview, telephone, telegram or otherwise. Newfield and EEX will each pay one-half of the costs of the solicitation of proxies from holders of EEX common stock and the costs of printing this proxy statement/prospectus. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record voting securities of EEX for the forwarding of solicitation materials to the beneficial owners thereof. EEX will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. EEX has engaged the services of Innisfree M&A Incorporated to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from holders of EEX common stock for a fee of $15,000 plus $5 for each telephone call that Innisfree is requested to make or receive. Innisfree will also be reimbursed for its reasonable out-of-pocket expenses.

OTHER MATTERS

     At the date of this proxy statement/prospectus, the Board of Directors of EEX does not know of any business to be presented at the EEX special meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the EEX special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies, provided that no proxy which is voted against the approval of the merger agreement will be voted in favor of any adjournment or postponement of the EEX special meeting.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following summary unaudited pro forma combined condensed financial information combines the historical consolidated balance sheets and income statements of Newfield and EEX and gives effect to the merger using the purchase method of accounting. The following information is provided to assist you in your analysis of the financial aspects of the merger.

     The unaudited pro forma combined condensed financial information is based on the following assumptions and adjustments:

     - EEX's income statement for the year ended December 31, 2001 has been adjusted to reflect the disposition and discontinuance of its international operations, as if these transactions had occurred on January 1, 2001;

     - the income statement data assume the merger was effective on January 1, 2001;

     - the balance sheet data assume that the merger was effective on March 31, 2002;

     - the balance sheet data does not reflect Newfield's anticipated refinancing of the EEX debt assumed; and

     - the historical financial statements of EEX have been adjusted to conform to the accounting policies of Newfield.

     The historical income statement information for the year ended December 31, 2001 is derived from the audited financial statements of EEX and Newfield. The historical income statement information for the three-month period ended March 31, 2002 and the historical balance sheet information as of March 31, 2002 are derived from the unaudited financial statements of EEX and Newfield. EEX has provided all the historical information set forth herein regarding EEX and its subsidiaries, and Newfield has provided all the historical information set forth herein regarding Newfield and its subsidiaries and the assumptions and adjustments for the pro forma information. Neither EEX nor Newfield assumes any responsibility for the accuracy or completeness of the information provided by the other party.

     The unaudited pro forma combined condensed financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined condensed financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Newfield will experience. Further, the unaudited pro forma combined condensed financial information does not reflect the effect of restructuring charges that will be incurred to fully integrate and operate the combined organization more efficiently or anticipated synergies resulting from the merger. The restructuring activities to integrate the companies may result in head count reduction, asset rationalization and other activities. Because the plans for these activities have not yet been finalized, Newfield is not able to reasonably quantify the cost for such activities.

     The following information should be read together with the historical financial statements and related notes of EEX and Newfield incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

                          NEWFIELD EXPLORATION COMPANY

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   THREE MONTHS ENDED MARCH 31, 2002
                                                          ---------------------------------------------------
                                                          HISTORICAL   HISTORICAL    PRO FORMA      PRO FORMA
                                                           NEWFIELD       EEX       ADJUSTMENTS     COMBINED
                                                          ----------   ----------   -----------     ---------
Revenues................................................   $148,039     $40,511                     $188,550
                                                           --------     -------                     --------
Operating expenses:
  Operating.............................................     24,384       7,039                       31,423
  Exploration...........................................         --       5,724      $ (5,724)(A)         --
  Production and other taxes............................      3,410       1,857                        5,267
  Depreciation, depletion and amortization..............     71,207      12,130       (12,130)(B)     90,473
                                                                                       19,266(C)
  Impairment of long-lived assets.......................         --          --                           --
  General and administrative............................     12,345       4,383                       16,728
  Gain on sales of property, plant and equipment........         --         (17)           17(E)          --
                                                           --------     -------      --------       --------
    Total operating expenses............................    111,346      31,116         1,429        143,891
                                                           --------     -------      --------       --------
Income (loss) from operations...........................     36,693       9,395        (1,429)        44,659

Other income (expenses):
  Interest and other income (expense)...................     (3,829)        557                       (3,272)
  Interest expense......................................     (5,071)     (6,162)          139(F)      (9,621)
                                                                                        1,473 (G)
  Dividends on preferred securities of Newfield
    Financial Trust I...................................     (2,336)         --                       (2,336)
                                                           --------     -------      --------       --------
    Total other income (expenses).......................    (11,236)     (5,605)        1,612        (15,229)
                                                           --------     -------      --------       --------
Income before income taxes, discontinued operations,
  extraordinary items and cumulative effect of change in
  accounting principles.................................     25,457       3,790           183         29,430
Income tax provision....................................      9,131          --         1,391(H)      10,522
                                                           --------     -------      --------       --------
Income (loss) before discontinued operations,
  extraordinary items, cumulative effect of change in
  accounting principles and preferred stock dividends...   $ 16,326     $ 3,790      $ (1,208)      $ 18,908
                                                           ========     =======      ========       ========
Per share data:
Basic earnings per share................................   $   0.37     $  0.09                     $   0.37
                                                           ========     =======                     ========
Diluted earnings per share..............................   $   0.37     $  0.09                     $   0.37
                                                           ========     =======                     ========
Weighted average number of shares outstanding for basic
  earnings per share....................................     44,212      41,860       (41,860)(I)     51,312
                                                           ========     =======                     ========
                                                                                        7,100(I)
Weighted average number of shares outstanding for
  diluted earnings per share............................     48,745      41,860       (41,860)(I)     55,845
                                                           ========     =======                     ========
                                                                                        7,100(I)

                          NEWFIELD EXPLORATION COMPANY

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED DECEMBER 31, 2001
                                           -----------------------------------------------------------------------
                                           HISTORICAL   HISTORICAL    PRO FORMA EEX       PRO FORMA      PRO FORMA
                                            NEWFIELD       EEX       DISPOSITIONS(J)     ADJUSTMENTS     COMBINED
                                           ----------   ----------   ---------------     -----------     ---------
Revenues.................................   $749,405    $ 206,884       $ (49,360)                       $906,929
                                            --------    ---------       ---------                        --------
Operating expenses:
  Operating..............................    108,491       41,951         (13,894)                        136,548
  Exploration............................         --       49,373          (1,958)        $ (47,415)(A)        --
  Production and other taxes.............     17,523       14,731              --                          32,254
  Depreciation, depletion and
    amortization.........................    282,567       68,313         (19,019)          (49,294)(B)   361,655
                                                                                             79,088(C)
  Ceiling test write-down................    106,011           --                                         106,011
  Impairment of long-lived assets........         --      127,030         (16,000)          (28,744)(D)    82,286
  General and administrative.............     43,955       18,739            (227)                         62,467
  Gain on sales of property, plant and
    equipment............................         --      (12,263)                           12,263(E)         --
                                            --------    ---------       ---------         ---------      --------
    Total operating expenses.............    558,547      307,874         (51,098)          (34,102)      781,221
                                            --------    ---------       ---------         ---------      --------
Income (loss) from operations............    190,858     (100,990)          1,738            34,102       125,708

Other income (expenses):
  Interest and other income (expense)....     28,814        1,270             (38)                         30,046
  Interest expense.......................    (18,968)     (29,736)                              627(F)    (42,105)
                                                                                              5,972 (G)
  Dividends on preferred securities of
    Newfield Financial Trust I...........     (9,344)          --                                          (9,344)
                                            --------    ---------       ---------         ---------      --------
    Total other income (expenses)........        502      (28,466)            (38)            6,599       (21,403)
                                            --------    ---------       ---------         ---------      --------
Income (loss) before income taxes,
  discontinued operations, extraordinary
  items and cumulative effect of change
  in accounting principles...............    191,360     (129,456)          1,700            40,701       104,305
                                            --------    ---------       ---------         ---------      --------
Income tax provision.....................     67,612       20,118           1,506           (52,093)(H)    37,143
                                            --------    ---------       ---------         ---------      --------
Income (loss) before discontinued
  operations, extraordinary items,
  cumulative effect of change in
  accounting principles and preferred
  stock dividends........................   $123,748    $(149,574)      $     194         $  92,794      $ 67,162
                                            ========    =========       =========         =========      ========
Per share data:
Basic earnings (loss) per share..........   $   2.80    $   (3.58)                                       $   1.31
                                            ========    =========                                        ========
Diluted earnings (loss) per share........   $   2.66    $   (3.58)                                       $   1.31
                                            ========    =========                                        ========
Weighted average number of shares
  outstanding for basic earnings (loss)
  per share..............................     44,258       41,724                           (41,724)(I)    51,358
                                            ========    =========                                        ========
                                                                                              7,100(I)
Weighted average number of shares
  outstanding for diluted earnings (loss)
  per share..............................     48,894       41,724                           (41,724)(I)    55,994
                                            ========    =========                                        ========
                                                                                              7,100(I)

                          NEWFIELD EXPLORATION COMPANY

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              AS OF MARCH 31, 2002
                                   --------------------------------------------------------------------------
                                   HISTORICAL    HISTORICAL    PRO FORMA EEX     PRO FORMA         PRO FORMA
                                    NEWFIELD        EEX       DISPOSITIONS(K)   ADJUSTMENTS        COMBINED
                                   -----------   ----------   ---------------   -----------       -----------
                                                   ASSETS
Current assets...................  $   171,903   $ 145,022       $(15,683)       $ (86,611)(L)    $   214,631

Oil and gas properties...........    2,524,191     890,302                        (890,302)(M)      3,083,292
                                                                                   559,101(N)
Other............................           --       8,664                          (8,664)(O)             --
Less -- accumulated depreciation,
  depletion and amortization.....   (1,106,436)   (376,406)                        370,331(M)      (1,106,436)
                                                                                     6,075(O)
                                   -----------   ---------       --------        ---------        -----------
                                     1,417,755     522,560                          36,541          1,976,856
                                   -----------   ---------       --------        ---------        -----------
Property, plant and equipment
  held for sale..................           --      16,342        (16,342)          35,000(N)          35,000
Other assets.....................       18,364       3,068                           2,589(O)          20,784
                                                                                    (3,237)(P)
                                   -----------   ---------       --------        ---------        -----------
    Total assets.................  $ 1,608,022   $ 686,992       $(32,025)       $ (15,718)       $ 2,247,271
                                   ===========   =========       ========        =========        ===========
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities..............  $   149,727   $ 376,316       $ (3,500)       $  25,000(Q)     $   460,579
                                                                                   (93,000)(R)
                                                                                     6,036(S)

Other liabilities................        8,278      11,759                           3,896(T)          23,933
Long-term debt...................      410,642     138,585                                            549,227
Deferred taxes...................      207,349          --                         (84,064)(U)        123,285
                                   -----------   ---------       --------        ---------        -----------
    Total long-term
      liabilities................      626,269     150,344                         (80,168)           696,445
                                   -----------   ---------       --------        ---------        -----------

Minority interest third party....           --       5,000                          (4,850)(V)            150

Company-obligated, mandatorily
  redeemable, convertible
  preferred securities of
  Newfield Financial Trust I.....      143,750          --                                            143,750

Stockholders' equity.............      688,276     155,332                         102,739(W)         946,347
                                   -----------   ---------       --------        ---------        -----------
    Total liabilities and
      stockholders' equity.......  $ 1,608,022   $ 686,992       $ (3,500)       $ (44,243)       $ 2,247,271
                                   ===========   =========       ========        =========        ===========

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(A) To record the reversal of historical EEX exploration expense in accordance with the full cost method of accounting for oil and gas activities.

(B) To record the reversal of historical EEX depreciation, depletion and amortization expense recorded in accordance with the successful efforts method of accounting for oil and gas activities.

(C) To record pro forma depreciation, depletion and amortization expense in accordance with the full cost method of accounting for oil and gas activities based on the preliminary purchase price allocation to depreciable and depletable assets.

(D) To record the reversal of historical EEX impairment related to oil and gas properties recorded in accordance with Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The remaining $82 million impairment represents the historical EEX impairment charge for non oil and gas assets. Full cost ceiling tests were performed on a pro forma combined basis resulting in no incremental impairment of oil and gas properties for the period presented.

(E) To record the reversal of the historical EEX gain on the sales of oil and gas properties recorded in accordance with the successful efforts method of accounting for oil and gas activities.

(F) To adjust EEX historical interest expense to reflect the reversal of amortization of historical debt issuance costs.

(G) To record the capitalization of interest based on the preliminary allocation of the purchase price to unproved oil and gas properties.

(H) To record income tax expense on the pro forma adjustments based on the applicable statutory tax rate of 35%.

(I) To reverse historical EEX common stock and reflect the issuance of 7.1 million shares of Newfield common stock.

(J) To adjust EEX historical results of operations for the disposition and discontinuance of its international operations, as if these transactions had occurred on January 1, 2001.

(K) To adjust the EEX historical balance sheet for the disposition and discontinuance of its international operations.

(L) To reduce historical EEX current assets by $91 million for working capital activity subsequent to the balance sheet date and to increase historical EEX current commodity derivative assets by $4 million to estimated current fair market value.

(M) To reverse historical EEX oil and gas property balances and the related accumulated depreciation, depletion and amortization recorded in accordance with the successful efforts method of accounting for oil and gas activities.

(N) To record the preliminary pro forma allocation of the purchase price of the acquisition of EEX including estimated acquisition costs to oil and gas properties using the purchase method of accounting. The following is a calculation and allocation of purchase price to the acquired assets and liabilities based on their relative fair values:

         CALCULATION OF PURCHASE PRICE (IN THOUSANDS EXCEPT PER
           SHARE):
         Shares of common stock to be issued.........................     7,100
           Newfield stock price......................................  $ 36.348
                                                                       --------
           Fair value of stock issued................................  $258,071
           Add: Estimated acquisition costs (See note (Q))...........    25,000
         Plus fair market value of liabilities assumed
           Other liabilities.........................................    54,908
           Debt......................................................   385,334
                                                                       --------
         Total purchase price for assets acquired....................  $723,313
                                                                       ========
         ALLOCATION OF PURCHASE PRICE (IN THOUSANDS):
           Oil and Gas properties....................................  $559,101
           Property, plant and equipment held for sale...............    35,000
           Deferred Tax Asset........................................    84,064
           Other Assets..............................................    45,148
                                                                       --------
           Total.....................................................  $723,313
                                                                       ========

     The purchase price allocation is subject to change based on:

       - the actual number of shares issued;

       - the fair value of EEX's working capital and other liabilities on the effective date;

       - the actual merger costs incurred; and

       - an additional review of available oil and gas reserve data to determine the fair value of the acquired reserves on the effective date.

     These items will not be known until the effective date of the merger.

(O) To reclassify EEX historical furniture, fixtures and equipment and associated accumulated depreciation, depletion and amortization balances to conform to Newfield's presentation.

(P) To record the reversal of the capitalized debt issuance costs related to EEX's historical long-term debt.

(Q) To accrue for estimated merger costs, consisting primarily of bankers' and other professional fees and executive severance costs. Executive severance costs are based on the change in control provisions in employment contracts and employee plans. No adjustments have been made to the pro forma income statement for such costs.

(R) To adjust historical EEX debt for cash payments of $104 million made subsequent to the balance sheet date and to record an increase in the estimated fair market value of the gas sales obligation of $11 million. Current maturities of long term debt included in current liabilities are $246.7 million.

(S) To adjust historical EEX current commodity derivative liabilities to estimated current fair market value.

(T) To accrue for pension and postretirement benefits for the difference between projected benefit obligations and plan assets of $6.3 million and to reduce historical EEX non current commodity derivative liabilities by $2.4 million to estimated current fair market value.

(U) To record the pro forma deferred income tax effects of the merger using the purchase method of accounting.

(V) To adjust the historical EEX minority interest third party balance to fair market value to reflect the unwind of the gas sales obligation in accordance with the covenants of the merger agreement.

(W) To record the pro forma adjustments to stockholder's equity using the purchase method of accounting. The adjustment amount is calculated as follows (in thousands):

         Fair value of stock issued, as calculated in Note (N)
           above.....................................................  $258,071
           Less: EEX historical shareholders' equity.................   155,332
                                                                       --------
         Adjustment to stockholders' equity..........................  $102,739
                                                                       ========

                          NEWFIELD EXPLORATION COMPANY

       UNAUDITED PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES

     The following pro forma estimated reserve quantities show the effect of the acquisition of EEX as of December 31, 2001:

                                                                 PRO FORMA
                                    HISTORICAL   HISTORICAL         EEX           PRO FORMA     PRO FORMA
                                     NEWFIELD       EEX       DISPOSITIONS(A)   ADJUSTMENT(B)   COMBINED
                                    ----------   ----------   ---------------   -------------   ---------
December 31, 2001:
Proved:
  Oil and condensate (MBbls)......    36,342       14,560         (10,856)          (1,675)        38,371
  Gas (MMcf)......................   718,312      394,987              --          (87,146)     1,026,153
  Total (MMcfe)...................   936,364      482,347         (65,136)         (97,196)     1,256,379
Proved developed:
  Oil and condensate (MBbls)......    34,534        9,724          (6,644)          (1,209)        36,405
  Gas (MMcf)......................   662,879      310,884              --          (50,894)       922,869
  Total (MMcfe)...................   870,083      369,228         (39,864)         (58,148)     1,141,299

---------------

(A) To adjust EEX historical reserves for the disposition of the assets of its international operations as if this transaction had occurred on January 1, 2001.

(B) Newfield's estimates vary significantly from those of EEX. See Note 3 to "Summary Historical Financial and Reserve Data -- EEX" appearing elsewhere in this proxy statement/prospectus.

                          NEWFIELD EXPLORATION COMPANY

       UNAUDITED PRO FORMA COMBINED SUPPLEMENTARY OIL AND GAS DISCLOSURES

     The following pro forma estimated standardized measure of discounted future net cash flows shows the effect of the acquisition of EEX as of December 31, 2001:

                                                          PRO FORMA
                          HISTORICAL   HISTORICAL            EEX             PRO FORMA     PRO FORMA
                           NEWFIELD       EEX          DISPOSITIONS(A)     ADJUSTMENT(B)    COMBINED
                          ----------   ----------      ---------------     -------------   ----------
Year Ended December 31,
  2001:
Future cash inflows.....  $2,552,744   $1,227,200         $(194,400)         $(220,367)    $3,365,177
  Less related future:
     Production costs...    (686,995)    (553,000)(C)       162,600(C)         153,863       (923,532)
     Development and
       abandonment
       costs............    (258,885)          --                --            (63,253)      (322,138)
                          ----------   ----------         ---------          ---------     ----------
Future net cash flows
  before income taxes...   1,606,864      674,200           (31,800)          (129,757)     2,119,507
Future income tax
  expense...............    (282,460)      (4,300)            4,300            (76,974)      (359,434)
                          ----------   ----------         ---------          ---------     ----------
Standardized measure of
  future net cash flows
  before discount.......   1,324,404      669,900           (27,500)          (206,731)     1,760,073
10% annual discount for
  estimating timing of
  cash flows............    (352,886)    (280,700)            5,500            115,904       (512,182)
                          ----------   ----------         ---------          ---------     ----------
Standardized measure of
  discounted future net
  cash flows............  $  971,518   $  389,200         $ (22,000)         $ (90,827)    $1,247,891
                          ==========   ==========         =========          =========     ==========

---------------

(A) To adjust EEX historical reserves for the disposition of the assets of its international operations as if this transaction had occurred on January 1, 2001.

(B) Newfield's estimates vary significantly from those of EEX. See Note 3 to "Summary Historical Financial and Reserve Data -- EEX" appearing elsewhere in this proxy statement/prospectus.

(C)  Includes related future development costs.

                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

     The merger agreement provides for the merger of Newfield Operating Company, a wholly owned subsidiary of Newfield, with and into EEX, with EEX surviving the merger as a wholly owned subsidiary of Newfield. At the effective time, each outstanding share of EEX common stock will be converted into .05703 of a share of Newfield common stock (subject to the right of holders of EEX common stock to elect to receive units in a newly formed royalty trust in lieu of shares of Newfield common stock, with each such unit elected reducing the number of shares of Newfield common stock that would otherwise be received by .00054) and the outstanding shares of EEX preferred stock will be converted into an aggregate of 4,700,000 shares of Newfield common stock. A total of approximately 7.1 million shares of Newfield common stock will be issued pursuant to the merger agreement, representing approximately 12.4% of the total number of shares of Newfield common stock (on a fully diluted basis) to be outstanding after such issuance.

BACKGROUND OF THE MERGER

     As EEX's Board of Directors prepared to meet for their annual strategy review in July 2000, EEX was faced with four primary issues.

     - The Cooper Field infrastructure assets, including the Enserch Garden Banks floating production system, were generating no income for the company but had a capital lease obligation against the infrastructure assets of over $200 million. In addition, the infrastructure assets securing the capital lease obligation could not be sold separately without paying off the entire capital lease obligation.

     - The obligation to provide gas to the Encogen power plant was going to require EEX to incur substantial capital expenditures in 2000 and 2001 which ultimately totaled $62.5 million. This capital outlay was required to meet a delivery obligation entered into some years earlier by its predecessor company and would provide no future income to EEX.

     - The Arctic I drilling rig contract had two more years before it expired and EEX did not have firm drilling plans for the two year remaining term.

     - EEX was faced with liquidity issues. The company's balance sheet was not strong enough to realize fully the value of the assets, and its revolving bank agreement was scheduled to expire in two years, necessitating a refinancing of the company.

     At the EEX board meeting on July 25, 2000, management reviewed various strategic options with the EEX board based on the liquidity concerns and financial situation confronting EEX going forward. One of the options reviewed was the merger of EEX with an entity of sufficient size to realize the value of EEX's Gulf of Mexico and onshore opportunities. At its meeting on July 25, 2000, the board considered whether, due to the increase in commodity prices, particularly natural gas prices, it was an opportune time for EEX to review its strategic options. The board instructed EEX management to retain an investment bank to advise EEX concerning its strategic options, including a sale of the entire company. After interviewing several investment banks to serve as potential strategic advisors, on September 15, 2000, EEX retained Morgan Stanley & Co. Incorporated to provide financial advice to EEX in connection with its strategic options.

     During September 2000 Morgan Stanley and EEX created a data room for potential merger or sale candidates to review information concerning EEX. Potential candidates were required to sign a confidentiality agreement prior to gaining access to the data room. From September 2000 until the execution date of the merger agreement with Newfield, EEX management and Morgan Stanley contacted 51 companies, 25 of which signed confidentiality agreements, and 21 of which visited the EEX data room.

     In early September 2000, Newfield contacted EEX and Warburg regarding the possibility that EEX might be a candidate for an acquisition by Newfield, and EEX put Morgan Stanley in contact with representatives of Newfield. The parties executed a confidentiality agreement on October 4, 2000. The confidentiality agreement is for a two year term and includes, among other things, a standstill provision and customary provisions regarding the treatment of confidential information. On October 24 and 25, 2000, Newfield representatives reviewed information in the data room and were given presentations by EEX personnel concerning various operational and financial matters, both onshore and offshore. After reviewing the information, Newfield told Morgan Stanley that they were interested in EEX's onshore assets but were not interested in acquiring all of EEX.

     During the first, second and early third quarter of 2001, a number of potential acquirors commenced or continued their due diligence, and several parties to whom EEX had previously provided information continued with their due diligence analysis of EEX. EEX was engaged with such parties in discussions regarding potential acquisitions of all or a portion of the company.

     In early April 2001, Newfield again contacted EEX concerning a possible transaction in which Newfield would join with a third party to make a proposal to acquire all of EEX. Newfield indicated that it would acquire all of EEX's onshore assets and all of the offshore assets other than those leases in the area of EEX's Llano discovery, offshore Louisiana, various infrastructure which had been utilized in the Cooper Field (including the Enserch Garden Banks floating production system and pipelines), and the contract for the Arctic I semi-submersible drilling rig. The excluded assets were to be acquired by the third party. Discussions commenced with the third party but were terminated when the third party indicated it did not wish to make a bid.

     On May 21, 2001, Morgan Stanley provided the EEX Board of Directors with an update on the strategic alternatives for EEX and various financing alternatives. On May 23, 2001, Howard H. Newman, a director of EEX, reported to the EEX board that he had been contacted by Newfield and another potential acquiror regarding a transaction with EEX. Mr. Newman is also a director of Newfield. The purchase agreement pursuant to which Warburg purchased its preferred stock and warrants in EEX provides Warburg the right to designate one person for election to EEX's Board of Directors. Mr. Newman, a general partner of Warburg, Pincus & Co. and a Vice Chairman, Managing Director and member of Warburg, Pincus L.L.C., serves as such designee. An affiliate of Warburg owns less than 5% of the common stock of Newfield. Mr. Newman asked the other members of the EEX board for permission to discuss a possible transaction between Newfield and EEX. Mr. Newman wanted to make sure that the other board members were aware of any discussions he would have concerning this subject because of his membership on the boards of both companies, and the ownership by an affiliate of Warburg of less than 5% of the common stock of Newfield. The EEX board agreed that Mr. Newman could be involved in discussions with Newfield. The other inquiry was referred to Morgan Stanley.

     During early June, 2001, Mr. Newman and Frederick M. Lowther, another member of the EEX board, held a conference call with Newfield representatives concerning Newfield's interest in EEX. During the call, Newfield indicated that its valuation of EEX as a whole was below the then current market valuation. As a result, EEX ceased discussions with Newfield regarding an acquisition of the entire company.

     At the July 25, 2001 EEX board meeting, the EEX board approved the purchase of the lessor's interest in the Enserch Garden Banks floating production system, pipelines and related facilities for $69 million in order to provide additional alternatives to market the floating production facility. The transaction closed on August 2, 2001, but was recorded in the second quarter of 2001. The EEX board also decided to pursue a plan for the recapitalization of EEX while allowing Morgan Stanley to continue to pursue potential strategic transaction candidates. EEX commenced preparations for a private offering of $350 million principal amount of senior high-yield notes, the proceeds of which would be used to pay off borrowings under EEX's existing credit facility (which was to expire in June
2002) and the gas sales obligation with an affiliate of Enron North America. The financing would also include entry into a new $150 million bank credit facility. EEX also began contacting potential purchasers of its interest in the Llano Field discovery. The Llano Field interests were subsequently sold to Amerada Hess Corporation on September 6, 2001 for $50 million cash plus an overriding royalty interest of one-half of 1% for the first

100 million barrels of oil equivalent total production from the Llano Field and 1% on all production thereafter. Representatives of EEX were on the second day of a "road show" in connection with the senior note offering at the time of the September 11, 2001 terrorist attacks on New York City and Washington, D.C. In the aftermath of those attacks, debt financing ceased to be available for the type of high-yield transaction which EEX was pursuing, and the proposed offering was terminated.

     On November 5, 2001, EEX learned that Newfield desired to explore a possible combination of the companies. On November 13, 2001, David Trice, President and Chief Executive Officer of Newfield, and Mr. Hamilton held a meeting to discuss Newfield's renewed interest in EEX. On November 14, 2001, Newfield contacted Mr. Hamilton about a possible merger of the two companies. Mr. Hamilton replied that EEX was willing to reopen discussions with Newfield. On November 19, 2001, Newfield reviewed data relating to the Devil's Island prospect. Mr. Hamilton sent an electronic message to Mr. Trice on November 29, 2001, inviting Newfield to return to the EEX data room to update its information. Newfield again came to the EEX data room on December 7 and 10, 2001. On December 21, 2001, Newfield met internally to review the progress of its analysis of EEX. During the final two weeks of December and in early January 2002, Newfield continued to refine its valuation of the EEX assets.

     During late 2001 and early 2002, Warburg was from time to time contacted by a number of potential acquirors for EEX, all of whom were referred to Morgan Stanley.

     On January 10, 2002, Mr. Trice sent Mr. Hamilton an electronic message indicating that any transaction with EEX would require a purchase of Warburg's shares of EEX preferred stock at a discount, in order to allow Newfield to pay at least a market price for the outstanding EEX common shares. Mr. Trice indicated that he had forwarded several ideas to Warburg for its review regarding acquiring Warburg's interest in EEX.

     On January 18, 2002, Morgan Stanley representatives met with Newfield in Houston, Texas to review valuation issues concerning EEX.

     An EEX Board of Directors meeting was held on January 26, 2002 at which, among other things, the EEX board was updated on the status of the indications of interest for the company. Mr. Newman recused himself from and was not present for the portion of the meeting in which the board reviewed the discussions among EEX, potential acquirors and Warburg. Warburg agreed to conduct its own diligence on the then leading candidate as a basis for determining what portion of the consideration for their preferred stock they would consider taking as equity. Warburg also informed EEX that notwithstanding its rights to insist on cash consideration under the terms of its EEX preferred stock, it would be willing to accept liquid securities in exchange for its preferred shares.

     Newfield representatives met with EEX's onshore staff in EEX's San Antonio office in early February 2002 to examine information on EEX's onshore fields.

     On February 7, 2002, Warburg and Newfield discussed possible methods by which to structure an acquisition of Warburg's EEX preferred shares as part of a merger transaction between EEX and Newfield.

     During mid-February 2002, Morgan Stanley representatives held discussions with Newfield and two other unrelated parties concerning possible proposals to be made for EEX. On behalf of EEX, Morgan Stanley urged each party to finalize their respective evaluations of EEX and to submit written proposals to Morgan Stanley for review by EEX management and Morgan Stanley prior to an EEX board meeting to be held on March 14, 2002.

     At a meeting of the EEX Board of Directors held on February 20, 2002, Morgan Stanley reviewed with the board the status of negotiations with five potential acquirors, including Newfield. In particular, the presentation focused on the potential offer from a third party other than Newfield.

     On February 22, 2002, EEX reported preliminary results of a $168 million loss, or ($4.02) per share, for the fourth quarter ending December 31, 2001. For the year ended December 31, 2001, EEX reported preliminary results of a net loss of $160 million, or ($3.85) per share. These results arose primarily from extraordinary items totaling a loss of $160 million, including impairments required by FAS 121 and other extraordinary items. At year-end 2001, EEX's debt to capital ratio under its revolving credit agreement was greater than the agreement's limit of 60% because of the decrease in equity resulting from these losses and increases in borrowings. During February 2002, EEX's 17 bank lending group agreed to amend EEX's loan agreement to increase the ratio to 72% and waive the covenant breach. The amendment and waiver was to expire on April 30, 2002.

     The asset write downs which triggered the covenant breach consisted principally of non-cash impairments resulting from two transactions entered into by EEX's predecessor, infrastructure covered by a capital lease including a floating production system and pipelines and a natural gas delivery obligation. The natural gas delivery obligation arose from a transaction entered into by Enserch Exploration, Inc. in the late 1980s and involved a commitment to a west Texas cogeneration facility. In effect, EEX had to purchase natural gas on the open market to meet this delivery obligation. That obligation was fulfilled in May, 2001 and the contract expired the following month.

     The floating production system and pipelines were a part of Enserch Exploration's Cooper Field development in the deepwater Gulf of Mexico. Production began from Cooper in late 1996. Unfortunately, the field quickly depleted and was abandoned in 1999, idling the floating production system and pipelines. The obligations continued, however, in the form of principle and interest payments on the capital lease, equity repurchase, and maintenance and refurbishment of the equipment.

     At its March 14, 2002 meeting, the EEX board instructed management to complete the terms of a new credit facility with the 17 bank syndicate participating in EEX's existing revolving credit facility. This credit facility was due to expire in June 2002. The board had been advised that terms of the new credit facility, which had been in discussion since November of 2001, would require an amendment eliminating the requirement for the settlement of the gas sales obligations EEX had entered into with an affiliate of Enron North America. This amendment was necessary because a rise in natural gas prices during late February and early March 2002 had resulted in an increase in the mark-to-market cost to settle the obligation. This additional cost would eliminate any liquidity for EEX under the negotiated terms of the new credit facility. The board was informed that the failure to consummate the new credit facility by the date EEX was required to file its Form 10-K with the SEC would require EEX's independent auditors, Ernst & Young L.L.P., to issue its audit report with a report modification for a "going concern" uncertainty arising from the fact that the new credit facility would not have closed at the time the accountants issued their audit report. This "going concern" audit report would constitute an event of default under the existing revolving credit facility.

     During its March 14, 2002 meeting, the EEX board heard presentations from EEX management and Morgan Stanley concerning the four proposals which had been received and ongoing discussions with two other potential purchasers. The Newfield proposal was for a merger with EEX that provided for the issuance of Newfield common stock to the holders of the EEX equity (common and preferred) of either $225 million or $210 million and contingent net profits and royalty interests in certain of EEX's offshore assets. The offer was also contingent upon the holders of EEX's lease debt and bank debt accepting a discounted pay-off of their indebtedness. Morgan Stanley also updated the board on discussions with Warburg as to the consideration it was willing to receive in a transaction, and its willingness to accept a discount with respect to the liquidation value of the preferred stock. In addition, the EEX board heard from another investment bank regarding prospects for a renewed effort to recapitalize EEX through the sale of additional preferred shares to third parties and a new senior high yield debt offering. The EEX board instructed management to continue working with Morgan Stanley to obtain final proposals from Newfield and the other interested third parties by April 19, 2002 for review at a special board meeting to be held during the week of April 22. The EEX board also instructed management to continue its efforts with the second investment bank to develop a recapitalization plan and to test the market for new offerings of preferred stock and high-yield senior debt. EEX contacted several significant shareholders to determine whether they would be interested in participating in the proposed recapitalization of EEX. Under the terms of applicable confidentiality agreements, EEX disclosed to several of such shareholders its ongoing discussions concerning various strategic alternatives, including the Newfield proposal.

     During the first several months of 2002, EEX was in discussions with BP Exploration & Production Inc. concerning a possible transaction involving the leases EEX had acquired on its Treasure Island project in the Gulf of Mexico. Those discussions were nearing conclusion in late March. On March 22, 2002, Mr. Hamilton informed Mr. Trice about the discussions with BP and the terms of the proposed transaction in an effort to help Newfield understand and properly take into consideration the effect of a possible BP transaction in any bid Newfield might make. The proposed terms of the BP transaction included an area of mutual interest covering in excess of 110 blocks in the Gulf of Mexico around EEX's existing leases (the "AMI").

     During the first half of April 2002, Morgan Stanley held discussions with Newfield and three other companies concerning preparation of final proposals for a transaction with EEX.

     On April 17, 2002, Mr. Trice informed Mr. Hamilton that Newfield's board would meet on April 22 to approve the final Newfield proposal to EEX. He informed Mr. Hamilton that, as had happened whenever the Newfield board had discussed EEX in the past, Mr. Newman would be recused from and would not be present at the meeting and that Mr. Newman had not been provided with any Newfield materials concerning EEX. On April 18, 2002, Newfield representatives reviewed the preliminary results from the Devil's Island well EEX was drilling together with Amerada Hess in the greater Llano area.

     On April 24, 2002, the EEX board met in New York City to review the five proposals received by Morgan Stanley for an acquisition of EEX and to review the progress on a recapitalization plan. Morgan Stanley made a presentation regarding each of the proposals, which included a comparison of the material financial terms of each proposal. The Newfield proposal provided that the EEX common shareholders would receive .0552 of a share of Newfield common for each EEX common share held, comprising an aggregate amount of 2,345,304 shares of Newfield common stock to be issued as merger consideration. As owner of the EEX preferred shares, Warburg would receive an aggregate of 4,654,696 shares of Newfield common stock and a 20% net profits interest in EEX's Treasure Island acreage position. The proposal assumed certain debt limits and other obligations for EEX which were incorrect at the time. The proposal was also conditioned on the requirements that the AMI would not include horizons shallower than 20,000 feet, and that the BP transaction would be on terms otherwise acceptable to Newfield. Newfield had been informed verbally prior to the board meeting that its assumptions regarding elements of EEX's debt were incorrect, and was supplied with the correct numbers. Mr. Trice informed Morgan Stanley that revised debt information would result in the number of shares being offered to the EEX common shareholders being reduced by 400,000. During the board meeting, representatives of Warburg indicated that it would be acceptable to Warburg for the 20% net profits interest in the Treasure Island acreage position to be paid to the EEX common shareholders rather than to Warburg.

     During the April 24, 2002 meeting, EEX management and another investment bank reviewed the progress made on a recapitalization plan for EEX. The EEX board was informed that several parties had expressed an interest in acquiring portions of a proposed preferred share offering and that the other investment bank felt that market conditions were favorable for a private high-yield senior debt offering by EEX. The board was also advised that EEX had reached agreement with its two agent banks on a term sheet for the new secured credit facility.

     The EEX board (with Mr. Newman abstaining) directed EEX management to concentrate its efforts in concluding a merger transaction with Newfield. The EEX board's decision to concentrate its merger efforts with Newfield was based on, among other things, the fact that Newfield's proposal provided the highest value per share of EEX common stock from among all of the proposals, Warburg's agreement to permit the net profits interests to be paid to the EEX common shareholders instead of the preferred shareholders, the fact that Newfield had significantly completed its asset diligence and the liquidity provided by Newfield common stock. As a second priority, the EEX board directed EEX management to continue its efforts to reach agreement with potential investors for the sale of a new preferred stock offering and to begin efforts toward a new high-yield senior debt offering. Finally, the EEX board voted to enter into the new secured credit facility with the 17 bank lending group when agreements had been finalized.

     Beginning on April 29, 2002 and continuing through May 29, 2002, there were almost daily meetings and conversations between EEX, EEX's legal counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., and Morgan Stanley with Newfield, Newfield's investment bank, UBS Warburg, and Newfield's legal counsel, Vinson & Elkins L.L.P. In addition, legal counsel for Warburg, Willkie Farr & Gallagher, participated in negotiations concerning those transaction issues relating to Warburg.

     Mr. Trice and Mr. Hamilton met on May 1, 2002 to discuss various issues concerning the possible merger. Mr. Hamilton and Mr. Trice discussed Newfield's concerns related to the area of mutual interest in the Treasure Island negotiations with BP and the possible views of various EEX shareholders with large positions in EEX common stock. During the meeting Mr. Trice indicated that Newfield was considering changing the 20% net profits interest to an overriding royalty interest, promising to follow up with a detailed term sheet. The term sheet was delivered to EEX on May 2, 2002. Between May 2 and May 6, 2002, there were numerous conversations, primarily between David Henderson, Executive Vice President and Chief Operating Officer for EEX, and Elliot Pew, Vice President-Exploration for Newfield, concerning the overriding royalty interest. On May 6, 2002, the parties agreed upon a term sheet applicable to the Treasure Island overriding royalty, incorporating the terms subsequently included in the final merger documents.

     Between May 13 and May 20, 2002, there were several discussions and communications between Mr. Henderson and Messrs. Trice and Pew concerning the terms of the AMI. After a review of the proposed terms with Newfield on May 13, 2002, Mr. Hamilton proposed on May 15 several options to BP related to the AMI. On May 17, 2002, Mr. Henderson forwarded to Mr. Pew the terms upon which EEX was willing to finalize its AMI arrangement with BP. On May 20, BP responded with some changes to the EEX proposal. These changes were acceptable to Newfield and EEX. The Treasure Island agreement with BP was executed by BP and EEX on May 21, 2002.

     On May 17, 2002, Mr. Trice forwarded a final proposal to Mr. Hamilton, Warburg, and Morgan Stanley. Mr. Trice indicated that the proposal must be accepted by May 21 or Newfield would withdraw its proposal and terminate discussions. The proposal provided that as a result of the merger, all of the outstanding common stock of EEX would be converted into an aggregate of 2,400,000 shares of Newfield common stock and that an overriding royalty interest in EEX's Treasure Island project would be distributed to a trust or other appropriate entity for the benefit of EEX's common shareholders immediately prior to closing of the proposed transaction. Assuming a total of 42,487,395 shares of EEX common stock outstanding, this would result in an exchange ratio of .0565 of a share of Newfield common stock for each outstanding share of EEX common stock. In addition, all of the outstanding shares of EEX preferred stock would be converted into an aggregate of 4,700,000 shares of Newfield common stock.

     The EEX board met by telephone on May 21, 2002. EEX management and legal counsel made presentations to the board concerning the status of the negotiations with Newfield and the status of the various related agreements as of that date. Information regarding the terms of other offers received by Morgan Stanley was presented to the EEX board. The other offers provided the holders of common stock with less than the Newfield offer, were subject to financing contingencies, and were generally from companies which were smaller than Newfield and thus less capable of addressing EEX's liquidity issues. At least one of the proposals came from a company that had significant diligence to complete and thus presented a timing issue. Morgan Stanley presented its financial and valuation analysis of Newfield's May 17 proposal and indicated that they would be prepared to provide a fairness opinion regarding the aggregate consideration offered in connection with Newfield's proposal to be received by holders of EEX common stock, subject to the final terms of the agreements being completed and review by its internal fairness committee. EEX management informed the board that JPMorgan had been retained to provide an opinion on the transaction when the final terms were complete. Akin, Gump reviewed with the EEX board the two-thirds vote required under Texas law to approve the proposed merger. EEX management also updated the EEX board on the status of efforts to reach agreement with potential investors for the sale of a new preferred stock offering and efforts toward a new high yield senior debt offering. After the presentations, Mr. Newman recused himself and left the phone call. The remaining members of the EEX board then discussed the proposals. Thereafter, Mr. Newman rejoined the call and the EEX board voted

(with Mr. Newman abstaining) to instruct management to finalize the merger agreement and related documents with Newfield and present them to the board for final approval as soon as possible. The EEX board determined to proceed with a merger with Newfield for the reasons set forth above. The EEX board considered the relative merits of a recapitalization and a merger, including, among other factors, the potential long term value for EEX shareholders presented by each. The board chose a merger transaction as opposed to a recapitalization of EEX because of the execution risks associated with completing a multi-step recapitalization subject to market risks at a time when EEX was in default under its then existing credit facility and had not yet completed negotiations with lenders concerning a new credit facility.

     Between May 21 and May 29, 2002, EEX and Newfield and their respective legal counsel worked to finalize the merger agreement, overriding royalty conveyance documents, trust agreement, amendment to the EEX rights agreement and waiver agreement relating to the Warburg Purchase Agreement, each of which was also reviewed and commented upon by Warburg and its legal counsel. Warburg and its legal counsel worked with Newfield and its legal counsel to finalize the voting agreement and the registration rights agreement, each of which was also reviewed and commented upon by EEX and its legal counsel. The negotiations between EEX and Newfield included discussions concerning the mechanism by which EEX common shareholders would be allowed to elect to take Newfield common stock, units in the Treasure Island overriding royalty trust, or a combination of both. This mechanism is further described under the headings "The Merger
Agreement -- Trust Units" and "The Companies -- Treasure Island Royalty Trust."

     On May 28, 2002, the Board of Directors of Newfield approved the merger agreement and related documents and the transaction contemplated thereby. Mr. Newman recused himself from and was not present at this meeting. In connection with their consideration of the transaction, representatives of Vinson & Elkins L.L.P. reviewed the terms of the transaction documents and UBS Warburg L.L.C. presented its oral opinion to the board that the consideration to be paid by Newfield in the merger was fair, from a financial point of view, to Newfield. UBS Warburg L.L.C. is not affiliated with Warburg.

     The EEX board met on May 29, 2002 by telephone to review the final terms of the merger agreement, the voting agreement, overriding royalty conveyance documents, trust agreement, amendment to the EEX rights agreement, and waiver agreement relating to the Warburg Purchase Agreement. Mr. Newman did not participate in the meeting. In addition, prior to the meeting Warburg had advised the EEX board by electronic message that, subject to the approval of the acquisition by the EEX board, Warburg was prepared, subject to review of final documents and approval by the EEX board, to execute a voting agreement with representatives of Newfield. Management of EEX and representatives of Akin, Gump, Strauss, Hauer & Feld, L.L.P. discussed the structure of the transaction, the change of control provisions as they relate to EEX management and employees, the status of the negotiations with the bank lending group in connection with the new secured credit facility, and the terms of the various agreements. Morgan Stanley presented its financial and valuation analyses and its oral opinion to the board that, subject to certain matters reviewed with the EEX board and stated in Morgan Stanley's written opinion, the aggregate consideration to be received by the holders, as a group, of EEX common stock in the proposed merger was, as of the date of the meeting, fair, from a financial point of view, to such shareholders. Management also advised the board that JPMorgan had provided its oral opinion to the effect that, subject to certain matters stated in its written opinion, the aggregate consideration to be received by the holders, as a group, of EEX common stock in the proposed merger was, as of the date of the meeting, fair, from a financial point of view, to such shareholders. Following additional discussion and deliberation the board members present unanimously approved the merger agreement, the voting agreement, the overriding royalty conveyance documents, the trust agreement, amendment to the EEX rights agreement, the waiver agreement relating to the Warburg Purchase Agreement and the transactions contemplated by such agreements, and agreed to recommend that EEX's shareholders approve the merger agreement.

     Subsequent to the meeting of the EEX Board of Directors, legal counsel for EEX, Newfield and Warburg finalized the merger agreement, the Warburg voting agreement and related documents. The new secured credit facility with the bank lending group was executed by all parties by 2:00 p.m., May 29, 2002.

During the afternoon of May 29, 2002, subsequent to the execution of the new secured credit facility, EEX and Newfield entered into the merger agreement. Simultaneously, EEX, Newfield, Warburg and the parties to the voting agreement, the waiver agreement relating to the Warburg Purchase Agreement and the registration rights agreement executed their respective documents. Newfield and EEX announced the transaction on May 29, 2002.

NEWFIELD'S REASONS FOR THE MERGER

     Newfield is acquiring EEX because the assets and operations of EEX are complementary to those of Newfield. EEX's onshore properties are located in Newfield's core South Texas focus area, and the merger will make Newfield one of the largest independent producers in this area. In addition, during the past year, Newfield has been seeking to establish its offshore operations in the deepwater of the Gulf of Mexico. EEX's acreage position in the Gulf of Mexico will help Newfield accomplish this objective.

EEX'S REASONS FOR THE MERGER; RECOMMENDATION OF THE EEX BOARD OF DIRECTORS

     By the unanimous vote of directors present at a meeting held on May 29, 2002, the EEX Board of Directors determined the merger to be advisable and in the best interests of EEX and its shareholders and approved the merger and the merger agreement and determined to recommend that the EEX shareholders approve the merger agreement.

     In reaching its decision to declare the merger advisable and approve the merger and the merger agreement and the transactions contemplated thereby, the EEX Board of Directors consulted with EEX's legal and financial advisors, as well as with EEX's management. The EEX Board of Directors considered the company's financial situation and future prospects. In particular, the EEX Board of Directors considered the following material factors:

     - Increased Liquidity and Long-Term Financial Stability. The EEX Board of Directors considered the company's liquidity issues, in particular the limited available credit under its new revolving credit facility and EEX's potential inability to meet payment obligations on its senior notes in early 2003. EEX's new secured credit facility provides only limited liquidity relative to its prior credit arrangements and matures March 31, 2003. This decreased liquidity and the new credit facility's short term would require EEX to raise additional equity and successfully place a high yield debt offering in order to meet EEX's financing needs. If the merger with Newfield is completed, no such financing will be required and the risk that these financial steps could not be accomplished will be eliminated.

     - Increased Financial Strength to Exploit Assets. The EEX Board of Directors considered the likelihood that the company could not fully realize the value of its Gulf of Mexico and onshore opportunities absent a merger of EEX with an entity of sufficient size. Only a company with a strong balance sheet can fully realize the value of the EEX assets, particularly its deepwater Gulf of Mexico assets and the Treasure Island acreage position. If the merger with Newfield is completed, Newfield will have a strong enough balance sheet to participate in the development of any exploratory success on these assets. EEX as a stand-alone company would be required to continue to reduce its interest through sales or to take smaller carried interests in any developments on these assets.

     - Receipt of an Attractive Currency. If the merger with Newfield is completed, EEX shareholders will receive, if they so choose, an attractive currency in Newfield common stock. Newfield common stock has historically maintained an attractive valuation compared to its peers.

     - Significant Non-Cost Bearing Exposure to the Treasure Island Project. As more fully explained under the heading "The Merger Agreement -- Trust Units," upon completion of the merger with Newfield, EEX's common shareholders would have the option to elect to receive units in a new trust in lieu of Newfield common stock. The trust will own overriding royalty interests in future production from defined intervals generally at depths of more than 20,000 feet from certain Gulf of Mexico lease blocks located on the federal Outer Continental Shelf in which EEX owns or may acquire an interest. EEX has identified nine prospects at depths of more than 20,000 feet, which, if productive, could bring substantial value through the overriding royalty interests to the trust. EEX and Newfield can give no assurances that these prospects will produce oil or gas or that, if oil or gas is found, that the oil or gas will be developed, as the costs for drilling to and producing at these depths will be significant.

     - Greater Exposure to Attractive North America Natural Gas
       Fundamentals. Upon completion of the merger, approximately 83% of Newfield's production would consist of natural gas from North America. Newfield's strong balance sheet should enable it to manage price risk more effectively, allowing the stockholders greater upside potential if natural gas prices increase in the future.

     - Additional Capital. The combined company resulting from the merger will bring together two strong onshore U.S. production companies and would be able to provide capital to fund additional exploration and development activities on EEX's onshore properties.

     - Favorable Terms Compared to Other Proposals. The terms of the Newfield merger provide the holders of EEX common stock more value than the other offers presented to the EEX Board of Directors. Other offers were subject to financing contingencies and were generally from companies which are smaller than Newfield and thus less capable of addressing EEX's liquidity issues. In addition, one of the other proposals came from a company that had significant due diligence to complete and thus presented a timing issue. The EEX Board of Directors chose a merger transaction with Newfield over a recapitalization of EEX because of the execution risks associated with completing a multi-stock recapitalization subject to market risks.

     The EEX Board of Directors also considered the following material factors in its analysis:

     - information concerning the financial condition, results of operations, prospects and businesses of both EEX and Newfield, including the reserves of the companies, their production volumes, their cash flows from operations, the recent stock market performance of EEX common stock and Newfield common stock, and the ratio of EEX's common stock price to Newfield's common stock price over various periods;

     - current industry, economic and market conditions and the EEX Board of Directors' understanding of present and anticipated environment in the independent exploration and production sector of the energy industry, and the continued consolidation within this sector;

     - other strategic options available to EEX (including the sale of additional preferred stock, an offering of high yield debt and other potential transactions) and their relative advantages and disadvantages vis-a-vis the merger;

     - the opinion of outside legal counsel that the merger could be accomplished on a tax-free basis;

     - presentations from, and discussions with, senior executives of EEX, representatives of its outside legal counsel and representatives of Morgan Stanley and JPMorgan regarding the business, financial and legal due diligence, as applicable, with respect to Newfield and the terms and conditions of the merger agreement; and

     - the financial analyses of Morgan Stanley and the EEX Board of Directors' receipt of opinions from each of Morgan Stanley and JPMorgan that, as of May 29, 2002 and subject to certain matters stated in such opinions, the aggregate consideration to be received by holders, as a group, of EEX common stock in the proposed merger was fair, from a financial point of view, to such holders.

     The EEX Board of Directors also considered certain risks and potential disadvantages associated with the merger, including:

     - the risk that the merger might not be completed as a result of a failure to satisfy the conditions to the merger;

     - the risk that the operations of the two companies may not be successfully integrated; and

     - other matters described under "Risk Factors."

     The foregoing discussion of the information and factors considered by the EEX Board of Directors is not exhaustive but does include all material factors considered by the EEX Board of Directors. The EEX Board of Directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the merger agreement and the merger are fair to and in the best interests of EEX and its shareholders. In addition, individual directors may have given different significance to different factors. As a result of its consideration of the foregoing and other relevant considerations, the EEX Board of Directors determined that the merger agreement and the merger are advisable and in the best interests of EEX and its shareholders and adopted the merger agreement and approved the merger. In considering the recommendation of the EEX Board of Directors with respect to the merger, shareholders should be aware that the interests of certain directors and executive officers with respect to the merger are or may be different from the interests of the shareholders generally. The EEX Board of Directors was aware of these interests and took these interests into consideration in approving the merger agreement and the transactions contemplated thereby. See "-- Interests of Certain Persons in the Merger."

     BY UNANIMOUS VOTE OF THE DIRECTORS PRESENT AT THE MAY 29, 2002 MEETING OF THE EEX BOARD OF DIRECTORS, AT WHICH THE MERGER AGREEMENT AND THE MERGER WERE CONSIDERED AND VOTED UPON, THE EEX BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND APPROVED THE MERGER, AND RECOMMENDS THAT THE HOLDERS OF EEX COMMON STOCK AND EEX PREFERRED STOCK VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS TO EEX

     EEX retained Morgan Stanley to provide it with financial advisory services in connection with the evaluation of strategic alternatives and retained JPMorgan to provide it with financial advisory services in connection with the merger. Morgan Stanley and JPMorgan were selected to act as EEX's financial advisors based on their qualifications, expertise and reputation and their knowledge of the business and affairs of EEX. Each of Morgan Stanley and JPMorgan provided written opinions, as more fully described below, to the EEX Board of Directors in connection with its consideration of the mergers.

  MORGAN STANLEY

     At the meeting of the EEX Board of Directors on May 29, 2002, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of May 29, 2002, and subject to and based on the various considerations set forth in its opinion, the aggregate consideration to be received by the holders, as a group, of shares of EEX common stock pursuant to the merger agreement was fair from a financial point of view to such holders. For the purposes of its opinion, Morgan Stanley assumed, with the consent of the EEX Board of Directors, that the aggregate consideration to be received by the holders of the EEX common stock will consist solely of Newfield common stock, and that no such holder will elect to receive any trust units in the merger.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION, DATED AS OF MAY 29, 2002, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF EEX COMMON STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF EEX, ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE AGGREGATE CONSIDERATION RECEIVED BY THE HOLDERS, AS A GROUP, OF SHARES OF EEX COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY EEX SHAREHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING OR AS TO WHETHER HOLDERS OF EEX COMMON STOCK SHOULD ELECT TO RECEIVE ANY TRUST UNITS IN LIEU OF NEWFIELD COMMON STOCK. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

          (a) reviewed certain publicly available financial statements and other information of EEX and Newfield, respectively;

          (b) reviewed certain internal financial statements and other financial and operating data, including internal oil and gas reserve estimates concerning EEX, prepared by the management of EEX;

          (c) reviewed certain financial forecasts prepared by the management of EEX;

          (d) reviewed certain financial forecasts and estimates for Newfield of certain securities analysts contained in publicly available research reports and discussed with management of EEX and Newfield such forecasts and estimates;

          (e) reviewed and discussed the past and current operations and financial condition and the prospects of EEX, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with management of EEX, including, EEX's management's view of the strategic rationale for, and the timing of, the merger, and management's view of the risks and uncertainties associated with not pursuing the merger;

          (f) reviewed and discussed the past and current operations and financial condition and the prospects of Newfield, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with management of Newfield;

          (g) reviewed the pro forma impact of the transaction on Newfield's cash flow per share, oil and gas reserves and production and financial ratios;

          (h) reviewed the reported prices and trading activity for EEX common stock and Newfield common stock;

          (i) compared the financial performance of EEX and Newfield and the prices and trading activity of EEX common stock and Newfield common stock with that of certain comparable publicly-traded companies and their securities;

          (j) reviewed certain reserve reports prepared by EEX and EEX's independent reserve engineers;

          (k) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (l) participated in discussions and negotiations among representatives of EEX and Newfield and their financial and legal advisors;

          (m) reviewed a draft of the merger agreement and certain related documents; and

          (n) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it for the purposes of its opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of EEX and Newfield. Morgan Stanley did not receive financial forecasts or internal financial or operating information for Newfield from either Newfield or EEX. Instead, for the purposes of its analysis, Morgan Stanley relied, with EEX's consent, on publicly available information of Newfield, including certain financial forecasts and estimates for Newfield of certain securities analysts contained in publicly available research reports. Morgan Stanley relied upon, without independent verification, the assessment by the management of EEX of (1) the strategic, financial and other benefits expected to result from the merger and (2) the strategic rationale for, and the timing of, the merger, and management's view of the risks and uncertainties associated with not pursuing the merger.

     Morgan Stanley assumed that in connection with the receipt of all necessary regulatory approvals for the proposed merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley did not make any independent valuation or appraisals of the assets or liabilities of EEX, nor has it been furnished with any such appraisals, other than the reserve reports referred to in (j) above. With respect to reserve estimates and reports referred to in (b) and (j) above, Morgan Stanley is not an expert in the engineering evaluation of oil and gas properties and, with EEX's consent, relied, without independent verification, upon the internal reserve estimates prepared by EEX. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions in effect on, and the information made available to it as of May 29, 2002.

     Morgan Stanley noted that, in accordance with the terms of the merger agreement, a holder of EEX common stock may elect to receive trust units in lieu of shares of Newfield common stock, and, as a result, holders of EEX common stock may receive a combination of Newfield common stock and trust units in the merger that is different from the combination that the other holders of EEX common stock receive. Morgan Stanley's opinion addresses only the fairness, from a financial point of view, of the aggregate consideration to be received by the holders of shares of EEX common stock pursuant to the merger agreement to such holders as a group, and does not address the fairness of the consideration to be received by any individual holder of EEX common stock. In addition, Morgan Stanley expresses no opinion as to the consideration to be received by the holders of EEX preferred stock or the relative allocation of the consideration to be received in the merger by the holders of EEX common stock and by the holders of EEX preferred stock. Morgan Stanley's opinion does not address the underlying business decision or the legal basis to effect the transactions contemplated by the merger agreement or the relative merits of the transactions contemplated by the merger agreement as compared to any alternate business transaction, or other alternative, whether or not such alternative could be achieved. In addition, Morgan Stanley's opinion does not in any manner address the prices at which the Newfield common stock will trade at any time, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of EEX should vote at the shareholders' meeting held in connection with the merger or as to whether holders of EEX common stock should elect to receive any trust units in lieu of Newfield common stock.

     The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated May 29, 2002. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Net Asset Valuation. Morgan Stanley estimated EEX's net asset value using two methodologies, one based on a discounted cash flow analysis and the other based on precedent asset transactions analysis. Morgan Stanley estimated, at various hydrocarbon pricing scenarios and a 10% discount rate, the present value of the future pre-tax cash flows that EEX could be expected to generate from its proved reserves as of December 31, 2001. In the analysis, Morgan Stanley assumed three alternative cases for future oil and natural gas prices. The first scenario was generated using the average futures prices listed on NYMEX on May 22, 2002. The second scenario was calculated using First Call median estimates for future oil and gas prices as of May 22, 2002. The third scenario was used to analyze the potential downside case with future commodity prices held constant as estimated by Morgan Stanley. For each of the three scenarios, Morgan Stanley calculated the unlevered free cash flows that EEX would be expected to generate from its proved reserves during the fiscal years 2002 through 2016 and the value of the remaining proved reserves projected at 2016 based upon engineering projections prepared by the management of EEX. The unlevered free cash flows and remaining value of proved reserves were then discounted to obtain a present value using a discount rate of 10%. To those estimated values for EEX's proved reserves, Morgan Stanley added assessments of the value of certain other assets and liabilities of EEX, including, but not limited to, other land, acreage, other assets, working capital, the book value of debt, the present value of EEX's gas sales obligation and the value of its preferred stock (based on 4.7 million shares of Newfield common stock to be received by the holders of EEX preferred stock pursuant to the merger) based on information and assumptions provided by EEX's management. The analysis resulted in an implied value of EEX's common equity of $0 to $100 million.

     Morgan Stanley also estimated EEX's net asset value based on a precedent asset transactions analysis. For this analysis, Morgan Stanley reviewed selected financial and operating information for precedent asset transactions which involved proved reserves that for the purposes of this analysis may be considered to have similar operating and financial characteristics to those of EEX's proved reserves. Morgan Stanley defined Firm Value as the sum of equity market capitalization, total debt and preferred stock, minus cash and cash equivalents. Mcfe was defined as one thousand cubic feet equivalent of natural gas assuming a conversion ratio of six thousand cubic feet of natural gas to one barrel of oil.

     The results of these analyses are as follows:

                                                       PRECEDENT ASSET     SELECTED VALUATION
                                                      TRANSACTIONS RANGE         RANGE
                                                      ------------------   ------------------
Firm Value/Proved Mcfe..............................   $0.72 - $2.08        $1.00 - $1.50

     Morgan Stanley applied the selected valuation range in the table above to estimate the value of EEX's proved reserves as of December 31, 2001. To those estimated values for EEX's proved reserves, Morgan Stanley added assessments of the value of certain other assets and liabilities of EEX, including, but not limited to, other land, acreage, other assets, working capital, the book value of debt, the present value of EEX's gas sales obligation and the value of its preferred stock (based on 4.7 million shares of Newfield common stock to be received by the holders of EEX preferred stock pursuant to the merger) based on information and assumptions provided by EEX's management. The analysis resulted in an implied value of EEX's common equity of $0 to $114 million.

     No asset transaction utilized in the comparable asset transactions analysis is identical to EEX or its assets. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable asset transaction data.

     Comparable Company Analysis. Morgan Stanley reviewed selected financial information, ratios and public market multiples for the following publicly traded companies:

     - Cabot Oil & Gas Corp.;

     - Magnum Hunter Resources Inc.;

     - St. Mary Land & Exploration Co.;

     - Swift Energy Co.;

     - Range Resources Corp.;

     - Comstock Resources, Inc.;

     - 3TEC Energy Corp.;

     - Meridian Resource Corp.; and

     - Brigham Exploration Co.

     The selected companies were chosen because they are publicly traded companies that for purposes of this analysis may be considered similar to EEX.

     The multiples and ratios for each of the selected companies were based on the most recent publicly available information and on closing prices as of May 24, 2002. Morgan Stanley defined EBITDAX as earnings before interest, taxes, depletion, depreciation, amortization and exploration expense.

     The results of these analyses are as follows:

                                                     COMPARABLE COMPANY   SELECTED VALUATION
                                                           RANGE                RANGE
                                                     ------------------   ------------------
Firm Value/2002 Estimated EBITDAX..................     4.3 - 8.3            6.0 - 7.0
Firm Value/2003 Estimated EBITDAX..................     3.5 - 7.3            5.0 - 6.0
Firm Value/Proved Mcfe.............................   $1.00 - $1.88        $1.20 - $1.50

     Morgan Stanley applied the selected valuation range in the table above to estimates prepared by the management of EEX. The analysis resulted in an implied value of EEX's common equity of $0 to $120 million.

     No company utilized in the comparable company analysis is identical to EEX. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EEX, such as the impact of competition on the business of EEX and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of EEX or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

     Precedent Corporate Transactions Analysis. Using publicly available information, Morgan Stanley performed an analysis of the following precedent corporate transactions that were comparable to the merger in certain respects:

     - Helmerich & Payne, Inc./Key Production Company, Inc.;

     - Magnum Hunter Resources Inc./Prize Energy Corp.;

     - Dominion Resources, Inc./Louis Dreyfus Corp.;

     - Devon Energy Corp./Mitchell Energy Corp.;

     - Westport Resources Corp./Belco Oil & Gas Corp.; and

     - Kerr-McGee Corp./HS Resources, Inc.

     The results of these analyses are as follows:

                                                      PRECEDENT CORPORATE   SELECTED VALUATION
                                                      TRANSACTIONS RANGE          RANGE
                                                      -------------------   ------------------
Firm Value/LTM EBITDAX..............................     3.2 - 8.6             4.5 - 6.5
Firm Value/Proved Mcfe..............................   $0.77 - $1.43         $1.15 - $1.40

     Morgan Stanley applied the selected valuation range in the table above to estimates prepared by the management of EEX. The analysis resulted in an implied value of EEX's common equity of $0 to $72 million.

     No transaction utilized as a comparison in the precedent corporate transactions analysis is identical to the merger. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Newfield or EEX, such as the impact of competition on Newfield, EEX and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Newfield, EEX or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent corporate transaction data.

     90 Day Historical Range Analysis. Morgan Stanley reviewed the daily closing price of EEX common stock for the 90 day period from February 24, 2002 to May 24, 2002. The value of EEX common equity during this period varied from $71 million to $102 million.

     Pro Forma Financial Results. Morgan Stanley reviewed the pro forma impact of the merger on Newfield's projected cash flow per share for the fiscal years ended 2002 and 2003 based upon two cases for EEX's capital spending. One case assumed EEX's capital spending would be limited to its available cash and borrowing capacity and the other case assumed Newfield could increase EEX's capital spending budget. The analysis was performed utilizing publicly available securities research analyst estimates for Newfield and estimates for EEX prepared by EEX management based on comparable commodity price forecasts. Based on these estimates, the merger would be expected to be accretive to Newfield's cash flow per share in 2002 and slightly dilutive to Newfield's cash flow per share in 2003 based upon EEX's available capital spending budget and accretive to Newfield's cash flow per share in 2002 and 2003 assuming Newfield could increase EEX's capital spending, without giving effect to any potential synergies that may result from the merger in either case.

     In connection with the review of the merger by the EEX Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses or factors considered by it, without considering all analyses and factors as a whole, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of EEX.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Newfield or EEX. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness, from a financial point of view, of the aggregate consideration to be received by the holders, as a group, of shares of EEX common stock pursuant to the merger agreement and were conducted in connection with the delivery by Morgan Stanley of its opinion dated May 29, 2002 to the EEX Board of Directors. The analyses do not purport to be appraisals or to reflect the prices at which EEX common stock actually may be valued or the prices at which the EEX common stock may actually trade in the marketplace.

     In addition, as described above, Morgan Stanley's opinion and presentation to the EEX Board of Directors was one of many factors taken into consideration by the EEX Board of Directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the EEX Board of Directors with respect to the value of EEX or its common stock or of whether the EEX Board of Directors would have been willing to agree to a different consideration to be received by the holders of shares of EEX common stock. The consideration pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between Newfield and EEX and were approved by the EEX Board of Directors. Morgan Stanley provided advice to EEX during the course of such negotiations; however, the decision to enter into the merger agreement and to accept the consideration pursuant to the merger agreement was solely that of the EEX Board of Directors. Morgan Stanley did not recommend any specific consideration to EEX or that any given consideration constituted the only appropriate consideration for the merger.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for EEX and have received fees for the rendering of these services. In the ordinary course of Morgan Stanley's business, Morgan Stanley or its affiliates may from time to time trade in the securities of or indebtedness of EEX and Newfield for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness.

     Pursuant to the engagement letter dated September 15, 2000 between EEX and Morgan Stanley, EEX agreed to pay Morgan Stanley a customary fee for Morgan Stanley's financial advisory services. EEX has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, EEX has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

  JPMORGAN

     On May 29, 2002, JPMorgan delivered its written opinion to the EEX Board of Directors, to the effect that, as of such date and based upon and subject to certain matters stated therein, the aggregate consideration to be received by the holders, as a group, of EEX common stock in the merger was fair, from a financial point of view, to those holders. JPMorgan's opinion noted that, for purposes of its opinion, JPMorgan assumed, with the consent of the EEX Board of Directors, that the aggregate consideration to be received by the holders of EEX common stock will consist solely of Newfield common stock, and that no such holder will elect to receive any trust units in the merger.

     THE FULL TEXT OF THE JPMORGAN'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY JPMORGAN IN RENDERING ITS OPINION, IS INCLUDED AS ANNEX D. JPMORGAN'S WRITTEN OPINION WAS ADDRESSED TO THE EEX BOARD OF DIRECTORS, WAS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS, AS A GROUP, OF EEX COMMON STOCK IN THE MERGER, AND DID NOT CONSTITUTE A RECOMMENDATION TO ANY EEX SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE MERGER OR ANY OTHER MATTER RELATED THERETO OR AS TO WHETHER SUCH HOLDER SHOULD ELECT TO RECEIVE NEWFIELD COMMON STOCK OR TRUST UNITS. THE FOLLOWING SUMMARY OF THE MATERIAL PROVISIONS OF JPMORGAN'S OPINION IS QUALIFIED BY REFERENCE TO SUCH OPINION. EEX SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

     In arriving at its opinion, JPMorgan, among other things:

     - reviewed a draft of the merger agreement dated May 29, 2002;

     - reviewed certain publicly available business and financial information concerning EEX and Newfield and the industries in which they operate;

     - compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

     - compared the financial and operating performance of the business of Newfield and EEX with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of EEX common stock and Newfield common stock and certain publicly traded securities of those other companies;

     - reviewed certain internal financial analyses and forecasts prepared by the management of EEX relating to its business and equity research reports with respect to Newfield and its business;

     - reviewed copies of reports relating to oil and gas reserves of EEX provided by EEX and copies of summary information relating to oil and gas reserves of Newfield;

     - discussed with management of EEX alternatives available to EEX in the absence of the merger; and

     - performed other financial studies and analyses and considered other information deemed appropriate for the purposes of its opinion by JPMorgan.

     JPMorgan held discussions with certain members of the management of Newfield and EEX with respect to certain aspects of the merger, and the past and current business operations of Newfield and EEX, the financial condition and future prospects and operations of Newfield and EEX, the effects of the merger on the financial condition and future prospects of EEX and Newfield, and certain other matters JPMorgan believed necessary or appropriate to its inquiry. JPMorgan's opinion noted that it did not receive any financial analyses or forecasts from Newfield as to Newfield's projected financial performance.

     In giving its opinion, JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by Newfield or EEX or otherwise reviewed by it, and JPMorgan did not assume any responsibility or liability therefor. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to it (other than the reserve reports), and JPMorgan did not assume any responsibility or liability for undertaking any valuation or appraisal of EEX or Newfield, or as to the solvency of or issues relating to solvency concerning EEX. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of EEX to which such analyses or forecasts relate. JPMorgan also assumed that the merger would qualify as a tax-free reorganization for United States federal income tax purposes, and that the merger and the other transactions contemplated by the agreement would be consummated as described in the agreement. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan also assumed that the definitive agreement would not differ in any material respects from the draft thereof furnished to JPMorgan. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Newfield or on EEX or on the contemplated benefits of the merger.

     JPMorgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. Subsequent developments may affect the written opinion, and JPMorgan does not have any obligation to update, revise, or reaffirm that opinion. JPMorgan's opinion was limited to the fairness, from a financial point of view, of the aggregate consideration to be received by the holders, as a group, of EEX common stock in the proposed merger. JPMorgan expressed no opinion as to the underlying decision by EEX to engage in the merger. JPMorgan expressed no opinion as to the price at which Newfield common stock will trade at any future time. In addition, JPMorgan expressed no opinion as to the consideration to be received by the holders of EEX preferred stock or the relative allocation of the consideration to be received in the merger by the holders of EEX common stock and by the holders of EEX preferred stock.

     JPMorgan was not engaged to and did not provide advice concerning the structure, the specific amount of the consideration paid to holders of EEX common stock, or manner, timing or form of payment of, the consideration, or any other aspects of the merger, or to provide services other than the delivery of its opinion. JPMorgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of EEX or any other alternative transaction. JPMorgan did not participate in negotiations with respect to the terms of the merger or any related transactions. Consequently, JPMorgan assumed that such terms were the most beneficial terms from EEX's perspective that could under the circumstances be negotiated among the parties to those transactions, and JPMorgan expressed no opinion whether any alternative transaction might produce consideration for the holders of EEX common stock in an amount in excess of that contemplated in the merger.

     In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with delivering its opinion.

  Analysis of EEX

     Selected Public Companies Analysis. Using publicly available information, including analyst consensus estimates provided by First Call and balance sheet items from company filings for March 31, 2002, JPMorgan compared certain financial and operating information and ratios for EEX with the corresponding financial and operating information for the following five exploration and production oil and gas companies:

     - Range Resources Corporation;

     - The Meridian Resource Corporation;

     - 3TEC Energy Corporation;

     - KCS Energy, Inc.; and

     - Abraxas Petroleum Corporation.

     Using closing prices per share as of May 24, 2002, this analysis indicated that:

     - the ratio of the equity market value to projected cash flow in 2003 ranged from 1.0x to 3.6x, with a mean of 2.1x and a median of 1.6x; and

     - the ratio of the firm value, which is defined as equity market value plus total long-term debt minus cash plus liquidation preference of preferred stock plus minority interest, to the most recently disclosed quantity of estimated proved reserves, on a dollars per millions of cubic feet equivalent, which is referred to as Mcfe, ranged from $1.30 to $1.70, with a mean of $1.46 and a median of $1.43.

     Using EEX management projections and applying a reference range of 1.5x to 1.9x as the multiple of projected cash flow per share in 2003, this analysis indicated a range of implied values of EEX common stock of approximately $71 million to $90 million. Using EEX's estimated proved reserves as of December 31, 2001 and applying a reference range of $1.35 to $1.50 per Mcfe, this analysis indicated a range of implied values of EEX common stock of approximately $22 million to $84 million. These ranges of implied values of EEX common stock compare to the implied value of the consideration to be received by the holders of EEX common stock in the merger of approximately $89 million based upon the closing price per share of Newfield common stock on May 24, 2002 of $37.19.

     Selected Transaction Analysis. Using publicly available information, including analyst consensus estimates provided by First Call, as well as estimates prepared by John S. Herold, Inc., JPMorgan examined four selected transactions in the exploration and production industry to value EEX. The transactions considered and the month and year in which each transaction was announced were:

     - Noble Affiliates Inc.'s acquisition of the onshore assets of Aspect Energy (December 2001);

     - Cabot Oil & Gas Corporation's acquisition of Cody Company (the parent of Cody Energy LLC) (June 2001);

     - Pure Resources, Inc.'s acquisition of Hallwood Energy Corporation (March
       2001); and

     - Pogo Producing Company's acquisition of NORIC Corp. (the parent of North Central Oil Corp.) (November 2000).

     The analysis indicated that the consideration paid divided by the most recently disclosed quantity of estimated proved reserves, on a dollars per Mcfe equivalent, ranged from $0.91 to $1.47, with a mean of $1.30 and a median of $1.41.

     Using EEX's estimated proved reserves as of December 31, 2001 and applying a reference range of $1.20 to $1.45 per Mcfe, this analysis indicated a range of implied values of EEX common stock of $0 to approximately $63 million, compared to the implied value of the consideration to be received by the holders of EEX common stock in the merger of approximately $89 million based upon the closing price per share of Newfield common stock on May 24, 2002 of $37.19.

     Net Asset Value Analysis. JPMorgan conducted a net asset value analysis to estimate the net asset value of EEX common stock. Using financial forecasts provided by EEX management, JPMorgan estimated EEX's net asset value by discounting the projected after-tax cash flows from EEX at rates of 10% to 12%, and by applying a risk weighting for proved reserves of 100% and for probable and possible reserves of 0%. This analysis indicated a range of implied values of EEX common stock of approximately $18 million to $105 million, compared to the implied value of the consideration to be received by the holders of EEX common stock in the merger of approximately $89 million based upon the closing price per share of Newfield common stock on May 24, 2002 of $37.19.

     Historical Stock Performance. JPMorgan reviewed historical trading prices for EEX common stock. This stock price performance review indicated that for the period ended May 24, 2002, the one month, the three month, the six month, and the twelve month average closing prices for EEX common stock were $1.87, $1.97, $1.98 and $2.27 per share, respectively.

  Analysis of Newfield

     Selected Public Companies Analysis. Using publicly available information, including analyst consensus estimates provided by First Call, JPMorgan compared certain financial and operating information and ratios for Newfield with the corresponding financial and operating information for the following five exploration and production oil and gas companies:

     - Pogo Producing Company;

     - Forest Oil Corporation;

     - Stone Energy Corporation;

     - The Houston Exploration Company; and

     - Remington Oil and Gas Corporation.

     Using the closing prices per share as of May 24, 2002, this analysis indicated that:

     - the ratio of the equity market value to projected cash flow in 2003 ranged from 3.5x to 5.4x, with a mean of 4.4x and a median of 4.2x;

     - the ratio of the firm value to projected earnings before interest, taxes, depreciation, amortization and exploration expense, which is referred to as EBITDAX, in 2003 ranged from 4.1x to 6.3x, with a mean of 5.2x and a median of 5.0x; and

     - the ratio of the firm value to the most recently disclosed quantity of estimated proved reserves, on a dollars per Mcfe equivalent, ranged from $1.41 to $2.90, with a mean of $2.02 and a median of $1.97.

     Using analyst consensus estimates provided by First Call and applying a reference range of 4.00x to 4.75x as the multiple of projected cash flow per share in 2003, this analysis indicated a range of implied values of Newfield of approximately $35.10 to $41.70 per share. Using analyst consensus estimates by First Call and applying a range of 4.50x to 5.25x as the multiple of projected 2003 EBITDAX, this analysis indicated a range of implied values of Newfield of approximately $36.50 to $43.90 per share. Using Newfield's estimated proved reserves as of December 31, 2001 and applying a range of $2.00 to $2.50 per

Mcfe, this analysis indicated a range of implied values of Newfield of approximately $30.10 to $39.60 per share.

     Historical Stock Performance. JPMorgan reviewed historical trading prices for Newfield common stock. This stock price performance review indicated that for the one year period ended May 24, 2002, the current, the high and the low closing prices for Newfield common stock were $37.19, $39.15 and $26.25 per share, respectively.

     The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each such analysis. JPMorgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     None of the companies used in the selected public companies analysis described above is identical to EEX or Newfield, and none of the transactions used in the selected transaction analysis described above is identical to the merger. Accordingly, an analysis of publicly traded comparable companies and transactions is not exclusively mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to deliver an opinion to EEX's Board of Directors with respect to the merger on the basis of such experience and JPMorgan's familiarity with EEX.

     For services rendered in connection with the delivery of its opinion, EEX has agreed to pay JPMorgan a customary fee upon consummation of the merger. In addition, EEX has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the federal securities laws.

     Certain of JPMorgan's affiliates are agent bank on credit facilities for each of EEX and Newfield and JPMorgan and its affiliates have in the past provided other commercial and investment banking services for EEX and Newfield, respectively, for which it would receive customary compensation. JPMorgan's opinion noted that, as of the date of its opinion, EEX was in default under its old credit facility.

     In addition, in the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities and loans of EEX or Newfield for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or loans.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of EEX's Board of Directors with respect to the merger, EEX's shareholders should be aware that certain of EEX's directors and executive officers have interests respecting the merger separate from and in addition to their interests as holders of EEX common stock, including those referred to below. EEX's Board of Directors was aware of these interests and considered them in approving the merger.

 EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AGREEMENTS AND SEVERANCE ARRANGEMENTS; OPTION PLANS

     The merger will constitute a change in control for purposes of EEX's stock option plans and other benefit plans. As a result of this change in control and pursuant to action taken by EEX's Board of Directors and its Compensation Committee, stock options, restricted shares and other benefits under EEX's plans automatically became fully vested following the execution of the merger agreement.

     Messrs. Thomas M Hamilton, David R. Henderson, Richard S. Langdon, Richard
L. Edmonson and Tracey E. Coats have each entered into employment contracts with EEX that contain, among other things, provisions relating to the granting of stock options, the award of restricted stock, and the provision of certain benefits in the event of a termination of employment in connection with a change in control of EEX. Each of Messrs. Hamilton, Henderson, Langdon, Edmonson and Coats have also executed change in control agreements with EEX that provide certain benefits in the event their employment is terminated subsequent to a change in control of EEX (as defined in the change in control agreements). The change in control agreements generally provide that if the officer is terminated or, under certain circumstances, elects to terminate his employment within three years following a change in control of EEX, the officer shall be entitled to a lump-sum severance payment of three times the sum of the officer's base salary and target bonus, a prorated bonus in the year of termination, the value over the exercise price of certain unexercised stock options, a three-year continuation of employee benefits, the equivalent of two years of service credit under the retirement program, and reimbursement of certain legal fees, expenses, and any excise taxes.

     In addition to the employment contracts and change in control agreements described above, EEX maintains severance arrangements for certain key EEX employees, including Messrs. Hamilton, Henderson, Langdon, Edmonson and Coats and Mr. Robert W. Oliver. Certain enhanced severance benefits would be provided to employees covered by the EEX Corporation Employee Stability Plan and the EEX Corporation Employee Bonus Stability Plan upon certain terminations of employment in connection with a change in control of EEX. Guaranteed bonuses also would be provided to employees covered by EEX's Employee Bonus Program upon certain terminations of employment in connection with a change in control of EEX.

     In the event the same type of benefits or payments are payable under the employment contracts, the change in control agreements and the other severance arrangements, the officers will receive the highest benefit or payment, but not duplicate benefits or payments.

     Newfield does not expect to retain any of the executive officers of EEX as executive officers of EEX or Newfield after the merger. However, Newfield may retain certain officers of EEX or other EEX personnel as employees of EEX or Newfield following the merger. EEX anticipates that the aggregate amount to be received by the above six officers under the change in control agreements, the employment agreements or other severance arrangements as a result of the merger will be approximately $12.9 million, in addition to any potential cash-out of unexercised options to purchase EEX common stock. Because the per share exercise price for each outstanding option is, in most cases, significantly in excess of both the current trading price of EEX's common stock and the current market value of the per share merger consideration (based on the current trading price of Newfield's common stock), it is unlikely that any of these six officers will be entitled to any such cash-out.

 INDEMNIFICATION

     The merger agreement provides that Newfield will, to the extent that EEX would be permitted by applicable law or its bylaws, indemnify each person who was, at the date of the merger agreement, or has been at any time prior to the date of the merger agreement, or who becomes prior to the effective time of the merger, an officer or director of EEX or any of its subsidiaries against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to Newfield's written consent, settlements that arise out of actions or omissions occurring at or prior to the effective time of the merger (whether asserted or claimed prior to, at or after the effective time of the merger) and that are, in whole or in part, based on the fact that such person is or was a director or officer of such party.

     The merger agreement also provides that, for a period of not less than six years after the effective time of the merger, Newfield will, subject to certain limitations, maintain EEX's existing directors' and officers' liability insurance policies, but only to the extent related to actions or omissions prior to the effective time of the merger.

     To the fullest extent permitted by law, all rights to indemnification as of the date of the merger agreement in favor of directors, officers, employees and agents of EEX and its subsidiaries with respect to their activities prior to the effective time, as provided in their respective certificates of incorporation and bylaws in effect on the date of the merger agreement, or otherwise in effect on the date of the merger agreement, will survive the merger and will continue in full force and effect.

 WARBURG PINCUS/HOWARD H. NEWMAN

     Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (together, the WP Funds), private equity funds that together own all of the outstanding shares of EEX preferred stock. Warburg Pincus, L.L.C. (WP LLC) manages each of the WP Funds. Howard H. Newman is a director of Newfield and EEX. In addition, Mr. Newman is a general partner of Warburg, Pincus & Co. and a Vice Chairman, Managing Director and member of WP LLC. Another private equity fund of which Warburg, Pincus & Co. is the sole general partner owns 1,864,735 shares of Newfield common stock. WP LLC also manages this private equity fund. Mr. Newman owns 65,226 shares of Newfield common stock. Mr. Newman recused himself from the May 29, 2002 meeting of the EEX Board of Directors, at which the merger agreement and the merger were considered and approved, and certain other meetings of the EEX Board of Directors at which the merger was discussed. In addition, Mr. Newman recused himself from all meetings of the Newfield Board of Directors at which the merger was discussed. See "The Merger -- Background of the Merger."

     Receipt of Newfield common stock in the Merger. The WP Funds will receive an aggregate of 4,700,000 shares of Newfield common stock in exchange for their shares of EEX preferred stock. In addition, Mr. Newman owns 56,992 shares of EEX common stock and options to purchase an additional 65,351 shares of EEX common stock. Assuming he elects to receive in the merger a number of trust units equal to the number of shares of EEX common stock that he owns, Mr. Newman individually will receive 3,219 shares of Newfield common stock and 56,992 trust units in exchange for the 56,992 shares of EEX common stock that he currently holds. Mr. Newman's unexercised options to purchase EEX common stock shall be cancelled upon consummation of the merger.

     Voting Agreement. The WP Funds have entered into a voting agreement and irrevocable proxy with Newfield, Thomas M Hamilton, David R. Henderson and Richard S. Langdon (the chief executive officer, chief operating officer and chief financial officer, respectively, of EEX) and David A. Trice and Terry W. Rathert (Newfield's chief executive officer and chief financial officer, respectively). Pursuant to the voting agreement, the WP Funds have agreed to, and have granted to David A. Trice and Terry W. Rathert an irrevocable proxy to, among other things, vote all of their shares of EEX preferred stock in favor of the merger agreement and the merger and against any proposal or other matter that could reasonably be expected to impede, interfere with, delay, postpone or materially affect the transactions contemplated by the merger agreement. The WP Funds have also agreed to certain restrictions on their activities related to the merger. See "Voting Agreement and Irrevocable Proxy."

     The voting agreement also provides that, effective at the consummation of the merger:

     - the WP Funds will sell to Newfield all of the warrants to purchase EEX common stock held by the WP Funds for an aggregate purchase price of $10.00; and

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     - the registration rights of the WP Funds under the Registration Rights
       Agreement dated as of January 8, 1999 by and among EEX and the WP Funds will terminate.

The voting agreement also provides that Newfield will reimburse the WP Funds for 50% of any filing fees paid by the WP Funds in connection with filings made under the HSR Act if the merger is consummated. The WP Funds may terminate the voting agreement if:

     - the merger agreement is amended without the consent of the WP Funds to increase the consideration payable to the holders of EEX common stock or to decrease the consideration payable to the WP Funds as the holders of EEX preferred stock; or

     - Newfield purchases or agrees to purchase any shares of EEX common stock at a per share purchase price greater than the product of (x) 0.05703 and
       (y) the market price of the Newfield common stock (as determined in the voting agreement).

     Registration Rights Agreement. Concurrently with the execution of the merger agreement, Newfield entered into a Registration Rights Agreement with the WP Funds that will take effect upon the consummation of the merger. Pursuant to this agreement, Newfield is obligated to file with the SEC within 30 days of the consummation of the merger, and to have declared effective by the SEC within 120 days of the consummation of the merger, a shelf registration statement under the Securities Act to register the reoffering and resale of the shares of Newfield common stock received by the WP Funds in the merger. Newfield will be required to maintain the effectiveness of the shelf registration statement until all of the shares of Newfield common stock received by the WP Funds in the merger have been sold or until such time as such shares are eligible for sale under Rule 144(k) under the Securities Act. Pursuant to the registration rights agreement, until the first anniversary of the consummation of the merger, the maximum number of shares of Newfield common stock that any of the WP Funds may sell on the New York Stock Exchange in any one month, with certain exceptions, is the greater of (x) 25% of the average monthly trading volume of Newfield common stock as reported by the New York Stock Exchange for the previous two months and
(y) 20% of the number of shares of Newfield common stock issued to such WP Fund in the merger. Newfield may suspend the WP Funds' use of any prospectus which is part of a shelf registration statement if Newfield possesses material nonpublic information. No such suspension may last longer than 45 consecutive days, and all such suspensions may cover no more than an aggregate of 90 days within any period of twelve consecutive months.

     In addition, if Newfield proposes to file a registration statement or a prospectus supplement to an already effective shelf registration statement with respect to an underwritten offering of Newfield common stock, the WP Funds will have the right to include their shares of Newfield common stock in the registration, subject to certain limitations.

     The registration rights agreement contains customary indemnification and contribution provisions by Newfield for the benefit of the WP Funds. In addition, each of the WP Funds has agreed to indemnify Newfield solely with respect to information provided by such WP Fund, with such indemnification being limited to the amount by which the proceeds received by such WP Fund exceeds the amount of any loss that such WP Fund has otherwise been required to pay by reason of such information.

     North Sea Joint Venture. Newfield recently formed a subsidiary in the United Kingdom and opened an office in London. Newfield is currently evaluating opportunities in the North Sea. In connection with this evaluation, Newfield and Warburg are currently discussing the terms of a potential North Sea joint venture between the two parties. These discussions are not related to the merger.

ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase, as such term is used under accounting principles generally accepted in the United States. Accordingly, from and after the effective time of the merger, EEX's consolidated results of operations will be included in Newfield's consolidated results of operations. For purposes of preparing its consolidated financial statements, Newfield will establish a new accounting basis for EEX's assets and liabilities based upon their estimated fair values and Newfield's purchase price,

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including the costs of the acquisition. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined condensed financial information appearing elsewhere in this proxy statement/prospectus are preliminary. These adjustments have been made solely for purposes of developing such unaudited pro forma combined condensed financial information to comply with disclosure requirements of the SEC. Although the final purchase price allocation may differ materially, the unaudited pro forma combined condensed financial information reflects Newfield's best estimate based upon currently available information. For more information regarding the pro forma allocation of the purchase price, see "Unaudited Pro Forma Combined Condensed Financial Information."

GOVERNMENTAL AND REGULATORY APPROVALS

     Newfield is in the process of determining whether it is required to make a pre-merger notification filing with the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act. If a filing is required, the merger cannot be completed until the expiration or early termination of the waiting period required by that act.

     At any time before or after the effective time of the merger, the Department of Justice, the Federal Trade Commission, state attorneys general or private persons or entities could seek under the antitrust or competition laws, among other things, to enjoin the merger or to cause Newfield to divest itself, in whole or in part, of EEX or of other businesses conducted by Newfield or EEX. Newfield cannot assure you that a challenge to the merger will not be made or that, if such a challenge is made, Newfield and EEX will prevail.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under the Texas Business Corporation Act, EEX shareholders will not be entitled to any appraisal or dissenters' rights in connection with the merger.

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                              THE MERGER AGREEMENT

     The following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. You are urged to read the merger agreement in its entirety.

THE MERGER

     A wholly owned subsidiary of Newfield will merge into EEX following the required approval by the EEX shareholders of the merger agreement and the satisfaction or, where permitted, waiver of the other conditions to the merger.

     EEX will survive the merger as Newfield's wholly owned subsidiary. If all conditions to the merger are satisfied or waived, the merger will become effective (1) at the time of the filing by EEX of the articles of merger with the Texas Secretary of State or (2) at such later time as Newfield and EEX may agree and as set forth in the articles of merger. The filing of the articles of merger will occur as soon as practicable after the satisfaction or waiver of all conditions to the merger.

     In addition, at the effective time of the merger, the articles of incorporation of EEX shall be amended so that they are identical to the articles of incorporation of the Newfield merger subsidiary in effect immediately prior to the effective time of the merger. The bylaws of the Newfield merger subsidiary as in effect immediately prior to the effective time will be the bylaws of EEX at and after the effective time of the merger. The officers and directors of the merger subsidiary immediately prior to the effective time of the merger will be the officers and directors of EEX once the merger is consummated.

TREATMENT OF EEX COMMON STOCK AND FRACTIONAL SHARES

     Each share of EEX common stock issued and outstanding immediately prior to the effective time of the merger will be converted into .05703 of a share of Newfield common stock (including the associated preferred stock purchase rights set forth in Newfield's rights agreement). However, if the holder of such share makes an election to receive units of Newfield's newly-created royalty trust, then such share will be converted into (A) the quotient of (x) the number of whole trust units elected to be received by, and that are allocated to, such holder pursuant to the procedures set forth in the merger agreement divided by
(y) the number of shares of EEX common stock covered by the election form for such holder and (B) the fraction of one share of Newfield common stock, if any, remaining after reducing the exchange ratio set forth above by the quotient of
(x) .00054 multiplied by the number of trust units allocated to such holder and
(y) the number of shares of EEX common stock covered by the election form for such holder. Newfield will not issue any fractional shares of Newfield common stock. Holders of EEX common stock will receive cash, without interest, in lieu of fractional shares.

     All shares of EEX common stock will no longer be outstanding upon conversion and will automatically be canceled and retired, and the holder of a certificate that, immediately prior to the effective time of the merger, represented outstanding shares of EEX common stock will no longer have any rights with respect thereto, except the right to receive the consideration to be issued or paid pursuant to the merger agreement upon the surrender of such certificate.

     All shares of common stock of EEX (including the associated preferred stock purchase rights set forth in EEX's shareholder rights plan) that are held in EEX's treasury will be canceled and retired and no cash, capital stock or other consideration will be delivered in exchange for any shares held in EEX's treasury.

TREATMENT OF EEX PREFERRED STOCK AND FRACTIONAL SHARES

     The shares of EEX preferred stock that are issued and outstanding immediately prior to the effective time of the merger, plus all accrued and unpaid dividends, will be converted into an aggregate of 4,700,000 shares of Newfield common stock (including the associated preferred stock purchase rights set forth in Newfield's rights agreement), and each holder of EEX preferred stock will receive a pro rata portion of

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such shares of Newfield common stock based on such holder's ownership of EEX preferred stock immediately prior to the effective time of the merger. Holders of EEX preferred stock will not have the option to elect to receive trust units. All shares of EEX preferred stock will no longer be outstanding upon conversion and will automatically be canceled and retired, and the holder of a certificate that, immediately prior to the effective time of the merger, represented shares of EEX preferred stock will no longer have any rights with respect thereto, except the right to receive the consideration to be issued or paid pursuant to the merger agreement in consideration upon the surrender of such certificate.

TREATMENT OF EEX OPTIONS, RESTRICTED STOCK AND WARRANTS

     The EEX Board of Directors and its Compensation Committee have caused all stock options granted under any EEX stock option plan outstanding on May 29, 2002, the date of the merger agreement, to become fully vested and exercisable as of the date of the merger agreement. Any stock options that are granted after May 29, 2002 will be fully vested and exercisable on the date of such grant. All unexercised vested options shall terminate at the effective time of the merger. As soon as practicable following the effective time of the merger, the holders of such options will receive, with respect to each share of EEX common stock underlying such unexercised options, a cash payment equal to the amount, if any, by which the closing price of Newfield common stock on the last trading day before the effective date of the merger multiplied by the exchange ratio of ..05703 exceeds the exercise price for such share. Because the per share exercise price for each outstanding option is, in most cases, significantly in excess of the current trading price of EEX's common stock and in excess of the current market value of the per share merger consideration (based on the current trading price of Newfield's common stock), Newfield does not expect any holders of outstanding options to exercise their options or to be entitled to any payment upon termination of their options at the effective time of the merger.

     All restrictions on unvested shares of restricted stock will terminate immediately prior to the effective time of the merger.

     Pursuant to the voting agreement, at the effective time of the merger, Newfield will purchase from the WP Funds all outstanding warrants to purchase shares of EEX common stock. See "Interests of Certain Persons in the Merger -- Warburg Pincus/Howard H. Newman -- Voting Agreement."

TREASURE ISLAND ROYALTY TRUST

     On June 17, 2002, Newfield caused the Treasure Island Royalty Trust to be created as an express trust under the laws of the State of Texas pursuant to a trust agreement between Newfield, as grantor, and certain individuals, as trustees. At closing of the merger, Newfield and Wachovia Bank, National Association, as successor trustee, will enter into an amended and restated trust agreement. Thereafter, the trust and the respective rights of and obligations of Newfield, the trustee and the trust unitholders with respect to the trust will be governed by that document. The royalty trust will own overriding royalty interests in any future production that may be achieved from stratigraphic intervals at depths typically below 18,000 to 21,000 feet from EEX's Treasure Island project, an exploration concept covering 116 Gulf of Mexico lease blocks located on the federal Outer Continental Shelf in which EEX currently holds 27 leases and may acquire additional leases in the future. There is no production, and there are no proved reserves, currently associated with the royalty interests. After the effective time of the merger, Newfield will distribute units in the trust to holders of shares of EEX common stock who elect to receive such units as a part of the merger consideration, subject to the election and allocation procedures described below. After the effective time of the merger, but on or before the date Newfield causes the royalty trust to issue the trust units to the electing shareholders, Newfield will cause EEX or its subsidiaries to convey the overriding royalty interests, pursuant to a master conveyance of overriding royalty interest and related recordable conveyances, to the royalty trust in consideration for the issuance by the royalty trust to Newfield of 42,574,298 trust units, representing ownership of the entire beneficial interest in the assets of the royalty trust. This conveyance will be effective as of the effective time of the merger.

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ELECTION AND ALLOCATION OF TRUST UNITS

     An election form will entitle the holder of shares of EEX common stock to elect to receive whole trust units in lieu of all or any portion of Newfield common stock that the holder would otherwise receive in the merger. However, no holder of EEX common stock may elect to receive more trust units than the product of (A) 105.611 and (B) the number of shares of EEX common stock owned by that holder, rounded down to the nearest whole trust unit. Newfield will not issue any partial trust units. EEX will use all reasonable efforts to make an election form available to all persons who become holders of record of shares of EEX common stock between the date of mailing of this proxy statement/prospectus and the deadline for submitting election forms.

     A total of 42,574,298 trust units will be available. If the holders of EEX common stock elect to receive in the aggregate no more than 42,574,298 trust units, then each electing shareholder will be allocated the full number of trust units elected to be received by such electing shareholder. If the holders of EEX common stock elect to receive in the aggregate more than 42,574,298 trust units, then each electing holder will be allocated a number of whole trust units equal to the sum of (A) the lesser of (1) the number of trust units the electing holder elected to receive and (2) the number of shares of EEX common stock covered by the election form for such holder plus (B) the product of (1) the result of 42,574,298 less the aggregate number of trust units allocated to all electing holders pursuant to clause (A) above multiplied by (2) a fraction, the numerator of which is the amount, if any, by which the number of trust units such electing holder elected to receive exceeds the number of trust units allocated to that holder pursuant to clause (A) above and the denominator of which is the amount by which the aggregate number of trust units elected to be received by all electing holders exceeds the aggregate number of trust units allocated to all electing holders pursuant to clause (A) above, rounded down to the nearest whole trust unit.

JOINT CLOSING CONDITIONS OF NEWFIELD AND EEX

     The obligation of each of Newfield and EEX to complete the merger is subject to the satisfaction or waiver of certain conditions prior to the effective time of the merger, including the following:

     - the approval by EEX shareholders of the merger agreement;

     - the declaration by the SEC of the effectiveness of the Registration Statement on Form S-4, of which this proxy statement/prospectus forms a part, and the absence of any stop order or proceeding for such purpose pending before or threatened by the SEC;

     - the receipt of all permits, authorizations, consents, or approvals required to be obtained prior to the effective time of the merger from any governmental authority in connection with the consummation of the transactions contemplated in the merger agreement by Newfield, the merger subsidiary or EEX, except where the failure to obtain such permits, authorizations, consents, or approvals would not reasonably be expected to result in a material adverse effect on Newfield after the merger;

     - the approval for listing on the New York Stock Exchange, subject to official notice, of the shares of Newfield common stock to be issued in the merger; and

     - the termination or expiration of any applicable waiting period under the HSR Act.

CLOSING CONDITIONS OF NEWFIELD AND THE MERGER SUBSIDIARY

     Newfield's and the merger subsidiary's obligations to complete the merger are subject to the satisfaction or waiver by Newfield and by the merger subsidiary of the following additional conditions prior to the effective time of the merger:

     - the performance by EEX in all material respects of its obligations under the merger agreement required to be performed by it at or prior to the effective time;

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     - the representations and warranties of EEX in the merger agreement being true and correct, in each case as of the effective time of the merger as though made on and as of the effective time of the merger, except where such failures, individually or in the aggregate, to be true and correct would not reasonably be expected to have a material adverse effect on EEX, with those representations and warranties that address matters only as of a particular date remaining true and correct as of that particular date;

     - the absence of any change in the financial condition, business or operations of EEX and its subsidiaries, taken as a whole, that constitutes or would reasonably be expected to constitute a material adverse effect on EEX;

     - Newfield's receipt of an opinion from Vinson & Elkins L.L.P. both prior to the effectiveness of the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part and immediately prior to the effective time of the merger to the effect that:

         - the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code;

         - Newfield, EEX and the merger subsidiary will each be a party to that reorganization; and

         - no gain or loss will be recognized for U.S. income tax purposes by Newfield or EEX, except with respect to the distribution of the trust units, because of the merger; and

     - Newfield's receipt of copies of the consents, waivers and approvals required to be obtained by EEX pursuant to the merger agreement.

CLOSING CONDITIONS OF EEX

     The obligation of EEX to complete the merger is subject to the satisfaction or waiver by EEX of the following additional conditions prior to the effective time of the merger:

     - the performance by each of Newfield and the merger subsidiary in all material respects of its respective obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;

     - the representations and warranties of Newfield and of the merger subsidiary in the merger agreement being true and correct, in each case as of the effective time of the merger as though made on and as of the effective time of the merger except where such failures, individually or in the aggregate, to be true and correct would not reasonably be expected to have a material adverse effect on Newfield, with those representations and warranties that address matters only as of a particular date remaining true and correct as of that particular date;

     - the absence of any change in the financial condition, business or operations of Newfield and its subsidiaries, taken as a whole, that constitutes or would reasonably be expected to constitute a material adverse effect on Newfield;

     - the receipt by EEX of an opinion from Akin, Gump, Strauss, Hauer & Feld, L.L.P. both prior to the effectiveness of the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part and immediately prior to the effective time of the merger to the effect that:

         - the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code;

         - Newfield, EEX and the merger subsidiary will each be a party to that reorganization; and

         - no gain or loss will be recognized for U.S. income tax purposes by the shareholders of EEX upon the receipt of shares of Newfield common stock pursuant to the merger except with respect to any cash received in lieu of fractional share interests and except with respect to the receipt of the trust units; and

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     - the receipt, prior to the closing date of the merger, of a written consent of the sole shareholder of the merger subsidiary approving and adopting the merger agreement.

COVENANTS AND OTHER AGREEMENTS

 CONDUCT OF EEX'S BUSINESS PENDING THE MERGER

     EEX has agreed that until the completion of the merger, unless Newfield otherwise agrees in writing or except as contemplated by the merger agreement, EEX and its subsidiaries will conduct its business in the ordinary course consistent with past practice and will use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees.

     In addition, EEX has agreed that prior to the effective time of the merger it will not, and will not permit any of its subsidiaries to, do any of the following without Newfield's consent or except as expressly contemplated by the merger agreement:

     - adopt changes to its articles of incorporation or bylaws (or similar organizational documents);

     - declare or pay any dividend or other distribution with respect to any shares of its capital stock (except for cumulative dividends on the EEX preferred stock and intercompany dividends from direct or indirect wholly owned subsidiaries of EEX);

     - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

     - purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party and other than intercompany acquisitions of such capital stock;

     - acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business;

     - sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties (including through any farm-out arrangements), other than among EEX and its direct and indirect wholly owned subsidiaries and other than sales of hydrocarbons in the ordinary course of business;

     - settle any material audit, make or change any material tax method, practice or election or file any material amended tax return;

     - issue, deliver or sell, or authorize, any shares of its capital stock of any class, any bonds, debentures, notes or other indebtedness having the right to vote or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities, other than:

         - the issuance of EEX common stock upon the exercise of stock options or other stock based awards granted under the EEX stock option plans that were outstanding on the date of the merger agreement or in satisfaction of stock grants or stock based awards made prior to the date of the merger agreement pursuant to the EEX stock option plans;

         - the issuance of additional shares of EEX preferred stock as regular dividends to the holder of the EEX series B preferred stock;

         - issuances by a wholly owned subsidiary of its capital stock to its parent; and

         - the issuance of 86,903 restricted shares of EEX common stock pursuant to EEX's 1998 Stock Incentive Plan to non-employee directors of EEX in connection with EEX's 2002 annual meeting of shareholders.

     - change any method of accounting or accounting practice, except where a change would be required by generally accepted accounting principles;

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     - satisfy any material obligation other than the satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the EEX balance sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

     - enter into any obligation for the delivery of hydrocarbons attributable to any of its oil and gas interests in the future on account of prepayment, advance payment, take-or-pay or similar obligations without being entitled to receive full value therefor;

     - enter into any future, hedge, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons, currencies or securities, other than in the ordinary course of business in accordance with EEX's current policies or enter into any fixed price commodity sales agreements with a duration of more than three months;

     - sell or grant to any person any call upon, option to purchase, or similar right with respect to the production of hydrocarbons attributable to its oil and gas interests at a price less than the prevailing market price;

     - become a party to, or bound by, any contract, agreement or similar arrangement that restricts, by virtue of a confidentiality, non-competition, territorial exclusivity or other provision, the scope of its business or operations geographically or otherwise;

     - grant any increases in the compensation of any directors, officers or employees, except increases to employees who are not officers or directors in the ordinary course of business and in accordance with past practice, pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing EEX employee benefit plans as in effect on the date of the merger agreement to any director, officer or employee, whether past or present, or terminate the employment of any executive of EEX without cause;

     - adopt, amend (other than amendments that reduce the amounts payable by EEX or any of its subsidiaries or amendments required by law) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any person (including contracts with its management that would reasonably be expected to require that payments be made upon consummation of the transactions contemplated by the merger agreement) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, engage in any transaction (either acting alone or in conjunction with any EEX employee benefit plan or trust created under such plan) in connection with which EEX or any of its subsidiaries would be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Internal Revenue Code, terminate or take any other action with respect to any EEX employee benefit plan, that would result in the liability of EEX or any of its subsidiaries to any person, take any action that would adversely affect the qualification of any EEX employee benefit plan or its compliance with the applicable requirements of ERISA, fail to make full payment when due of all amounts which, under the provisions of any EEX employee benefit plan, any agreement relating to such plan or applicable law, EEX or any of its subsidiaries is required to pay as contributions to such plan or fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any EEX employee benefit plan;

     - authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

     - incur any indebtedness for borrowed money (except for working capital under EEX's existing credit facilities and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of EEX or any of its subsidiaries or guarantee any debt securities of others, except in the ordinary course of business, enter into any

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       lease (whether such lease is an operating or capital lease) or create any liens on the property of EEX or any of its subsidiaries in connection with any indebtedness thereof, or commit to aggregate capital expenditures in excess of $1,000,000 outside the capital budget, as amended and approved by EEX prior to the date of the merger agreement;
       and

     - agree or commit to do any of the foregoing.

  CONDUCT OF NEWFIELD'S BUSINESS PENDING THE MERGER

     Newfield has agreed that prior to the effective time of the merger it will not do any of the following without the written consent of EEX:

     - adopt changes to its certificate of incorporation or bylaws that would alter the terms of its common stock;

     - declare or pay any dividend or other distribution with respect to any shares of its capital stock;

     - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or

     - issue any shares of Newfield common stock for cash at a price less than market value, except in an underwritten offering or in a "bought deal" with one or more investment banks; and

     - agree or commit to do any of the foregoing.

  NO SOLICITATION

     EEX has agreed that it will not, and that it will not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents, representatives, investment bankers, attorneys and accountants or any other person to:

     - initiate, solicit, or knowingly encourage or otherwise facilitate (including by providing any nonpublic information relating to EEX and its subsidiaries and the waiver of any standstill obligation) the making of, or the consummation of any transaction contemplated by, an acquisition proposal (as defined below);

     - engage in any discussions or negotiations with, or provide any nonpublic information relating to EEX and its subsidiaries to, any person relating to or that would reasonably be expected to lead to an acquisition proposal;

     - approve or recommend or propose publicly to approve or recommend any acquisition proposal; or

     - enter into any agreement, arrangement or understanding contemplating or relating to any acquisition proposal or requiring EEX to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

     Notwithstanding anything in the merger agreement to the contrary, EEX or its Board of Directors may:

     - to the extent applicable, comply with Rules 14e-2(a) and 14d-9 promulgated under the Exchange Act; and

     - prior to obtaining the approval of the EEX shareholders required to approve the merger agreement, furnish information to, and negotiate or otherwise engage in discussions with, any person who has indicated the willingness to make or has made an acquisition proposal, provided that
       (i) no information may be furnished unless EEX then has or obtains a confidentiality agreement from such person with terms no less favorable to EEX than those contained in the EEX confidentiality agreement with Newfield and that permits EEX to comply with its obligations under the merger agreement and EEX has provided a copy of such confidentiality agreement to Newfield and (ii) EEX may not commence negotiations or discussions with or provide information to any such

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       person until 48 hours after EEX has advised Newfield of its intention to take any such actions and unless the EEX Board of Directors has determined in good faith by the affirmative vote of a majority of its members, after consultation with its outside legal counsel, that such action is necessary for the EEX Board of Directors to comply with its fiduciary duties under applicable law.

     EEX must notify Newfield in writing within 24 hours of any inquiries, proposals or offers, or any discussions or negotiations sought to be initiated or continued by any person with EEX, any of its subsidiaries, any of its or its subsidiaries' directors, officers and employees or any of the EEX representatives relating to, constituting or which would reasonably be expected to lead to an acquisition proposal or any request by any person for information relating to EEX or any of its subsidiaries contemplating, relating to or which would reasonably be expected to lead to any acquisition proposal. Such notice shall include the name of such person and the material terms and conditions of any proposal, inquiry, offer or request, and EEX must provide within 24 hours such other details of the acquisition proposal, inquiry, offer or request as Newfield may reasonably request. EEX must keep Newfield fully informed on a prompt basis of the status and terms, including any material changes or adjustments made to or proposed to be made to the terms, of any such inquiry, proposal, offer or request. If EEX is permitted to provide information to any person it must provide to Newfield a list of, and copies of, the information provided to such person concurrently with delivery to such person and immediately provide Newfield with access to all information to which such person was provided access.

     EEX must immediately cease and cause to be terminated all existing activities, discussions or negotiations by it, any of its subsidiaries, any of its or its subsidiaries' directors, officers and employees or any of the EEX representatives with any person with respect to any acquisition proposal.

     An "acquisition proposal" means a bona fide proposal or public announcement of an intention to do any of the following (other than the transactions contemplated by the merger agreement or the merger): (a) any merger, amalgamation, arrangement, tender offer, share exchange, take-over bid, recapitalization, consolidation or other business combination directly or indirectly involving EEX or one or more of its subsidiaries with aggregate net revenues or assets of 35% or more of EEX's consolidated net revenues (based on the most recent income statement filed with the SEC) or consolidated assets (based on fair market value), as applicable, (b) any acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act) of any business that constitutes 35% or more of EEX's consolidated net revenues (based on the most recent income statement filed with the SEC), or assets representing 35% or more of EEX's assets on a consolidated basis (based on fair market value) (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in each case in a single transaction or a series of related transactions or (c) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 35% or more of the voting capital stock of EEX or any of its subsidiaries by any person or "group" (as defined under Section 13(d) of the Exchange Act).

  LISTING OF NEWFIELD COMMON STOCK

     Newfield has agreed to use all reasonable efforts to cause the common stock to be issued in the merger to be approved for listing on the New York Stock Exchange prior to the effective time of the merger, subject to official notice of issuance.

  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Newfield has agreed, to the extent that EEX would be permitted by applicable law or its bylaws, to indemnify, defend and hold harmless each person who is now, or has been at any time or who becomes prior to the effective time of the merger, an officer or director of EEX or any of its subsidiaries against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, upon Newfield's written consent, settlements arising out of actions or omissions occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, based on or arising out of the fact, in whole or in part, that such person is or was a director or

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officer of such party and, to the fullest extent that EEX would be permitted under applicable law, to advance expenses to the indemnified person.

     In addition, Newfield has agreed to maintain EEX's existing officers' and directors' liability insurance policy for a period of not less than six years after the effective time of the merger, but only to the extent related to actions or omissions prior to the effective time of the merger; provided, that Newfield may substitute policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers if the carrier of the substitute policies maintains a Best rating equal to or greater than EEX's existing carrier and the substitution will not result in gaps or lapses of coverage with respect to matters occurring prior to the effective time of the merger; provided, further, that in no event will Newfield be required to expend annually more than 200% of the last annual premium paid by EEX before the date of the merger agreement.

  TAX TREATMENT

     Each of Newfield, the merger subsidiary and EEX have agreed to use all reasonable efforts to cause the merger to qualify, and will not take, nor permit any subsidiary to take, any actions which could prevent the merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code.

  UNWIND OF GAS SALES OBLIGATION

     Prior to August 31, 2002, EEX has agreed to use all reasonable efforts to cause Enron North America Corp. or its applicable affiliate to take all necessary actions to obtain bankruptcy court approval of a plan submitted by Enron North America Corp. or its applicable affiliate to terminate the gas sales obligation between a subsidiary of EEX and an affiliate of Enron North America Corp. and to effect certain other actions and guarantees in connection with the termination of the gas sales obligation, including the termination of related liens on the assets and properties of EEX's subsidiary and the termination of related guarantees by such subsidiary, all on terms and conditions reasonably satisfactory to Newfield.

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the approval by the EEX shareholders of the merger agreement has been obtained:

     - by the mutual written consent of Newfield and EEX;

     - by Newfield or by EEX upon a breach by the other of any representation, warranty, covenant, obligation or agreement contained in the merger agreement or if any representation or warranty of the other is untrue, so that the conditions to the closing of the merger in the merger agreement would not be satisfied and where the breach or untruth is not curable or if curable, is not cured within 30 days after notice thereof has been received by the other party;

     - by Newfield or by EEX if any governmental authority or court of competent jurisdiction adopts any law or amendment to any law or issues any order, decree or ruling or taken any other action which would permanently restrain, enjoin or otherwise prohibit the merger and such governmental order has become final and nonappealable, provided that the party seeking to terminate the merger agreement on this basis has used all reasonable efforts to remove or lift such governmental order;

     - by Newfield or by EEX if the merger is not completed on or before November 30, 2002; provided, however, that the failure to complete the merger is not the result of a failure by the party seeking to terminate the merger agreement or its affiliates to perform any covenant, obligation or agreement contained in the merger agreement;

     - by Newfield or by EEX if the required approval of EEX shareholders has not been obtained at the EEX Special Meeting (including any adjournment or postponement thereof);

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     - by Newfield if the EEX Board of Directors fails to recommend, or withdraws, modifies or changes in any manner adverse to Newfield its recommendation of, the merger agreement and the merger to the EEX shareholders or resolves to do so, approves or recommends any acquisition proposal (other than an acquisition proposal by Newfield) or resolves to do so, or has not sent to its shareholders pursuant to Rule 14e-2 under the Exchange Act a statement disclosing that it recommends rejection of any tender or exchange offer relating to its securities that has been commenced by a person unaffiliated with Newfield within ten business days after such tender or exchange offer is first published, sent or given; or

     - by EEX at any time prior to receipt of its shareholders' approval, upon 48 hours prior written notice to Newfield, if a superior proposal (as defined below) has been made and not been withdrawn, the superior proposal did not result from a breach of the no solicitation provisions under the merger agreement, the EEX Board of Directors has determined in good faith by the affirmative vote of a majority of its members that action is necessary to comply with its fiduciary duties under applicable law as the result of the superior proposal and Newfield does not make, within 48 hours of receipt of EEX's written notification of its intention to terminate the merger agreement, a written offer that the EEX Board of Directors determines in good faith, is at least as favorable, from a financial point of view, to the EEX shareholders as the superior proposal.

     A "superior proposal " means any bona fide written proposal by a third person directly or indirectly, to acquire businesses representing more than 50% of EEX's consolidated net revenues (based on the most recent income statement filed with the SEC), or assets representing more than 50% of EEX's total assets on a consolidated basis (based on fair market value), or more than 50% of EEX's voting capital stock, whether by way of merger, amalgamation, arrangement, tender offer, share exchange, take-over bid, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination by affirmative vote of a majority of the members of the EEX Board of Directors, after taking into account all legal, financial, regulatory and other aspects of such proposal and the person making such proposal, (a) is reasonably capable of being completed without undue delay and (b) is more favorable to EEX's shareholders from a financial point of view than the merger.

EFFECT OF TERMINATION

     If the merger agreement is terminated in accordance with its termination provisions, none of Newfield, the merger subsidiary, or EEX, or any of their respective officers or directors, will have any liability to any of the other parties to the merger agreement, except as described below. EEX will be required to pay a termination fee of $13.5 million to Newfield if:

     - it terminates the merger at its option because the merger is not completed by November 30, 2002 and, within 12 months after the date of such termination, it enters into any agreement for or completes a change of control transaction;

     - it terminates the merger agreement at its option because it failed to obtain shareholder approval and, within 12 months after the termination date, it or any of its subsidiaries enters into any agreement for or completes a change of control transaction;

     - Newfield terminates the merger agreement due to the EEX Board of Directors' change of recommendation of the merger or its recommendation of or failure to reject an acquisition proposal; or

     - it terminates the merger agreement upon receipt of a superior proposal.

     All rights and obligations of any party to the merger agreement shall terminate, except for the confidentiality provisions of the merger agreement, which will survive the termination for a period of two years from the date of such termination and except for the publicity, fees, expenses and other payments and attorneys' fees provisions, which will survive the termination indefinitely.

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     The termination of the merger agreement will not relieve any party from liability for any willful misrepresentation or inaccuracy in any of its representations or warranties or any material breach or non-performance of any of its covenants or agreements under the merger agreement.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties of Newfield, the merger subsidiary and EEX relating to, among other things:

     - organization and similar corporate matters;

     - capital structure;

     - authorization and enforceability;

     - absence of conflicts;

     - the receipt of consents and approvals required for the merger;

     - documents filed with the SEC;

     - financial statements and absence of undisclosed liabilities;

     - the absence of changes or events which would have a material adverse effect;

     - permits, licenses and other authorizations relating to their businesses;

     - litigation;

     - environmental, tax, employee benefit, labor and intellectual property matters;

     - compliance with applicable laws;

     - insurance;

     - leases and ownership rights to property;

     - reserve reports;

     - restrictive agreements;

     - required shareholder vote;

     - brokers;

     - opinions of financial advisors; and

     - takeover statutes.

     The representations and warranties in the merger agreement expire at the effective time of the merger.

EXPENSES

     Expenses related to printing, filing and mailing the Registration Statement on Form S-4 and this proxy statement/prospectus and all SEC and other regulatory filing fees and solicitation costs incurred by Newfield or by EEX in connection with the registration statement and the proxy statement/prospectus shall be shared equally by Newfield and by EEX, and all other expenses shall be paid by the party who incurs the expense.

AMENDMENT

     The merger agreement may be amended or supplemented in writing by Newfield and EEX, except as otherwise provided by law. However, after the EEX shareholders approve the merger, any later amendment which by law requires EEX shareholder approval may only be made with such approval.

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WAIVER

     The merger agreement provides that, at any time prior to the effective time, Newfield or EEX may extend the time for the performance of any of the obligations or acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any of the conditions of the agreements or conditions contained in the merger agreement.

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                     VOTING AGREEMENT AND IRREVOCABLE PROXY

     The following description does not purport to be complete and is qualified in its entirety by reference to the voting agreement, a copy of which is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. You are urged to read the voting agreement in its entirety.

VOTING AGREEMENT AND IRREVOCABLE PROXY

     Newfield has entered into a voting agreement and irrevocable proxy with the WP Funds, Thomas M Hamilton, David R. Henderson and Richard S. Langdon (the chief executive officer, chief operating officer and chief financial officer, respectively, of EEX) and David A. Trice and Terry W. Rathert (Newfield's chief executive officer and chief financial officer, respectively). Pursuant to the voting agreement, the WP Funds and Messrs. Hamilton, Henderson and Langdon:

     - have agreed to vote all of their shares of EEX common stock and EEX preferred stock, as applicable, in favor of the approval and adoption of the merger agreement, the approval of the merger, and any actions required in furtherance thereof, and against any acquisition proposal (other than by Newfield), any proposal for action or agreement that is reasonably likely to result in a breach of any covenant, representation or warranty of EEX under the merger agreement or which is reasonably likely to result in any of the conditions to the obligations of Newfield and the merger subsidiary under the merger agreement not being fulfilled, any change in the directors of EEX, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially affect the transactions contemplated by the merger agreement or the likelihood of such transactions being consummated;

     - have granted to David A. Trice and Terry W. Rathert an irrevocable proxy to so vote all of their shares of EEX common stock and EEX preferred stock, as applicable; and

     - have agreed:

         - not to initiate, solicit, knowingly encourage or otherwise facilitate (including providing any nonpublic information relating to EEX and its subsidiaries) the making of an acquisition proposal relating to EEX from a third party or to engage in any discussions or negotiations with or provide any nonpublic information to any person that relate to or would reasonably be expected to lead to the making of an acquisition proposal;

         - to terminate all existing activities, discussions or negotiations with respect to any acquisition proposal or the solicitation or making of any acquisition proposal;

         - to promptly notify Newfield if any third person makes, or indicates an interest in making, an acquisition proposal; and

         - not to enter into any agreement or understanding with any person that provides for, or in any way facilitates, an acquisition proposal;

     Notwithstanding the foregoing, the voting agreement provides that Mr. Howard H. Newman and Mr. Thomas M Hamilton, as directors of EEX, shall be entitled to take certain actions expressly permitted by the merger agreement, including:

     - compliance with Rule 14e-2(a) and 14d-9 of the Exchange Act;

     - prior to obtaining the approval of the EEX shareholders required to approve the merger agreement and the merger, furnishing information to, and negotiating or otherwise engaging in discussions with, any third party who has indicated a willingness to make or has made an acquisition proposal, provided that, among other things:

         - EEX has obtained from such third party a confidentiality agreement relating to such information, negotiations and/or discussions with terms no less favorable to EEX than those contained in the EEX confidentiality agreement with Newfield; and

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         - the Board of Directors of EEX has determined in good faith by the affirmative vote of a majority of its members, after consultation with its outside legal counsel, that such action is necessary for the Board of Directors of EEX to comply with its fiduciary duties under applicable law.

     The voting agreement will terminate upon the first to occur of (i) the consummation of the merger, (ii) the termination of the merger agreement in accordance with its terms and (iii) any amendment of the merger agreement without the written consent of the WP Funds and of Messrs. Hamilton, Henderson and Langdon that provides for a reduction in or change in form of the consideration to be paid by Newfield in the merger.

     The voting agreement also contains certain other agreements between the WP Funds and Newfield and provides additional termination rights to the WP Funds. See "Interests of Certain Persons in the Merger -- Warburg Pincus/Howard H. Newman -- Voting Agreement."

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                         TREASURE ISLAND ROYALTY TRUST

OVERVIEW

     Treasure Island Royalty Trust is an express trust created under the laws of the state of Texas pursuant to a trust agreement entered into on June 17, 2002 between Newfield, as grantor, and certain individuals, as trustees. The trust was created by Newfield to hold certain non-expense bearing overriding royalty interests in any future production that may be achieved from stratigraphic intervals at depths typically below 18,000 to 21,000 feet from EEX's Treasure Island project, an exploration concept covering 116 Gulf of Mexico lease blocks located on the federal Outer Continental Shelf in which EEX currently holds 27 leases and may acquire additional leases in the future. There is no production, and there are no proved reserves, currently associated with the royalty interests.

ROYALTY INTERESTS AND SUBJECT INTERESTS

  Royalty Interests

     The royalty interests to be conveyed to the trust will consist of overriding royalty interests in certain oil and gas leases covering blocks located within the Treasure Island project. The Treasure Island project is a concept designed by EEX to explore for oil and gas in 116 blocks (which are specific areas designated by the MMS) the Gulf of Mexico, offshore Louisiana and Texas on the federal Outer Continental Shelf in stratigraphic intervals which are below the salt weld at depths typically below 18,000 to 21,000 feet. EEX has to date identified prospects in the Treasure Island project at various locations in the South Timbalier, Ship Shoal, South Marsh Island and Eugene Island leasing areas. The Treasure Island project targets Tertiary age intervals and structures similar to the recent discovery at Thunder Horse in the Gulf of Mexico, as well as Cretaceous intervals and structures analogous to the Poza Rica Field in the Golden Lane trend of Mexico. These prospects target geological formations that are deeper than conventional Gulf of Mexico prospects and therefore have greater risks and costs associated with their exploration and development. Neither Newfield nor EEX has sufficient information to offer any projection or estimate as to the reserves, if any, that may be associated with the Treasure Island project. No such projection or estimate can be made until such time as a sufficient number of exploratory wells are drilled to the target depths and tested and analyzed so as to provide a basis for determining possible recoverable reserves.

     Overriding royalty interests in general are interests carved out of an oil and gas lessee's working or cost-bearing interest under the lease entitling the overriding royalty interest owner to a share of oil or gas production free of the costs of exploration and production. The overriding royalty interest in the Treasure Island project will be a 5% overriding royalty interest in and to the hydrocarbons saved and produced from the subject interests (See "-- Subject Interests" below), with such 5% interest being proportionately reduced to a 25% working interest or such lesser working interest as may be owned by EEX. The 5% overriding royalty interest will be reduced in the event that EEX owns or subsequently acquires an interest in a lease in the Treasure Island project with total existing leasehold burdens in excess of 20% but less than 30%. In that event, the overriding royalty interest will be determined by taking the total net revenue interest (of 8/8ths) in the lease divided by 80% times 5%, and then proportionately reducing that product by the working interest acquired by EEX or Newfield (up to a maximum 25% working interest) in such lease. In the event that EEX owns or subsequently acquires an interest in a lease in the Treasure Island project with total existing leasehold burdens of 30% or more, no overriding royalty interest will be granted to the trust with respect to such lease.

     Pursuant to the merger agreement, Newfield agreed to cause EEX and its affiliates to enter into a master conveyance of overriding royalty interest, which will require EEX to convey to the trust, after the effective time of the merger but prior to the distribution of the trust units to the trust unitholders, through one or more recordable conveyances with respect to each underlying subject interest, the overriding royalty interest described above burdening each of the current leases covering blocks located within the Treasure Island project. The overriding royalty interest shall apply only to those hydrocarbons produced and sold from certain specified depths, as discussed above and as specifically set forth in the applicable recordable conveyance.

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     If within five years of the effective time of the merger, EEX, Newfield or their respective successors or assigns acquires an interest in a lease covering all or a portion of any block in the Treasure Island project and with respect to which the overriding royalty interest has not been previously conveyed to the trust, then EEX, Newfield or their successors or assigns, as applicable, will convey to the trust the overriding royalty interest burdening such interest as provided above.

     The overriding royalty interests will be free and clear of any and all drilling, development and operating costs and expenses of every kind and character; provided, however, that the overriding royalty interest hydrocarbons will be valued at the wellhead and Newfield, its successors or assigns will have no duty to transport or market the produced hydrocarbons away from the wellhead without cost, and provided further that the overriding royalty interest hydrocarbons will be subject to and bear production and other like taxes.

     From the date of receipt of first proceeds from the overriding royalty interest, the trust will bear the actual expenses directly relating to the administration of the overriding royalty interests and the trust, not to exceed 8% of the overriding royalty interest proceeds received by the trust. If 8% of the proceeds are insufficient to cover these expenses, Newfield will loan the difference to the trust on a senior unsecured basis, with interest at the rate of 8% per year. In subsequent periods when 8% of the proceeds exceeds these expenses, the trust will repay Newfield from the excess proceeds amounts previously borrowed from Newfield for the purpose of covering such expenses, together with interest at the rate of 8% per year.

  Subject Interests

     On May 21, 2002, EEX and BP Exploration & Production Inc. entered into an Asset Purchase, Farmout and Joint Exploration Agreement pursuant to which BP acquired 75% of EEX's current interest in 23 federal Outer Continental Shelf leases covering blocks within the Treasure Island project, two of which have since expired. Previously, the MMS awarded EEX and BP six leases as a result of their joint bids at the OCS Sale 182 held on March 20, 2002, and these leases were made subject to the EEX-BP agreement. As required by the EEX-BP agreement, BP will conduct further leasing and geophysical activities in the area included in the Treasure Island project. At the end of the initial evaluation period, BP may elect, but will have no obligation, to drill up to three wells. BP will bear the costs related to EEX's 25% working interest in the applicable leases during the initial evaluation period as well as the drilling of the first three exploration wells; provided, however, that BP will be required to pay EEX's costs associated with drilling such wells only to the extent that the costs of drilling are less than 115% of the costs initially estimated to be required to drill and complete such wells, as set forth in the authorization for expenditure approved for such wells, and BP will be required to pay only 50% of EEX's costs associated with the third exploratory well if either of the first two exploratory wells are drilled to and test the Cretacious intervals or structures.

TRUST AGREEMENT

     At the closing of the merger, Newfield and Wachovia Bank, National Association, as successor trustee, will enter into an amended and restated trust agreement. Thereafter, the trust and the respective rights and obligations of Newfield, the trustee and the trust unitholders with respect to the trust will be governed by that document. The following description of the trust agreement does not purport to be complete and is qualified in its entirety by reference to the trust agreement, a substantially final form of which is included as an exhibit to the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part. You are urged to read the trust agreement in its entirety.

  Creation and Organization of the Trust

     The trust was created under the laws of the State of Texas pursuant to the trust agreement entered into on June 17, 2002 between Newfield, as grantor, and certain individuals, as trustees. Upon the execution of the amended and restated trust agreement, the trust will issue 42,574,298 trust units to Newfield in consideration of Newfield causing EEX and its affiliates to transfer the royalty interests to the trust.

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     Newfield created the trust to acquire and hold the royalty interests for the benefit of the trust unitholders. The royalty interests are passive in nature, and neither the trustee nor the trust unitholders will have any control over or responsibility for any costs relating to the drilling, development or operation of the subject interests. None of Newfield, EEX or any other operators of the properties included in the subject interests have any contractual commitments to the trust to conduct drilling on the properties or to maintain their ownership interest in any of these properties; provided, however, in the case of Newfield and EEX, their actions must be consistent with actions that a reasonable prudent operator of oil and gas properties would take under similar circumstances in accordance with good oilfield practices and without giving effect to the existence of the royalty interests. For a description of the subject interests and other information relating to them, see "-- Royalty Interests and Subject Interests."

     The beneficial interest in the trust is divided into 42,574,298 trust units, each of which represents an equal undivided portion of the trust. Pursuant to the merger agreement, holders of EEX common stock have the option to elect to receive trust units from Newfield in lieu of all or a portion of the shares of Newfield common stock they would otherwise receive in the merger as consideration for their shares of EEX common stock, subject to the election and allocation procedures described elsewhere in this proxy statement/prospectus. For additional information concerning the trust units, see "-- Description of the Trust Units."

  Assets of the Trust

     The assets of the trust will consist of the royalty interests and cash and temporary investments being held for the payment of expenses and liabilities and for distribution to the trust unitholders.

  Duties and Limited Powers of the Trustee

     The duties of the trustee are specified in the trust agreement and by the laws of the State of Texas. The trustee's principal duties consist of:

     - collecting income attributable to the royalty interests;

     - paying expenses, charges and obligations of the trust from the trust's income and assets;

     - distributing distributable income to the trust unitholders;

     - prosecuting, defending or settling any claim of or against the trustee, the trust or the royalty interests, including the authority to dispose of or relinquish title to any of the royalty interests that are the subject of a dispute upon the receipt of sufficient evidence regarding the facts of such dispute; and

     - taking any action it deems necessary and advisable to best achieve the purposes of the trust.

     The trustee has no authority to incur any contractual liabilities on behalf of the trust that are not limited solely to claims against the assets of the trust.

     If a liability is contingent or uncertain in amount or not yet currently due and payable, the trustee may create a cash reserve to pay for the liability. If the trustee determines that the cash on hand and the cash to be received is insufficient to cover any extraordinary expenses or liabilities of the trust, the trustee may borrow funds required to pay those expenses or liabilities. The trustee may borrow the funds from any person, including Newfield or itself. The trustee may also encumber the assets of the trust to secure payment of the indebtedness. If the trustee borrows funds to cover extraordinary expenses or liabilities, the trust unitholders will not receive distributions until the borrowed funds are repaid. The trust agreement provides for special borrowing and repayment procedures with respect to Newfield's funding of ordinary administrative expenses, which are described below under "-- Funding of Administrative Expenses."

     The only asset the trust may acquire is the royalty interests and the only investment activity the trustee may engage in is the investment of cash on hand.

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

     At the request of Newfield, the trustee must sell royalty interests that burden subject interests then in commercial production and which Newfield proposes to sell to an unaffiliated third party. The net proceeds of any such sale would be allocated to Newfield and the trust based upon the relative ownership percentage of each in the aggregate net revenue interest of Newfield and the trust included in the sale. However, the trustee will not be required to sell during any calendar year any royalty interests (i) the value of which exceeds 10% of the value of all royalty interests held by the trust and then attributed with proved reserves or (ii) which would cause the cumulative value of all royalty interests sold pursuant to such requests to exceed 25% of the value of all royalty interests held by the trust and then attributed with proved reserves. In each case, the value of royalty interests shall be the discounted present value of the future net revenues attributable to the proved reserves attributable to such royalty interests using a discount rate of 10% or such other rate required by the SEC, as set forth in the most recent reserve report of the trust.

     The trustee may also sell any of the royalty interests if it determines such sale is in the best interests of the trust unitholders and holders of at least 60% of all trust units outstanding approve the sale. However, any sale of all or substantially all of the royalty interests, whether in a single transaction or series of transactions, requires the approval of holders of at least 80% of all outstanding trust units. The trustee will distribute the net proceeds from any sale of royalty interests to the trust unitholders.

     The trustee has the right to require any trust unitholder to dispose of his trust units if an administrative or judicial proceeding seeks to cancel or forfeit any of the property in which the trust holds an interest because of the nationality or any other status of a trust unitholder. If a trust unitholder fails to dispose of his trust units, the trust will be obligated to purchase them at a price determined in accordance with a formula set forth in the trust agreement.

     The trustee is authorized to agree to modifications of the terms of the conveyances of the royalty interests to the trust or to settle disputes involving such conveyances, so long as such modifications or settlements do not alter the nature of the royalty interests as rights to receive a share of the oil and gas, or proceeds thereof, from the underlying properties free of any obligation for drilling, development or operating expenses or rights that do not possess any operating rights or are obligations.

  Fiduciary Responsibility and Liability of the Trustee

     The trustee is a fiduciary for the trust unitholders and is required to act in the best interests of the trust unitholders at all times. The trustee must exercise the same judgment and care in supervising and managing the trust's assets as persons of ordinary prudence, discretion and intelligence would exercise. Under Texas law, the trustee's duties to the trust unitholders are similar to the duty of care owed by a corporate director to the corporation and its shareholders. The primary difference between the trustee's duties and a corporate director's duties is the absence of the legal presumption protecting the trustee's decisions from challenge.

     Due to the passive nature of the trust, the trustee generally will not make business decisions affecting the assets of the trust. Therefore, substantially all of the trustee's functions under the Trust Agreement are expected to be ministerial in nature. See "-- Duties and Limited Powers of the Trustee" above.

     Under Texas law, the trustee may not profit from any transaction with the trust. The trust agreement, however, provides that the trustee may:

     - charge for its services as trustee;

     - retain funds to pay for future expenses and deposit them in its own account;

     - lend funds at commercial rates to the trust to pay the trust's expenses; and

     - seek reimbursement from the trust for its out-of-pocket expenses.

     In discharging its fiduciary duty to trust unitholders, the trustee may act in its discretion and will be liable to the trust unitholders only for fraud, gross negligence or acts or omissions constituting bad faith as adjudicated by the final, non-appealable judgment of a court of competent jurisdiction. The trustee will not be liable for any act or omission of its agents or employees unless the trustee acted in bad faith or with gross negligence in their selection and retention. The trustee will be indemnified for any liability or cost that it incurs in the administration of the trust, except in cases of fraud, gross negligence or bad faith. The trustee will have a lien on the assets of the trust as security for this indemnification and its compensation earned as trustee. The trustee is entitled to indemnification from trust assets or, to the extent that trust assets are insufficient, from Newfield. Trust unitholders will not be liable to the trustee for any indemnification. See "-- Description of the Trust Units -- Liability of Trust Unitholders."

     Under Texas law, if the trustee acts in bad faith, the trustee will be liable to the trust unitholders for damages. Texas law also permits the trust unitholders to file actions seeking other remedies, including:

     - removal of the trustee;

     - specific performance;

     - appointment of a receiver;

     - an accounting by the trustee to trust unitholders; and

     - punitive damages.

  Liabilities of the Trust

     Because the trust assets are passive in nature and the trustee has little power to incur obligations, Newfield anticipates that the trust will only incur liabilities for routine administrative expenses, such as the trustee's fees and accounting, engineering, legal and other professional fees.

  Duration of the Trust

     The trust will terminate upon the first to occur of:

     - the sale of all of the royalty interests;

     - such time as the aggregate cash proceeds received by the trustee with respect to the royalty interests for each of two successive years after the first full year during which any of the subject interests produce oil and/or gas in commercial quantities is less than $1,000,000 per year;

     - the trustee shall have failed to receive any aggregate cash proceeds attributable to the royalty interests during the period commencing on the effective time of the merger through the date of the third anniversary of the date that none of the subject interests remain in their respective primary terms (including by way of maintenance of any Subject Interest in the absence of production beyond its stated primary term through Suspension of Production orders or other regulatory relief granted by the MMS or successor agency);

     - the holders of 80% or more of the outstanding trust units vote in favor of termination; or

     - the trust violates the "rule against perpetuities;"

provided, however, that in no event shall the trust be terminable or terminated if any Subject Interest remains in its primary term (including by way of maintenance of such Subject Interest in the absence of production beyond its stated primary term through a Suspension of Production order or other regulatory relief granted by the MMS or successor agency). Upon termination of the trust, the trustee would then sell all of the trust's assets, either by private sale or public auction, and then distribute the net proceeds of the sale to the trust unitholders.

  Funding of Administrative Expenses

     From time to time as the trustee deems reasonably necessary to assure adequate funding for the administration of the trust until such time as cash proceeds generated by the royalty interests that are received by the trustee on behalf of the trust are sufficient for such purpose, the trustee may request Newfield to make loans (and Newfield has agreed to make such loans), in amounts estimated by the trustee to be required to cover administrative expenses expected to be incurred within the 90-day period following the date each such loan is made. In addition, if after such time as the royalty interests commence generating cash proceeds, 8% of the amount of proceeds received by the trustee is insufficient to cover these expenses, Newfield will lend the difference to the trust. All such loans shall be senior unsecured obligations of the trust, shall bear interest at the rate of eight percent (8%) per annum and shall be repaid in quarterly installments only from the excess, if any, of (i) the product of (A) the cash received by the trustee during the applicable quarter and (B) .08 over (ii) all compensation, reimbursements and other charges owing and paid to the trustee for such quarter.

  Amendment of Trust Agreement

     Any amendment of the Trust Agreement requires a vote of holders of 60% or more of the outstanding trust units, except that any amendment that would permit the holders of fewer than 80% of the outstanding trust units to approve a sale of all or substantially all of the royalty interests, whether in a single transaction or series of transactions, or to terminate the trust requires a vote of holders of 80% or more of the outstanding trust units. However, Newfield and the trustee may supplement or amend the agreement, without the approval of the unitholders, in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision thereof, or to change the name of the trust, provided that such supplement or amendment does not adversely affect the interests of the unitholders. In addition, no amendment may:

     - alter the purposes of the trust or permit the trustee to engage in any business or investment activities other than as specified in the Trust Agreement;

     - alter the rights of the trust unitholders as among themselves;

     - permit the trustee to distribute the royalty interests in kind; or

     - adversely affect the rights and duties of the trustee unless such amendment is approved by the trustee.

  Dispute Resolution

     Any dispute, controversy or claim that may arise between Newfield and the trustee relating to the trust will be submitted to binding arbitration before a tribunal of three arbitrators.

  Compensation of the Trustee

     The trustee is entitled to annual compensation of $15,000, plus reimbursement of its reasonable out-of-pocket expenses incurred in connection with the administration of the trust. The trustee is also entitled to a fee of $5,000 upon the termination of the trust. The trustee's compensation will be paid out of the trust's assets.

DESCRIPTION OF THE TRUST UNITS

  General

     Each trust unit represents an undivided share of beneficial interest in the trust. Each holder of a trust unit has the same rights as the holder of any other trust unit. The trust has 42,574,298 trust units outstanding.

  Distributions and Income Computations

     Each quarter, the trustee will determine the amount of funds available for distribution to the trust unitholders. Available funds will equal the excess cash received by the trust from the royalty interests and other sources during that quarter (which may, after such time as any of the royalty interests commence generating cash proceeds, include loans from Newfield in the circumstances described in "-- Funding of Administrative Expenses" above), over the trust's liabilities for that quarter. In any event, no distributions will be made until such time as the trustee receives cash proceeds from the royalty interests. Available funds will be reduced by any cash the trustee decides to hold as a reserve against future liabilities. The trustee shall establish a cash reserve equal to such amount. Trust unitholders that own their trust units on the close of business on the last business day of each calendar quarter (the "Quarterly Record Date") will receive a pro-rata distribution of the amount of the cash available for distribution no later than 10 business days after the Quarterly Record Date.

     Unless otherwise advised by counsel or the IRS, the trustee will record the income and expenses of the trust for each quarterly period as belonging to the trust unitholders of record on the Quarterly Record Date. Trust unitholders will recognize income and expenses for tax purposes in the quarter of receipt or payment by the trust, rather than in the quarter of distribution by the trust. Minor variances may occur. For example, a reserve could be established in one quarterly period that would not give rise to a tax deduction until a later quarterly period, or an expenditure paid in one quarterly period would be amortized for tax purposes over several quarterly periods. See "Material U.S. Federal Income Tax Consequences -- Ownership of Trust Units."

  Transfer of Trust Units

     Trust unitholders may transfer their trust units by surrendering their trust unit certificate and complying with such reasonable transfer regulations as the trustee may prescribe. No service charge will be made to the transferor or transferee for any transfer of a trust unit. The trustee may require payment of any tax or other governmental charge imposed for a transfer. The trustee may treat the owner of any trust unit as shown by its records as the owner of the trust unit. The trustee will not be considered to know about any claim or demand on a trust unit by any party except the record owner. Any transfer of a trust unit will, as to the trustee, transfer to the transferee as of the close of business on the date of transfer, all right, title and interest of the transferor in the trust. However, a transfer of a trust unit after any Quarterly Record Date will not transfer to the transferee the right to any distribution relating to the Quarterly Record Date. Except as otherwise provided in the Trust Agreement, the laws of the State of Texas will govern all matters affecting the title, ownership, warranty or transfer of trust units.

  Periodic Reports

     The trustee will mail to each trust unitholder of record on a Quarterly Record Date during each quarter (except the fourth) a report showing the assets, liabilities and distributable income of the trust for the quarter. No later than 120 days following the end of each year the trustee will mail to the trust unitholders of record, as of a date to be selected by the trustee, an annual report containing audited financial statements of the trust.

     The trustee will file all required trust federal and state income tax and information returns. Within 75 days following the end of each fiscal year, the trustee will prepare and mail to each trust unitholder of record on a Quarterly Record Date during such year a report in reasonable detail with the information that trust unitholders need to correctly report their share of the income and deductions of the trust.

     Each trust unitholder and his representatives may examine, for any proper purpose, during reasonable business hours the records of the trust and the trustee.

  Liability of Trust Unitholders

     Texas law is unclear whether a trust unitholder would be responsible for a liability that exceeds the net assets of the trust and the trustee. Because of the passive nature of the trust assets and the restrictions in the Trust Agreement on the power of the trustee to incur liabilities, Newfield believes it is unlikely that a trust unitholder would incur any liability from the trust.

  Voting Rights of Trust Unitholders

     Trust unitholders voting rights are more limited than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of trust unitholders or for annual or other periodic re-election of the trustee.

     The trustee or trust unitholders owning at least 15% of the outstanding trust units may call meetings of trust unitholders. Meetings must be held in Harris County, Texas. Written notice setting forth the time and place of the meeting and the matters proposed to be acted upon must be given to all of the trust unitholders of record as of a record date set by the trustee at least 20 days and not more than 60 days before the meeting. The presence in person or by proxy of trust unitholders representing a majority of trust units outstanding constitutes a quorum. Each trust unitholder is entitled to one vote for each trust unit owned.

     Unless otherwise required by the Trust Agreement, any matter may be approved by holders of a majority of trust units constituting a quorum, although less than a majority of the trust units then outstanding. The affirmative vote of the holders of 80% of the outstanding trust units is required to terminate the trust or approve a sale of all or substantially all of the royalty interests, whether in a single transaction or series of transactions. The affirmative vote of the holders of 60% of the outstanding trust units is required to (1) amend the Trust Agreement (excluding the requirements for 80% trust unitholder approval of termination of the trust or a sale of all or substantially all of the royalty interests, which requires approval of holders of 80% of the outstanding trust units), (2) approve other sales of the assets of the trust or (3) approve any transaction with Newfield or any affiliate of Newfield, any unitholder or any third person that holds a leasehold working interest in any lease burdened by a royalty interest. The trustee may be removed, with or without cause, by a vote of the holders of a majority of the outstanding trust units.

     Any action required or permitted to be authorized or taken at any meeting of trust unitholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the authorization or action as taken is signed by trust unitholders holding units representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all units entitled to vote thereon were present and voted.

     In determining whether trust unitholders holding the requisite number of units have concurred in any vote, direction, consent or waiver under the trust agreement, units which are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) by (1) Newfield or any affiliate of Newfield, or (2) for purposes of votes regarding termination of the trust or transactions with parties owning a leasehold working interest in any lease burdened by a royalty interest, any third person not an affiliate of Newfield that owns a leasehold working interest in any such lease, or (3) for purposes of any vote with respect to any transaction proposed to be entered into by any unitholder with the trust, such unitholder, shall be disregarded and deemed not to be outstanding for the purpose of any such vote or determination.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees of Treasure Island Royalty Trust:

     In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Treasure Island Royalty Trust (the "Trust") at June 19, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Trust's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 19, 2002

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

                         TREASURE ISLAND ROYALTY TRUST
                                 BALANCE SHEET

                                                              JUNE 19, 2002
                                                              -------------
                           ASSETS
Cash........................................................      $100
                                                                  ----
  Total Assets..............................................      $100
                                                                  ====
                        TRUST CORPUS
Trust Corpus................................................      $100
                                                                  ----
  Total Trust Corpus........................................      $100
                                                                  ====

     The accompanying note to the balance sheet is an integral part of this statement.

                         TREASURE ISLAND ROYALTY TRUST
                             NOTE TO BALANCE SHEET

FORMATION OF THE TRUST:

     Treasure Island Royalty Trust is an express trust created under the laws of the state of Texas pursuant to a trust agreement entered into on June 17, 2002 between Newfield, as grantor, and certain officers of Newfield, as trustees. At the closing of the proposed merger between EEX and Newfield, Newfield and Wachovia Bank, National Association, as successor trustee, will enter into an amended and restated trust agreement, pursuant to which the existing trustees will resign and the trust will issue to Newfield 42,574,298 trust units. The trust will hold certain non-expense bearing overriding royalty interests in any future production that may be achieved from intervals at depths typically below 18,000 to 21,000 feet from EEX's Treasure Island project, an exploration concept covering 116 Gulf of Mexico lease blocks located on the federal Outer Continental Shelf in which EEX currently owns or may acquire a working interest. At June 19, 2002, there was no production, and there were no proved reserves, associated with the royalty interests. Other than its formation, the trust has not conducted any activities.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

THE MERGER

     The following is a general summary of the material federal income tax consequences of the merger to the holders of EEX common stock and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all federal income tax consequences of the merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. HOLDERS OF EEX COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

     Newfield has received from its counsel, Vinson & Elkins L.L.P., an opinion to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Newfield, Merger Sub and EEX will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that Newfield, Merger Sub and EEX will not recognize any gain or loss as a result of the Merger except with respect to the distribution of the trust units. EEX has received from its counsel, Akin, Gump, Strauss, Hauer & Feld L.L.P., an opinion to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Newfield, Merger Sub and EEX will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that:

     - no gain or loss will be recognized by a holder of EEX common stock or EEX preferred stock upon the exchange of all of such holder's shares of EEX common stock or EEX preferred stock solely for shares of Newfield common stock in the merger;

     - the aggregate basis of the shares of Newfield common stock received by an EEX shareholder in the merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of EEX common stock or EEX preferred stock surrendered in exchange therefor;

     - the holding period of the shares of Newfield common stock received by a shareholder in the merger (including any fractional share deemed received) will include the holding period of the shares of EEX common stock or EEX preferred stock surrendered in exchange therefor, provided that such shares of EEX common stock or EEX preferred stock are held as capital assets at the effective time;

     - a shareholder of EEX who receives cash in lieu of a fractional share of Newfield common stock will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share (as described in the second bullet point above) and the amount of cash received; and

     - a holder of EEX common stock who elects to receive trust units will recognize gain on that shareholder's exchange of shares of EEX common stock in the merger (but in an amount not in excess of the fair market value of the trust units received), all or a portion of which could be treated as a dividend to that shareholder.

     The foregoing opinions address all of the material federal income tax consequences of the merger to the participants in the merger and to the shareholders of EEX. Such opinions are based upon the merger agreement (including the representations and warranties contained in Sections 4.25 and 5.11 thereof), the facts set forth in the Registration Statement on Form S-4 (including this proxy statement/prospectus), written representations of officers of EEX and Newfield contained in Exhibits A and B to the merger agreement, current provisions of the Code, existing regulations thereunder, current administrative rulings of the Internal Revenue Service, court decisions and the assumption that the transaction contemplated by the merger agreement will be carried out strictly in accordance with the terms thereof. Shareholders of EEX should be aware that such opinions are not binding on the IRS and no assurance can be given that the IRS will not adopt a contrary position or that a contrary IRS position would not be sustained by a court. Each of such opinions has been filed with the SEC as an exhibit to the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part.

OWNERSHIP OF TRUST UNITS

     This section summarizes the material federal income tax consequences of the ownership and sale of the trust units. Many aspects of federal income taxation that may be relevant to a particular taxpayer or to certain types of taxpayers subject to specific tax treatment are not addressed. In addition, the tax laws can and do change regularly, and any future changes could have an adverse effect on the ownership or sale of trust units. The trust will not request advance rulings from the IRS dealing with the tax consequences of ownership of trust units.

  CLASSIFICATION AND TAXATION OF THE TRUST

     Under current law, the trust should be taxable as a grantor trust and not as a business entity. A grantor trust is not subject to tax at the trust level. For tax purposes, trust unitholders will be considered to own the trust's income and principal as though no trust were in existence. A grantor trust simply files an information return, reporting all items of income or deduction which must be included in the tax returns of the trust unitholders based on their respective accounting methods and taxable years without regard to the accounting method and tax year of the trust. Each trust unitholder will recognize taxable income when the trust receives or accrues it, even if it is not distributed until later. If the trust were determined to be an unincorporated business entity, it would be taxable as a partnership unless it elected to be taxed as a corporation. If treated as a partnership the trust could be considered to be a "publicly traded partnership" taxable as a corporation unless certain qualifying income tests are met. The income of the trust should meet such qualifying income tests, so that even if the trust were considered to be a publicly traded partnership it should not be taxed as a corporation. The trust does not intend to elect to be taxed as a corporation. The principal tax consequence of the trust's being treated as a partnership as opposed to a grantor trust would be that all trust unitholders would be required to report their share of income from the trust on the accrual method of accounting regardless of their own method of accounting.

  REPORTING OF TRUST INCOME AND EXPENSES

     The trustee intends to treat each royalty payment it receives as the taxable income of the trust unitholders who own trust units on the day of receipt by the trust. Similarly, the trustee intends to pay expenses only on the day it receives a royalty payment. All expenses paid on a royalty receipt day will be allocated as expenses of each trust unitholder who receives the distribution of that royalty income. In most cases, therefore, the income and expenses of the trust for a period will be reported as belonging to the trust unitholder who received a distribution for that period. The amount of the distribution for a trust unit will generally equal the net income allocated to that trust unit, determined without regard to depletion. This correlation may not exist if, for example, the trustee were to establish a cash reserve to pay estimated future expenses or pay an expense with borrowed funds. Moreover, the IRS could attempt to impute income to trust unitholders when a royalty payment on the overriding royalty interests accrues. The IRS could also attempt to disallow the deduction of administrative expenses to persons who were not trust unitholders when the expenses were incurred. If the IRS were successful, trust income might be taxed to trust unitholders other than those who received the distribution relating to that income. Also, an accrual basis trust unitholder might realize royalty income in a tax year earlier than that reported by the trustee.

  ROYALTY INCOME AND DEPLETION

     The royalty interests should qualify for an allowance for depletion. The depletion allowance must be computed separately by each trust unitholder for each oil or gas property, within the meaning of Section 614 of the Internal Revenue Code.

     The deduction for depletion is determined annually and is the greater of cost depletion or, if allowable, percentage depletion. Royalty income from production attributable to trust units owned by independent producers will qualify for percentage depletion. An individual or entity with production of the equivalent of 1,000 barrels of oil per day or less is an independent producer. Percentage depletion is a statutory allowance equal to 15% of the gross income from production from a property. Percentage depletion is subject to a net income limitation of 100% of the taxable income from the property, computed without regard to depletion deductions and certain loss carrybacks. The depletion deduction attributable to percentage depletion for a taxable year is limited to 65% of the taxpayer's taxable income for the year before allowance of independent producers' percentage depletion. Unlike cost depletion, percentage depletion is not limited to the adjusted tax basis of the property, although it reduces the adjusted tax basis, but not below zero.

     In computing cost depletion for each property for any year, the allowance for the property is calculated by dividing the adjusted tax basis of the property at the beginning of the year by the estimated total number of Bbls of oil or Mcf of natural gas recoverable from the property. This amount is then multiplied by the number of Bbls of oil or Mcf of natural gas produced and sold from the property during the year. Cost depletion for a property cannot exceed the adjusted tax basis of the property. Each trust unitholder will compute cost depletion using his basis in his trust units. Information will be provided to each trust unitholder reflecting how his basis should be allocated among each property represented by his trust units.

  OTHER INCOME AND EXPENSES

     It is anticipated that the only other income of the trust will be interest income earned on funds held as a reserve or pending distribution. Other expenses of the trust will include any state and local taxes imposed on the trust and administrative expenses of the trustee. Although the issue has not been finally resolved, all or substantially all of those expenses should be deductible in computing adjusted gross income and, therefore, are not the type of miscellaneous itemized deductions that are allowable only to the extent that they total more than 2% of adjusted gross income.

  SALE OF TRUST UNITS; DEPLETABLE BASIS

     Generally, a trust unitholder will realize gain or loss on the sale or exchange of his trust units measured by the difference between the amount realized on the sale or exchange and his adjusted basis for such trust units. Gain or loss on the sale of trust units by a trust unitholder who is not a dealer of the trust units will generally be capital gain or loss. In the case of non-corporate taxpayers, such capital gains will be taxable at a maximum rate of 20% if the trust units have been held for more than 12 months. A portion of the gain will be treated as ordinary income to the extent of the depletion recapture amount explained below. A trust unitholder's basis in his trust units will be equal to the amount he paid for the trust units (or in the case of trust units received in the merger, the fair market value of such units on the date of the merger), reduced by deductions for depletion claimed by the trust unitholder, but not below zero. Upon the sale of the trust units, a trust unitholder must treat as ordinary income his depletion recapture amount, which is an amount equal to the lesser of the gain on such sale or the sum of the prior depletion deductions taken with respect to the trust units, but not in excess of the initial basis of the trust units. The IRS could take the position, however, that a portion of the sales proceeds is ordinary income to the extent of any accrued income at the time of the sale that was allocable to the trust units sold even though the income had not been distributed to the selling trust unitholder.

  BACKUP WITHHOLDING

     In general, distributions of trust income will not be subject to backup withholding unless the trust unitholder is an individual or other noncorporate taxpayer and he fails to comply with certain reporting procedures.

  REPORTS

     The trustee will furnish to trust unitholders of record quarterly and annual reports to facilitate their computation of their tax liability. See "Treasure Island Royalty Trust -- Description of the Trust Units -- Periodic Reports."

                        COMPARISON OF STOCKHOLDER RIGHTS

     The rights of EEX shareholders are currently governed by the Texas Business Corporation Act (the "TBCA"), EEX's restated articles of incorporation, as amended, and EEX's bylaws. At the time of the merger, EEX shareholders will become Newfield stockholders and their rights will be governed by the Delaware General Corporation Law (the "DGCL"), Newfield's second restated certificate of incorporation, as amended, and Newfield's restated bylaws, as amended. The following is a summary of material differences between the rights of EEX shareholders and the rights of Newfield stockholders. It is not a complete statement of the provisions affecting, and the differences between, the rights of EEX shareholders and those of Newfield stockholders. The summary is qualified in its entirety by reference to the TBCA, the DGCL, EEX's restated articles of incorporation, as amended, and bylaws, and Newfield's second restated certificate of incorporation, as amended, and restated bylaws, as amended.

                            AUTHORIZED CAPITAL STOCK


                     EEX                                          NEWFIELD

Authorized:                                     Authorized:

- 150,000,000 shares of common stock, par       - 100,000,000 shares of common stock, par
  value $0.01 per share                         value $0.01 per share

- 10,000,000 shares of preferred stock, no      - 5,000,000 shares of preferred stock, par
  par value, of which 1,000,000 shares are      value $0.01 per share, of which 100,000
  designated $200 Series A Junior                 shares are designated Junior Participating
  Participating Preferred Stock and 3,000,000     Preferred Stock
  shares are designated Series B 8%
  Cumulative Perpetual Preferred Stock

Outstanding as of May 29, 2002:                 Outstanding as of May 29, 2002:

- 42,487,395 shares of common stock             - 44,393,341 shares of common stock

- 1,937,450 shares of Series B 8% Cumulative    - No shares of Junior Participating Preferred
  Perpetual Preferred Stock                       Stock

- No shares of $200 Series A Junior
  Participating Preferred Stock

                           SIZE OF BOARD OF DIRECTORS


                     EEX                                          NEWFIELD

EEX's bylaws provide for a Board of Directors   Under Newfield's bylaws, the number of
consisting of not less than three (3)           directors is determined from time to time by
directors and further provide that the exact    a resolution of the Board of Directors.
number of directors will be fixed from time
to time by an affirmative vote of not less
than a majority of the continuing directors.
Currently, the number of directors is fixed
at six.

                               CUMULATIVE VOTING

     Cumulative voting entitles each stockholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each stockholder may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates receiving the highest number of votes are elected.


                     EEX                                          NEWFIELD

Under the TBCA, shareholders do not have the    Under the DGCL, stockholders do not have the
right to cumulative voting unless               right to cumulate their votes in the election
specifically granted in the articles of         of directors unless such right is granted in
incorporation. EEX's articles of                the certificate of incorporation. Newfield's
incorporation expressly prohibit cumulative     certificate of incorporation does not provide
voting rights                                   for cumulative voting.

                    CLASSIFICATION OF THE BOARD OF DIRECTORS


                     EEX                                          NEWFIELD

Under the TBCA, a corporation may, in its       The DGCL permits classification of a Delaware
bylaws, provide for the classification of       corporation's Board of Directors, and for
directors. EEX's board is divided into three    staggered terms. Newfield's board is not
classes, as nearly equal in number as           classified.
possible, with each class serving a staggered
three-year term. This means that only
one-third of the board is elected at each
annual meeting of shareholders. The
classification makes it more difficult to
change the composition of EEX's Board of
Directors because at least two annual
meetings of shareholders are required to
change control of the Board of Directors.

                          QUALIFICATIONS OF DIRECTORS


                     EEX                                          NEWFIELD

The TBCA does not require any specific          The DGCL does not require any specific
qualifications to be a director of a Texas      qualifications to be a director of a Delaware
corporation, but permits a corporation's        corporation but permits a corporation's
articles of incorporation or bylaws to do so.   certificate of incorporation or bylaws to do
EEX's bylaws disqualify an individual from      so. Neither Newfield's certificate of
being a Director of the company after the       incorporation nor its bylaws contain any
date of the annual meeting of shareholders of   requirements for the qualification of
the Company that occurs after such person's     directors.
seventy-second birthday, although Directors
are not required to be shareholders or
residents of the State of Texas.

                         FILLING VACANCIES ON THE BOARD


                     EEX                                          NEWFIELD

Subject to certain rights to elect Directors    Under Newfield's bylaws, vacancies on
under specified circumstances granted to        Newfield's Board of Directors may be filled
holders of Preferred Stock, newly created       by majority vote of the remaining directors.
directorships resulting from any increase in
the number of Directors and any vacancies are
filled solely by the affirmative vote of a
majority of the remaining Directors, even if
the remaining Directors are less than a
quorum; provided that the Board may not fill
more than two such directorships between
annual meetings of shareholders.

                              REMOVAL OF DIRECTORS


                     EEX                                          NEWFIELD

Directors may be removed from office, with or   Any director or the entire Board of Directors
without cause, only by the affirmative vote     may be removed, with or without cause, by the
of the holders of not less than a majority of   holders of a majority of the shares then
the outstanding shares entitled to vote in      entitled to vote at an election of directors.
the election of Directors, so long as notice
was given in the notice calling for the
meeting.

                      NOMINATION OF DIRECTORS FOR ELECTION


                     EEX                                          NEWFIELD

EEX's bylaws contain detailed advance notice    Newfield's bylaws do not provide for specific
and informational procedures that must be       shareholder notice provisions to nominate
complied with in order for a shareholder to     candidates for election to Newfield's Board
nominate a person to serve as a director,       of Directors.
generally requiring the notice to be received
by EEX not less than fifty (50) nor more than
seventy-five (75) days prior to the
shareholders meeting at which directors will
be elected.

                            ANTI-TAKEOVER PROVISIONS


                     EEX                                          NEWFIELD

Pursuant to the TBCA's Business Combination     Section 203 of the DGCL prohibits "business
Law, Articles 13.01 through 13.08 of the        combinations," including mergers, sales and
TBCA, an "affiliated shareholder" who           leases of assets, issuances of securities and
beneficially owns 20% or more of a              similar transactions by a corporation or a
corporation's outstanding voting shares is      subsidiary with an "interested stockholder"
generally prevented from entering into or       who beneficially owns 15 percent or more of a
engaging in a "business combination,"           corporation's voting stock, within three
including mergers, sales and leases of          years after the person or entity becomes an
assets, issuances of securities and similar     interested stockholder, unless:
transactions with a corporation or a
subsidiary, during the three-year period        - the transaction that will cause the person
immediately following the affiliated            to become an interested stockholder is
shareholder's acquisition of shares unless        approved by the Board of Directors of the
specific conditions are satisfied. The            target prior to the transaction,
three-year restriction does not apply if
either:

- before the date a person became an            - after the completion of the transaction in
  affiliated shareholder, the Board of          which the person becomes an interested
  Directors of the corporation approved the       stockholder, the interested stockholder
  business combination or acquisition of          holds at least 85% of the voting stock of
  shares made by the affiliated shareholder       the corporation not including (a) shares
  on that date; or                                held by officers and directors of
                                                  interested stockholders and (b) shares held
- not less than six months after the date a       by specified employee benefit plans, or
  person became an affiliated shareholder,
  the business combination is approved by the   - after the person becomes an interested
  affirmative vote of at least two-thirds of      stockholder, the business combination is
  the corporation's outstanding voting shares     approved by the Board of Directors and
  not beneficially owned by the affiliated        holders of at least 66 2/3% of the
  shareholder or its affiliates or                outstanding voting stock, excluding shares
  associates.                                     held by the interested stockholder.

 In discharging the duties of a director        A Delaware corporation may elect not to be
  under Texas law, a director may, in           governed by Section 203. Newfield has not
  considering the best                          made

  interests of EEX, consider the long-term as   such an election.
  well as the short-term interests of EEX and
  EEX's shareholders, including the
  possibility that those interests may be
  best served by the continued independence
  of EEX.

 In order to effect certain business
  combinations, including mergers and sales of assets, in which a 10% shareholder has an interest, EEX's amended and restated articles of incorporation require, in addition to any other vote of shareholders, an affirmative vote of not less than 80% of the outstanding voting stock, including at least 50% of shares not owned by such interested shareholder, subject to certain exceptions specified in the articles of incorporation.

                                  RIGHTS PLANS


                     EEX                                          NEWFIELD

Pursuant to a rights agreement between EEX      Pursuant to a rights agreement between
and the rights agent adopted by the EEX Board   Newfield and the rights agent and adopted by
of Directors in 1996, as amended, one           the Newfield Board of Directors in 1996, as
preferred stock purchase right was issued to    amended, one preferred stock purchase right
and trades with each outstanding share of EEX   was issued to and trades with each
common stock. Each right entitles its           outstanding share of Newfield common stock.
registered holder to purchase 1/200th of a      Each right entitles its registered holder to
share of EEX series A junior participating      purchase 1/1000th of a Newfield junior
preferred stock for $45.                        participating preferred stock for $85.

The rights are not exercisable unless a         The rights are not exercisable unless a
person or group (subject to certain             person or group (subject to certain
exclusions) has acquired, or announces the      exclusions) has acquired, or announces the
intent to acquire, 18% or more of EEX's         intent to acquire, 20% or more of Newfield's
common shares, or commences, or announces the   common shares, or commences, or announces the
intent to commence, a tender or exchange        intent to commence, a tender or exchange
offer the consummation of which would result    offer the consummation of which would result
in the beneficial ownership by such person or   in the beneficial ownership by such person or
group of 18% of EEX's common shares. The        group of 20% of Newfield's common shares. The
rights, once exercisable, entitle the holder    rights, once exercisable, entitle the holder
to purchase, for the exercise price of the      to purchase, for the exercise price of the
rights, the number of shares of EEX common      rights, the number of shares of Newfield
stock having a market value of two times the    common stock having a market value of two
exercise price of the rights.                   time the exercise price of the rights.

If the rights have become exercisable and EEX   If the rights have become exercisable and
is acquired in a merger or other business       Newfield is acquired in a merger or other
combination, or 50% or more of its assets,      business combination, or 50% or more of its
cash flow, or earnings power are sold, each     assets, cash flow, or earning power are sold,
right will entitle the holder to purchase,      each right will entitle the holder to
for the exercise price of the right, the        purchase, for the exercise price of the
number of shares of the acquiring company's     right, the number of shares of the acquiring
common stock that, at the time of the           company's common stock that, at the time of
transaction, have a market value of two times   the transaction, have a market value of two
the exercise price of the right.                times the exercise price of the right.

The rights plan has been amended to, among other things, exclude the merger from its operation.

                      STOCKHOLDER ACTION WITHOUT A MEETING


                     EEX                                          NEWFIELD

EEX's articles of incorporation contain         Newfield's bylaws provide that any action
provisions prohibiting shareholder actions by   required or permitted to be taken at a
written consent                                 stockholders' meeting may be taken without a
                                                meeting pursuant to the written consent of
                                                the holders of at least 66 2/3% of the
                                                outstanding capital stock entitled to vote on
                                                the proposed action.

                    CALLING SPECIAL MEETINGS OF STOCKHOLDERS


                     EEX                                          NEWFIELD

Under the TBCA, special meetings of the         Newfield's bylaws provide that a special
shareholders may be called by the president,    meeting of the stockholders for any proper
the Board of Directors or such other person     purpose or purposes may be called at any time
or persons authorized by the articles of        by the Chairman of the Board, by the
incorporation or bylaws or the holders of not   President, by a majority of the Board of
less than 10% of all the shares entitled to     Directors, or by a majority of the executive
vote at the special meeting, unless a           committee and shall be called by the Chairman
different percentage, not to exceed 50%, is     of the Board, by the President or the
provided for in the articles of                 Secretary upon receipt of a written request,
incorporation. Subject to a right to call       stating the purpose or purposes of the
special meetings under specified                meeting, signed by the holder(s) of at least
circumstances granted to holders of Preferred   15% of the stock entitled to vote at such
Stock, special meetings of shareholders may     meeting.
be called only by the Chairman of the Board
or the President of the Company, at the
request in writing or by vote of not less
than a majority of the Directors or at the
request of the holders of not less than 50%
of the outstanding shares entitled to vote at
the meeting. A request for a special meeting
made by the Board of Directors will state the
purpose or purposes of the proposed meeting,
and business transacted at the meeting will
be confined to the objects stated in the
notice of the meeting

                      SUBMISSION OF STOCKHOLDER PROPOSALS


                     EEX                                          NEWFIELD

EEX's bylaws contain detailed advance notice    Newfield's bylaws do not provide for specific
and informational procedures that must be       stockholder notice provisions to propose
followed in order for an EEX shareholder to     business to be brought before an annual
propose an item of business for consideration   meeting. Only business within the proper
at a meeting of EEX shareholders. Generally,    purpose or purposes described in the notice
notice of any proposal must be received by      of meeting required by the bylaws may be
EEX not less than 50 nor more than 75 days      conducted at any meeting of Newfield's
prior to the date of the next annual meeting    stockholders.

                        NOTICE OF STOCKHOLDERS MEETINGS


                     EEX                                          NEWFIELD

Under the TBCA and EEX's bylaws, a              Under the DGCL and Newfield's bylaws,
corporation must send notice of a               Newfield must send notice of a stockholders
shareholders' meeting at least 10 and not       meeting at least 10 and not more than 60 days
more than 60 days before the date of the        before the date of the meeting to each
meeting to each shareholder entitled to vote    stockholder entitled to vote at the meeting.
at the meeting. However, a corporation must
give notice at least 20 days prior to a
meeting at which one of the purposes is to
consider a plan of merger to each
shareholder, irrespective of the
shareholder's right to vote at the meeting.

                     STOCKHOLDER VOTE REQUIRED FOR MERGERS


                     EEX                                          NEWFIELD

The TBCA requires certain mergers to be         Newfield's articles of incorporation require
approved by holders of at least two-thirds of   the affirmative vote of 66 2/3% of the
the outstanding shares entitled to vote         outstanding shares of common stock to approve
thereon and, if there is a class of stock       any merger or consolidation of the
that is entitled to vote as a class, then the   corporation and any sale or transfer of all
merger must be approved by the holders of       or substantially all of the assets of the
two-thirds of the outstanding shares of each    corporation.
class of stock entitled to vote thereon. The
TBCA similarly requires that a sale of all or
substantially all of the assets of a
corporation not made in the ordinary course
of business be approved by the affirmative
vote of the holders of at least two-thirds of
the outstanding shares entitled to vote
thereon. With respect to the approval of a
merger or asset sale, however, the articles
of incorporation may require a vote of a
different number, but not less than a
majority, of the shares outstanding.

In order to effect a business combination, including mergers and sales of assets, in which a 10% shareholder has an interest, EEX's articles of incorporation require, in addition to any other vote of shareholders, an affirmative vote of not less than 80% of the outstanding voting stock, including at least 50% of shares not owned by that shareholder, subject to certain exceptions specified in the articles of incorporation.

                                   DIVIDENDS


                     EEX                                          NEWFIELD

Under the TBCA, a Texas corporation may make    Delaware corporations may pay dividends out
a distribution to its shareholders if the       of surplus or, if there is no surplus, out of
distribution does not exceed the                net profits for the fiscal year in which
corporation's surplus and the corporation       declared and for the preceding fiscal year.
would not become insolvent after giving         Section 170 of the DGCL also provides that
effect to the distribution.                     dividends may not be paid out of net profits
                                                if, after the payment of the dividend,
EEX's bylaws provide that distributions and     capital is less than the capital represented
share dividends may be declared by the Board    by the outstanding stock of all classes
of Directors at any regular or special          having a preference upon the distribution of
meeting. Distributions may be paid in cash or   assets.
property, and share dividends may be paid in
shares of EEX capital stock.                    Newfield's bylaws provide that the
                                                stockholders have the right to receive
                                                dividends if and when declared by Newfield's
                                                board. Dividends may be paid in cash,
                                                property or shares of capital stock.

                          DISSENTERS' APPRAISAL RIGHTS


                     EEX                                          NEWFIELD

- Dissenters' and appraisal rights are          The DGCL provides stockholders of a
  governed by Articles 5.11, 5.12 and 5.13 of   corporation involved in a merger the right to
  the TBCA. Shareholders of a Texas             demand and receive payment of the fair value
  corporation who dissent from a merger of      of their stock in certain mergers. However,
  the corporation for which a shareholders'     appraisal rights are not available to holders
  vote is required are entitled to              of shares:
  dissenters' rights, requiring the surviving
corporation to purchase the dissenting shares     - listed on a national securities exchange,
at fair value. However, appraisal rights are
not available to holders of shares:               - designated as a national market system
                                                security on an interdealer quotation system
  - listed on a national securities exchange,       operated by the National Association of
                                                    Securities Dealers, Inc., or
  - designated as a national market system
    security on an interdealer quotation          - held of record by more than 2,000
system operated by the National Association     stockholders
of Securities Dealers, Inc., or
                                                unless holders of stock are required to
  - held of record by more than 2,000           accept in the merger anything other than any
stockholders                                    combination of:
unless holders of stock are required to         - shares of stock or depository receipts of
accept in the merger anything other than any    the surviving corporation in the merger
combination of:
                                                - shares of stock or depository receipts of
- shares of stock or depository receipts of     another corporation that, at the effective
  the surviving corporation in the merger         date of the merger, will be
- shares of stock or depository receipts of       - listed on a national securities exchange,
  another corporation that, at the effective
  date of the merger, will be                     - designated as a national market system
                                                security on an interdealer quotation system
  - listed on a national securities exchange,       operated by the National Association of
                                                    Securities Dealers, Inc., or
  - designated as a national market system
    security on an interdealer quotation          - held of record by more than 2,000 holders
system operated by the National Association
of Securities Dealers, Inc., or                 - cash instead of fractional shares of the
                                                stock or depository receipts received.
  - held of record by more than 2,000 holders
- cash instead of fractional shares of the
  stock or

  depository receipts received.
Dissenters' rights are not available to the EEX shareholders in the merger.

                         STOCKHOLDER PREEMPTIVE RIGHTS


                     EEX                                          NEWFIELD

Neither EEX's articles of incorporation nor     Neither Newfield's certificate of
its bylaws grant preemptive rights to its       incorporation nor its bylaws grant preemptive
shareholders.                                   rights to its stockholders.

                        STOCKHOLDER CLASS VOTING RIGHTS


                     EEX                                          NEWFIELD

The TBCA requires separate class voting for     The DGCL requires voting by separate classes
approval of a merger plan if the plan           of shares only with respect to amendments to
contains a provision that if contained in a     a corporation's certificate of incorporation
proposed amendment to the articles of           that adversely affect the holders of those
incorporation would require approval by the     classes or that increase or decrease the
class under Article 4.03 of the TBCA. Article   aggregate number of authorized shares or the
4.03 provides that holders vote as a class on   par value of the shares of any of those
a proposed amendment if the amendment would     classes.
effect an exchange, reclassification or
cancellation of all or part of the shares of
such class.
The series designation establishing the
Series B 8% Cumulative Perpetual Preferred
Stock entitles the holders of such shares to
a number of votes per share equal to the
quotient of (i) 8,000,000 divided by (ii) the
number of outstanding shares of Series B 8%
Cumulative Perpetual Preferred Stock, but in
no event more than 5.334 votes per share.

                                INDEMNIFICATION


                     EEX                                          NEWFIELD

EEX's bylaws provide that EEX will indemnify,   The DGCL provides that a corporation may
and advance or reimburse reasonable expenses    indemnify any person who is made a party to a
incurred by, a director or officer of EEX or    proceeding on account of being a director,
a person who, while a director or officer of    officer, employee or agent of the corporation
EEX, was serving at the request of EEX as a     against expenses reasonably incurred by him
director, officer or employee of another        or her in connection with the action,
corporation or other entity to the fullest      through, among other things, a majority vote
extent permitted or required under the TBCA.    of a quorum consisting of directors who were
EEX may indemnify such person further as        not parties to the suit or proceeding, if the
permitted by law pursuant to a resolution       person:
adopted by the Board of Directors of EEX. EEX
may indemnify, and advance or reimburse         - acted in good faith and in a manner he or
reasonable expenses incurred by, any other      she reasonably believed to be in or not
person pursuant to a resolution adopted by        opposed to the best interests of the
the Board of Directors of EEX. Actions by the     corporation or, in some circumstances, at
Board of Directors of EEX to amend, modify or     least not opposed to its best interests;
terminate these indemnification provisions        and
shall be prospective from the date of such
action.                                         - in a criminal proceeding, had no reasonable
                                                cause to believe his or her conduct was
                                                  unlawful.

                                                To the extent a director, officer, employee
                                                or agent is successful in the defense of such
                                                an action, suit or proceeding, the
                                                corporation is required by the DGCL to
                                                indemnify such person for reasonable expenses
                                                incurred thereby.
                                                Newfield's certificate of incorporation
                                                provides that Newfield shall to the fullest
                                                extent authorized by law, indemnity all of
                                                its officers and directors and may, to the
                                                fullest extent authorized by law, indemnify
                                                any and all other persons against all
                                                expenses, liabilities or other matters
                                                arising out of their status as such, or their
                                                acts, omissions or shares rendered in such
                                                capacity. Newfield's bylaws further provide
                                                that it shall indemnify, to the fullest
                                                extent permitted by the DGCL, all directors,
                                                officers, employees and agents against all
                                                reasonable expense, liability and loss
                                                suffered in connection with any proceeding to
                                                which they are made a party or a result of
                                                their service in such capacity for Newfield.
                                                Newfield's bylaws to provide similar
                                                indemnification to employees or agents of
                                                Newfield.
                                                Pursuant to Newfield's certificate of
                                                incorporation, Newfield may maintain
                                                insurance, at its expense, to protect itself
                                                and any directors, officers, employees or
                                                agents of Newfield or another entity against
                                                any expense, liability or loss, regardless of
                                                whether Newfield has the power or obligation
                                                to indemnify that person against such
                                                expense, liability or loss under the DGCL.

                      LIMITATIONS ON DIRECTORS' LIABILITY


                     EEX                                          NEWFIELD

The Texas Miscellaneous Corporation Laws Act    Newfield's certificate of incorporation
(TMCLA) permits a corporation's articles of     provides that a director of Newfield shall
incorporation to set limits on the extent of    not be liable personally to Newfield or its
a director's liability to the corporation or    stockholders for monetary damages for breach
its shareholders, except liability for          of fiduciary duty as a director, except for
monetary damages cannot be eliminated for:      such liability that is expressly not subject
                                                to limitation of liability under the DGCL,
                                                which liability includes:

- a breach of duty of loyalty to the            - any breach of the director's duty of
  corporation or its shareholders,              loyalty to Newfield or its stockholders,

- an act or omission not in good faith that     - acts or omissions not in good faith or
  constitutes a breach of duty to the           which involve intentional misconduct or a
  corporation or an act or omission that          knowing violation of law,
  involves intentional misconduct or a
  knowing violation of law,

- a transaction from which the director         - payment of a dividend or approval of a
  receives an improper benefit, whether or      stock repurchase in violation of Section 174
  not the benefit resulted from an action         of the DGCL, or
  taken within the scope of the director's
  office, and

- an act or omission for which liability is     - any transaction from which the director
  expressly provided for by statute.            derived an improper personal benefit.

EEX's articles of incorporation contain         This provision protects Newfield's directors
provisions limiting a director's liability to   against personal liability for monetary
the fullest extent, consistent with the         damages from breaches of their duty of care.
TMCLA, and contain a provision that any         It does not eliminate the director's duty of
repeal or modification of such provisions       care and has no effect on the availability of
will be prospective only and not adversely      equitable remedies, such as an injunction or
affect any limitation of the personal           rescission, based upon a director's breach of
liability of a director existing at the time    his or her duty of care.
of the repeal or modification.

                   AMENDMENT OF CERTIFICATE OF INCORPORATION


                     EEX                                          NEWFIELD

Under the TBCA, a Texas corporation's           Under the DGCL, the certificate of
articles of incorporation may be amended only   incorporation of Newfield may be amended by
if the proposed amendment is approved first     the affirmative vote of a majority of the
by the corporation's Board of Directors and,    outstanding stock entitled to vote on the
thereafter, approved by at least two-thirds     amendment at a stockholders' meeting and a
of the outstanding shares entitled to vote on   majority of the outstanding stock of each
a proposal to approve the amendment. EEX's      class entitled to vote on the amendment as a
articles of incorporation provide for not       class, unless the vote of a greater number is
less than 75% of voting stock to amend,         required by the certificate of incorporation.
alter, or repeal Articles Six, Eight and        Newfield's certificate of incorporation
Nine, and 75% of the voting stock and not       provides that any amendment or repeal of
less than 50% of the voting stock without in    Article X (which requires a 66 2/3% vote for
an interest in a business combination to        approval of any merger or sale of
amend, alter or repeal Articles Ten and         substantially all of Newfield's assets) shall
Eleven.                                         require the affirmative vote of at least
                                                66 2/3% of all outstanding shares of Newfield
                                                common stock.

                              AMENDMENT OF BYLAWS


                     EEX                                          NEWFIELD

Altering, amending, suspending or repealing     Under the DGCL, the power to amend bylaws
the bylaws or adopting new bylaws requires      resides in the stockholders entitled to vote,
the affirmative vote of not less than a         provided that a corporation may, in its
majority of the Directors; provided that any    certificate of incorporation, confer the
bylaw or amendment adopted by the Directors     power to amend the bylaws upon the directors.
may be altered, amended, suspended or           The fact that such power has been conferred
repealed by the affirmative vote of the         on the directors does not divest nor limit
holders of not less than 66 2/3% of the         the power of the stockholders to amend the
outstanding voting stock or a substitute        bylaws. Newfield's certificate of
bylaw may be adopted by vote of the             incorporation provides that the bylaws may be
shareholders. No bylaw that has been altered,   adopted, amended or repealed by the Board of
amended or adopted by such a vote of the        Directors upon approval of a majority of the
shareholders may be altered, amended or         entire board.
repealed by vote of the Directors for two
years.

                                    EXPERTS

     The consolidated financial statements of Newfield Exploration Company incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Newfield's change in accounting method for its derivatives and hedging activities and its crude oil inventories as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The balance sheet of Treasure Island Royalty Trust as of June 19, 2002 included in this proxy statement/prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of EEX Corporation appearing in EEX Corporation's Annual Report (Form 10-K) for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the EEX's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., EEX's independent petroleum engineers, have been included in this joint proxy statement/prospectus in reliance upon authority of that firm as an expert in petroleum engineering and geology.

                                 LEGAL MATTERS

     The validity of the Newfield common stock offered hereby will be passed upon by Vinson & Elkins L.L.P. In addition, Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Vinson & Elkins L.L.P. have delivered opinions to EEX and Newfield, respectively, as to certain tax matters.

                             STOCKHOLDER PROPOSALS

     Any stockholder who desires to submit a proposal for inclusion in the proxy material for presentation at Newfield's 2003 Annual Meeting of Stockholders must forward such proposal to the Secretary of Newfield at the address indicated under the caption "Where You Can Find More Information" below, so that the Secretary receives it no later than November 13, 2002. Any notice of a proposal to be considered at Newfield's 2003 Annual Meeting of Stockholders should also be submitted to the Secretary of Newfield. Any such notice will be considered untimely if not received by the Secretary on or before February 3, 2003.

                      WHERE YOU CAN FIND MORE INFORMATION

     Newfield and EEX file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-8330 for further information on the public reference room. SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     Newfield filed a Registration Statement on Form S-4 to register with the SEC the Newfield common stock and trust units that Newfield will issue to the EEX shareholders in the merger. This document is part of that registration statement and constitutes a prospectus of Newfield in addition to being a proxy statement for EEX for its special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows Newfield and EEX to "incorporate by reference" information into this proxy statement/prospectus, which means that Newfield and EEX can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus.

     This document incorporates by reference the documents set forth below and any future filings made by Newfield and EEX with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the date of the EEX special meeting:

NEWFIELD SEC FILINGS:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

          2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

          3. Current Reports on Form 8-K filed on February 8, March 14, March 26, April 25 and May 30, 2002;

          4. the description of the Newfield common stock contained in the Registration Statement on Form 8-A filed on November 4, 1993; and

          5. the description of Newfield's preferred share purchase rights contained in the Registration Statement on Form 8-A filed on February 18, 1999.

EEX SEC FILINGS:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

          2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002; and

          3. Current Reports on Form 8-K filed on March 7, June 6 and June 17, 2002.

     You can obtain any of the documents incorporated by reference in this document from Newfield or EEX or from the SEC through the SEC's website at http://www.sec.gov. Documents incorporated by reference are available to you from Newfield and EEX without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Newfield Exploration Company                EEX Corporation
363 N. Sam Houston Pkwy. E., Suite 2020     2500 CityWest Boulevard, Suite 1400
Houston, Texas 77060                        Houston, Texas 77042
Attention: Steve Campbell                   Attention: Liz Bishop, Investor Relations
(281) 847-6000                              (713) 243-3111

     If you would like to request documents, please do so by           , 2002 so
that you may receive them before the EEX special meeting. You should rely only on the information contained in this document to vote on the proposals submitted by the EEX Board of Directors. Nobody else has been authorized to provide you with information that is different from what is contained in this proxy
statement/prospectus. This proxy statement/prospectus is dated           , 2002.
You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to shareholders of EEX nor the issuance of Newfield common stock in the merger shall create any implication to the contrary.

     Newfield has provided all of the information contained in this document with respect to Newfield and EEX has provided all of the information contained in this document with respect to EEX.

     AFTER YOU HAVE CAREFULLY READ THIS DOCUMENT AND THE ACCOMPANYING ANNEXES, YOU ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED PREPAID ENVELOPE. PROMPT RETURN OF YOUR PROXY MAY SAVE EEX ADDITIONAL SOLICITATION EXPENSE.

     WE ENCOURAGE ALL SHAREHOLDERS OF EEX TO ATTEND THE EEX SPECIAL MEETING ON
          , 2002.

                           CERTAIN OIL AND GAS TERMS

     Set forth below are explanations of some commonly used terms in the oil and gas industry.

     BBL. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

     BCFE. One billion cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

     DEEPWATER. Generally considered to be water depths in excess of 1,000 feet.

     DEVELOPMENT WELL. A well drilled within the proved area of an oil or natural gas field to the depth of a stratigraphic horizon known to be productive, including a well drilled to find and produce probable reserves (an EXPLOITATION WELL).

     EXPLORATION. The search for natural accumulation of oil and natural gas by any geological, geophysical or other suitable means.

     EXPLORATORY WELL. A well drilled to find and produce oil or natural gas reserves that is not a development well.

     FARM-IN OR FARM-OUT. An agreement whereunder the owner of a working interest in an oil and gas lease assigns the working interest or a portion thereof to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interest received by an assignee is a "farm-in," while the interest transferred by the assignor is a "farm-out."

     FIELD. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature or stratigraphic condition.

     LIQUIDS.  Crude oil, condensate and natural gas liquids.

     MBBLS.  One thousand barrels.

     MCF.  One thousand cubic feet of natural gas.

     MCFE. One thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

     MMCF.  One million cubic feet of natural gas.

     MMCFE. One million cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

     MMS. The United States Minerals Management Service, a division of the U.S. Department of the Interior.

     NYMEX.  The New York Mercantile Exchange.

     OIL AND GAS LEASE. An instrument which grants to another (the lessee) the exclusive right to enter to explore for, drill for, produce, store and remove oil and natural gas on the mineral interest, in consideration for which the lessor is entitled to certain rents and royalties payable under the terms of the lease. Typically, the duration of the lessee's authorization is for a stated term of years and "for so long thereafter" as minerals are producing.

     OPERATOR. The individual or company responsible for the exploration, exploitation and production of an oil or natural gas well or lease.

     POSSIBLE RESERVES. Reserves similar to probable reserves but that are less likely to be recovered than not.

     PRESENT VALUE. When used with respect to oil and natural gas reserves, the estimated value of future gross revenues (estimated in accordance with the requirements of the SEC) to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated, without giving effect to nonproperty related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

     PROVED DEVELOPED RESERVES. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     PROVED RESERVES. The estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

     PROVED UNDEVELOPED RESERVES. Reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

     ROYALTY INTEREST. An interest in an oil and natural gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

     SHELF. The Continental Shelf of the Gulf of Mexico. Water depths generally range from 50 feet to 1,000 feet.

     3-D SEISMIC. The method by which a three dimensional image of the earth's subsurface is created through the interpretation of reflection seismic data collected over a surface grid. 3-D seismic surveys allow for a more detailed understanding of the subsurface than do conventional surveys and contribute significantly to field appraisal, exploitation and production.

     UNDEVELOPED ACREAGE. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

     WORKING INTEREST. The operating interest in an oil and gas lease that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

     WORKOVER. Operations on a producing well to restore or increase production.

                                                                         ANNEX A






                              AMENDED AND RESTATED



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                          NEWFIELD EXPLORATION COMPANY,



                           NEWFIELD OPERATING COMPANY



                                       AND



                                 EEX CORPORATION









                            DATED AS OF MAY 29, 2002

                                TABLE OF CONTENTS


ARTICLE I THE MERGER
         1.1      The Merger......................................................................................2
         1.2      Effective Time of the Merger....................................................................2
         1.3      Tax Treatment...................................................................................2

ARTICLE II THE SURVIVING CORPORATION
         2.1      Articles of Incorporation.......................................................................2
         2.2      Bylaws..........................................................................................2
         2.3      Directors and Officers..........................................................................3

ARTICLE III CONVERSION OF SHARES
         3.1      Conversion of Capital Stock.....................................................................3
         3.2      Election and Allocation Procedures..............................................................5
         3.3      Surrender and Exchange..........................................................................7
         3.4      No Fractional Shares............................................................................9
         3.5      Closing.........................................................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY
         4.1      Organization and Qualification.................................................................10
         4.2      Capitalization.................................................................................11
         4.3      Authority......................................................................................12
         4.4      Consents and Approvals; No Violation...........................................................12
         4.5      Company SEC Reports............................................................................14
         4.6      Company Financial Statements...................................................................14
         4.7      Absence of Undisclosed Liabilities.............................................................14
         4.8      Absence of Certain Changes.....................................................................15
         4.9      No Default.....................................................................................15
         4.10     Taxes..........................................................................................15
         4.11     Litigation.....................................................................................17
         4.12     Employee Benefit Plans; ERISA..................................................................17
         4.13     Environmental Liability........................................................................19
         4.14     Compliance with Applicable Laws................................................................20
         4.15     Insurance......................................................................................20
         4.16     Labor Matters; Employees.......................................................................21
         4.17     Intellectual Property..........................................................................21
         4.18     Properties.....................................................................................22
         4.19     Reserve Report.................................................................................23
         4.20     Operations; Equipment..........................................................................24
         4.21     Prepayments; Hedging; Calls....................................................................24
         4.22     Restrictive Agreements.........................................................................25
         4.23     Required Shareholder Vote or Consent...........................................................25
         4.24     Brokers........................................................................................25
         4.25     Tax Matters....................................................................................25
         4.26     Opinion of Financial Advisor...................................................................25
         4.27     Rights Plan; Takeover Statutes; Etc............................................................26

                                       i

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
         5.1      Organization and Qualification.................................................................26
         5.2      Capitalization.................................................................................27
         5.3      Authority......................................................................................28
         5.4      Consents and Approvals; No Violation...........................................................28
         5.5      Parent SEC Reports.............................................................................29
         5.6      Parent Financial Statements....................................................................29
         5.7      Absence of Undisclosed Liabilities.............................................................30
         5.8      Absence of Certain Changes.....................................................................30
         5.9      Litigation.....................................................................................30
         5.10     Brokers........................................................................................30
         5.11     Tax Matters....................................................................................30

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER
         6.1      Conduct of Business by Company Pending the Merger..............................................31
         6.2      Conduct of Business by Parent and Merger Sub Pending the Merger................................34

ARTICLE VII ADDITIONAL AGREEMENTS
         7.1      Access and Information.........................................................................34
         7.2      No Solicitation................................................................................35
         7.3      Directors' and Officers' Indemnification and Insurance.........................................37
         7.4      Appropriate Actions; Consents; Filings.........................................................38
         7.5      Cooperation....................................................................................40
         7.6      Publicity......................................................................................40
         7.7      Employee Matters; Benefit Plans................................................................40
         7.8      Stock Plans....................................................................................41
         7.9      Company Shareholder Meeting....................................................................42
         7.10     Preparation of the Proxy Statement/Prospectus and Registration Statement.......................42
         7.11     Stock Exchange Listing.........................................................................43
         7.12     Affiliate Agreements; Tax Treatment............................................................44
         7.13     Trust Units....................................................................................44
         7.14     Unwind of Forward Sale.........................................................................44
         7.15     Voting Agreement...............................................................................45

ARTICLE VIII CONDITIONS TO CONSUMMATION OF THE MERGER
         8.1      Conditions to the Obligation of Each Party.....................................................45
         8.2      Conditions to the Obligations of Parent and Merger Sub.........................................46
         8.3      Conditions to the Obligations of Company.......................................................47

ARTICLE IX SURVIVAL
         9.1      Survival of Representations and Warranties.....................................................48
         9.2      Survival of Covenants and Agreements...........................................................48

ARTICLE X TERMINATION, AMENDMENT AND WAIVER
         10.1     Termination....................................................................................48
         10.2     Effect of Termination..........................................................................49
         10.3     Fees, Expenses and Other Payments..............................................................50

ARTICLE XI MISCELLANEOUS
         11.1     Notices........................................................................................52
         11.2     Separability...................................................................................53
         11.3     Assignment.....................................................................................53
         11.4     Interpretation.................................................................................53
         11.5     Counterparts...................................................................................53
         11.6     Entire Agreement...............................................................................53
         11.7     Governing Law..................................................................................53
         11.8     Attorneys' Fees................................................................................53
         11.9     No Third Party Beneficiaries...................................................................54
         11.10    Disclosure Schedules...........................................................................54
         11.11    Amendments and Supplements.....................................................................54
         11.12    Extensions, Waivers, Etc.......................................................................54

EXHIBITS

Exhibit A       Company Tax Certificate
Exhibit B       Parent Tax Certificate
Exhibit C       Affiliate Agreement
Exhibit D       Master Conveyance of Overriding Royalty Interest

                            GLOSSARY OF DEFINED TERMS

   Acquisition Proposal                            36        Governmental Authority                          13
   Agreement                                        1        Governmental Order                              49
   Allocated Trust Units                            3        Hazardous Substances                            19
   Articles of Merger                               2        Hedging Transaction                             24
   Audit                                           17        HSR Act                                         13
   Bankruptcy Court                                44        Hydrocarbons                                    23
   Business Day                                     7        Indemnified Parties                             37
   BWT                                             44        Indemnified Party                               37
   Closing                                          9        Information                                     34
   Closing Date                                     9        Intellectual Property                           21
   Code                                             1        Liens                                           13
   Common Stock Certificate                         4        Master Conveyance                               44
   Common Stock Merger Consideration                3        Merger                                           1
   Company                                          1        Merger Consideration                             4
   Company Acquisition                             51        Merger Sub                                       1
   Company Balance Sheet                           15        Merger Sub Common Stock                          4
   Company Common Stock                             3        Mid-Continent                                   26
   Company Confidentiality Agreement               34        Oil and Gas Interests                           23
   Company Disclosure Schedule                     10        Optional Termination Date                       49
   Company Employee Benefit Plans                  18        Order                                           39
   Company Material Adverse Effect                 10        Parent                                           1
   Company Payout Balances                         24        Parent Common Stock                              3
   Company Permits                                 20        Parent Material Adverse Effect                  26
   Company Preferred Stock                          4        Parent Rights Plan                              27
   Company Representatives                         35        Parent SEC Reports                              29
   Company Reserve Report                          23        Parent Tax Certificate                          30
   Company Rights Plan                             11        Parent Voting Debt                              27
   Company SEC Reports                             14        Person                                           8
   Company Series A Preferred Stock                11        Plan of Termination                             45
   Company Shareholder Meeting                     42        Preferred Stock Certificate                      4
   Company Shareholders' Approval                  25        Preferred Stock Merger Consideration             4
   Company Stock Option Plans                      11        Proxy Statement/Prospectus                      13
   Company Tax Certificate                         25        RBC                                             45
   Company Voting Debt                             11        Registration Rights Agreement                    1
   Customary Post Closing Consents                 13        Registration Statement                          13
   D&O Insurance                                   37        Restricted Stock                                41
   EEX E&P                                         44        SEC                                             13
   EEX Funding                                     44        Securities Act                                  13
   Effective Time                                   2        Stock Certificates                               4
   Electing Shareholders                           44        Subsidiary                                      10
   Election Deadline                                6        Successor Bank                                  45
   Election Form                                    5        Superior Proposal                               37
   ENA                                             44        Surviving Corporation                            2
   Enforceability Exception                        12        Tax Authority                                   17
   Environmental Laws                              19        Tax Returns                                     17
   ERISA                                           17        Taxes                                           17
   Exchange Act                                    13        TBCA                                             2
   Exchange Agent                                   7        Trust                                           44
   Exchange Fund                                    7        Trust Preferred Securities                      27
   Exchange Ratio                                   3        Trust Units                                     44
   Expenses                                        51        Unit Election                                    5
   Forward Sale Contract                           44        Voting Agreement                                 1
   GAAP                                            14        Warburg Entities                                 1
   Good and Marketable Title                       22        Warrant Agreements                               1

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 29, 2002, is by and among Newfield Exploration Company, a Delaware corporation ("PARENT"), Newfield Operating Company, a Texas corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and EEX Corporation, a Texas corporation ("COMPANY").

         WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and Company deem it advisable and in the best interests of their respective shareholders that Parent acquire Company through the merger of Merger Sub with and into Company (the "MERGER") upon the terms and subject to the conditions set forth herein, and such Boards of Directors have approved the Merger;

         WHEREAS, concurrently with the execution and delivery of this Agreement, with the approval of Company's Board of Directors, Parent, David A. Trice and Terry W. Rathert have entered into a Voting Agreement and Irrevocable Proxy with Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, the "WARBURG ENTITIES"), Thomas M. Hamilton, David R. Henderson and Richard S. Langdon under which such parties have, among other things, agreed to support the Merger upon the terms and subject to the conditions set forth therein (the "VOTING AGREEMENT");

         WHEREAS, pursuant to the Voting Agreement, the Warburg Entities have agreed to sell all of the warrants outstanding under each of the Company's Series A Warrants, Series B Warrants and Series C Warrants issued to certain of the Warburg Entities on January 7, 1999 (collectively, the "WARRANT AGREEMENTS") to Parent at the Effective Time;

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent has entered into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") with the Warburg Entities, to be effective as of the Effective Time, with respect to the shares of Parent Common Stock to be issued to the Warburg Entities in the Merger; and

         WHEREAS, for federal income tax purposes, the parties intend that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2) Merger Sub shall merge with and into Company and the separate corporate existence of Merger Sub shall cease and Company shall be the surviving corporation in the Merger (sometimes referred to herein as the "SURVIVING CORPORATION"). The Merger shall have the effects set forth in Article 5.06 of the Texas Business Corporation Act (the "TBCA"), including the Surviving Corporation's succession to and assumption of all rights and obligations of Merger Sub.

         1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective (the "EFFECTIVE TIME") upon the later of (i) the filing of the properly executed Articles of Merger relating to the Merger (the "ARTICLES OF MERGER") with the Secretary of State of Texas in accordance with the TBCA, and the issuance by the Secretary of State of Texas of a certificate of merger with respect thereto, and
(ii) at such later time as the parties shall agree and set forth in the Articles of Merger. The filing of the Articles of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VIII.

         1.3 TAX TREATMENT. It is intended that the Merger shall constitute a reorganization under Section 368(a) of the Code.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         2.1 ARTICLES OF INCORPORATION. At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended so that they are identical to the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time until thereafter amended in accordance with the terms thereof and the TBCA.

         2.2 BYLAWS. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the terms thereof and as provided by the articles of incorporation of the Surviving Corporation and the TBCA.

         2.3 DIRECTORS AND OFFICERS.

          (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          (b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

         3.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock described below:

          (a) TREASURY STOCK. All shares of common stock of Company, par value $.01 per share (including the associated preferred stock purchase rights set forth in the Company Rights Plan (as defined in Section 4.2)), "COMPANY COMMON STOCK"), that are held in Company's treasury shall be canceled and retired and no cash, capital stock or other consideration shall be delivered in exchange therefor.

          (b) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 3.4, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(a)) shall be converted into (i) .05703 of one share (the "EXCHANGE RATIO") of Parent's common stock, par value $0.01 per share (including the associated preferred stock purchase rights set forth in the Parent Rights Plan (as defined in Section 5.2), "PARENT COMMON STOCK") or (ii) if the holder of such share has made a Unit Election (as defined in Section 3.2(b)), (A) the quotient of (x) the number of whole Trust Units (as defined in Section 7.13) elected to be received by, and that are allocated to, such holder pursuant to the procedures set forth in Section 3.2 (the "ALLOCATED TRUST UNITS" ) divided by (y) the number of shares of Company Common Stock covered by the Election Form (as defined in Section 3.2(a)) for such holder and (B) the fraction of one share of Parent Common Stock, if any, remaining after reducing the Exchange Ratio by the quotient of (x) .00054 multiplied by the Allocated Trust Units for such holder and (y) the number of shares of Company Common Stock covered by the Election Form for such holder. Such consideration, together with cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 3.4, without interest, is referred to herein as the "COMMON STOCK MERGER CONSIDERATION." All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate ("COMMON STOCK CERTIFICATE") that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.3.

          (c) CONVERSION OF COMPANY PREFERRED STOCK. Subject to Section 3.4, the shares of Series B 8% Cumulative Perpetual Preferred Stock, no par value, of Company ("COMPANY PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time plus all accrued and unpaid dividends shall be converted into an aggregate of 4,700,000 shares of Parent Common Stock, with each holder of Company Preferred Stock to receive a pro rata portion of such shares of Parent Common Stock based on such holder's ownership of Company Preferred Stock immediately prior to the Effective Time. Such consideration, together with cash in lieu of fractional shares thereof, as contemplated by Section 3.4, without interest, is referred to herein as (the "PREFERRED STOCK MERGER CONSIDERATION" and, together with the Common Stock Merger Consideration, the "MERGER CONSIDERATION"). All shares of Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate ("PREFERRED STOCK CERTIFICATE" and, together with Common Stock Certificates, "STOCK CERTIFICATES") that, immediately prior to the Effective Time, represented outstanding shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Preferred Stock Merger Consideration to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.3.

          (d) CONVERSION OF MERGER SUB COMMON STOCK. Each share of common stock of Merger Sub, par value $0.01 per share ("MERGER SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall from and after the Effective Time evidence ownership of the same number of shares of capital stock of the Surviving Corporation.

          (e) PARENT COMMON STOCK. Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger.

          (f) DIVIDENDS/DISTRIBUTIONS. No dividends or other distributions declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Stock Certificate with respect to the applicable Merger Consideration represented thereby until the holder of record of such Stock Certificate shall surrender such Stock Certificate in accordance with Section 3.3. Subject to the effect of applicable laws (including escheat and abandoned property laws), following surrender of any such Stock Certificate there shall be paid to the record holder of the certificate or certificates representing the Merger Consideration issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to Merger Consideration, and (ii) if the payment date for any dividend or distribution payable with respect to Merger Consideration has not occurred prior to the surrender of such Stock Certificate, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Stock Certificate and a payment date subsequent to the surrender of such Stock Certificate.

          (g) FULL SATISFACTION; NO REGISTRATION AT TRANSFER. All Merger Consideration issued upon the surrender of Stock Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Stock Certificates and Company Common Stock and Company Preferred Stock formerly represented thereby, and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

         3.2 ELECTION AND ALLOCATION PROCEDURES.

          (a) An election form (an "ELECTION FORM") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to Common Stock Certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent (as defined in Section 3.3), in such form as Parent and Company shall mutually agree shall be mailed contemporaneously with the Proxy Statement/Prospectus (as defined in Section 4.4(b)) to shareholders of record of the Company Common Stock as of the record date for the Company Shareholder Meeting (as defined in Section 7.9). Company shall use all reasonable efforts to make an Election Form available to all Persons who become holders of record of shares of Company Common Stock between the date of mailing described in the immediately preceding sentence and the Election Deadline.

          (b) An Election Form shall entitle the holder of shares of Company Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive whole Trust Units in lieu of all or any portion of the Parent Common Stock that such holder would otherwise receive in the Merger (a "UNIT ELECTION"). No holder of Company Common Stock may elect to receive more Trust Units than the product of (i) 105.611 and (ii) the number of shares of Company Common Stock owned by such holder, rounded down to the nearest whole Trust Unit. Unit Elections may be made only for whole Trust Units. No fractional interests in Trust Units will be issued. Shareholders of record of Company Common Stock who hold shares of Company Common Stock as nominees, trustees or in other representative capacities may submit multiple Election Forms provided that such representative certifies that each such Election Form covers all the shares of Company Common Stock held by that representative for a particular beneficial owner.

          (c) To be effective, a properly completed Election Form must be submitted to the Exchange Agent on or before 5:00 p.m. Houston, Texas time on the second business day prior to the date of the Company Shareholder Meeting (as defined in Section 7.9) (or such other time and date as Parent and Company may mutually agree) (the "ELECTION DEADLINE" ). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Common Stock Certificates (or customary affidavits and, if required by Parent pursuant to Section 3.3, indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. A holder of Company Common Stock may, at any time prior to the Election Deadline, change such holder's election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. The obligation to deliver Common Stock Certificates may be satisfied by delivering a guarantee of delivery of such Common Stock Certificates, as set forth in the Election Form, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, provided such Common Stock Certificates are in fact delivered by the time set forth in such guarantee of delivery. A holder of Company Common Stock may, at any time prior to the Election Deadline, revoke such holder's election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of such shareholder's Common Stock Certificates, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent and Company that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall determine, in its sole and absolute discretion, whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and the decision of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall have any obligation to notify any Person of any defect in an Election Form submitted to the Exchange Agent.

          (d) Within ten business days after the later to occur of the Election Deadline or the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive Trust Units as follows:

               (i) If, in the aggregate, the holders of Company Common Stock elect to receive no more than 42,574,298 Trust Units, then the full number of Trust Units elected to be received by each electing shareholder shall be allocated to such shareholder; and

               (ii) If, in the aggregate, the holders of Company of Common Stock elect to receive more than 42,574,298 Trust Units, then each electing holder shall be allocated a number of whole Trust Units equal to the sum of (A) the lesser of (1) the number of Trust Units such electing holder elected to receive and (2) the number of shares of Company Common Stock covered by the Election Form for such holder plus (B) the product of (1) the result of 42,574,298 less the aggregate number of Trust Units allocated to all electing holders pursuant to clause (A) above multiplied by (2) a fraction the numerator of which is the amount, if any, by which the number of Trust Units such electing holder elected to receive exceeds the number of Trust Units allocated to such holder pursuant to clause (A) above and the denominator of which is the amount by which the aggregate number of Trust Units elected to be received by all electing holders exceeds the aggregate number of Trust Units allocated to all electing holders pursuant to clause (A) above, rounded down to the nearest whole Trust Unit.

         3.3 SURRENDER AND EXCHANGE.

          (A) EXCHANGE AGENT. Prior to the Effective Time, Parent shall authorize one or more transfer agent(s) reasonably acceptable to Company to act as exchange agent hereunder (the "EXCHANGE AGENT") with respect to the Merger. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of Company Common Stock and Company Preferred Stock, for exchange in accordance with this Section 3.3 through the Exchange Agent, certificates representing the shares of Parent Common Stock and Trust Units issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock and certificates representing the shares of Parent Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Preferred Stock plus accrued and unpaid dividends with respect thereto (such shares of Parent Common Stock and Trust Units, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the applicable Merger Consideration in exchange for surrendered Stock Certificates pursuant to Section 3.1 out of the Exchange Fund. If an allocation is necessary pursuant to Section 3.2(d)(ii), upon completion of such allocation, the Exchange Agent shall return any excess shares of Parent Common Stock and Trust Units to Parent. Except as contemplated by Section 3.3(e), the Exchange Fund shall not be used for any other purpose.

          (b) LETTER OF TRANSMITTAL. Promptly after the Effective Time, but in any event not later than five Business Days (as defined below) thereafter, Parent shall cause the Exchange Agent to mail to each shareholder of record of Company at the Effective Time who did not submit a properly completed and executed Election Form accompanied by an appropriately endorsed Stock Certificate or Certificates representing all of the shares of Company Common Stock owned by such holder (or, alternatively, by an appropriate guarantee of delivery) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Stock Certificates shall pass only upon delivery of the Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the exchange of such Stock Certificates for the Common Stock Merger Consideration (with respect to the Company Common Stock) or the Preferred Stock Merger Consideration (with respect to the Company Preferred Stock). Provision also shall be made for holders of Company Preferred Stock to procure in person immediately after the Effective Time a letter of transmittal and instructions and to deliver in person immediately after the Effective Time such letter of transmittal and Preferred Stock Certificates representing the Company Preferred Stock in exchange for the applicable Preferred Stock Merger Consideration. For purposes of this Agreement, "BUSINESS DAY" means any date that is not a Saturday or Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

          (c) RIGHT TO RECEIVE MERGER CONSIDERATION. After the Effective Time, Stock Certificates shall represent the right, upon surrender thereof to the Exchange Agent, together with a duly executed and properly completed letter of transmittal relating thereto, to receive in exchange therefor the applicable Merger Consideration subject to any required tax withholding, and the Stock Certificates so surrendered shall be canceled. No interest will be paid or will accrue on any cash amount payable upon the surrender of any such Stock Certificates. Until so surrendered, each such Stock Certificate shall, after the Effective Time, represent for all purposes only the right to receive the applicable Merger Consideration.

          (d) TRANSFER. If any Merger Consideration is to be paid to a Person (as defined below) other than the registered holder of the Stock Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Stock Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority (as defined in Section 4.4(b)).

          (e) TERMINATION OF EXCHANGE FUND. Any Merger Consideration in the Exchange Fund that remains unclaimed by the holders of Company Common Stock or Company Preferred Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such holder's Stock Certificates in accordance with this Section 3.3 prior to that time shall thereafter look only to Parent, as a general creditor thereof, to exchange such Stock Certificates for the Merger Consideration to which such holder is entitled pursuant to Section 3.1. If outstanding Stock Certificates are not surrendered prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which any Merger Consideration deliverable in respect of such Stock Certificates would otherwise escheat to or become the property of any governmental unit or agency), the Merger Consideration deliverable in respect of such Stock Certificates shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Company, the Surviving

Corporation, the Exchange Agent or any other Person shall be liable to any holder of Stock Certificates for any amount paid, or Merger Consideration delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) LOST STOCK CERTIFICATES. If any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Stock Certificate the Merger Consideration in respect thereof pursuant to this Agreement.

          (g) WITHHOLDING OF TAX. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock or Company Preferred Stock such amounts as Parent (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign tax law. To the extent that amounts are properly withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock or Company Preferred Stock in respect of which such deduction and withholding was made by Parent.

          (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent may invest any cash included in the Exchange Fund in deposit accounts (of commercial banks having capital and surplus in excess of $100 million) or short-term money market funds (having assets in excess of $1 billion), as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. Parent shall deposit with the Exchange Agent as part of the Exchange Fund cash in an amount equal to any loss of principal resulting from such investments promptly after the incurrence of such a loss.

         3.4 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Stock Certificates pursuant to this Article III, and, except as provided in this Section 3.4, no dividend or other distribution, stock split or interest shall relate to any such fractional interest, and such fractional interests shall not entitle the owner thereof to vote or to any rights of an interest holder of Parent. In lieu of any fractional interest, each holder of shares of Company Common Stock and Company Preferred Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Stock Certificates for exchange pursuant to Section 3.3 shall be paid an amount in cash (without interest) as hereinafter provided. Parent shall instruct the Exchange Agent to determine the number of whole shares and fractional shares of Parent Common Stock allocable to each holder of record of Company Common Stock and Company Preferred Stock at the Effective Time, to aggregate all such fractional shares into whole shares, to sell whole shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale, after making appropriate deductions of the amount, if any, required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by Parent.

         3.5 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at a location in Houston, Texas mutually acceptable to Company and Parent, at 10:00 a.m., local time, on the day (the "CLOSING DATE") on which all of the conditions set forth in Article VIII are satisfied or waived (other than conditions that can be satisfied only by delivery of certificates or other documents at the Closing and where such delivery is in the control of a party hereto), or at such other date and time as Company and Parent shall otherwise agree. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Articles of Merger to be filed with the Secretary of State of the State of Texas.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Merger Sub as follows:

         4.1 ORGANIZATION AND QUALIFICATION.

          (a) Each of Company and its Subsidiaries is a corporation, limited liability company, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, and is duly qualified to do business and is in good standing in the jurisdictions set forth in Section 4.1(a) of the disclosure schedule delivered to Parent contemporaneously with the execution hereof (the "COMPANY DISCLOSURE SCHEDULE"), which includes each jurisdiction in which the character of the properties owned by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not reasonably be expected to result in a Company Material Adverse Effect (as defined below). Each of Company and its Subsidiaries has all requisite corporate or similar power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Each of Company and its Subsidiaries has made available to Parent a complete and correct copy of its articles of incorporation and bylaws (or similar organizational documents), each as amended to date, and such copies as so delivered are in full force and effect.

          (b) For purposes of this Agreement, (i) a "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change, effect, event, occurrence or state of facts that is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, properties or results of operations of Company and its Subsidiaries, taken as a whole, or that would reasonably be expected to materially impair the ability of Company to perform its obligations under this Agreement or to consummate the Merger; provided that Company Material Adverse Effect shall not include changes or effects arising out of or resulting from (A) the economy in general or (B) the oil and gas exploration and production industry in general (including, without limitation, changes in commodity prices, changes in prices for drilling goods and services and regulatory changes) and (ii) "SUBSIDIARY" shall mean, with respect to any party, any corporation or other organization whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or

(y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.

         4.2 CAPITALIZATION.

          (a) The authorized capital stock of Company consists of 150,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, no par value per share, of which 1,000,000 shares have been designated as $200 Series A Junior Participating Preferred Stock ("COMPANY SERIES A PREFERRED STOCK") and 3,000,000 shares have been designated as Company Preferred Stock. As of the date of this Agreement, (i) 42,487,395 shares of Company Common Stock were issued and outstanding, (ii) 826,121 shares of Company Common Stock were held in treasury,
(iii) no shares of Company Series A Preferred Stock were issued and outstanding,
(iv) 1,937,450 shares of Company Preferred Stock were issued and outstanding,
(v) options to acquire an aggregate of 2,306,837 shares of Company Common Stock were outstanding under all stock option plans and agreements of Company or its Subsidiaries, (vi) warrants to purchase 21,000,000 shares of Company Common Stock were outstanding under the Warrant Agreements (8,000,000 of which are represented by Series C Warrants which are stock appreciation rights unless Company elects otherwise) and (vii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Company shareholders may vote ("COMPANY VOTING DEBT") were issued or outstanding. All such outstanding shares have been validly issued and are fully paid, nonassessable and free of preemptive rights.
Section 4.2(a) of the Company Disclosure Schedule sets forth a detailed description of all options, warrants or other rights to purchase Company Common Stock outstanding under each of the stock option plans of the Company (the "COMPANY STOCK OPTION PLANS") and the Warrant Agreements, including the term and exercise price, as applicable, of such options, warrants or other rights. Except as set forth above or in Section 4.2(a) of the Company Disclosure Schedule, and other than pursuant to this Agreement, the Company Preferred Stock and the Rights set forth in the Rights Agreement dated as of September 10, 1996, by and between Company, as successor to Lone Star Energy Plant Operations, Inc. and Computershare Investor Services, LLC (as successor to Harris Trust Company of New York), as Rights Agent (as amended, the "COMPANY RIGHTS PLAN"), there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. Except for any amendments filed prior to the date of this Agreement with the Company SEC Reports (as defined below) and the amendment adopted excepting the Voting Agreement and the Merger Agreement, a copy of which has been provided to Parent, the Company Rights Plan has not been amended, and no amendment thereof is proposed. No Distribution Date (as defined in the Company Rights Plan) has occurred within the meaning of the Company Rights Plan, and the execution and delivery of this Agreement and the actions and consummation of the transactions contemplated hereby will not result in the occurrence of a Distribution Date.

          (b) Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each Company Subsidiary, there are no irrevocable proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments, understandings or other agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, all such shares so owned by Company are validly issued, fully paid and nonassessable and are owned by it free and clear of all Liens (as defined herein).

          (c) Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, there are not as of the date hereof and there will not be at the Effective Time any shareholder agreements, voting trusts or other agreements or understandings to which Company is a party relating to the voting of any shares of the capital stock of Company that will limit in any way the solicitation of proxies by or on behalf of Company from, or the casting of votes by, the shareholders of Company with respect to the Merger. Except as set forth in
Section 4.2(c) of the Company Disclosure Schedule, there are no restrictions on Company to vote the stock of any of its Subsidiaries.

         4.3 AUTHORITY. The Board of Directors of Company has, by the unanimous vote of the directors voting thereon, adopted the Agreement and approved the Merger and the transactions contemplated thereby and declared the Merger and the Agreement to be advisable and in the best interests of the shareholders of Company. Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in Section 4.23) as contemplated by Section 7.9, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and (subject to obtaining the Company Shareholders' Approval) the consummation of the transactions contemplated hereby have been duly and validly authorized by Company's Board of Directors, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery hereof by the other parties hereto and obtaining the Company Shareholders' Approval, constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the "ENFORCEABILITY EXCEPTION").

         4.4 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Company of its obligations hereunder will not:

          (a) subject to obtaining the Company Shareholders' Approval as of incorporation or bylaws or the articles of incorporation or bylaws (or other similar organizational documents) of any of its Subsidiaries;

          (b) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to any governmental or regulatory authority or agency (a "GOVERNMENTAL AUTHORITY"), except for (i) applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Articles of Merger with the Secretary of State of Texas and the issuance by the Secretary of State of Texas of a certificate of merger with respect thereto, (iii) the filing with the Securities and Exchange Commission ("SEC") of (x) a proxy statement/prospectus in preliminary and definitive form relating to the meeting of Company's shareholders to be held in connection with the Merger (the "PROXY Statement/Prospectus") and filings under Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (y) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby and (z) one or more registration statements to be filed by Parent and the Trust in connection with the Merger (collectively, the "REGISTRATION STATEMENT") and such other filings under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act and the rules and regulations thereunder, including Rule 425 under the Securities Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations and regulations, declarations and filings, as may be required under applicable state securities or blue sky laws, (v) such governmental or tribal consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas properties ("CUSTOMARY POST CLOSING CONSENTS") and (vi) approvals and registrations that, if not obtained or made, would not reasonably be expected to have a Company Material Adverse Effect;

          (c) except as set forth in Section 4.4(c) of the Company Disclosure Schedule, require any consent, waiver, approval or result in any violation of or the breach of or constitute a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

          (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Company or any of its Subsidiaries;

          (e) result in the creation of any lien, mortgage, pledge, security interest, encumbrance, claim or charge of any kind (collectively, "LIENS") upon any material properties or assets or on any shares of capital stock of Company or any of its Subsidiaries under any agreement or instrument to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their properties or assets is bound; or

          (f) result in any holder of any securities of Company being entitled to appraisal, dissenters' or similar rights.

         4.5 COMPANY SEC REPORTS. Company has filed with the SEC, and has heretofore made available (provided that all documents filed by Company electronically with the SEC and publicly available prior to the date hereof shall be deemed available) to Parent true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto, but excluding preliminary materials), required to be filed with the SEC since January 1, 1999 under the Securities Act or the Exchange Act (collectively, the "COMPANY SEC REPORTS"). As of their respective dates, such Company SEC Reports (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.6 COMPANY FINANCIAL STATEMENTS. Except as set forth in Section 4.6 of the Company Disclosure Schedule, each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Company and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

         4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports (including the financial statements and notes thereto included therein) filed prior to the date of this Agreement or in Section 4.7 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would reasonably be expected to have a Company Material Adverse Effect other than (i) liabilities adequately provided for on, or described with reasonable specificity in the notes to, the balance sheet of Company dated as of March 31, 2002 contained in Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2002 (the "COMPANY BALANCE SHEET") and (ii) liabilities incurred in the ordinary course of business after March 31, 2002.

         4.8 ABSENCE OF CERTAIN CHANGES.

          (a) Except as contemplated by this Agreement, as set forth in Section
4.8 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2001 (a) Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, (c) except for normal dividends on the Company Preferred Stock, there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Company or any of its Subsidiaries, (e) there has not been any change in any method of accounting or accounting practice or any tax method, practice or election by Company or any of its Subsidiaries, except for any such change required because of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of Company and (f) there has not been any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had a Company Material Adverse Effect.

         4.9 NO DEFAULT. Neither Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective articles of incorporation or bylaws (or other similar organizational documents), (ii) except as disclosed in Section 4.9 of the Company Disclosure Schedule, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Company or any of its Subsidiaries is now a party or by which Company or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Company or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

         4.10 TAXES. Except as otherwise disclosed in Section 4.10 of the Company Disclosure Schedule:

          (a) Company and each of its Subsidiaries have timely filed all Tax Returns (as defined below) required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and any amendments thereto are or will be true, complete and correct in all material respects. Company and each of its Subsidiaries have paid (or made adequate provision in Company's consolidated financial statements for) all Taxes (as defined below), due with respect to any period (or portion thereof) ending prior to or as of the Closing Date. Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

          (b) No Audit (as defined below) by a Tax Authority (as defined below) is pending with respect to any Tax Returns filed by, or Taxes due from, Company or any of its Subsidiaries. No material deficiency or adjustment for any Taxes has been proposed, asserted or assessed against Company or any of its Subsidiaries. There are no liens for Taxes upon the assets of Company or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

          (c) Neither Company nor any of its Subsidiaries has given any waiver of statutes of limitations relating to the payment of Taxes, has executed any powers of attorney with respect to Tax matters, or has agreed to any extension of time with respect to a Tax assessment or deficiency, which will be outstanding as of the Closing Date. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.

          (d) Section 4.10 of the Company Disclosure Schedule lists all federal and material state income Tax Returns filed with respect to the Company or any of its Subsidiaries for the six taxable years ending prior to the date hereof, indicates those Tax Returns that have been audited, indicates those Tax Returns that are currently the subject of Audit, and indicates those Tax Returns whose Audits have been closed.

          (e) No payments are due or will become due by the Company or any of its Subsidiaries pursuant to any Tax allocation or sharing agreement or arrangement or any Tax indemnification agreement.

          (f) None of the property of Company or any of its Subsidiaries is held in an arrangement that could be classified as a partnership for Tax purposes, and neither Company nor any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), foreign personal holding company (as defined in Section 552 of the Code), passive foreign investment company (as defined in section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of any of Company and its Subsidiaries. (g) Neither Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

          (h) Neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (ii) has any liability for the Taxes of any Person (other than Company and any of its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (i) Neither Company nor any of its Subsidiaries has been a party to a distribution of stock pursuant to section 355 of the Code during the two-year period preceding the date hereof as either a distributing corporation or a controlled corporation, as those terms are defined in section 355(a) of the Code.

          (j) As used in this Agreement, (i) "AUDIT" shall mean any audit, assessment of Taxes, other examination by any tax attorney, proceeding or appeal of such proceeding relating to Taxes; (ii) "TAXES" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) "TAX AUTHORITY" shall mean the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes; and (iv) "TAX RETURNS" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return.

         4.11 LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 4.11 of the Company Disclosure Schedule and for matters that would not reasonably be expected to have a Company Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Company's knowledge, threatened against or affecting Company or any of its Subsidiaries, and Company has no knowledge of any facts that would reasonably be expected to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or Section 4.11 of the Company Disclosure Schedule and for matters that would not reasonably be expected to have a Company Material Adverse Effect, there is not in existence any order, judgment, injunction or decree of any court or other tribunal or other agency or arbitrator enjoining or requiring Company or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties. Notwithstanding the foregoing, no representation or warranty in this Section 4.11 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.13.

         4.12 EMPLOYEE BENEFIT PLANS; ERISA.

          (a) Section 4.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all employee benefit plans (whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and incentive and compensation plans, contracts, agreements and arrangements (written or oral) of every type, including severance pay, sick leave, vacation pay, salary continuation for disability, change of control, employment and consulting agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, restricted stock, phantom equity, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs or other similar plans or programs sponsored, maintained, contributed to, or obligated to be contributed to by Company or any of its Subsidiaries or with respect to which Company or any of its Subsidiaries has any liability (contingent, secondary or otherwise) (the "COMPANY EMPLOYEE BENEFIT PLANS"). True and complete copies of each Company Employee Benefit Plan, their summary plan descriptions, funding instruments, if applicable, and all amendments have been furnished to Parent. Except for the Company Employee Benefit Plans, neither Company nor any of its Subsidiaries maintains or has any fixed or contingent liability with respect to any other employee benefit or compensation plan, program, policy, arrangement or agreement.

          (b) There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding any Company Employee Benefit Plan with any Governmental Authority or the furnishing of such documents to the participants or beneficiaries of the Company Employee Benefit Plans. With respect to the Company Employee Benefit Plans, there exists no condition or set of circumstances that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect. With respect to the Company Employee Benefit Plans, there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted, in accordance with GAAP, on the financial statements of Company. All contributions required to be made to or pursuant to the terms of each of the Company Employee Benefit Plans have been timely made.

          (c) The Company Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and in accordance with all applicable federal and state laws, and none of Company, any of its Subsidiaries, and, to the knowledge of Company, any other "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) with respect to any of the Company

Employee Benefits Plans has engaged in any "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

          (d) Except as otherwise set forth in Section 4.12(d) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will result in any payment becoming due to any employee or group of employees of either the Company or any Subsidiary.

          (e) Each Company Employee Benefit Plan intended to be a qualified plan under section 401(a) of the Code either has received a favorable determination letter from the IRS that such plan complies with the requirements of GUST (as such term is commonly used by tax practitioners) or a timely application for such a letter has been made and is pending with the IRS.

          (f) There are no pending or, to Company's knowledge, threatened actions, suits, audits, investigations, claims or proceedings against or relating to any Company Employee Benefit Plan (other than routine claims for benefits thereunder).

          (g) Except as set forth in Section 4.12(g) of the Company Disclosure Schedule, in connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, vesting or provision of other rights have or will be made that would result in an excess parachute payment, as defined in section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or provision to be triggered.

          (h) Except as set forth in Section 4.12(h) of the Company Disclosure Schedule, each Company Employee Benefit Plan may be unilaterally terminated at any time by Company without liability, other than for benefits accrued thereunder prior to such termination.

          (i) Except as set forth in Section 4.12(i) of the Company Disclosure Schedule, neither Company nor any Subsidiary has any obligation to provide health or other welfare benefits to any person after his termination of employment except as required by sections 601 through 609 of ERISA.

          (j) Except as set forth in Section 4.12(j) of the Company Disclosure Schedule, no Company Employee Benefit Plan is subject to Title IV of ERISA.

          (k) Company has taken all necessary action to cause the EEX Corporation Deferred Compensation Plan for Directors and the EEX Corporation Deferred Compensation Plan to be terminated as of or prior to the Effective Time in accordance with the draft board of directors and compensation committee resolutions provided to Parent.

          (l) Company has taken all necessary action to cause all unexercised options to acquire Company Common Stock to terminate at or prior to the Effective Time in accordance with the draft compensation committee resolutions provided to Parent.

         4.13 ENVIRONMENTAL LIABILITY. Except as set forth in Section 4.13 of the Company Disclosure Schedule:

          (a) The businesses of Company and its Subsidiaries have been and are operated in material compliance with all federal, state and local statutes, regulations or rules relating to the regulation or protection of human health, safety or the environment, including, without limitation, the federal Clean Water Act, Oil Pollution Act, Safe Drinking Water Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act, Solid Waste Disposal Act, Toxic Substances Control Act and Emergency Planning and Community Right-to-Know Act and analogous state and local laws, each as amended and currently in effect (together, the "ENVIRONMENTAL LAWS").

          (b) Neither Company nor any of its Subsidiaries has caused or allowed the generation, treatment, storage, discharge, release, disposal or transport of any pollutant, contaminant or waste that is regulated by any Governmental Authority or any material that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," or "toxic substance" under any Environmental Laws ("HAZARDOUS Substances") at any of its properties or facilities, except in material compliance with all Environmental Laws and then only in a manner that does not give rise to any potentially material remedial obligations compelled by any Governmental Authority under Environmental Laws.

          (c) Neither Company nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party alleging or concerning any potentially material violation by Company or any of its Subsidiaries of, or responsibility or liability of Company or any of its Subsidiaries under, any Environmental Law. There are no pending, or to the knowledge of Company, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Company or any of its Subsidiaries alleging or concerning any violation of or responsibility or liability under any Environmental Law that, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect.

          (d) Company and its Subsidiaries are in possession of and in material compliance with all material approvals, permits, licenses, registrations and similar type authorizations required by, all Governmental Authorities under Environmental Laws for the operation of the businesses of Company and its Subsidiaries as currently conducted.

          (e) To Company's knowledge, no claims have been asserted or threatened against Company or its Subsidiaries for any personal injury or property damage alleged to arise out of exposure to Hazardous Substances used, handled, generated, transported or disposed by Company or its Subsidiaries, except as would not reasonably be expected to result in liabilities that have a Company Material Adverse Effect.

         4.14 COMPLIANCE WITH APPLICABLE LAWS. Except for Customary Post-Closing Consents, Company and its Subsidiaries hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities (collectively, "COMPANY PERMITS") required or necessary to construct, own, operate, use and/or maintain their respective properties and conduct their operations as currently conducted, except for such Company Permits, the lack of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not reasonably be expected to have a Company Material

Adverse Effect. The businesses of Company and its Subsidiaries are not being, and neither Company nor any of its Subsidiaries has received any notice from any Person that any such business has been or is being, conducted in violation of any law, statute, code, order, ordinance or regulation, including any law, ordinance or regulation relating to energy regulations and occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not reasonably be expected to result in a Company Material Adverse Effect; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 4.14 is made with respect to Taxes, ERISA matters or Environmental Laws, which are covered exclusively by the provisions set forth in Sections 4.10, 4.12 and 4.13.

         4.15 INSURANCE. Company has made available to Parent a true, complete and correct copy of each insurance policy or the binder therefor relating to Company or its Subsidiaries that are currently in effect. The transactions contemplated hereby will not materially adversely affect coverage under such policies or binders. With respect to each insurance policy or binder, none of Company, any of its Subsidiaries or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Company does not know of any occurrence or any event which (with or without notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under any such policy, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Section 4.15 of the Company Disclosure Schedule describes any self-insurance arrangements affecting Company or its Subsidiaries.

         4.16 LABOR MATTERS; EMPLOYEES.

          (a) Except as otherwise set forth in Section 4.16(a) of the Company Disclosure Schedule, no employees of Company or any of its Subsidiaries are represented by any labor organization. No labor organization or group of employees of Company or any of its Subsidiaries has made a demand for recognition or certification as a union or other labor organization, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving Company or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

          (b) Each of Company and its Subsidiaries is in compliance with all laws, rules, regulations and orders relating to the employment of labor, including all such laws, rules, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding or social security taxes and similar taxes, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         4.17 INTELLECTUAL PROPERTY. Company and its Subsidiaries own or license, or otherwise have the right to use, all patent, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("INTELLECTUAL PROPERTY") currently used in the conduct of the business of Company and its Subsidiaries. To Company's knowledge, Company's and its Subsidiaries' use of the Intellectual Property does not infringe on the rights of any Person and no Person is infringing on any right of Company or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Company's knowledge, threatened that Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.

         4.18 PROPERTIES.

          (a) Except for goods and other property sold, used or otherwise disposed of since December 31, 2001 in the ordinary course of business and except as set forth in Section 4.18 of the Company Disclosure Schedule, Company and its Subsidiaries have Good and Marketable Title (as defined below), in and to all real properties, interests in real properties and other assets (including Company's Oil and Gas Interests (as defined in Section 4.19(b) but excluding personal property) included as an asset on the Company Balance Sheet and good and defensible title to all personal properties, interests in properties and other assets included as an asset on the Company Balance Sheet, free and clear of any Liens, except (i) Liens associated with obligations reflected in the Company Balance Sheet, (ii) Liens for current taxes not yet due and payable,
(iii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens, charges or encumbrances arising in the ordinary course of business to the extent (A) the same have not yet become due and payable, (B) payment is being withheld as provided by law or (C) their validity is being contested in good faith by appropriate action, (iv) all rights to consent by, required notices to, filings with, or other actions by any Governmental Authority in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance, and (v) such imperfections of title, easements and Liens as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.18 of the Company Disclosure Schedule, all leases and other agreements pursuant to which Company or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing and are valid and enforceable in accordance with their terms, and all royalties, rentals and other payments due by Company or any of its Subsidiaries to any lessor of any such oil and gas leases have been paid, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There have been no material changes proposed in the production allowables for any wells included in the Oil and Gas Interests of Company and its Subsidiaries.

          (b) "GOOD AND MARKETABLE TITLE" means such title that: (i) is deducible of record (from the records of the applicable parish or county or (A) in the case of federal leases, from the records of the applicable office of the Minerals Management Service or Bureau of Land Management, (B) in the case of Indian leases, from the applicable office of the Bureau of Indian Affairs, (C) in the case of state leases, from the records of the applicable state land office) or is assignable to Company or its Subsidiaries out of an interest of record (as so defined) because of the performance by Company or its Subsidiaries of all operations required to earn an enforceable right to such assignment; (ii) is free from reasonable doubt to the end that a prudent purchaser engaged in the business of owning, developing and operating producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept and pay full value for the same and a prudent lender would be willing to lend against it as collateral without discount for title matters; (iii) except as set forth in Section 4.18(b)(iii) of the Company Disclosure Schedule, entitles Company or its Subsidiaries to receive a percentage of Hydrocarbons produced, saved and marketed from such well or property not less than the interest set forth in the Company Reserve Report with respect to each proved property evaluated therein under the caption "Net Revenue Interest" or "NRI" without reduction during the life of such property except as stated in the Company Reserve Report; (iv) obligates Company and its Subsidiaries to pay costs and expenses relating to each such proved property in an amount not greater than the interest set forth under the caption "Working Interest" or "WI" in the Company Reserve Report with respect to such property without increase over the life of such property except as shown on the Company Reserve Report; and (v) does not restrict the ability of Company or its Subsidiaries to use the properties as currently intended.

         4.19 RESERVE REPORT.

          (a) Company has furnished Parent estimates of Company's oil and gas reserves attributable to Company's Oil and Gas Interests (as defined below) as of January 1, 2002 in reports as described in Section 4.19 of the Company Disclosure Schedule (collectively, the "COMPANY RESERVE REPORT"). The factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth therein and in any supplement thereto or update thereof, each of which has been furnished to Parent, was accurate in all material respects, and Company has no knowledge of any material errors in such information that existed at the time such information was provided. There has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected to have a Company Material Adverse Effect. Set forth in Section 4.19 of the Company Disclosure
Schedule is a list of all material Oil and Gas Interests of Company that were included in the Company Reserve Report that have been disposed of prior to the date of this Agreement. To the knowledge of Company, and based on the information given to Company by third-party operators for all wells not operated by Company, the Company Payout Balances (as defined below) for each of the wells as used in the Company Reserve Report were accurate in all material respects as of the dates to which Company had calculated them.

          (b) For purposes of this Agreement, "OIL AND GAS INTERESTS" means (i) direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other nonworking interests and nonoperating interests; (ii) all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons (collectively, "HYDROCARBONS") and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; (iii) all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (iv) all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

          (c) For purposes of this Agreement, "COMPANY PAYOUT BALANCES" means the status, as of the dates of Company's calculations, of the recovery by Company or a third party of a cost amount specified in the contract relating to a well out of the revenue from such well where the net revenue interest of Company therein will be reduced or increased when such amount has been recovered.

         4.20 OPERATIONS; EQUIPMENT. Except as otherwise set forth in Section
4.20 of the Company Disclosure Schedule:

          (a) all wells included in the Oil and Gas Interests of Company and its Subsidiaries have been drilled and (if completed) completed, operated and produced in accordance with good oil and gas field practices and in compliance in all respects with applicable oil and gas leases and applicable Laws, except where any failure or violation has not had, and would not reasonably be expected to have, a Company Material Adverse Effect; and

          (b) to the knowledge of Company, all equipment and machinery currently in use and material to the operation of the Oil and Gas Interests of Company and of its Subsidiaries as conducted prior to the date hereof are in reasonable working condition, ordinary wear and tear excepted.

         4.21 PREPAYMENTS; HEDGING; CALLS. As of the date hereof, except as set forth in Section 4.21 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement:

          (a) neither Company nor any of the Company Subsidiaries has any outstanding obligations for the delivery of Hydrocarbons attributable to any of the Oil and Gas Interests of Company or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor;

          (b) neither Company nor any of the Company Subsidiaries is bound by any future, hedge, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, interest rates, currencies or securities (each, a "HEDGING TRANSACTION"); and

          (c) no Person has any call upon, option to purchase, or similar rights with respect to the production of Hydrocarbons attributable to the Oil and Gas Interests of Company and its Subsidiaries, except for any such call, option or similar right at market prices, and upon consummation of the transactions contemplated by this Agreement, Company or its Subsidiaries will have the right to market production from the Oil and Gas Interests of Company and its Subsidiaries on terms no less favorable than the terms upon which such production is currently being marketed.

         4.22 RESTRICTIVE AGREEMENTS. Except as set forth in Section 4.22 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to, or bound by, any contract, agreement or similar arrangement which upon the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby would purport to restrict, by virtue of a confidentiality, non-competition, territorial exclusivity or other provision, the scope of the business or operation of Parent or any of its affiliates (other than Company and its Subsidiaries) geographically or otherwise; provided, however, any agreement that would purport to restrict Parent or any of its affiliates scope of business with respect to a territorial area of less than 5,000 acres onshore or two federal offshore blocks in the Gulf of Mexico, shall not be deemed to be a restrictive agreement for purposes of this Section 4.22.

         4.23 REQUIRED SHAREHOLDER VOTE OR CONSENT. The only vote of the holders of any class or series of Company's capital stock that will be necessary to approve this Agreement and the Merger and the other transactions contemplated hereby is the affirmative vote by the holders of (i) two-thirds of the votes entitled to be cast by the holders of record of the outstanding shares of Company Common Stock and Company Preferred Stock (voting together as a single class) on the applicable record date, (ii) two-thirds of the votes entitled to be cast by the holders of record of the outstanding shares of Company Common Stock (voting as a separate class) on the applicable record date and (iii) a majority of the votes entitled to be cast by the holders of record of the outstanding shares of Company Preferred Stock (voting as a separate class) on the applicable record date to approve this Agreement and the Merger (collectively, the "COMPANY SHAREHOLDERS' APPROVAL").

         4.24 BROKERS. No broker, finder or investment banker (other than Morgan Stanley, J.P. Morgan Securities Inc. and Evercore, the fees and expenses of which will be paid by Company) is entitled to any brokerage, finder's fee or other fee or commission payable by Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Company or any of its Subsidiaries. Company has provided Parent with a copy of all agreements with Morgan Stanley, J.P. Morgan Securities Inc. and Evercore related to the transactions contemplated by this Agreement.

         4.25 TAX MATTERS. As of the date hereof, the representations set forth in the numbered paragraphs of the form of Certificate of Company attached hereto as EXHIBIT A (the "COMPANY TAX CERTIFICATE") are true and correct, assuming for purposes of this representation and warranty that the Merger referred to in such form had been consummated on the date hereof.

         4.26 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Company has received the opinions of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. to the effect that, as of the date of such opinion, the aggregate consideration to be received by the holders of the Company Common Stock is fair, from a financial point of view, to such holders.

         4.27 RIGHTS PLAN; TAKEOVER STATUTES; ETC.. Company has taken all action so that (a) neither Parent nor any of its affiliates will be an "Acquiring Person" under the Company Rights

Plan, (b) neither Parent nor any of its affiliates will be a "Related Person" under Article Ten of Company's articles of incorporation as a result of (i) the execution of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) the acquisition by Parent or its affiliates of less than 18% of the outstanding Company Common Stock and
(c) the restrictions contained in Article 13 of the TBCA, and any other similar law, will not apply to Parent or any of its affiliates. Company has provided Parent with a true and correct copy of all such actions.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby jointly and severally represent and warrant to Company as follows:

         5.1 ORGANIZATION AND QUALIFICATION.

          (a) Each of Parent, Merger Sub and Newfield Exploration Mid-Continent, Inc., a Delaware corporation ("MID-CONTINENT"), is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not reasonably be expected to result in a Parent Material Adverse Effect (as defined below). Each of Parent, Merger Sub and Mid-Continent has all requisite corporate or similar power and authority to own, use or lease its properties and to carry on its business as it is now being conducted.

          (b) For purposes of this Agreement, a "PARENT MATERIAL ADVERSE EFFECT" shall mean any change, effect, event, occurrence or state of facts that is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, properties or results of operations of Parent and its Subsidiaries, taken as a whole, or that would reasonably be expected to materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger; provided that Parent Material Adverse Effect shall not include changes or effects arising out of or resulting from (A) the economy in general or (B) the oil and gas exploration and production industry in general (including, without limitation, changes in commodity prices, changes in prices for drilling goods and services and regulatory changes).

         5.2 CAPITALIZATION.

          (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 100,000 shares have been designated as Junior Participating Preferred Stock. As of the date of this Agreement, (i) 44,393,341 shares of Parent Common Stock were issued and outstanding, (ii) 867,992 shares of Parent Common Stock were held in treasury, (iii) no shares of preferred stock of Parent were issued and outstanding, (iv) options to acquire an aggregate of no more than 3,550,000 shares of Parent Common Stock were outstanding under all plans and agreements of Parent or its Subsidiaries and (v) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Parent stockholders may vote ("PARENT VOTING DEBT") were issued or outstanding (other than $143,750,000 (2,875,000 securities) of 6.5% Cumulative Quarterly Income Convertible Securities (the "TRUST PREFERRED SECURITIES") of Newfield Financial Trust I, which are convertible at the option of the holder at any time into Parent Common Stock at the rate of 1.3646 shares of Parent Common Stock per Trust Preferred Security). All such outstanding shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth above and as contemplated by (w) this Agreement, (x) the Rights Agreement, dated as of February 12, 1999, between Parent and ChaseMellon Shareholder Services L.L.C. (the "PARENT RIGHTS PLAN"), (y) plans of Parent described in the Parent SEC Reports and (z) the Newfield Australia Employee Share Plan, there are, as of the date of this Agreement, no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. The Parent Rights Plan has not been amended, and no amendment thereof is proposed. No Distribution Date (as defined in the Parent Rights Plan) has occurred within the meaning of the Parent Rights Plan, and the execution and delivery of this Agreement and the Voting Agreement and the actions and consummation of the transactions contemplated hereby and thereby will not result in the occurrence of a Distribution Date.

          (b) Parent is the record and beneficial owner of all of the outstanding shares of capital stock of Mid-Continent, there are no irrevocable proxies with respect to any such shares and no equity securities of Mid-Continent are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments, understandings or other agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of Mid-Continent. All of the shares of capital stock of Mid-Continent owned by Parent are validly issued, fully paid and nonassessable and are owned by Parent free and clear of all Liens.

          (c) The shares of Parent Common Stock to be issued pursuant to the Merger have been duly authorized and, upon their issuance in the Merger in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free and clear of all Liens created by Parent (other than pursuant to applicable securities laws, the HSR Act or the Registration Rights Agreement).

         5.3 AUTHORITY. The Board of Directors of Parent has, by the unanimous vote of the directors voting thereon, (a) approved this Agreement and the Merger and the transactions contemplated hereby and (b) approved for all purposes the transactions contemplated by the Voting Agreement. Each of Parent and, solely with respect to this Agreement, Merger Sub, has the requisite corporate power and authority to execute and deliver this Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and the Board of Directors and shareholders of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Voting Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Voting Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitute valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with their respective terms, except for the Enforceability Exception.

         5.4 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Parent and Merger Sub of its obligations hereunder will not:

          (a) conflict with any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or the certificates of incorporation or bylaws (or other similar organizational documents) of any of Parent's Subsidiaries;

          (b) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to any Governmental Authority, except for (i) applicable requirements of the HSR Act, (ii) the filing of the Articles of Merger with the Secretary of State of Texas and the issuance by the Secretary of State of Texas of a certificate of merger with respect thereto, (iii) the filing with the SEC of (x) the Proxy Statement/Prospectus and filings under Rule 14a-12 promulgated under the Exchange Act, (y) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby and (z) the Registration Statement and such other filings under the Securities Act and the Exchange Act and the rules and regulations thereunder, including Rule 425 under the Securities Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations and regulations, declarations and filings as may be required under applicable state securities or blue sky laws, (v) Customary Post Closing Consents and (vi) approvals and registrations that, if not obtained or made, would not reasonably be expected to have a Parent Material Adverse Effect;

          (c) require any consent, waiver or approval or result in any violation of or the breach of or constitute a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect;

          (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries; or

          (e) result in the creation of any Lien upon any material properties or assets or on any shares of capital stock of Parent or any of its Subsidiaries (other than Company and its Subsidiaries after the Effective Time) under any agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their properties or assets is bound.

         5.5 PARENT SEC REPORTS. Parent has filed with the SEC, and has heretofore made available (provided that all documents filed by Parent electronically with the SEC and publicly available prior to the date hereof shall be deemed available) to Company true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto, but excluding preliminary materials), required to be filed with the SEC since January 1, 1999 under the Securities Act or the Exchange Act (collectively, the "PARENT SEC REPORTS"). As of their respective dates, such Parent SEC Reports (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.6 PARENT FINANCIAL STATEMENTS. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included (or incorporated by reference) in the Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

         5.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, except as disclosed in the Parent SEC Reports (including the financial statements and notes thereto included therein) filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would reasonably be expected to have a Parent Material Adverse Effect other than (i) liabilities adequately provided for on, or described with reasonable specificity in the notes to, the balance sheet of Parent dated as of March 31, 2002 contained in Parent's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, (ii) liabilities incurred in the ordinary course of business after March 31, 2002 and (iii) obligations incurred with respect to this Agreement or the transactions contemplated hereby.

         5.8 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement or as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since December 31, 2001 there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

         5.9 LITIGATION. Except for matters that would not reasonably be expected to have a Parent Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Parent's knowledge, threatened against or affecting Parent or any of its Subsidiaries, and Parent has no knowledge of any facts that would reasonably be expected to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement and for matters that would not reasonably be expected have a Parent Material Adverse Effect, there is not in existence any order, judgment, injunction or decree of any court or other tribunal or other agency or arbitrator enjoining or requiring Parent or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties.

         5.10 BROKERS. Other than UBS Warburg L.L.C., no broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by Parent or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or any of its Subsidiaries.

         5.11 TAX MATTERS. As of the date hereof, the representations set forth in the numbered paragraphs of the form of Certificate of Parent attached hereto as EXHIBIT B (the "PARENT TAX CERTIFICATE") are true and correct, assuming for purposes of this representation and warranty that the Merger referred to in such form had been consummated on the date hereof.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         6.1 CONDUCT OF BUSINESS BY COMPANY PENDING THE MERGER. From the date hereof until the Effective Time, unless Parent shall otherwise agree in writing, or except as set forth in the Company Disclosure Schedule or as otherwise contemplated by this Agreement, Company shall conduct its business, and shall cause each of its Subsidiaries to conduct its business, in the ordinary course consistent with past practice and shall use, and shall cause each of its Subsidiaries to use, all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of its present officers and key employees, subject to the terms of this Agreement. Except as set forth in the Company Disclosure Schedule or as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of Parent, which consent shall not be unreasonably withheld:

          (a) Company will not, and will not permit any of its Subsidiaries to, adopt changes to its articles of incorporation or bylaws (or similar organizational documents);

          (b) Company will not, and will not permit any of its Subsidiaries to,
(i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Company or any of its Subsidiaries (except for cumulative dividends on Company Preferred Stock and intercompany dividends from direct or indirect wholly owned subsidiaries), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party, the terms of which are set forth in Section 6.1(b) of the Company Disclosure Schedule, and other than intercompany acquisitions of such capital stock;

          (c) Company will not, and will not permit any of its Subsidiaries to,
(i) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (d) Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties (including through any farm-out arrangements), other than among Company and its direct and indirect wholly owned Subsidiaries and other than sales of Hydrocarbons in the ordinary course of business;

          (e) Company will not settle any material Audit, make or change any material Tax method, practice or election or file any material amended Tax Return;

          (f) Company will not, and will not permit any of its Subsidiaries to, issue, deliver or sell, or authorize, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities, other than: (i) the issuance of Company Common Stock upon the exercise of stock options or other stock based awards granted under the Company Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Company Stock Option Plans; (ii) the issuance of additional shares of Company Preferred Stock as regular dividends to the holder of the Company Preferred Stock in accordance with its terms; (iii) issuances by a wholly owned Subsidiary of its capital stock to its parent; and (iv) the issuance of 86,903 restricted shares of Company Common Stock pursuant to the EEX Corporation 1998 Stock Incentive Plan to non-employee directors of Company in connection with Company's 2002 annual meeting of shareholders;

          (g) Company will not change any method of accounting or accounting practice by Company or any of its Subsidiaries, except for any such change required by GAAP;

          (h) Company will not, and will not permit any of its Subsidiaries to, pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

          (i) Company will not, and will not permit any of its Subsidiaries to, enter into any obligation for the delivery of Hydrocarbons attributable to any of the Oil and Gas Interests of Company or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefore;

          (j) Company will not, and will not permit any of its Subsidiaries to,
(i) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, currencies or securities, other than in the ordinary course of business in accordance with Company's current policies or (ii) enter into any fixed price commodity sales agreements with a duration of more than three months;

          (k) Company will not, and will not permit any of its Subsidiaries to, sell or grant to any Person any call upon, option to purchase, or similar right with respect to the production of Hydrocarbons attributable to the Oil and Gas Interests of Company and its Subsidiaries at a price less than the prevailing market price;

          (l) Company will not, and will not permit any of its Subsidiaries to, become a party to, or bound by, any contract, agreement or similar arrangement that restricts, by virtue of a confidentiality, non-competition, territorial exclusivity or other provision, the scope of the business or operation of Company or any of its Subsidiaries geographically or otherwise.

          (m) Company will not, and will not permit any of its Subsidiaries to,
(i) grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not officers or directors in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Employee Benefit Plans as in effect on the date hereof to any director, officer or employee, whether past or present or (iii) terminate the employment of any executive of Company without cause;

          (n) Company will not, and will not permit any of its Subsidiaries to,
(i) adopt, amend (other than amendments that reduce the amounts payable by Company or any of its Subsidiaries or amendments required by law) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any Person (including contracts with management of Company or any of its Subsidiaries that would reasonably be expected to require that payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (ii) engage in any transaction (either acting alone or in conjunction with any Company Employee Benefit Plan or trust created thereunder) in connection with which Company or any of its Subsidiaries would be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Company Employee Benefit Plan in a manner, or take any other action with respect to any Company Employee Benefit Plan, that would result in the liability of Company or any of its Subsidiaries to any Person, (iv) take any action that would adversely affect the qualification of any Company Employee Benefit Plan or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Company Employee Benefit Plan, any agreement relating thereto or applicable law, Company or any of its Subsidiaries is required to pay as contributions thereto or (vi) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Company Employee Benefit Plan;

          (o) Company will not, and will not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Company or any of its Subsidiaries;

          (p) Company will not, and will not permit any of its Subsidiaries to,
(i) incur any indebtedness for borrowed money (except for working capital under Company's existing credit facilities and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Company or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any Liens on the property of Company or any of its Subsidiaries in connection with any indebtedness thereof, or (iii) commit to aggregate capital expenditures in excess of $1,000,000 outside the capital budget, as amended and approved by Company prior to the date hereof and disclosed to Parent in Section 6.1(p) of the Company Disclosure Schedule; and

          (q) Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         6.2 CONDUCT OF BUSINESS BY PARENT AND MERGER SUB PENDING THE MERGER. Except as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the written consent of Company, which consent shall not be unreasonably withheld:

          (a) Parent shall not adopt changes to its certificate of incorporation or bylaws that would alter the terms of the Parent Common Stock;

          (b) Parent shall not (i) declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) issue any shares of Parent Common Stock for cash at a price less than market value, except (A) in an underwritten offering or (B) in a "bought deal" with one or more investment banks; and

          (c) Parent will not agree or commit to do any of the foregoing.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 ACCESS AND INFORMATION.

          (a) The parties shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, contracts, leases, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (b) all other information as such other party reasonably may request ("INFORMATION"), provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. The letter agreement regarding confidentiality dated October 4, 2000 between Parent and Company (the "COMPANY CONFIDENTIALITY AGREEMENT" ) shall survive the execution and delivery of this Agreement except that Parent and Company hereby agree that Paragraph 4 of the Company Confidentiality Agreement is hereby terminated and of no further force or effect.

          (b) Company agrees, and agrees to cause its Subsidiaries and the Company Representatives (as defined below), (i) to keep confidential any Information provided by Parent or any of its Subsidiaries to Company, its Subsidiaries or the Company Representatives pursuant to Section 7.1(a), (ii) to utilize such Information solely for purposes reasonably related to facilitating the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) not to disclose any of such Information to any Persons other than the Company Representatives; provided, however, that the foregoing restrictions shall not apply to any of such Information that (x) is already in the possession of Company, other than through the confidential disclosure of such Information to any of Company, its Subsidiaries or the Company Representatives, (y) is or becomes available in the public domain, other than as the result of an unauthorized disclosure by any of Company, its Subsidiaries or the Company Representatives or (z) is acquired from any Person that, to the knowledge of Company, is not subject to a confidentiality agreement with Parent. Notwithstanding the foregoing, the disclosure of any such Information by Company will not be deemed to be a breach of this Section 7.1(b) if such disclosure is made with the consent of Parent or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee or by the New York Stock Exchange; provided, however, that upon receipt by Company of any subpoena or order covering any of such Information, Company will promptly notify Parent of such subpoena or order. Company agrees that it shall be liable for breaches of this Section 7.1(b) by the Company Representatives.

         7.2 NO SOLICITATION.

          (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10.1, Company agrees that it (i) will not, (ii) will not authorize or permit any of its Subsidiaries, any of its or its Subsidiaries' directors, officers and employees to, (iii) will not authorize its or any of its Subsidiaries' agents, representatives, investment bankers, attorneys and accountants (collectively, the "COMPANY REPRESENTATIVES" ) or any other Person to and (iv) will use all reasonable efforts to ensure that the Company Representatives do not, directly or indirectly, (A) initiate, solicit, or knowingly encourage or otherwise facilitate (including by providing any nonpublic information relating to Company and its Subsidiaries and the waiver of any standstill obligation) the making of, or the consummation of any transaction contemplated by, an Acquisition Proposal (as defined below), (B) engage in any discussions or negotiations with, or provide any nonpublic information relating to Company and its Subsidiaries to, any Person relating to or that would reasonably be expected to lead to an Acquisition Proposal, (C) approve or recommend or propose publicly to approve or recommend any Acquisition Proposal or (D) enter into any agreement, arrangement or understanding contemplating or relating to any Acquisition Proposal or requiring Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

          (b) Notwithstanding anything in this Agreement to the contrary, Company or its Board of Directors may:

               (i) to the extent applicable, comply with Rules 14e-2(a) and 14d-9 promulgated under the Exchange Act; and

               (ii) prior to obtaining the Company Shareholders' Approval, furnish information to, and negotiate or otherwise engage in discussions with, any Person who, other than as a result of a breach of this Section 7.2, has indicated the willingness to make or has made an Acquisition Proposal, provided that (A) no information may be furnished unless (1) Company then has or obtains a confidentiality agreement from such Person with terms no less favorable to Company than those contained in the Company Confidentiality Agreement (prior to any modification thereof effected by Section 7.1) and that permits Company to comply with its obligations under this Agreement and (2) Company has provided a copy of such confidentiality agreement to Parent and (B) that Company shall not commence negotiations or discussions with or provide information to any such Person (1) until 48 hours after Company has advised Parent of its intention to take any such actions and (2) unless the Board of Directors of Company has determined in good faith by the affirmative vote of a majority of its members, after consultation with its outside legal counsel, that such action is necessary for the Board of Directors of Company to comply with its fiduciary duties under applicable law.

          (c) Nothing in this Section 7.2 shall (i) permit Company to terminate this Agreement or (ii) affect any other obligation of Company under this Agreement.

          (d) From and after the date of this Agreement, Company shall as promptly as practicable after receipt (and in any event within 24 hours) notify Parent in writing of any inquiries, proposals or offers, or any discussions or negotiations sought to be initiated or continued by any Person with Company, any of its Subsidiaries, any of its or its Subsidiaries' directors, officers and employees or any of the Company Representatives relating to, constituting or which would reasonably be expected to lead to an Acquisition Proposal or any request by any Person for information relating to Company or any of its Subsidiaries contemplating, relating to or which would reasonably be expected to lead to any Acquisition Proposal. Such notice shall include the name of such Person and the material terms and conditions of any proposal, inquiry, offer or request, and Company shall as soon as practicable (and in any event within 24 hours) provide such other details of the Acquisition Proposal, inquiry, offer or request as Parent may reasonably request. Company will keep Parent fully informed on a prompt basis (and in any event within 24 hours) of the status and terms, including any material changes or adjustments made to or proposed to be made to the terms, of any such inquiry, proposal, offer or request. If Company is permitted to provide information to any Person pursuant to Section 7.2(b)(ii), Company shall provide to Parent a list of, and copies of, the information provided to such Person concurrently with delivery to such Person and immediately provide Parent with access to all information to which such Person was provided access.

          (e) Company shall immediately cease and cause to be terminated all existing activities, discussions or negotiations by it, any of its Subsidiaries, any of its or its Subsidiaries' directors, officers and employees or any of the Company Representatives with any Person other than Parent conducted heretofore with respect to any Acquisition Proposal.

          (f) Company shall take such action as is necessary to inform promptly the Company Representatives of the provisions of this Section 7.2.

          (g) For purposes of this Agreement:

               (i) "ACQUISITION PROPOSAL" means a bona fide proposal or public announcement of an intention to do any of the following (other than the transactions contemplated by this Agreement or the Merger): (a) any merger, amalgamation, arrangement, tender offer, share exchange, take-over bid, recapitalization, consolidation or other business combination directly or indirectly involving Company or one or more Subsidiaries of Company with aggregate net revenues or assets of 35% or more of Company's consolidated net revenues (based on the most recent income statement filed with the SEC) or consolidated assets (based on fair market value), as applicable, (b) any acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act) of any business that constitutes 35% or more of Company's consolidated net revenues, (based on the most recent income statement filed with the SEC), or assets representing 35% or more of Company's assets on a consolidated basis (based on fair market value) (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in each case in a single transaction or a series of related transactions or (c) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) of 35% or more of the voting capital stock of Company or any of its Subsidiaries by any Person or "group" (as defined under Section 13(d) of the Exchange Act).

               (ii) "SUPERIOR PROPOSAL" means any bona fide written proposal by a third Person directly or indirectly, to acquire businesses representing more than 50% of Company's consolidated net revenues, (based on the most recent income statement filed with the SEC), or assets representing more than 50% of Company's total assets on a consolidated basis (based on fair market value), or more than 50% of Company's voting capital stock, whether by way of merger, amalgamation, arrangement, tender offer, share exchange, take-over bid, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination by affirmative vote of a majority of the members of the Board of Directors of Company, after taking into account all legal, financial, regulatory and other aspects of such proposal and the Person making such proposal, (a) is reasonably capable of being completed without undue delay and
(b) is more favorable to Company's stockholders from a financial point of view than the Merger.

         7.3 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

          (a) Parent shall, to the extent that Company would be permitted by applicable law or its bylaws, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of Company or any of its Subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the next succeeding sentence, settlements arising out of actions or omissions occurring at or prior to the Effective Time whether asserted or claimed prior to, at or after the Effective Time based on or arising out of the fact, in whole or in part, that such person is or was a director or officer of such party. Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Parent shall, to the fullest extent that Company would be permitted under applicable law, advance expenses to the Indemnified Parties. Parent and Surviving Corporation shall cooperate in the defense of any such matters contemplated by this Section 7.3.

          (b) Parent shall maintain Company's existing officers' and directors' liability insurance policy ("D&O INSURANCE") for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, that Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers if (i) the carrier of such substitute policies maintains a Best rating equal to or greater than the Company's existing carrier and (ii) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event will Parent be required to expend annually more than 200% of the last annual premium paid by Company prior to the date hereof for such insurance (the amount of which is set forth in Section 7.3(b) of the Company Disclosure Schedule), but in such event shall purchase as much coverage as reasonably practicable for such amount.

          (c) Notwithstanding any other provisions hereof, the obligations of Parent contained in this Section 7.3 shall be binding upon the successors and assigns of Parent. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of Parent honor the indemnification obligations set forth in this Section 7.3.

          (d) The obligations of Parent under this Section 7.3 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 7.3 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 7.3 applies shall be third party beneficiaries of this Section 7.3, each of whom may enforce the provisions of this Section 7.3).

         7.4 APPROPRIATE ACTIONS; CONSENTS; FILINGS.

          (a) Company and Parent shall each use their reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things that, in either case, are necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Authority or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Company or Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder and (C) any other applicable law. Company and Parent acknowledge that the Warburg Entities and certain of their affiliates may be required to make a filing under the HSR Act and shall provide such assistance to the Warburg Entities and their affiliates as is reasonably required for the Warburg Entities and their affiliates to obtain approval from the Federal Trade Commission in connection therewith. Company and Parent shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Company and Parent shall furnish to each other all information required for any application or other filing to be made pursuant to any applicable law or the regulations of any Governmental Authority (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b) Parent and Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use all of their respective reasonable efforts to obtain any government clearances required for Closing (including through compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (each, an "ORDER") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Parent and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable laws regarding the Merger: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the HSR Act; making proposals; and entering into and performing agreements or submitting to judicial or administrative orders; provided, however, that in no event shall Parent or Company take, or be required to take, any action that would reasonably be expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law.

          (c) Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or is reasonably likely to be required as a condition to the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting Company, Parent or their Subsidiaries that relate to the consummation of the Merger; and (iv) any change that is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect, respectively, or is likely to delay or impede the ability of either Company or Parent, respectively, to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

          (d) (i) Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or to satisfy any of the conditions set forth in Article VIII, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time.

               (ii) If any party shall fail to obtain any consent from a third Person described in subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or that would reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         7.5 COOPERATION. Subject to compliance with applicable law, including the antitrust laws, from the date hereof until the Effective Time, (a) each of the parties hereto shall confer on a periodic basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations, (b) Company agrees to provide a reasonable amount of office space and reasonable support in its San Antonio office to a representative of Parent for transition related matters, (c) Company agrees to provide Parent with reasonable assistance on transition matters and ministerial assistance in connection with Parent's financing of the transactions contemplated by this Agreement and (d) each of the parties shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

         7.6 PUBLICITY. Neither Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange and shall use reasonable efforts to provide copies of such release or other announcement to the other party hereto, and give due consideration to such comments as such other party may have, prior to such release.

         7.7 EMPLOYEE MATTERS; BENEFIT PLANS.

          (a) For a period of one year following the Effective Time, Parent shall maintain, or cause Company to maintain, employee welfare, pension and savings plans that in the aggregate provide a level of benefits for individuals who are employees of Company and its Subsidiaries as of the Effective Time that is either (i) substantially comparable to the level of benefits (other than those provided under any qualified or nonqualified defined benefit plan) in effect immediately prior to the Effective Time (provided that changes may be made to such employee benefit plans to the extent necessary to comply with applicable law) or (ii) no less favorable than those provided by Parent to similarly situated employees of Parent from time to time; provided, however, that nothing in this Agreement shall be deemed to require that the employment of any employee of Company and its Subsidiaries as of the Effective Time be continued for any specific period of time after the Effective Time.

          (b) To the extent service is relevant for purposes of eligibility, to participate or vesting (but not the accrual of benefits) under any employee benefit plan, program or arrangement established or maintained by Parent or Company for the benefit of employees of Company and its Subsidiaries, employees of Company and its Subsidiaries as of the Effective Time shall be credited for service accrued as of the Effective Time with Company and its Subsidiaries to the extent such service was credited under a similar plan, program or arrangement of Company.

          (c) To the extent Parent substitutes a group health plan for Company's group health plan, employees of Company and its Subsidiaries shall receive credit for the year during which participation in the substituted group health plan begins with any deductibles and copayments already incurred during such year under the terminated or discontinued group health plan, and Parent shall waive any preexisting condition limitation applicable to such employees to the extent that the employee's or dependent's condition would not have operated as a preexisting condition under the terminated or discontinued group health plan.

          (d) Prior to the Effective Time, Company shall take all action necessary to terminate the EEX Corporation Employee Stock Purchase and Savings Plan effective immediately prior to the Effective Time.

         7.8 STOCK PLANS.

          (a) Prior to the Closing, the Board of Directors of Company shall, by resolution duly adopted by such Board of Directors or a duly authorized committee thereof, approve and adopt, for purposes of exemption from "short-swing" profit liability under Section 16(b) of the Exchange Act, the disposition and the conversion at the Effective Time of the shares of Company Common Stock or Company Preferred Stock held by officers, directors and affiliates of Company into shares of Parent Common Stock as a result of the conversion of shares in the Merger. Such resolution shall set forth the name of applicable "insiders" for purposes of Section 16 of the Exchange Act and, for each "insider," the number of shares of Company Common Stock or Company Preferred Stock to be converted into shares of Parent Common Stock at the Effective Time and shall state that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

          (b) All unvested shares of restricted stock of Company ("RESTRICTED STOCK" ) shall, by virtue of this Agreement and without further action of Company, Parent or the holder of such shares of Restricted Stock, vest and become free of all restrictions (other than any under applicable law) immediately prior to the Effective Time and shall be converted into the Common Stock Merger Consideration pursuant to Section 3.1(b).

         7.9 COMPANY SHAREHOLDER MEETING. Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with federal securities laws, the TBCA and its articles of incorporation and bylaws to call, give notice of, convene and hold a meeting of Company's shareholders to be held on the earliest practicable date determined in consultation with Parent to consider and vote on approval of this Agreement and the Merger (the "COMPANY SHAREHOLDER MEETING"), and Company shall consult with Parent in connection therewith. Subject to Section 7.2(b)(i) and to Company's right to terminate this Agreement pursuant to Section 10.1(h), (a) the Board of Directors of Company shall recommend to the shareholders of Company the approval of this Agreement and the Merger, (b) the Board of Directors shall not withdraw or modify such recommendation in a manner adverse to Parent or propose publicly to withdraw or so modify such proposal and (c) Company and the Board of Directors of Company shall use all reasonable efforts to solicit from shareholders of Company proxies in favor of the approval of this Agreement and the Merger and to secure the Company Shareholders' Approval.

         7.10 PREPARATION OF THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT.

          (a) Each of Parent and Company shall cooperate and as promptly as practicable prepare, and Parent and the Trust shall file with the SEC, as promptly as practicable, the Registration Statement (including the Proxy Statement/Prospectus constituting a part thereof) under the Securities Act and, if required, the Exchange Act with respect to the issuance of Parent Common Stock and Trust Units in the Merger. Parent and Company shall each use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" Law permits or approvals required to carry out the transactions contemplated by this Agreement. Parent shall advise Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective under the Securities Act and, if applicable, the Exchange Act or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock and Trust Units issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for an amendment to the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties hereto shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all amendments or supplements to the Proxy Statement/Prospectus and any correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and in each case allow each such party a reasonable opportunity to comment thereon prior to filing with or delivery to the SEC. The Proxy Statement/Prospectus shall include the recommendation of Company's Board of Directors in favor of approval of this Agreement and the Merger.

          (b) Company shall (i) use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the shareholders entitled to notice of and to vote at the

Company Shareholder Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if applicable, the Exchange Act and (ii) if necessary, after the definitive Proxy
Statement/Prospectus has been mailed, will promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable.

          (c) Parent and Company shall each ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, at the time of the Company Shareholder Meeting and at the Effective Time, and, in the case of information provided by it for inclusion in the Registration Statement or any amendment or supplement thereto, at the time it becomes effective (i) shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event or circumstance relating to Company or any of its Subsidiaries, or its or their respective officers or directors, should be discovered by Company that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Company shall promptly inform Parent thereof in writing. If at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or its respective officers or directors, should be discovered by Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform Company thereof in writing.

          (d) Following receipt by PricewaterhouseCoopers LLP, Parent's independent auditors, of an appropriate request from Company pursuant to SAS No. 72, Parent shall use all reasonable efforts to cause to be delivered to Company a letter of PricewaterhouseCoopers LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Company, in form and substance reasonably satisfactory to Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (e) Following receipt by Ernst & Young LLP, Company's independent auditors, of an appropriate request from Parent pursuant to SAS No. 72, Company shall use all reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Parent, in form and substance satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         7.11 STOCK EXCHANGE LISTING. Parent shall use all reasonable efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange prior to the Effective Time, subject to official notice of issuance.

         7.12 AFFILIATE AGREEMENTS; TAX TREATMENT.

          (a) Company shall identify in a letter to Parent all persons who are, on the date hereof or prior to the Effective Time, "affiliates" of Company, as such term is used in Rule 145 under the Securities Act. Company shall use all reasonable efforts to cause its respective affiliates to deliver to Parent not later than 20 business days after the date of this Agreement a written agreement substantially in the form attached hereto as EXHIBIT C.

          (b) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, nor permit any of its Subsidiaries to take, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         7.13 TRUST UNITS. Prior to the Effective Time, Parent shall cause a trust to be created pursuant to a trust agreement in form and substance reasonably satisfactory to the Parties hereto (the "TRUST"). After the Effective Time, Parent shall distribute units in the Trust ("TRUST UNITS") to holders of shares of the Common Stock of Company that elect to receive such units ("ELECTING SHAREHOLDERS") as a part of the Merger Consideration. After the Effective Time but on or before the date Parent causes the Trust to issue the Trust Units to the Electing Shareholders, Parent shall cause Company or its Subsidiaries to enter into the Master Conveyance of Overriding Royalty Interest in the form of EXHIBIT D attached hereto (the "MASTER CONVEYANCE") and convey the overriding royalty interest contemplated by the Master Conveyance to the Trust pursuant to the conveyances referred to in the Master Conveyance in consideration for the issuance by the Trust to Parent of such number of Trust units which, in the aggregate, would represent ownership of the entire beneficial interest in the assets of the Trust, which conveyance shall be effective as of the Effective Time.

         7.14 UNWIND OF FORWARD SALE.

          (a) Prior to August 31, 2002, Company shall use all reasonable efforts to cause Enron North America Corp. ("ENA") or any applicable affiliate of ENA to take all necessary actions to obtain the approval of the United States Bankruptcy Court for the Southern District of New York presiding over ENA's or such applicable affiliate's bankruptcy proceeding filed in such court ("BANKRUPTCY COURT") of a plan submitted by ENA and any applicable affiliate for the (i) termination of the Natural Gas Prepaid Forward Sale Contract, dated as of December 17, 1999, by and between EEX E&P Company, L.P. ("EEX E&P") and Bob West Treasure L.L.C. ("BWT"), as amended on May 16, 2001 (the "FORWARD SALE CONTRACT"), (ii) acquisition of all but a 1% interest in EEX Reserves Funding LLC ("EEX FUNDING") by EEX Capital, Inc., or another wholly owned Subsidiary of Company, (iii) termination of all liens, encumbrances or other security interests on the properties or assets of EEX E&P for the benefit of ENA, BWT, the Royal Bank of Canada ("RBC") or their respective assigns and (iv) termination of all guarantees by EEX E&P of BWT's obligations to ENA, all on terms and conditions reasonably satisfactory to Parent (the "PLAN OF TERMINATION") including through a refinancing of the Forward Sale Contract with a successor financial institution ("SUCCESSOR BANK").

          (b) Company shall contemporaneously with the Closing (i) terminate the Forward Sale Contract or any replacement forward sale or similar arrangement entered into in replacement thereof, (ii) cause EEX Capital, Inc., or another wholly owned Subsidiary of Company, to validly acquire (free and clear of all Liens) all but a 1% interest in EEX Funding by a Subsidiary of Company, (iii) terminate all Liens on the properties or assets of EEX E&P for the benefit of BWT, ENA, RBC, Successor Bank or their respective assigns and (iv) terminate all guarantees by EEX E&P of BWT's obligations to ENA or Successor Bank, in each case on terms and conditions consistent with the Plan of Termination approved by the Bankruptcy Court.

          (c) Neither Company nor any Subsidiary shall release or otherwise terminate any liens or security interests associated with the Forward Sale Contract or any hedging arrangements associated therewith or any guarantees associated with the Forward Sale Contract or such hedging arrangements or any agreements replacing such arrangements without the prior consent of the Company, such consent not to be unreasonably withheld.

         7.15 VOTING AGREEMENT. Parent agrees that, without the prior written consent of Company, it shall not take any action that would give any of the Warburg Entities the right, pursuant to Section 4.13 of the Voting Agreement, to terminate their obligations pursuant to Article I of the Voting Agreement unless the Warburg Entities have previously waived their right to terminate as a result of such action.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         8.1 CONDITIONS TO THE OBLIGATION OF EACH PARTY. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) the Company Shareholders' Approval has been obtained;

          (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger is in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 7.7 and, in addition, shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement;

          (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and, if applicable, the Exchange Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC;

          (d) all permits, authorizations, consents, or approvals required to be obtained prior to the Effective Time from any Governmental Authority in connection with the consummation of the transactions contemplated hereby by Parent, Merger Sub or Company shall have been made or obtained (as the case may be) except where the failure to obtain such permits, authorizations, consents, or approvals would not reasonably be expected to result in a Parent Material Adverse Effect (assuming the Merger has taken place);

          (e) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

          (f) any applicable waiting period under the HSR Act shall have expired or been terminated.

         8.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time;

          (b) each of the representations and warranties of Company contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect), shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not reasonably be expected to have a Company Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, subject to the qualifications in (i) above; and (iii) for changes expressly permitted as contemplated by the terms of this Agreement;

          (c) from the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Company and its Subsidiaries, taken as a whole, that constitutes or would reasonably be expected to constitute a Company Material Adverse Effect;

          (d) Parent shall have received a certificate signed on behalf of Company by a duly authorized officer of the Company to the effect that each of the conditions specified in Section 8.2(a)-(c) has been satisfied in all respects;

          (e) Parent shall have received opinions from Vinson & Elkins L.L.P. both prior to the effectiveness of the Registration Statement and immediately prior to the Effective Time to the effect that (i) the Merger, if consummated in accordance with the terms of this Agreement, will constitute a reorganization under Section 368(a) of the Code, (ii) Parent, Company and Merger Sub will each be a party to that reorganization, and (iii) no gain or loss will be recognized for U.S. income tax purposes by Parent or Company, except with respect to the distribution of the Trust Units, because of the Merger; provided, however, that if the counsel to Parent shall not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Company shall render such opinion to Parent; provided, further, that in rendering such opinion, such counsel may rely upon the Parent Tax Certificate and the Company Tax Certificate; and

          (f) each of the consent, waivers and approvals set forth in Section 4.4(c) of the Company Disclosure Schedule (other than with respect to the office leases in Houston, Texas and DeSoto, Texas) shall have been obtained, and Company shall have provided Parent with copies thereof.

         8.3 CONDITIONS TO THE OBLIGATIONS OF COMPANY. The obligation of Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) each of Parent and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time;

          (b) each of the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Parent Material Adverse Effect) shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not reasonably be expected to have a Parent Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, subject to the qualifications in (i) above; and (iii) for changes expressly permitted as contemplated by the terms of this Agreement;

          (c) from the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Parent and its Subsidiaries, taken as a whole, that constitutes or would reasonably be expected to constitute a Parent Material Adverse Effect;

          (d) Company shall have received a certificate signed on behalf of Parent by a duly authorized officer of the Parent to the effect that each of the conditions specified in Section 8.3(a)-(c) has been satisfied in all respects;

          (e) Company shall have received opinions from Akin, Gump, Strauss, Hauer & Feld, L.L.P. both prior to the effectiveness of the Registration Statement and immediately prior to the Effective Time to the effect that (i) the Merger, if consummated in accordance with the terms of this Agreement, will constitute a reorganization under Section 368(a) of the Code, (ii) Company, Parent and Merger Sub will each be a party to that reorganization, and (iii) no gain or loss will be recognized for U.S. income tax purposes by the shareholders of Company upon the receipt of shares of Parent Common Stock in exchange for shares of Company Common Stock and Company Preferred Stock pursuant to the Merger except with respect to any cash received in lieu of fractional share interests and except with respect to the receipt of the Trust Units; provided, however, that if the counsel to Company shall not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent shall render such opinion to Company; provided, further, that in rendering such opinion, such counsel may rely upon the Parent Tax Certificate and the Company Tax Certificate; and

          (f) Company shall have received, prior to the Closing Date, a written consent of the sole shareholder of Merger Sub approving and adopting this Agreement.

                                   ARTICLE IX

                                    SURVIVAL

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained

         9.2 SURVIVAL OF COVENANTS AND AGREEMENTS. Except as provided in Section 10.2, the covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         10.1 TERMINATION. Except as provided in paragraph (h) below, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholders' Approval has been obtained:

          (a) by the mutual written consent of Company and Parent;

          (b) by Parent, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Company set forth in this Agreement or if any representation or warranty of Company is untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and such breach or untruth is not curable by Company or if curable, is not cured within 30 days after notice thereof has been received by Company;

          (c) by Company, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Parent or Merger Sub set forth in this Agreement or if any representation or warranty of Parent or Merger Sub is untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied and such breach or untruth is not curable by Parent or Merger Sub or, if curable, is not cured within 30 days after notice thereof has been received by Parent;

          (d) by Parent or Company, if any Governmental Authority or court of competent jurisdiction shall have adopted any law or amendment to any law or issued any order, decree or ruling or taken any other action (collectively, "GOVERNMENTAL ORDER") permanently restraining, enjoining or otherwise prohibiting the Merger and such Governmental Order shall have become final and nonappealable, provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove or lift such Governmental Order;

          (e) by Parent or Company, if the Merger has not been consummated on or before November 30, 2002 (the "OPTIONAL TERMINATION DATE"); provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any party whose failure or whose Affiliates' failure to perform in all material respects any covenant, obligation or agreement hereunder has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (f) by Parent or Company, if the Company Shareholders' Approval is not obtained at the Company Shareholder Meeting (including any adjournment or postponement thereof);

          (g) by Parent, if the Board of Directors of Company (i) fails to recommend, or withdraws, modifies or changes in any manner adverse to Parent its recommendation of, this Agreement and the Merger to the shareholders of Company,
(ii) approves or recommends any Acquisition Proposal (other than an Acquisition Proposal by Parent), (iii) has not sent to its shareholders pursuant to Rule 14e-2 promulgated under the Securities Act a statement disclosing that the Board of Directors of Company recommends rejection of any tender or exchange offer relating to its securities that has been commenced by a Person unaffiliated with Parent within ten Business Days after such tender or exchange offer is first published, sent or given or (iv) resolves to take any of the actions specified in clause (i) or (ii) of this Section 10.1(g); or

          (h) by Company, at any time prior to receipt of the Company Shareholders' Approval, upon 48 hours prior written notice to Parent, if (i) a Superior Proposal has been made and not been withdrawn, (ii) such Superior Proposal did not result from a breach of Section 7.2, (iii) the Board of Directors of Company has determined in good faith by the affirmative vote of a majority of its members that, as the result of such Superior Proposal, after consultation with its outside legal counsel, such action is necessary for the Board of Directors of Company to comply with its fiduciary duties under applicable law and (iv) Parent does not make, within 48 hours of receipt of Company's written notification of its intention to terminate this Agreement, a written offer that the Board of Directors of Company determines in good faith, is at least as favorable, from a financial point of view, to the shareholders of Company as such Superior Proposal.

         10.2 EFFECT OF TERMINATION. Except as provided in Section 10.3, if this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability on the part of the parties hereto or any of their respective officers or directors to any of the other parties hereto and all rights and obligations of any party hereto shall cease, except that (i)
Section 7.1(b) shall survive such termination for a period of two years from the date of such termination and (ii) Sections 7.6, 10.3 and 11.8 and, to the extent relevant, the remaining provisions of Article XI shall survive such termination indefinitely. Notwithstanding the foregoing, neither the termination of this Agreement nor anything herein will relieve any party from liability for any willful misrepresentation or inaccuracy in any of its representations or warranties or any material breach or non-performance of any of its covenants or agreements under this Agreement. If it shall be judicially determined (and such determination shall have become final and nonappealable) that termination of this Agreement was caused by a willful inaccuracy or breach of this Agreement, then, in addition to any other remedies at law or equity for such inaccuracy or breach of this Agreement, the party so found to have willfully caused such inaccuracy or breach shall indemnify and hold harmless the other parties for their Expenses. For the avoidance of doubt, the Company Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 10.1.

         10.3 FEES, EXPENSES AND OTHER PAYMENTS.

          (a) Except as provided in Section 10.2, (i) all Expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement/Prospectus and all SEC and other regulatory filing fees and solicitation costs incurred by Parent or Company in connection with the Registration Statement and the Proxy Statement/Prospectus shall be shared equally by Parent and Company and (ii) all other Expenses incurred by the parties hereto shall be paid by the party incurring such Expenses.

          (b) If this Agreement is terminated by Company pursuant to Section 10.1(e) (Merger not consummated on or before the Optional Termination Date) and
(i) after the date of this Agreement and prior to the Optional Termination Date an Acquisition Proposal was made or any proposal or expression of interest by a third Person regarding an Acquisition Proposal was publicly disclosed in either case that was not withdrawn and (ii) within 12 months after the date of such termination, Company or any of its Subsidiaries enters into any agreement for a Company Acquisition or consummates a transaction that constitutes a Company Acquisition, then Company shall, upon consummation of such a transaction, pay $13.5 million to Parent by wire transfer in immediately available funds to an account designated by Parent.

          (c) If this Agreement is terminated pursuant to Section 10.1(f) (failure to obtain Company Shareholders' Approval) and (i) after the date of this Agreement and prior to the Company Shareholder Meeting an Acquisition Proposal was made or any proposal or expression of interest by a third Person regarding an Acquisition Proposal was publicly disclosed in either case that was not withdrawn prior to the Company Shareholder Meeting and (ii) within 12 months after the date of such termination, Company or any of its Subsidiaries enters into any agreement for a Company Acquisition or consummates a transaction that constitutes a Company Acquisition, then Company shall, upon consummation of such a transaction, pay $13.5 million to Parent by wire transfer in immediately available funds to an account designated by Parent.

          (d) If this Agreement is terminated by Parent pursuant to Section 10.1(g) (change of recommendation; recommendation of an Acquisition Proposal other than by Parent; failure to reject), then Company shall, within three Business Days following notice of such termination, pay $13.5 million to Parent by wire transfer in immediately available funds to an account designated by Parent.

          (e) If this Agreement is terminated by Company pursuant to Section 10.1(h) (Superior Proposal), then, as a condition to terminating this Agreement, Company shall pay $13.5 million to Parent by wire transfer in immediately available funds to an account designated by Parent.

          (f) If either party shall fail to pay the other party any fee or other amount due hereunder, the failing party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or other amount at the publicly announced prime interest rate of the Chase Manhattan Bank, in effect from time to time, from the date such fee or other payment was required to be paid until payment in full.

          (g) Notwithstanding anything to the contrary contained herein, receipt by Parent of the amount payable pursuant to Section 10.3(b), (c), (d) or (e) shall constitute full settlement of any and all liabilities of Company for damages under this Agreement in respect of a termination of this Agreement pursuant to Section 10.1(e), (f), (g) or (h).

          (h) "COMPANY ACQUISITION" means any acquisition by a third Person of businesses representing more than 50% of Company's consolidated net revenues or assets representing more than 50% of Company's total assets on a consolidated basis, or more than 50% of Company's voting capital stock whether by way of merger, amalgamation, arrangement, tender offer, share exchange, take-over bid, recapitalization, consolidation, sale of assets or otherwise or any transaction pursuant to which or as a result of which the shareholders of Company immediately preceding such transaction hold less than 50% of the aggregate voting capital stock of the surviving or resulting entity in such transaction.

          (i) "EXPENSES" means all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement/Prospectus, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 NOTICES. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

         To Parent or Merger Sub:

         Newfield Exploration Company
         363 N. Houston Pkwy. E.
         Suite 2020
         Houston, Texas  77060
         Attention:  Chief Financial Officer
         Facsimile No.: (281) 405-4255

                  With a copy (which shall not constitute notice) to:

                  Vinson & Elkins L.L.P.
                  2300 First City Tower
                  1001 Fannin St.
                  Houston, Texas  77002-6760
                  Attention:  James H. Wilson
                  Facsimile No.:  (713) 615-5926

         To Company:

         EEX Corporation
         2500 City West Blvd., Suite 1400
         Houston, Texas 77042
         Attention:   Richard L. Edmunson
         Facsimile No.:   (713) 243-3359

                  With a copy (which shall not constitute notice) to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  711 Louisiana St.
                  Suite 1900 South
                  Houston, Texas 77002
                  Attention:        Michael E. Dillard, P.C.
                                    Julien R. Smythe
                  Facsimile No.:  (713) 236-0822

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a next-day courier, postage prepaid, or
(iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

         11.2 SEPARABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         11.3 ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation and any assignment in violation hereof shall be null and void.

         11.4 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to a party's knowledge in this Agreement shall mean (a) with respect to Company, the actual knowledge of Company's chief executive officer, chief financial officer and general counsel, with no investigation other than performing their duties for Company and its Subsidiaries in the historical course of such duties and (b) with respect to Parent, the actual knowledge of Parent's chief executive officer, chief financial officer and general counsel, with no investigation other than performing their duties for Parent and its Subsidiaries in the historical course of such duties.

         11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

         11.6 ENTIRE AGREEMENT. This Agreement (including the Company Disclosure Schedule) and the Company Confidentiality Agreement represent the entire Agreement of the parties hereto with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

         11.7 GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Texas, without reference to rules relating to conflicts of law.

         11.8 ATTORNEYS' FEES. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

         11.9 NO THIRD PARTY BENEFICIARIES. Except as provided in the penultimate sentence of Section 3.3(b), in Section 7.3 and in the second sentence of Section 7.4(a), no Person other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof.

         11.10 DISCLOSURE SCHEDULES. The inclusion of any matter on any disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

         11.11 AMENDMENTS AND SUPPLEMENTS. At any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Parent and Company with respect to any of the terms contained in this Agreement, except as otherwise provided by law; provided, however, that following approval and adoption of this Agreement by the shareholders of Company there shall be no amendment or change to the provisions hereof without the further approval of the shareholders of Company unless permitted by the TBCA.

         11.12 EXTENSIONS, WAIVERS, ETC. At any time prior to the Effective Time, either party may:

          (a) extend the time for the performance of any of the obligations or acts of the other party;

          (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

          (c) subject to the proviso of Section 11.11 waive compliance with any of the agreements or conditions of the other party contained herein.

         Notwithstanding the foregoing, no failure or delay by Parent or Company in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                                                       EXHIBIT A

                         FORM OF COMPANY TAX CERTIFICATE

         The undersigned, a duly authorized officer of EEX Corporation ("COMPANY"), a Texas corporation, and acting as such, in connection with the opinions to be rendered by Akin, Gump Strauss, Hauer & Feld, L.L.P. and Vinson & Elkins L.L.P. with respect to certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "CODE") of the merger (the "MERGER") of Newfield Operating Company ("MERGER SUB"), a Texas corporation and a direct wholly owned subsidiary of Newfield Exploration Company ("PARENT"), a Delaware corporation, with and into Company pursuant to the Amended and Restated Agreement and Plan of Merger dated as of May 29, 2002 by and among Parent, Merger Sub and Company (the "MERGER AGREEMENT"), hereby certifies as follows:(1)

         1. The consideration to be received in the Merger by holders of Company Common Stock and Company Preferred Stock was determined by arm's-length negotiations between the managements of Parent and Company, respectively. The fair market value of the Parent Common Stock to be received by each holder of Company Common Stock will be approximately equal to the fair market value of the Company Common Stock exchanged therefor, and the fair market value of the Parent Common Stock to be received by the holder of Company Preferred Stock will be approximately equal to the fair market value of the Company Preferred Stock exchanged therefor.

         2. Prior to and in connection with the Merger, (i) except for Trust Units, no consideration was received by a holder of Company Common Stock or Company Preferred Stock, either in a redemption of Company Common Stock or Company Preferred Stock or in a distribution with respect to Company Common Stock or Company Preferred Stock, that could be treated for purposes of section 356 of the Code as other property or money received in the exchange of Company Common Stock or Company Preferred Stock for Parent Common Stock (within the meaning of Treas. Reg. 1.368-1(e)(1)(ii)), and (ii) none of the Company Common Stock or Company Preferred Stock will be acquired by any person related (as defined in Treas. Reg. Section 1.368-1(e)(3) without regard to Section 1.368-1(e)(3)(i)(A)) to Company.

         3. Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets, at least 70 percent of the fair market value of its gross assets, at least 90 percent of the fair market value of the net assets of Merger Sub and at least 70 percent of the fair market value of the gross assets of Merger Sub, held immediately prior to the Merger, taking into account amounts used to pay Merger expenses and any distributions (other than regular dividends), including the issuance of the Trust Units.

         4. Merger Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

----------

     (1) Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

         5. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business, within the meaning of Treas. Reg. Section 1.368-1(d).

         6. Except as provided in Section 10.3 of the Merger Agreement, Parent, Merger Sub, Company and the shareholders of Company will pay their respective expenses, if any, incurred in connection with the Merger. Parent will pay or assume only those expenses of Company and its shareholders that are solely and directly related to the Merger in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187.

         7. There is no intercorporate indebtedness existing between Company and Parent or between Company and Merger Sub that was issued, acquired, or will be settled at a discount.

         8. In the Merger, shares of Company Common Stock and Company Preferred Stock representing "Control" (within the meaning of section 368(a) of the Code) of Company will be exchanged solely for voting stock of Parent. For purposes of this paragraph, any shares of Company Common Stock or Company Preferred Stock exchanged for cash or other property furnished by Parent will be treated as outstanding Company Common Stock or Company Preferred Stock at the Effective Time.

         9. At the time of the Merger, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition of Control of Company.

         10. Company is not an "investment company," as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

         11. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         12. None of the compensation received by any shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock or Company Preferred Stock; none of the shares of Parent Common Stock received by any shareholder-employees of Company will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         13. The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Company, Merger Sub and the shareholders of Company with respect to the Merger. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Merger Agreement, and none of the material terms and conditions thereof have been or will be waived or modified.

         We understand that the representations above will be relied upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Vinson & Elkins L.L.P. as a basis for their respective opinions, and that such opinions will be conditioned upon the initial and continuing accuracy and fulfillment of these representations.

Dated:             , 2002
        -----------
                                         EEX CORPORATION


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT B

                         FORM OF PARENT TAX CERTIFICATE

         The undersigned, a duly authorized officer of Newfield Exploration Company ("PARENT"), a Delaware corporation, and acting as such, in connection with the opinions to be rendered by Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Vinson & Elkins L.L.P. with respect to certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "CODE") of the merger (the "MERGER") of Newfield Operating Company ("MERGER SUB"), a Texas corporation and a direct wholly owned subsidiary of Parent, with and into EEX Corporation ("COMPANY"), a Texas corporation, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of May 29, 2002 by and among Parent, Merger Sub and Company (the "MERGER AGREEMENT"), hereby certifies as follows:(1)

         1. The consideration to be received in the Merger by holders of Company Common Stock and Company Preferred Stock was determined by arm's-length negotiations between the managements of Parent and Company, respectively. The fair market value of the Parent Common Stock to be received by each holder of Company Common Stock will be approximately equal to the fair market value of the Company Common Stock exchanged therefor, and the fair market value of the Parent Common Stock to be received by the holder of Company Preferred Stock will be approximately equal to the fair market value of the Company Preferred Stock exchanged therefor.

         2. In connection with the Merger, none of the Company Common Stock or Company Preferred Stock will be acquired by Parent or a person related (as defined in Treas. Reg. Section 1.368-1(e)(3)) to Parent for consideration other than Parent Common Stock except for Trust Units and any cash received in lieu of fractional share interests in Parent Common Stock pursuant to Section 3.3 of the Merger Agreement.

         3. Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets, at least 70 percent of the fair market value of its gross assets, at least 90 percent of the fair market value of the net assets of Merger Sub and at least 70 percent of the fair market value of the gross assets of Merger Sub, held immediately prior to the Merger, taking into account amounts used to pay Merger expenses and any distributions (other than regular dividends), including the issuance of the Trust Units.

         4. Prior to the Merger, Parent will be in "Control" (within the meaning of section 368(c) of the Code) of Merger Sub.

         5. Parent has no plan or intention to (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with or into another corporation, (iii) sell or otherwise dispose of the stock of the Surviving Corporation except for transfers or successive transfers to one or more corporations Controlled in each case by the transferor corporation, (iv) cause or permit the

----------
     (1) Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

Surviving Corporation to issue additional shares of its capital stock that would result in Parent's losing Control of the Surviving Corporation, (v) cause or permit the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub except for dispositions made in the ordinary course of business or transfers or successive transfers to one or more corporations Controlled in each case by the transferor corporation, or (vi) reacquire or cause or permit any person related (as defined in Treas. Reg. Section 1.368-1(e)(3)) to Parent to acquire any of the Parent Common Stock issued to the holders of Company Common Stock and Company Preferred Stock pursuant to the Merger.

         6. Merger Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

         7. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business, within the meaning of Treas. Reg. Section 1.368-1(d).

         8. Except as provided in Section 10.3 of the Merger Agreement, Parent, Merger Sub, Company and the shareholders of Company will pay their respective expenses, if any, incurred in connection with the Merger. Parent will pay or assume only those expenses of Company and its shareholders that are solely and directly related to the Merger in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187.

         9. There is no intercorporate indebtedness existing between Company and Parent or between Company and Merger Sub that was issued, acquired, or will be settled at a discount.

         10. In the Merger, shares of Company Common Stock and Company Preferred Stock representing Control of Company will be exchanged solely for voting stock of Parent. For purposes of this paragraph, any shares of Company Common Stock or Company Preferred Stock exchanged for cash or other property furnished by Parent will be treated as outstanding Company Common Stock or Company Preferred Stock at the Effective Time.

         11. At the time of the Merger, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition of Control of Company.

         12. Neither Parent nor any person related (as defined in Treas. Reg.ss. 1.368-1(e)(3)) to Parent owns, nor has it owned during the past five years, any shares of the capital stock of Company.

         13. Neither Parent nor Merger Sub is an "investment company," as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

         14. Neither Parent nor Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         15. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock or Company Preferred Stock in lieu of issuing fractional shares of Parent Common Stock will not exceed 1% of the total consideration that will be issued in the Merger to the holders of Company Common Stock and Company Preferred Stock in exchange for their Company Common Stock and Company Preferred Stock. The fractional share interests of each holder of Company Common Stock or Company Preferred Stock will be aggregated, and no holder of Company Common Stock or Company Preferred Stock will receive cash in an amount greater than the value of one full share of Parent Common Stock.

         16. None of the compensation received by any shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock or Company Preferred Stock; none of the shares of Parent Common Stock received by any shareholder-employees of Company will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         17. The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Company, Merger Sub and the shareholders of Company with respect to the Merger. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Merger Agreement and none of the material terms and conditions thereof have been or will be waived or modified.

         We understand that the representations above will be relied upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Vinson & Elkins L.L.P. as a basis for their respective opinions, and that such opinions will be conditioned upon the initial and continuing accuracy and fulfillment of these representations.

Dated:              , 2002
        -----------
                                               NEWFIELD EXPLORATION COMPANY


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                      --------------------------

                                                                       EXHIBIT C

         FORM OF AFFILIATE AGREEMENT

         [PARENT]



         Gentlemen:

         Reference is made to the Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of May 29, 2002 by and among Newfield Exploration Company, a Delaware corporation ("PARENT"), Newfield Operating Company, a Texas corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and EEX Corporation, a Texas corporation ("COMPANY"), pursuant to which Parent will acquire Company through the merger of Merger Sub with and into Company. Capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the Merger Agreement. Pursuant to the terms and conditions of the Merger Agreement, upon consummation of the transactions contemplated thereby, each share of Common Stock, par value $.01 per share, of Company owned by the undersigned as of the Effective Time will be converted into and exchangeable for Common Stock Merger Consideration and each share of Company Preferred Stock will be converted into and exchangeable for Preferred Stock Merger Consideration.

         The undersigned understands that he/she may be deemed to be an "affiliate" of Company for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "ACT"). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 7.12 of the Merger Agreement.

         With respect to such shares of Parent Common Stock as may be received by the undersigned pursuant to the Merger Agreement (the "SHARES"), the undersigned represents to and agrees with Parent that:

               A. The undersigned will not make any offer to sell or any sale or other disposition of all or any part of the Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all the Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

               B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a registration statement. The undersigned has also been advised, however, that, since the undersigned may be deemed an "affiliate" of Company, any public reoffering or resale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Act of the Shares to be sold, (ii) compliance with Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

               C. The undersigned also understands that, if Parent should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to its transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

               "The securities represented by this certificate were issued in a transaction under Rule 145 promulgated under the Securities Act of 1933, as amended (the "ACT"), and may be sold, transferred or otherwise disposed of only upon receipt by the Corporation of an opinion of counsel acceptable to it that the securities are being sold in compliance with the limitations of Rule 145 or that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

         Execution of this letter shall not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Company for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an affiliate on or after the date of this letter.

                                              Very truly yours,


                                              ----------------------------------
                                                        Signature


                                              ----------------------------------
                                                        Name


                                              ----------------------------------
                                                        Date

                                                                         ANNEX B

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

     THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this "AGREEMENT"), dated as of May 29, 2002, is by and among Newfield Exploration Company, a Delaware corporation ("PARENT"), Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Dutch limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership (collectively, the "WARBURG SHAREHOLDERS"), Thomas M Hamilton, David R. Henderson and Richard S. Langdon (collectively, the "INDIVIDUAL SHAREHOLDERS" and, together with the Warburg Shareholders, the "SHAREHOLDERS") and David A. Trice and Terry W. Rathert.

     WHEREAS, Parent, Newfield Operating Company, a Texas corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and EEX Corporation, a Texas corporation ("COMPANY"), are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time pursuant thereto, the "MERGER AGREEMENT");

     WHEREAS, each of the Shareholders is the beneficial owner of that number of shares of capital stock of Company set forth opposite such Shareholder's name on Annex A hereto (such shares, together with any additional shares of capital stock of Company acquired after the date hereof, being collectively referred to herein as the "SHAREHOLDER SHARES"); and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement to it to do so, each of the Shareholders has agreed for the benefit of Parent as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                         COVENANTS OF THE SHAREHOLDERS

     SECTION 1.1. Agreement to Vote. At any meeting of the shareholders of Company held prior to the termination of a Shareholder's obligations under
Article I of this Agreement pursuant to Section 4.13 hereof (the "APPLICABLE TERMINATION TIME"), however called, and at every adjournment or postponement thereof prior to such Shareholder's Applicable Voting Termination Time, such Shareholder shall vote or cause to be voted the Shareholder Shares held by such Shareholder (a) in favor of (i) approval of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) approval and adoption of the Merger Agreement and (iii) any actions required in furtherance thereof and
(b) against (i) any Acquisition Proposal (other than any Acquisition Proposal by Parent), (ii) any proposal for action or agreement that is reasonably likely to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions to the obligations of Parent and Merger Sub under the Merger Agreement not being fulfilled, (iii) any change in the directors of the Company, or (iv) any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated.

     SECTION 1.2 Irrevocable Proxy. In order to better effect the provisions of Section 1.1 hereof, each of the Shareholders hereby appoints David A. Trice and Terry W. Rathert, and each of them, as the proxy of such Shareholder, each with full power of substitution, to vote the Shareholder Shares held by such Shareholder at any meeting of the shareholders of Company held prior to such Shareholder's Applicable Termination Time, however called, and at every adjournment or postponement thereof prior to such Shareholder's Applicable Termination Time in accordance with the terms of Section 1.1 hereof. Each of the Shareholders acknowledges that Parent is relying on this Agreement in incurring expenses in connection with the investigation of Company's business, the filing of applications for regulatory approvals and other actions necessary for the consummation of the Merger. EACH OF THE SHAREHOLDERS ACKNOWLEDGES THAT THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, INCLUDING ARTICLE 2.29C OF THE TBCA, AND SHALL NOT BE TERMINATED BY ANY ACT OF SUCH SHAREHOLDER, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS, EXCEPT AS PROVIDED IN THIS AGREEMENT. Each of the Shareholders acknowledges that the performance of this Agreement is intended to benefit Parent.

     SECTION 1.3 Proxies and Voting Agreements. Each of the Shareholders hereby revokes any and all previous proxies (other than (i) the proxy granted pursuant to Section 1.2 hereof and (ii) any proxy granted by such Shareholder for use at Company's annual meeting of shareholders to be held on May 30, 2002 (the "2002 ANNUAL MEETING")) granted with respect to the Shareholder Shares held by such Shareholder. Prior to such Shareholder's Applicable Termination Time, such Shareholder agrees not to, directly or indirectly, with respect to the Shareholder Shares held by such Shareholder (a) grant any proxies or powers of attorney (except pursuant to Section 1.2 hereof and with respect to matters to be voted upon at the 2002 Annual Meeting), (b) deposit any of such shares into any voting trust or (c) enter into any other voting agreement or understanding.

     SECTION 1.4  No Solicitation.  Each of the Shareholders hereby agrees:

          (a) from and after the date hereof until such Shareholder's Applicable Termination Time, (i) not to, (ii) not to authorize or permit any of such Shareholder's affiliates or any of such Shareholder's or such Shareholder's affiliates' officers, directors, employees and partners to, (iii) not to authorize such Shareholder's or any of such Shareholder's affiliates' agents or representatives to and (iv) to use all reasonable efforts to ensure that such Shareholder's and such Shareholder's affiliates' agents and representatives do not, directly or indirectly, (x) initiate, solicit or knowingly encourage or otherwise facilitate (including providing any nonpublic information relating to Company and its Subsidiaries) the making of an Acquisition Proposal or (y) engage in any discussions or negotiations with, or provide any nonpublic information relating to Company and its Subsidiaries to, any Person relating to, or that would reasonably be expected to lead to the making of, an Acquisition Proposal;

          (b) to immediately cease and cause to be terminated all existing activities, discussions or negotiations by such Shareholder, any of such Shareholder's affiliates or any of such Shareholder's or such Shareholder's affiliates' officers, directors, employees, partners, agents and representatives with any Person other than Parent with respect to any Acquisition Proposal or the solicitation or making of any Acquisition Proposal;

          (c) from and after the date hereof until such Shareholder's Applicable Termination Time, promptly notify Parent if any Person makes, or indicates an interest in making, an Acquisition Proposal to such Shareholder or any of such Shareholder's affiliates or to such Shareholder's or any of such Shareholder's affiliates' officers, directors, employees, partners, agents and representatives, and to include in such notice the identity of the Person or group making or indicating an interest in making an Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal; and

          (d) from and after the date hereof until such Shareholder's Applicable Termination Time, not to enter into any agreement or understanding with any person that provides for, or in any way facilitates, an Acquisition Proposal.

          (e) This Section 1.4 shall not prevent any Shareholder or any of its affiliates, officers, directors, employees, partners, agents or representatives who is a member of the Board of Directors of Company from taking any actions otherwise prohibited by this Section 1.4 to the extent that such actions are expressly permitted by the Merger Agreement. For purposes of this Section 1.4, Company shall be deemed not to be an affiliate of any Shareholder.

     SECTION 1.5 Transfer of Shareholder Shares by the Shareholders. Prior to such Shareholder's Applicable Termination Time, each of the Shareholders agrees not to sell, transfer, assign, convey or otherwise dispose of, directly or indirectly, any of the Shareholder Shares held by such Shareholder.

     SECTION 1.6 Public Announcement. Each of the Shareholders hereby consents to Parent's announcement in any press release, public filing, advertisement or other document that such Shareholder has entered into this Agreement.

     SECTION 1.7 Several Obligations. The obligations of each Shareholder hereunder shall be several and not joint.

                                   ARTICLE II

                             ADDITIONAL AGREEMENTS

     SECTION 2.1. Purchase of Warrants; Termination of Certain Registration Rights.

          (a) Notwithstanding anything to the contrary set forth in the Warrant Agreements, each of the Warburg Shareholders hereby agrees that it will sell to Parent, and Parent hereby agrees that it will purchase from such Warburg Shareholder, all of the warrants held by such Warburg Shareholder under the Warrant Agreements, effective as of the Effective Time without any further action by any Person, for an aggregate purchase price of $10.00, the receipt and sufficiency of which are hereby acknowledged.

          (b) Notwithstanding anything to the contrary set forth in that certain Registration Rights Agreement, dated as of January 8, 1999, by and among Company and the Warburg Shareholders (the "COMPANY REGISTRATION RIGHTS AGREEMENT"), and in consideration for the execution by Parent of the Parent Registration Rights Agreement (as defined below), each of the Warburg Shareholders hereby agrees that the rights of such Warburg Shareholder under the Company Registration Rights Agreement shall terminate and be of no further force and effect at and after the Effective Time.

     SECTION 2.2.  Certain Additional Agreements with the Warburg
Shareholders. In consideration of the Warburg Shareholders entering into this Agreement, Parent further agrees as follows:

          (a) Parent represents and warrants that its Board of Directors has approved the acquisition of shares of Parent Common Stock in the Merger by Howard Newman and by the Warburg Shareholders (to the extent that they are deemed to be "directors" of Parent by virtue of Howard Newman's position as a director of Parent) pursuant to Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934, as amended, such that such acquisition is exempt from the provisions of Section 16(b) of the Exchange Act. Parent covenants and agrees that such approval shall not be withdrawn.

          (b) Concurrently with the execution of this Agreement, and as a condition to the Warburg Shareholders entering into this Agreement, Parent has executed and delivered to the Warburg Shareholders a Registration Rights Agreement providing for certain registration rights with respect to the shares of Parent Common Stock to be issued to the Warburg Shareholders (the "PARENT REGISTRATION RIGHTS AGREEMENT"). The Parent Registration Rights Agreement has been duly authorized, executed and delivered by Parent, and constitutes a legal, valid and binding obligation enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

          (c) Parent represents and warrants that this Agreement has been duly executed and delivered by it and is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

          (d) Parent acknowledges that the Warburg Shareholders may be required to make a filing under the HSR Act and shall provide such assistance to the Warburg Shareholders as is reasonably required for the Warburg Shareholders to obtain approval from the Federal Trade Commission or the Department of Justice in connection therewith, including the taking of any or all of the following actions to the extent necessary to obtain such approval: entering into negotiations, providing information, substantially complying with any second request for information pursuant to the HSR Act, making proposals, and entering into and performing agreements or submitting to judicial or administrative orders; provided, however, that in no event shall Parent take, or be required to take, any action that would reasonably be expected to result in a Parent Material Adverse Effect. Parent will consult and cooperate with the Warburg Shareholders in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of the Warburg Shareholders in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. All filing fees relating to the filing by the Warburg Shareholders under the HSR Act shall be paid by the Warburg Shareholders; provided, however, that, if the Merger is consummated, as soon as practicable after the Effective Time, Parent shall reimburse the Warburg Shareholders for 50% of such fees.

          (e) The obligation of each Warburg Shareholder under this Agreement shall be limited to the assets of such Warburg Shareholder, and no party shall have any recourse to any partner or affiliate of any Warburg Shareholder for any breach of this Agreement by any Warburg Shareholder.

                                  ARTICLE III

      REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF SHAREHOLDERS

     Each of the Shareholders severally represents, warrants and covenants to Parent with respect to such Shareholder that:

     SECTION 3.1. Ownership. Such Shareholder is as of the date hereof the beneficial owner of the Shareholder Shares described herein as owned by such Shareholder, such Shareholder Shares are held of record by such Shareholder or by a nominee or custodian for the benefit of such Shareholder, such Shareholder has the sole right to vote such Shareholder Shares, and there are no restrictions on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to such Shareholder Shares. None of such Shareholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shareholder Shares, and no proxy, power of attorney or other authorization has been granted with respect to such Shareholder Shares, other than as contemplated by Article I hereof.

     SECTION 3.2. Authority and Non-Contravention. If such Shareholder is a Warburg Shareholder, such Shareholder is a limited or general partnership duly formed and validly existing under the laws of the jurisdiction of its organization. Such Shareholder has the right, power and authority, and such Shareholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other Person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Shareholder (a) require no action by or in respect of, or filing with, any Governmental Authority with respect to such Shareholder, other than any required filings under Section 13 and 16 of the Exchange Act or under the HSR Act, and (b) do not and will not contravene or constitute a default under any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on such Shareholder or result in the imposition of any lien, pledge, security interest, charge or other encumbrance or restriction on any of the Shareholder Shares held by such Shareholder (other than as provided in this Agreement with respect to such Shareholder Shares).

     SECTION 3.3. Binding Effect. This Agreement has been duly executed and delivered by such Shareholder and is a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     SECTION 3.4. Total Shares. The Shareholder Shares indicated as held by such Shareholder on Annex A hereto are the only shares of capital stock of Company owned beneficially or of record as of the date hereof by such Shareholder (other than, with respect to the Warburg Shareholders, the warrants referenced in Section 2.1 of this Agreement and, with respect to the Individual Shareholders who are officers or directors of Company, shares of capital stock that may be acquired upon the exercise of options granted pursuant to any Company's stock option plans), and such Shareholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of Company (other than, with respect to the Warburg Shareholders, the warrants referenced in Section 2.1 of this Agreement and, with respect to the Individual Shareholders who are officers or directors of Company, shares of capital stock that may be acquired upon the exercise of options granted pursuant to any of Company's stock option plans) and has no other interest in or voting rights with respect to any other securities of Company.

     SECTION 3.5. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Company, Parent or Merger Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder, except as otherwise provided in the Merger Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.1. Expenses. Except as expressly set forth herein, each party hereto shall pay its own expenses (including, without limitation, the fees, costs and disbursements of counsel and other advisors) incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 4.2. Further Assurances. From time to time, at the reasonable request of Parent, each of the other parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     SECTION 4.3. Specific Performance. Each of the Shareholders agrees that Parent would be irreparably damaged if for any reason such Shareholder fails to perform any of its obligations under this Agreement, and that Parent would not have an adequate remedy at law for money damages in such event. Accordingly, Parent shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by such Shareholder. This provision is without prejudice to any other rights that Parent may have against such Shareholder for any failure to perform its obligations under this Agreement.

     SECTION 4.4. Notices. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

     To Parent:

     Newfield Exploration Company
     363 N. Sam Houston Pkwy E.
     Suite 2020
     Houston, Texas 77060
     Attention: Terry W. Rathert
     Facsimile No.: (281) 847-6006
     with a copy (which shall not constitute notice) to:

     Vinson & Elkins L.L.P.
     2300 First City Tower
     1001 Fannin St.
     Houston, Texas 77002-6760
     Attention: James H. Wilson
     Facsimile No.: (713) 615-5926

     To any of the Warburg Shareholders:

     c/o Warburg, Pincus & Co.
     466 Lexington Avenue
     New York, New York 10017
     Attention: Peter R. Kagan
     Facsimile No.: (212) 878-9351

     With a copy (which shall not constitute notice) to:

     Willkie Farr & Gallagher
     787 Seventh Avenue
     New York, NY 10019
     Attention: Maurice M. Lefkort
     Facsimile No.: (212) 728-8111

     To any of the Individual Shareholders:

     c/o EEX Corporation
     2500 CityWest Blvd.
     Suite 1400
     Houston, Texas 77042
     Facsimile No.: (713) 243-3359

     To David A. Trice or Terry W. Rathert

     c/o Newfield Exploration Company
     363 N. Sam Houston Pkwy E.
     Suite 2020
     Houston, Texas 77060
     Facsimile No.: (281) 847-6006

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a nationally recognized next-day courier or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

     SECTION 4.5. Interpretation. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

     SECTION 4.6. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     SECTION 4.7.  Entire Agreement; No Third Party Beneficiaries.

          (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) Except as set forth in Section 2.1(b) hereof, no Person other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof. For greater certainty, Section 2.1(b) hereof shall inure to the benefit of, and shall be enforceable against the parties hereto by, Company.

     SECTION 4.8. Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Texas, without giving effect to the principles of conflicts of law thereof that would require the application of another state's law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim that litigation brought in such courts has been brought in an inconvenient forum.

     SECTION 4.9. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

     SECTION 4.10.  Amendment; Waiver.

          (a) Except as provided in Section 4.10(b) below, this Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (b) Without the consent of each of the parties hereto, (i) Article II and Sections 4.13(b) and 4.13(c) hereof may be modified, amended, altered or supplemented upon the execution and delivery of a written agreement executed by Parent and the Warburg Shareholders and (ii) the Warburg Shareholders may waive their termination right under Section 4.13(c) upon the execution and delivery of a written waiver executed by the Warburg Shareholders. Any amendment or waiver of any provision of this Agreement pursuant to this Section 4.10(b) shall have no effect on the rights or obligations under this Agreement of the parties hereto that are not party to such amendment or waiver.

     SECTION 4.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

     SECTION 4.12. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

     SECTION 4.13.  Termination.

          (a) This Agreement shall terminate and be of no further force and effect upon the first to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement by any party thereto in accordance with its terms; or (iii) any amendment of the Merger Agreement without the written consent of the Shareholders that (x) provides for a reduction in the Merger Consideration or (y) changes the form of the payment of the Merger Consideration; provided, however, that Articles II and IV shall survive the termination of this Agreement pursuant to clause (i) of this
     Section 4.13(a).

          (b) Upon any amendment of the Merger Agreement without the written consent of the Warburg Shareholders that has the effect of increasing the Merger Consideration payable to the holders of the Company Common Stock or decreasing the Merger Consideration payable to the holders of the Company Preferred Stock, the Warburg Shareholders may elect to terminate this Agreement as it relates to the Warburg Shareholders; provided, however, that the Warburg Shareholders shall be required, with respect to any such amendment, to exercise their right to terminate this Agreement pursuant to this Section 4.13(b) no later than three Business Days after receiving notice of such amendment in accordance with the Merger Agreement.

          (c) If, prior to the Effective Time, Parent shall purchase or agree to purchase any shares of Company Common Stock at a per share purchase price greater than the Negotiated Price, the Warburg Shareholders may elect to terminate this Agreement (other than Article II hereof) as it relates to the Warburg Shareholders; provided, however, that the Warburg Shareholders shall be required, with respect to any particular purchase by Parent, to exercise their right to terminate this Agreement (other than Article II hereof) pursuant to this Section 4.13(c) no later than three Business Days after receiving notice from Parent of such purchase. Parent hereby agrees to provide prompt notice to the Warburg Shareholders of any such purchase by Parent. If the Warburg Shareholders elect to terminate this Agreement (other than Article II hereof) pursuant to this Section 4.13(c), Article II of this Agreement shall remain in full force and effect as it relates to the Warburg Shareholders. For the purposes of this Section 4.13(c), "NEGOTIATED PRICE" shall mean the product of (i) 0.05703 multiplied by (ii)
     (A) in the case of any purchase by Parent of shares of Company Common Stock in any regular way, block or other trades on the New York Stock Exchange ("NYSE"), the then prevailing market price per share of Parent Common Stock as reported by the NYSE or (B) in the case of any purchase by Parent of shares of Company Common Stock by any other means, the average of the high and low sales prices, as reported by the NYSE, of Parent Common Stock for the most recently completed trading day.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          NEWFIELD EXPLORATION COMPANY

                                          By:      /s/ DAVID A. TRICE
                                            ------------------------------------
                                          Name: David A. Trice
                                          Title:   President and Chief Executive
                                                   Officer

                                          WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                          By: Warburg, Pincus & Co., its General
                                              Partner

                                              By:   /s/ PETER R. KAGAN
                                              ----------------------------------
                                                  Peter R. Kagan
                                                  Managing Director

                                          WARBURG, PINCUS NETHERLANDS EQUITY
                                          PARTNERS I, C.V.

                                          By: Warburg, Pincus & Co., its General
                                              Partner

                                              By:   /s/ PETER R. KAGAN
                                              ----------------------------------
                                                  Peter R. Kagan
                                                  Managing Director

                                          WARBURG, PINCUS NETHERLANDS EQUITY
                                          PARTNERS II, C.V.

                                          By: Warburg, Pincus & Co., its General
                                              Partner

                                              By:   /s/ PETER R. KAGAN
                                              ----------------------------------
                                                  Peter R. Kagan
                                                  Managing Director

                                          WARBURG, PINCUS NETHERLANDS EQUITY
                                          PARTNERS III, C.V.

                                          By: Warburg, Pincus & Co., its General
                                              Partner

                                              By:   /s/ PETER R. KAGAN
                                              ----------------------------------
                                                  Peter R. Kagan
                                                  Managing Director

                                          /s/ THOMAS M HAMILTON
                                          --------------------------------------
                                          Thomas M Hamilton

                                          /s/ DAVID R. HENDERSON
                                          --------------------------------------
                                          David R. Henderson

                                          /s/ RICHARD S. LANGDON
                                          --------------------------------------
                                          Richard S. Langdon

                                          /s/ DAVID A. TRICE
                                          --------------------------------------
                                          David A. Trice

                                          /s/ TERRY W. RATHERT
                                          --------------------------------------
                                          Terry W. Rathert

                                    ANNEX A

                               SHAREHOLDER SHARES

                                                              SHARES OF COMPANY   SHARES OF COMPANY
SHAREHOLDER                                                     COMMON STOCK       PREFERRED STOCK
-----------                                                   -----------------   -----------------
Warburg, Pincus Equity Partners, L.P........................            --            1,830,888
Warburg, Pincus Netherlands Equity Partners I, C.V..........            --               58,123
Warburg, Pincus Netherlands Equity Partners II, C.V.........            --               38,749
Warburg, Pincus Netherlands Equity Partners III, C.V........            --                9,687
Thomas M Hamilton...........................................       384,133                   --
David R. Henderson..........................................        67,700                   --
Richard S. Langdon..........................................        58,934                   --
                                                                   -------            ---------
  Total Shareholder Shares..................................       510,767            1,937,447
                                                                   =======            =========

                                                                         ANNEX C

                                                           1585 Broadway
                                                           New York, NY 10036

Morgan Stanley Logo

                                  May 29, 2002

Board of Directors
EEX Corporation
2500 CityWest Blvd.
Suite 1400
Houston, TX 77042

Members of the Board,

     We understand that EEX Corporation (the "Company"), Newfield Exploration Company (the "Parent") and Newfield Operating Company, a wholly-owned subsidiary of Newfield Exploration Company (the "Merger Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of May 29, 2002 (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company will become a wholly-owned subsidiary of the Parent, and (i) each outstanding share of common stock, par value $0.01 per share (the "Company Common Stock") of the Company, other than shares of Company Common Stock held in treasury, will be converted into the right to receive (a) 0.05703 shares of the Parent's common stock, par value $0.01 per share (the "Parent Common Stock"), or
(b) if the holder thereof shall have so elected, a number of Trust Units (as defined in the Merger Agreement) and a number of shares, if any, as set forth in the Merger Agreement of the Parent Common Stock, subject to the terms, limitations and procedures of the Agreement, and (ii) each share of Series B 8% Cumulative Perpetual Preferred Stock, no par value, of the Company (the "Company Preferred Stock"), will be converted into the right to receive a pro rata portion of 4,700,000 shares of the Parent Common Stock. We note that for purposes of our opinion, we have assumed, with your consent, that the aggregate consideration (the "Aggregate Consideration") to be received by the holders of the Company Common Stock will consist solely of Parent Common Stock, and that no such holder will elect to receive any Trust Units in the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Aggregate Consideration to be received by the holders, as a group, of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company and the Parent, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data, including internal oil and gas reserve estimates concerning the Company, prepared by the management of the Company;

          (iii) reviewed certain financial forecasts prepared by the management of the Company;

          (iv) reviewed certain financial forecasts and estimates for the Parent of certain securities analysts contained in publicly available research reports and discussed with management of the Company and the Parent such forecasts and estimates;

          (v) reviewed and discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with management of the Company, including, the Company's management's view of the strategic rationale for, and the timing of, the Merger, and management's view of the risks and uncertainties associated with not pursuing the Merger;

          (vi) reviewed and discussed the past and current operations and financial condition and the prospects of the Parent, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with management of the Parent;

          (vii) reviewed the pro forma impact of the transaction on the Parent's cash flow per share, oil and gas reserves and production and financial ratios;

          (viii) reviewed the reported prices and trading activity for the Company Common Stock and Parent Common Stock;

          (ix) compared the financial performance of the Company and the Parent and the prices and trading activity of the Company Common Stock and Parent Common Stock with that of certain comparable publicly-traded companies and their securities;

          (x) reviewed certain reserve reports prepared by the Company and the Company's independent reserve engineers;

          (xi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (xii) participated in discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

          (xiii) reviewed a draft of the Merger Agreement and certain related documents; and

          (xiv) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Parent. As you are aware, Morgan Stanley did not receive financial forecasts or internal financial or operating information for the Parent from either the Parent or the Company. Instead, for the purposes of our analysis, we have relied with your consent on publicly available information of the Parent, including certain financial forecasts and estimates for the Parent of certain securities analysts contained in publicly available research reports. We have relied upon, without independent verification, the assessment by the management of the Company of (i) the strategic, financial and other benefits expected to result from the Merger and (ii) the strategic rationale for, and the timing of, the Merger, and management's view of the risks and uncertainties associated with not pursuing the Merger.

     We have assumed that in connection with the receipt of all necessary regulatory approvals for the proposed Merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. We have not made any independent valuation or appraisals of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, other than the reserve reports referred to in (x) above. With respect to reserve estimates and reports referred to in (ii) and (x) above, we are not experts in the engineering evaluation of oil and gas properties and, with your consent, we have relied, without independent verification, upon the internal reserve estimates prepared by the Company. Our opinion is necessarily based on financial, economic, market and other conditions in effect on, and the information made available to us as of, the date hereof.

     We note that, in accordance with the terms of the Merger Agreement, a holder of the Company Common Stock may elect to receive Trust Units in lieu of shares of Parent Common Stock, and, as a result, holders of the Company Common Stock may receive a combination of Parent Common Stock and

Trust Units in the Merger that is different from the combination that the other holders of the Company Common Stock receive. Our opinion addresses only the fairness, from a financial point of view, of the Aggregate Consideration to be received by holders of shares of the Company Common Stock pursuant to the Merger Agreement to such holders as a group, and does not address the fairness of the consideration to be received by any individual holder of the Company Common Stock. In addition, we express no opinion as to the consideration to be received by the holders of the Company Preferred Stock or the relative allocation of the consideration to be received in the Merger by the holders of the Company Common Stock and by the holders of the Company Preferred Stock. Our opinion does not address the underlying business decision or the legal basis to effect the transactions contemplated by the Merger Agreement or the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternate business transaction, or other alternative, whether or not such alternative could be achieved. In addition, this opinion does not in any manner address the prices at which the Parent Common Stock will trade at any time, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger or as to whether holders of the Company Common Stock should elect to receive the Parent Common Stock or any Trust Units in lieu of Parent Common Stock.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent.

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the Aggregate Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:    /s/ MICHAEL J. DICKMAN
                                            ------------------------------------
                                              Michael J. Dickman
                                              Managing Director

                                                                         ANNEX D

                                [JPMORGAN LOGO]

                                  May 29, 2002

The Board of Directors
EEX Corporation
2500 City West Blvd., Suite 1400
Houston, TX 77042

Members of the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders, as a group, of common stock, par value $0.01 per share (the "Company Common Stock"), of EEX Corporation (the "Company") of the aggregate consideration (the "Aggregate Consideration") to be received by such holders in the proposed merger (the "Merger") of the Company with a wholly-owned subsidiary of Newfield Exploration Company (the "Merger Partner"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), among the Company, the Merger Partner and a subsidiary of the Merger Partner, the Company will become a wholly-owned subsidiary of the Merger Partner, and (i) each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury, will be converted into the right to receive (a) .05703 shares of the Merger Partner's common stock, par value $0.01 per share (the "Merger Partner Common Stock"), or (b) if the holder thereof shall have so elected, a number of Trust Units (as defined in the Agreement) and a number of shares, if any, as set forth in the Agreement, of the Merger Partner Common Stock, subject to the terms, limitations and procedures of the Agreement, and (ii) each share of Series B 8% Cumulative Perpetual Preferred Stock, no par value, of the Company (the "Company Preferred Stock"), will be converted into the right to receive a pro rata portion of 4,700,000 shares of the Merger Partner Common Stock. We note that for purposes of our opinion, we have assumed, with your consent, that the Aggregate Consideration to be received by the holders of the Company Common Stock will consist solely of Merger Partner Common Stock, and that no such holder will elect to receive any Trust Units in the Merger.

     In arriving at our opinion, we have (i) reviewed a draft dated May 29, 2002 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Merger Partner Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business and equity research reports with respect to the Merger Partner and its business; (vi) reviewed copies of reports relating to oil and gas reserves of the Company provided by the Company and copies of summary information relating to oil and gas reserves of the Merger Partner (collectively, the "Reserve Reports"); (vii) discussed with management of the Company alternatives available to the Company in the absence of the Merger; and
(viii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

     In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company and the Merger Partner, the effects of the Merger on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry. We note that we did not receive any financial analyses or forecasts from the Merger Partner as to its projected financial performance.

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Merger Partner or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us (other than the Reserve Reports), and we have not assumed any responsibility or liability for undertaking any valuation or appraisal of the Company or the Merger Partner, or as to the solvency of or issues relating to solvency concerning the Company. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also assumed that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Aggregate Consideration to be received by the holders, as a group, of the Company Common Stock in the proposed Merger and we express no opinion as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Merger Partner Common Stock will trade at any future time. In addition, we are expressing no opinion as to the consideration to be received by the holders of the Company Preferred Stock or the relative allocation of the consideration to be received in the Merger by the holders of the Company Common Stock and by the holders of the Company Preferred Stock.

     In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the Common Stock Consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might produce consideration for the holders of the Company Common Stock in an amount in excess of that contemplated in the Merger.

     We have acted as financial advisor to the Company with respect to the delivery of this opinion and will receive a fee from the Company if the proposed Merger is consummated. Certain of our affiliates are agent bank on credit facilities for each of the Company and the Merger Partner and we and our affiliates have in the past provided other investment banking and commercial banking services for the Company and the Merger Partner, respectively. The Company is currently in default under its credit facility. In addition, in the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Aggregate Consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. Because different holders of the Company Common Stock may receive different combinations of Merger Partner Common Stock and Trust Units pursuant to the Merger, our opinion addresses the fairness from a financial point of view of the Aggregate Consideration to be issued to holders of the Company Common Stock pursuant to the Merger as a group, rather than the fairness of the consideration to be issued to any individual holder of Company Common Stock. This opinion does not constitute a recommendation to any holder of the Company Common Stock as to how such holder should vote with respect to the Merger or any other matter or as to whether such holder should elect to receive the Merger Partner Common Stock or the Trust Units. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

                                          Very truly yours,

                                          J.P. MORGAN SECURITIES INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

     With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions shall be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees.

     Section 145 of the DGCL authorizes a corporation to advance its officers and directors expenses, provided that an officer or director provide the corporation with an undertaking to repay the advanced expenses should it ultimately be determined that such officer or director is not entitled to indemnification.

     Article Seventh of the registrant's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), together with
Article VI of the registrant's Restated Bylaws, as amended (the "Bylaws"), provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the registrant or is a person who is or was serving or has agreed to serve at the request of the registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article VI expressly provides that it is not the exclusive method of indemnification.

     Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

     Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that the registrant may maintain insurance, at the registrant's expense, to protect the registrant and any director, officer, employee or agent of the registrant or of another entity against any expense, liability, or loss, regardless of whether the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.

     Howard H. Newman, a director of the registrant and a Vice Chairman, Managing Director and member of Warburg Pincus, L.L.C. and a general partner of Warburg, Pincus & Co., is indemnified by affiliates of Warburg Pincus, L.L.C. and Warburg, Pincus & Co. against certain liabilities that he may incur as a result of his serving as a director of the registrant.

     Thomas G. Ricks, a director of the registrant, served as President and Chief Executive Officer of the University of Texas Investment Management Company ("UTIMCO") until April 24, 2001. Mr. Ricks is indemnified by UTIMCO against certain liabilities that he may incur as a result of his serving as a director of the registrant while he was employed by UTIMCO.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the SEC, each of the following exhibits is filed herewith:

      EXHIBIT NO.                                 DESCRIPTION
      -----------                                 -----------
           2.1.1          -- Amendatory Agreement dated as of May 29, 2002 by and
                          among Newfield Exploration Company, Newfield Operating
                             Company and EEX Corporation (Annex A omitted).
           2.1.2          -- Amended and Restated Agreement and Plan of Merger dated as of May 29, 2002 by and among Newfield Exploration
                             Company, Newfield Operating Company and EEX Corporation
                             (included as Annex A to the proxy statement/prospectus in
                             this Registration Statement)
           3.1.1          -- Second Restated Certificate of Incorporation of Newfield
                          (incorporated by reference to Exhibit 3.1 to Newfield's
                             Annual Report on Form 10-K for the year ended December
                             31, 1999 (File No. 1-12534))
           3.1.2          -- Certificate of Amendment to Second Restated Certificate
                          of Incorporation of Newfield dated May 15, 1997
                             (incorporated by reference to Exhibit 3.1.1 to the
                             Company's Registration Statement on Form S-3
                             (Registration No. 333-32582))
           3.1.3          -- Certificate of Designation of Series A Junior
                          Participating Preferred Stock, par value $0.01 per share,
                             setting forth the terms of the Series A Junior
                             Participating Preferred Stock, par value $0.01 per share
                             (incorporated by reference to Exhibit 3.5 to Newfield's
                             Annual Report on Form 10-K for the year ended December
                             31, 1998 (File No. 1-12534))
           3.2            -- Restated Bylaws of Newfield as amended by Amendment No. 1 thereto adopted January 31, 2000 (incorporated by reference to Exhibit 3.3 to Newfield's Annual Report on Form 10-K
                             for the year ended December 31, 1999 (File No. 1-12534))
           4.1            -- Rights Agreement, dated as of February 12, 1999, between
                          Newfield and ChaseMellon Shareholder Services L.L.C., as
                             Rights Agent, specifying the terms of the Rights to
                             Purchase Series A Junior Participating Preferred Stock,
                             par value $0.01 per share, of Newfield (incorporated by
                             reference to Exhibit 1 to Newfield's Registration
                             Statement on Form 8-A filed with the Securities and
                             Exchange Commission on February 18, 1999 (File No.
                             1-12534))
           4.2            -- Indenture dated as of October 15, 1997 among Newfield, as issuer, and First Union National Bank, as trustee
                             (incorporated by reference to Exhibit 4.3 to Newfield's
                             Registration Statement on Form S-4 (Registration No.
                             333-39563))
           4.3.1          -- Amended and Restated Trust Agreement of Newfield
                          Financial Trust I, dated as of August 13, 1999 (incorporated by reference to Exhibit 4.1 of Newfield's Current Report
                             on Form 8-K filed with the Securities and Exchange
                             Commission on August 13, 1999 (File No. 1-12534))
           4.3.2          -- Form of Preferred Security of Newfield Financial Trust I
                          (incorporated by reference to Exhibit 4.2 of Newfield's
                             Current Report on Form 8-K filed with the Securities and
                             Exchange Commission on August 13, 1999 (File No.
                             1-12534))

      EXHIBIT NO.                                 DESCRIPTION
      -----------                                 -----------
           4.3.3          -- Junior Subordinated Convertible Indenture, dated as of
                          August 13, 1999, between Newfield and First Union National
                             Bank, as Trustee (incorporated by reference to Exhibit
                             4.3 of Newfield's Current Report on Form 8-K filed with
                             the Securities and Exchange Commission on August 13, 1999
                             (File No. 1-12534))
           4.3.4          -- Guarantee Agreement, dated as of August 13, 1999,
                          relating to Newfield Financial Trust I (incorporated by
                             reference to Exhibit 4.5 of Newfield's Current Report on
                             Form 8-K filed with the Securities and Exchange
                             Commission on August 13, 1999 (File No. 1-12534))
           4.4            -- Form of 6 1/2% Junior Subordinated Convertible Debenture,
                          Series A due 2029 (incorporated by reference to Exhibit 4.4 of Newfield's Current Report on Form 8-K filed with the
                             Securities and Exchange Commission on August 13, 1999
                             (File No. 1-12534))
           4.5            -- Senior Indenture dated as of February 28, 2001 between
                          Newfield and First Union National Bank, as Trustee
                             (incorporated by reference to Exhibit 4.1 of Newfield's
                             Current Report on Form 8-K filed with the Securities and
                             Exchange Commission on February 28, 2001 (File No.
                             1-12534))
           4.6            -- Trust Agreement of the Treasure Island Royalty Trust
                          dated as of June 17, 2002 by and among Newfield Exploration
                             Company, as grantor, and David A. Trice, C. William
                             Austin and Brian Rickmers, as trustees
           4.7            -- Form of Amended and Restated Trust Agreement of the
                          Treasure Island Royalty Trust by and among Newfield
                             Exploration Company and Wachovia Bank, National
                             Association, as successor trustee
           5.1*           -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby
           8.1*           -- Opinion of Vinson & Elkins L.L.P. as to certain federal income tax matters
           8.2*           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as
                          to certain federal income tax matters
          10.1            -- Form of Master Conveyance of Overriding Royalty Interest
                          between EEX Corporation and Treasure Island Royalty Trust
                             (included as Exhibit D to Exhibit 2.1.2)
          10.2            -- Voting Agreement and Irrevocable Proxy dated as of May
                          29, 2002 by and among Newfield Exploration Company, Warburg,
                             Pincus Equity Partners, L.P., Warburg, Pincus Netherlands
                             Equity Partners I, C.V., Warburg, Pincus Netherlands
                             Equity Partners II, C.V., and Warburg, Pincus Netherlands
                             Equity Partners III, C.V., Thomas M Hamilton, David R.
                             Henderson and Richard S. Langdon and David A. Trice and
                             Terry W. Rathert (included as Annex B to the proxy
                             statement/prospectus in this Registration Statement)
          10.3            -- Registration Rights Agreement dated as of May 29, 2002 by and among Newfield Exploration Company, Warburg, Pincus
                             Equity Partners, L.P., Warburg, Pincus Netherlands Equity
                             Partners I, C.V., Warburg, Pincus Netherlands Equity
                             Partners II, C.V., and Warburg, Pincus Netherlands Equity
                             Partners III, C.V. (incorporated by reference to Exhibit
                             10.3 of Newfield's Current Report on Form 8-K filed with
                             the Securities and Exchange Commission on May 30, 2002
                             (File No. 1-12534))
          23.1            -- Consent of PricewaterhouseCoopers LLP
          23.2*           -- Consent of Ernst & Young LLP
          23.3            -- Consent of Netherland, Sewell & Associates, Inc.

      EXHIBIT NO.                                 DESCRIPTION
      -----------                                 -----------
          23.4*           -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                             5.1 and Exhibit 8.1)
          23.5*           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          (contained in Exhibit 8.2)
          23.6            -- Consent of Morgan Stanley & Co. Incorporated
          23.7            -- Consent of J.P. Morgan Securities Inc.
          24.1            -- Power of Attorney (contained in the signature pages
                             hereto)
          99.1*           -- Form of proxy card
          99.2*           -- Form of trust units election form

---------------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of June, 2002.

                                          NEWFIELD EXPLORATION COMPANY

                                          By:     /s/ TERRY W. RATHERT
                                            ------------------------------------
                                                      Terry W. Rathert
                                             Vice President and Chief Financial
                                                           Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Rathert, Brian L. Rickmers and
C. William Austin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-4 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of June, 2002.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

                /s/ DAVID A. TRICE                   President and Chief Executive Officer and Director
 ------------------------------------------------              (Principal Executive Officer)
                  David A. Trice


               /s/ TERRY W. RATHERT                      Vice President and Chief Financial Officer
 ------------------------------------------------              (Principal Financial Officer)
                 Terry W. Rathert


              /s/ BRIAN L. RICKMERS                      Controller (Principal Accounting Officer)
 ------------------------------------------------
                Brian L. Rickmers


             /s/ PHILIP J. BURGUIERES                                     Director
 ------------------------------------------------
               Philip J. Burguieres


              /s/ CHARLES W. DUNCAN                                       Director
 ------------------------------------------------
                Charles W. Duncan


                /s/ JOE B. FOSTER                                         Director
 ------------------------------------------------
                  Joe B. Foster


               /s/ CLAIRE S. FARLEY                                       Director
 ------------------------------------------------
                 Claire S. Farley


              /s/ DENNIS R. HENDRIX                                       Director
 ------------------------------------------------
                Dennis R. Hendrix

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ TERRY HUFFINGTON                                       Director
 ------------------------------------------------
                 Terry Huffington


               /s/ HOWARD H. NEWMAN                                       Director
 ------------------------------------------------
                 Howard H. Newman


               /s/ THOMAS G. RICKS                                        Director
 ------------------------------------------------
                 Thomas G. Ricks


              /s/ DAVID F. SCHAIBLE                                       Director
 ------------------------------------------------
                David F. Schaible


                 /s/ C.E. SHULTZ                                          Director
 ------------------------------------------------
                   C.E. Shultz

                               INDEX TO EXHIBITS

      EXHIBIT NO.                                 DESCRIPTION
      -----------                                 -----------

           2.1.1          -- Amendatory Agreement dated as of May 29, 2002 by and
                          among Newfield Exploration Company, Newfield Operating
                             Company and EEX Corporation (Annex A omitted).
           2.1.2          -- Amended and Restated Agreement and Plan of Merger dated as of May 29, 2002 by and among Newfield Exploration
                             Company, Newfield Operating Company and EEX Corporation
                             (included as Annex A to the proxy statement/prospectus in
                             this Registration Statement)
           3.1.1          -- Second Restated Certificate of Incorporation of Newfield
                          (incorporated by reference to Exhibit 3.1 to Newfield's
                             Annual Report on Form 10-K for the year ended December
                             31, 1999 (File No. 1-12534))
           3.1.2          -- Certificate of Amendment to Second Restated Certificate
                          of Incorporation of Newfield dated May 15, 1997
                             (incorporated by reference to Exhibit 3.1.1 to the
                             Company's Registration Statement on Form S-3
                             (Registration No. 333-32582))
           3.1.3          -- Certificate of Designation of Series A Junior
                          Participating Preferred Stock, par value $0.01 per share,
                             setting forth the terms of the Series A Junior
                             Participating Preferred Stock, par value $0.01 per share
                             (incorporated by reference to Exhibit 3.5 to Newfield's
                             Annual Report on Form 10-K for the year ended December
                             31, 1998 (File No. 1-12534))
           3.2            -- Restated Bylaws of Newfield as amended by Amendment No. 1 thereto adopted January 31, 2000 (incorporated by reference to Exhibit 3.3 to Newfield's Annual Report on Form 10-K
                             for the year ended December 31, 1999 (File No. 1-12534))
           4.1            -- Rights Agreement, dated as of February 12, 1999, between
                          Newfield and ChaseMellon Shareholder Services L.L.C., as
                             Rights Agent, specifying the terms of the Rights to
                             Purchase Series A Junior Participating Preferred Stock,
                             par value $0.01 per share, of Newfield (incorporated by
                             reference to Exhibit 1 to Newfield's Registration
                             Statement on Form 8-A filed with the Securities and
                             Exchange Commission on February 18, 1999 (File No.
                             1-12534))
           4.2            -- Indenture dated as of October 15, 1997 among Newfield, as issuer, and First Union National Bank, as trustee
                             (incorporated by reference to Exhibit 4.3 to Newfield's
                             Registration Statement on Form S-4 (Registration No.
                             333-39563))
           4.3.1          -- Amended and Restated Trust Agreement of Newfield
                          Financial Trust I, dated as of August 13, 1999 (incorporated by reference to Exhibit 4.1 of Newfield's Current Report
                             on Form 8-K filed with the Securities and Exchange
                             Commission on August 13, 1999 (File No. 1-12534))
           4.3.2          -- Form of Preferred Security of Newfield Financial Trust I
                          (incorporated by reference to Exhibit 4.2 of Newfield's
                             Current Report on Form 8-K filed with the Securities and
                             Exchange Commission on August 13, 1999 (File No.
                             1-12534))
           4.3.3          -- Junior Subordinated Convertible Indenture, dated as of
                          August 13, 1999, between Newfield and First Union National
                             Bank, as Trustee (incorporated by reference to Exhibit
                             4.3 of Newfield's Current Report on Form 8-K filed with
                             the Securities and Exchange Commission on August 13, 1999
                             (File No. 1-12534))

      EXHIBIT NO.                                 DESCRIPTION
      -----------                                 -----------
           4.3.4          -- Guarantee Agreement, dated as of August 13, 1999,
                          relating to Newfield Financial Trust I (incorporated by
                             reference to Exhibit 4.5 of Newfield's Current Report on
                             Form 8-K filed with the Securities and Exchange
                             Commission on August 13, 1999 (File No. 1-12534))
           4.4            -- Form of 6 1/2% Junior Subordinated Convertible Debenture,
                          Series A due 2029 (incorporated by reference to Exhibit 4.4 of Newfield's Current Report on Form 8-K filed with the
                             Securities and Exchange Commission on August 13, 1999
                             (File No. 1-12534))
           4.5            -- Senior Indenture dated as of February 28, 2001 between
                          Newfield and First Union National Bank, as Trustee
                             (incorporated by reference to Exhibit 4.1 of Newfield's
                             Current Report on Form 8-K filed with the Securities and
                             Exchange Commission on February 28, 2001 (File No.
                             1-12534))
           4.6            -- Trust Agreement of the Treasure Island Royalty Trust
                          dated as of June 17, 2002 by and among Newfield Exploration
                             Company, as grantor, and David A. Trice, C. William
                             Austin and Brian Rickmers, as trustees
           4.7            -- Form of Amended and Restated Trust Agreement of the
                          Treasure Island Royalty Trust by and among Newfield
                             Exploration Company and Wachovia Bank, National
                             Association, as successor trustee
           5.1*           -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby
           8.1*           -- Opinion of Vinson & Elkins L.L.P. as to certain federal income tax matters
           8.2*           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as
                          to certain federal income tax matters
          10.1            -- Form of Master Conveyance of Overriding Royalty Interest
                          between EEX Corporation and Treasure Island Royalty Trust
                             (included as Exhibit D to Exhibit 2.1.2)
          10.2            -- Voting Agreement and Irrevocable Proxy dated as of May
                          29, 2002 by and among Newfield Exploration Company, Warburg,
                             Pincus Equity Partners, L.P., Warburg, Pincus Netherlands
                             Equity Partners I, C.V., Warburg, Pincus Netherlands
                             Equity Partners II, C.V., and Warburg, Pincus Netherlands
                             Equity Partners III, C.V., Thomas M Hamilton, David R.
                             Henderson and Richard S. Langdon and David A. Trice and
                             Terry W. Rathert (included as Annex B to the proxy
                             statement/prospectus in this Registration Statement)
          10.3            -- Registration Rights Agreement dated as of May 29, 2002 by and among Newfield Exploration Company, Warburg, Pincus
                             Equity Partners, L.P., Warburg, Pincus Netherlands Equity
                             Partners I, C.V., Warburg, Pincus Netherlands Equity
                             Partners II, C.V., and Warburg, Pincus Netherlands Equity
                             Partners III, C.V. (incorporated by reference to Exhibit
                             10.3 of Newfield's Current Report on Form 8-K filed with
                             the Securities and Exchange Commission on May 30, 2002
                             (File No. 1-12534))
          23.1            -- Consent of PricewaterhouseCoopers LLP
          23.2*           -- Consent of Ernst & Young LLP
          23.3            -- Consent of Netherland, Sewell & Associates, Inc.
          23.4*           -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                             5.1 and Exhibit 8.1)
          23.5*           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          (contained in Exhibit 8.2)
          23.6            -- Consent of Morgan Stanley & Co. Incorporated
          23.7            -- Consent of J.P. Morgan Securities Inc.

      EXHIBIT NO.                                 DESCRIPTION
      -----------                                 -----------
          24.1            -- Power of Attorney (contained in the signature pages
                             hereto)
          99.1*           -- Form of proxy card
          99.2*           -- Form of trust units election form

---------------
* To be filed by amendment.